   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 18, 1996

                                                       REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                          TENET HEALTHCARE CORPORATION
             (Exact name of registrant as specified in its charter)

            NEVADA                           8062                  95-2557091
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                        No.)

                               3820 STATE STREET
                        SANTA BARBARA, CALIFORNIA 93105
                                 (805) 563-7000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                 SCOTT M. BROWN
                             SENIOR VICE PRESIDENT,
                         GENERAL COUNSEL AND SECRETARY
                          TENET HEALTHCARE CORPORATION
                               3820 STATE STREET
                        SANTA BARBARA, CALIFORNIA 93105
                                 (805) 563-7000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                           --------------------------

                        COPIES OF ALL COMMUNICATIONS TO:

       BRIAN J. MCCARTHY                RONALD P. SOLTMAN                  PAUL S. BIRD
Skadden, Arps, Slate, Meagher &         OrNda HealthCorp               Debevoise & Plimpton
           Flom LLP              3401 West End Avenue, Suite 700         875 Third Avenue
    300 South Grand Avenue         Nashville, Tennessee 37203        New York, New York 10022
 Los Angeles, California 90071           (615) 383-8599                   (212) 909-6000
        (213) 687-5000

                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after this Registration Statement becomes effective and all other conditions under the
    Merger Agreement (described in the Joint Proxy Statement/Prospectus) are satisfied or waived.
                           --------------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                         PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
              TITLE OF EACH CLASS OF                    AMOUNT TO         OFFERING PRICE        AGGREGATE          REGISTRATION
           SECURITIES TO BE REGISTERED               BE REGISTERED(2)      PER UNIT(3)      OFFERING PRICE(3)         FEE(4)
Common Stock, par value $0.075 per share (1)......      85,928,314           $22.125          $1,901,163,947         $576,110

(1) Includes the associated right to purchase 0.0005 of a share of Series A Junior Participating Preferred Stock of Tenet Healthcare Corporation ("Tenet").

(2) The number of shares of common stock, par value $0.075 per share (the "Tenet Common Stock") of Tenet to be registered has been determined based on (a) the sum of, as of December 16, 1996 (i) 58,582,125 outstanding shares of OrNda HealthCorp ("OrNda") common stock, par value $0.01 per share (the "OrNda Common Stock"), (ii) 4,910,878 shares of OrNda Common Stock issuable upon exercise of options granted under OrNda benefit plans, (iii) 92,600 shares of OrNda Common Stock issuable upon exercise of outstanding warrants and (iv) an estimated 65,000 shares to be issued in January 1997 pursuant to OrNda's Employee Stock Purchase Plan and (b) an exchange ratio of 1.35 shares of Tenet Common Stock for each share of OrNda Common Stock, as provided in the Merger Agreement.

(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 457, with respect to the shares of Tenet Common Stock being issued pursuant to the Merger Agreement, the maximum offering price per share is $22.125, the average of the high and low sales price of a share of Tenet Common Stock reported on the New York Stock Exchange (the "NYSE") on December 17, 1996, and the maximum aggregate offering price is the product of $22.125 and 85,928,314, the maximum number of shares of Tenet Common Stock to be issued pursuant to the Merger Agreement.

(4) The registration fee for the securities registered hereby has been calculated pursuant to Section 6(b) of the Securities Act and Rule 457(f) promulgated thereunder as follows: one thirty-third of one percent of the product of $22.125 (the average of the high and low sales price of a share of Tenet Common Stock on the NYSE on December 17, 1996) and 85,928,314, the total number of shares of Tenet Common Stock to be issued by the Registrant pursuant to the Merger Agreement, of which, $391,040.23 was previously paid in connection with the confidential filing of the Joint Preliminary Proxy Statement/ Prospectus on Schedule 14A of Tenet and OrNda. Accordingly, pursuant to Rule 457(b) under the Securities Act and Rule 0-11(a)(2) promulgated under the Securities Exchange Act of 1934, as amended, the amount of the registration fee has been reduced by the amount previously paid and the amount included herewith is $185,070.
                       ----------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT WILL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    Cross Reference Sheet pursuant to Rule 404(a) of the Securities Act showing the location in the Proxy Statement/Prospectus of the information required by
Part I of Form S-4.

                                                                                               LOCATION OR
                                                                                            CAPTION IN PROXY
FORM S-4                                                                                  STATEMENT/PROSPECTUS
-------------------------------------------------------------------------  ---------------------------------------------------
A.         INFORMATION ABOUT THE TRANSACTION
                  1.  Forepart of the Registration Statement
                      and Outside Front Cover Page
                      of Prospectus......................................  Facing Page of Registration Statement; Outside
                                                                           Front Cover Page of Proxy Statement/Prospectus

                  2.  Inside Front and Outside Back Cover
                      Pages of Prospectus................................  Available Information; Incorporation of Certain
                                                                           Documents by Reference; Table of Contents

                  3.  Risk Factors, Ratio of Earnings to Fixed Charges
                      and Other Information..............................  Available Information; Incorporation of Certain
                                                                           Documents by Reference; Summary--Selected
                                                                           Historical Financial Information--Tenet Healthcare
                                                                           Corporation and Subsidiaries, --Selected Historical
                                                                           Financial Information--OrNda HealthCorp and
                                                                           Subsidiaries; Risk Factors; The Merger--Regulatory
                                                                           Approval, --Appraisal Rights, --Certain Federal
                                                                           Income Tax Consequences; Comparative Per Share Data

                  4.  Terms of the Transaction...........................  The Merger--Background of the Merger,
                                                                           --Tenet's Reasons for the Merger; Recommendations
                                                                           of the Tenet Board,
                                                                           --OrNda's Reasons for the Merger; Recommendations
                                                                           of the OrNda Board,
                                                                           --Opinion of Donaldson, Lufkin & Jenrette
                                                                           Securities Corporation, Financial Advisor to Tenet,
                                                                           --Opinion of Merrill Lynch, Pierce, Fenner & Smith
                                                                           Incorporated, Financial Advisor to OrNda, --The
                                                                           Merger Agreement, --Certain Federal Income Tax
                                                                           Consequences, --Accounting Treatment of the Merger,
                                                                           --Appraisal Rights; Comparative Rights of
                                                                           Stockholders

                  5.  Pro Forma Financial Information....................  Pro Forma Financial Information

                  6.  Material Contracts with the Company
                      Being Acquired.....................................  The Merger--Background of the Merger

                  7.  Additional Information Required for Reoffering by
                      Persons and Parties
                      Deemed to be Underwriters..........................  Not Applicable

                  8.  Interests of Named Experts and Counsel.............  Legal Matters

                  9.  Disclosure of Commission Position on
                      Indemnification for Securities Act
                      Liabilities........................................  Not Applicable

                                                                                               LOCATION OR
                                                                                            CAPTION IN PROXY
FORM S-4                                                                                  STATEMENT/PROSPECTUS
-------------------------------------------------------------------------  ---------------------------------------------------
B.         INFORMATION ABOUT THE REGISTRATION

                 10.  Information with Respect to
                      S-3 Registrants....................................  Available Information; Incorporation of Certain
                                                                           Documents by Reference; Summary; Selected
                                                                           Information Concerning Tenet and OrNda

                 11.  Incorporation of Certain Information by
                      Reference..........................................  Available Information; Incorporation of Certain
                                                                           Documents by Reference

                 12.  Information with Respect to S-2 or
                      S-3 Registrants....................................  Not Applicable

                 13.  Incorporation of Certain Information by
                      Reference..........................................  Not Applicable

                 14.  Information with Respect to Registrants Other Than
                      S-2 or S-3 Registrant..............................  Not Applicable

C.         INFORMATION ABOUT THE COMPANY BEING ACQUIRED

                 15.  Information with Respect to S-3 Companies..........  Available Information; Incorporation of Certain
                                                                           Documents by Reference; Summary

                 16.  Information with Respect to S-2 or
                      S-3 Companies......................................  Not Applicable

                 17.  Information with Respect to Companies Other Than
                      S-2 or S-3 Companies...............................  Not Applicable

D.         VOTING AND MANAGEMENT INFORMATION

                 18.  Information if Proxies, Consents or Authorizations
                      Are to be Solicited................................  Summary--The Special Meetings, --The
                                                                           Merger--Appraisal Rights; The Special Meetings

                 19.  Information if Proxies, Consents or Authorizations
                      Are Not to be Solicited,
                      or in an Exchange Offer............................  Not Applicable

                                     [LOGO]
                                                               December 18, 1996

To Our Shareholders:

    You are cordially invited to attend a Special Meeting of Shareholders of Tenet Healthcare Corporation, a Nevada corporation ("Tenet"), at the Regent Beverly Wilshire Hotel, 9500 Wilshire Boulevard, Beverly Hills, California 90212 on January 28, 1997, at 11:00 a.m., local time (the "Tenet Special Meeting").

    On October 16, 1996, Tenet entered into an Agreement and Plan of Merger, as amended as of November 22, 1996 (the "Merger Agreement"), with OHC Acquisition Co., a Delaware corporation and wholly owned subsidiary of Tenet ("Merger Sub"), and OrNda HealthCorp, a Delaware corporation ("OrNda"), pursuant to which, among other things, Merger Sub will be merged with and into OrNda (the "Merger"), with OrNda surviving as a wholly owned subsidiary of Tenet. Upon consummation of the Merger, each share of OrNda common stock, par value $.01 per share, outstanding immediately prior to the effective time of the Merger will be converted into the right to receive 1.35 (the "Exchange Ratio") shares of common stock, par value $.075 per share, of Tenet (the "Tenet Common Stock"), and the associated preferred stock purchase rights (the "Rights") to be issued in accordance with the Rights Agreement, dated as of December 7, 1988, as amended from time to time, between Tenet and Bank of America NT&SA as successor to Bankers Trust Company. Cash will be paid in lieu of any fractional shares of Tenet Common Stock.

    At the Tenet Special Meeting, you will be asked to approve (i) the issuance, pursuant to the Merger Agreement, of shares of Tenet Common Stock (estimated to be approximately 85.9 million shares on a fully diluted basis) and the associated Rights to the stockholders of OrNda (the "Share Issuance"), (ii) the amendment to Tenet's Restated Articles of Incorporation, as amended, to increase the number of authorized shares of Tenet Common Stock from 450,000,000 shares to 700,000,000 shares (the "Charter Amendment"), and (iii) the Amended and Restated 1995 Stock Incentive Plan (the "Amended Plan"). Approval of the Share Issuance is not conditioned on approval of the Charter Amendment or the Amended Plan, and approval of the Charter Amendment or the Amended Plan is not conditioned on approval of the Share Issuance.

    For the reasons set forth in the accompanying Joint Proxy Statement/Prospectus, your Board of Directors (the "Board") believes that the Share Issuance and the Charter Amendment are, and the Executive Committee of the Board on behalf of the Board believes that the Amended Plan is, in the best interests of the shareholders of Tenet and, accordingly, recommends that you vote in favor of approval and adoption of such proposals. In making its determination as to the fairness of the Merger and the Exchange Ratio, the Board of Directors received and considered the opinion, dated October 16, 1996, of Donaldson, Lufkin & Jenrette Securities Corporation (the "DLJ Opinion") to the effect that, as of such date, the Exchange Ratio is fair to Tenet from a financial point of view. A copy of the complete DLJ Opinion, including the assumptions, qualifications and other matters contained therein, is included in the accompanying Joint Proxy Statement/Prospectus as Annex B thereto.

    Consummation of the Merger is subject to certain conditions, including the approval of the Share Issuance by Tenet's shareholders, the approval and adoption of the Merger Agreement and the transactions contemplated thereby by OrNda's stockholders, and the review by, or receipt of certain approvals from, regulatory authorities.

    If you have any questions prior to the Tenet Special Meeting or need further assistance, please call Kissel-Blake Inc., our proxy solicitor, at (212) 344-6733.

    The enclosed Notice and Joint Proxy Statement/Prospectus contain details concerning the Merger and the other matters to come before you at the Tenet Special Meeting. We urge you to read and consider these documents carefully. Whether or not you plan to attend the Tenet Special Meeting, please be sure to sign, date and return the enclosed proxy card in the enclosed, postage-paid envelope as promptly as possible so that your shares may be represented at the Tenet Special Meeting and voted in accordance with your wishes. It is important that your shares be represented at the Tenet Special Meeting. Your vote is important regardless of the number of shares you own.

                                   Sincerely,

                                     [LOGO]
                              Jeffrey C. Barbakow
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER

  Tenet Healthcare Corporation - Corporate Office - 3820 State Street - Santa
                      Barbara, CA 93105 - Tel 805.563.7000

                                     [LOGO]

                                   NOTICE OF
                       SPECIAL MEETING OF SHAREHOLDERS OF
                          TENET HEALTHCARE CORPORATION
                          TO BE HELD JANUARY 28, 1997

                            ------------------------

To the Shareholders of Tenet Healthcare Corporation:

    A Special Meeting of Shareholders of Tenet Healthcare Corporation (the "Tenet Special Meeting"), a Nevada corporation ("Tenet"), will be held on January 28, 1997 at 11:00 a.m., local time, at the Regent Beverly Wilshire Hotel, 9500 Wilshire Boulevard, Beverly Hills, California 90212, for the following purposes:

    1. To consider and vote upon a proposal to approve the issuance of shares of Common Stock, par value $.075 per share of Tenet (the "Tenet Common Stock") (estimated to be approximately 85.9 million shares on a fully diluted basis), and the associated preferred stock purchase rights (the "Rights") to be issued in accordance with the Rights Agreement, dated as of December 7, 1988, as amended from time to time, between Tenet and Bank of America NT&SA as successor to Bankers Trust Company (the "Share Issuance"), in accordance with the terms of the Agreement and Plan of Merger, dated as of October 16, 1996, as amended as of November 22, 1996 (the "Merger Agreement"), by and among Tenet, OHC Acquisition Co., a Delaware corporation and wholly owned subsidiary of Tenet ("Merger Sub"), and OrNda HealthCorp, a Delaware corporation ("OrNda"), pursuant to which, among other things: (i) Merger Sub will merge with and into OrNda (the "Merger"), with OrNda remaining as the surviving corporation in the Merger; and (ii) each share of common stock, par value $.01 per share, of OrNda (the "OrNda Common Stock") outstanding immediately prior to the effective time of the Merger will be converted into the right to receive
       1.35 shares of Tenet Common Stock and the associated Rights;

    2. To consider and vote upon a proposal to amend Tenet's Restated Articles of Incorporation, as amended, to increase the number of authorized shares of Tenet Common Stock from 450,000,000 shares to 700,000,000 shares (the "Charter Amendment");

    3. To consider and vote upon a proposal to approve Tenet's Amended and Restated 1995 Stock Incentive Plan (the "Amended Plan"); and

    4. To transact such other business as may properly come before the Tenet Special Meeting or any adjournment thereof.

    Approval of each of the Share Issuance and the Amended Plan requires the affirmative vote of a majority of the votes cast with respect to such proposal, provided that the total number of votes cast on such proposal represents more than 50% of the outstanding shares of Tenet Common Stock entitled to vote thereon at the Tenet Special Meeting. Approval of the Charter Amendment requires the affirmative vote of a majority of all outstanding shares of Tenet Common Stock. Approval of the Share Issuance is not conditioned on approval of the Charter Amendment or the Amended Plan, and approval of the Charter Amendment or the Amended Plan is not conditioned on approval of the Share Issuance.

  Tenet Healthcare Corporation - Corporate Office - 3820 State Street - Santa
                      Barbara, CA 93105 - Tel 805.563.7000

    The Board of Directors (the "Board") of Tenet (with one director absent) recommends that shareholders vote FOR approval of the Share Issuance and the Charter Amendment and the Executive Committee of the Board on behalf of the Board recommends that shareholders vote FOR approval of the Amended Plan.

    The Board of Directors of Tenet has fixed the close of business on December 16, 1996 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Tenet Special Meeting or any adjournment thereof. Only holders of record of Tenet Common Stock at the close of business on the record date are entitled to notice of, and to vote at, the Tenet Special Meeting. A complete list of such shareholders will be available for examination by any Tenet shareholder, for any purpose related to the Tenet Special Meeting at the offices of Tenet in Santa Barbara, California, during normal business hours for a period of ten days prior to the Special Meeting.

    SHAREHOLDERS ARE URGED, WHETHER OR NOT THEY PLAN TO ATTEND THE TENET SPECIAL MEETING, TO SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID RETURN ENVELOPE PROVIDED. THE GIVING OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING. If a shareholder who has returned a proxy attends the Tenet Special Meeting in person, such shareholder may revoke the proxy and vote in person on all matters submitted for a vote of shareholders at the Tenet Special Meeting.

                       By Order of the Board of Directors

                                     [LOGO]

                                 Scott M. Brown
                                   SECRETARY

Santa Barbara, California
December 18, 1996

                             YOUR VOTE IS IMPORTANT
                   TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND
                    COMPLETE THE ENCLOSED PROXY AND MAIL IT
             PROMPTLY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE
                       WHETHER OR NOT YOU PLAN TO ATTEND
                           THE TENET SPECIAL MEETING.

          [LOGO]
                                                               December 18, 1996

Dear Stockholder:

    You are cordially invited to attend a Special Meeting of Stockholders of OrNda HealthCorp ("OrNda") at Loews Vanderbilt Plaza Hotel, 2100 West End Avenue, Nashville, Tennessee 37203, on January 28, 1997, beginning at 10:00 a.m. local time. The purpose of the Special Meeting is set forth below and in the accompanying Notice of Special Meeting of Stockholders and is described in detail in the accompanying Joint Proxy Statement/Prospectus.

    On October 16, 1996, OrNda entered into an Agreement and Plan of Merger, as amended as of November 22, 1996 (the "Merger Agreement"), with Tenet Healthcare Corporation ("Tenet") and OHC Acquisition Co., a wholly owned subsidiary of Tenet ("Merger Sub"), pursuant to which Merger Sub will be merged with and into OrNda (the "Merger"), with OrNda surviving as a wholly owned subsidiary of Tenet. Subject to the terms and conditions of the Merger Agreement, each share of common stock, par value $.01 per share of OrNda (the "OrNda Common Stock"), outstanding immediately prior to the effective time of the Merger will be converted into the right to receive 1.35 (the "Exchange Ratio") shares of common stock, par value $.075 per share, of Tenet (the "Tenet Common Stock") and the associated preferred stock purchase rights to be issued in accordance with the Rights Agreement, dated as of December 7, 1988, as amended from time to time, between Tenet and Bank of America NT&SA as successor to Bankers Trust Company. Cash will be paid in lieu of any fractional shares of Tenet Common Stock. In order to accomplish the Merger, stockholders of OrNda are being asked to approve and adopt the Merger Agreement and the transactions contemplated thereby.

    YOUR BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF ORNDA AND ITS STOCKHOLDERS. ACCORDINGLY, THE BOARD HAS, BY UNANIMOUS VOTE OF ALL DIRECTORS PRESENT, APPROVED THE MERGER AGREEMENT AND RELATED TRANSACTIONS AND RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

    Merrill Lynch, Pierce, Fenner & Smith Incorporated acted as financial advisor to OrNda in connection with the Merger and delivered a written opinion (the "Merrill Lynch Opinion") to the Board of Directors that, as of October 16, 1996 and subject to the assumptions and the limitations of the opinion, the Exchange Ratio is fair to the holders of OrNda Common Stock (other than Tenet and its affiliates) from a financial point of view. A copy of the Merrill Lynch Opinion is included as Annex C to the Joint Proxy Statement/Prospectus and should be read in its entirety.

    Consummation of the Merger is subject to certain conditions, including the approval and adoption of the Merger Agreement and other transactions contemplated thereby by OrNda's stockholders, approval by the shareholders of Tenet of the issuance of shares of Tenet Common Stock in accordance with the terms of the Merger Agreement, and the review by, or receipt of certain approvals from, regulatory authorities.

    You are urged to read the accompanying Joint Proxy Statement/Prospectus, which provides you with a description of the terms of the proposed transaction. A copy of the Merger Agreement is included as Annex A and a copy of the November 22, 1996 amendment to the Merger Agreement is included as Annex E to the Joint Proxy Statement/Prospectus.

    It is important that your shares be represented at the Special Meeting. Whether or not you plan to attend the Special Meeting in person, you are urged to complete, date and sign the enclosed proxy card and return it in the enclosed postage-paid envelope as promptly as possible.

    If you have any questions prior to the OrNda Special Meeting or need further assistance, please call Kissell-Blake Inc., our proxy solicitor, at (212) 344-6733.

    Thank you for your time and attention to the accompanying Notice of Special Meeting and Joint Proxy Statement/Prospectus.

                               Very truly yours,
                             Charles N. Martin, Jr.
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER

ORNDA HEALTHCORP - P.O. Box 1200 - Nashville, TN 37202-1200 - 615/383-8599 -
3401 West End Avenue - Suite 700 - Nashville, TN 37203

          [LOGO]

                                   NOTICE OF
                       SPECIAL MEETING OF STOCKHOLDERS OF
                                ORNDA HEALTHCORP
                          TO BE HELD JANUARY 28, 1997

                            ------------------------

    NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of OrNda HealthCorp, a Delaware corporation ("OrNda"), will be held at Loews Vanderbilt Plaza Hotel, 2100 West End Avenue, Nashville, Tennessee 37203, on January 28, beginning at 10:00 a.m., local time, for the following purposes:

    1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of October 16, 1996, as amended as of November 22, 1996 (the "Merger Agreement"), among OrNda, Tenet Healthcare Corporation, a Nevada corporation ("Tenet"), and OHC Acquisition Co., a Delaware corporation and a wholly owned subsidiary of Tenet ("Merger Sub"), and the transactions contemplated thereby, including, among other things, the merger (the "Merger") of Merger Sub with and into OrNda and the conversion of each share of common stock, par value $.01 per share, of OrNda (the "OrNda Common Stock") into the right to receive 1.35 (the "Exchange Ratio") shares of common stock, par value $.075 per share, of Tenet ("Tenet Common Stock") and the associated preferred stock purchase rights to be issued in accordance with the Rights Agreement, dated as of December 7, 1988, as amended from time to time, between Tenet and Bank of America NT&SA as successor to Bankers Trust Company. Cash will be paid in lieu of any fractional shares of Tenet Common Stock. As a result of the Merger, OrNda will become a wholly owned subsidiary of Tenet. The Merger and related matters are described in greater detail in, and a copy of the Merger Agreement and the amendment thereto are attached as, Annexes A and E, respectively, to the accompanying Joint Proxy Statement/Prospectus; and

    2. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

    Only stockholders of record at the close of business on December 16, 1996, the record date for the Special Meeting, will be entitled to vote at the Special Meeting.

    Approval of the proposal described in item 1 above requires the affirmative vote of the holders of a majority of the outstanding shares of OrNda Common Stock entitled to be voted with respect to such proposal.

    Certain stockholders of OrNda, holding in the aggregate approximately 14% of the outstanding shares of OrNda Common Stock, have entered into Stockholder Voting Agreements, dated as of October 17, 1996, with Tenet (the "Stockholder Voting Agreements") providing, subject to the terms and conditions set forth therein, that such stockholders will vote the shares of OrNda Common Stock held by them in favor of the Merger. The Stockholder Voting Agreements are described in greater detail in, and the form of the Stockholder Voting Agreements are attached as exhibits to, the Merger Agreement, which is attached as Annex A to the accompanying Joint Proxy Statement/Prospectus.

    IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE. THE ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. Any stockholder who signs and mails a proxy may revoke such proxy by delivering written notice of such revocation to the Secretary of OrNda prior to the time voting is declared closed or by attending the Special Meeting and voting in person. Please see the accompanying Joint Proxy Statement/Prospectus for further details regarding the treatment of proxies at the Special Meeting.

    Please do not mail any stock certificates at this time.

                       By Order of the Board of Directors
                               Ronald P. Soltman
                                   SECRETARY

Nashville, Tennessee
December 18, 1996

ORNDA HEALTHCORP - P.O. Box 1200 - Nashville, TN 37202-1200 - 615/383-8599 -
3401 West End Avenue - Suite 700 - Nashville, TN 37203

                          TENET HEALTHCARE CORPORATION
                                ORNDA HEALTHCORP
                               -----------------
                             JOINT PROXY STATEMENT
                             ---------------------

                          TENET HEALTHCARE CORPORATION
                               -----------------
                                   PROSPECTUS
                             ---------------------
                    85,928,314 SHARES OF TENET COMMON STOCK
                             ---------------------

    This Joint Proxy Statement/Prospectus (the "Proxy Statement/Prospectus") relates to the proposed merger of OHC Acquisition Co. ("Merger Sub"), a Delaware corporation and wholly owned subsidiary of Tenet Healthcare Corporation, a Nevada corporation ("Tenet"), with and into OrNda HealthCorp, a Delaware corporation ("OrNda"), pursuant to an Agreement and Plan of Merger, dated as of October 16, 1996, as amended as of November 22, 1996, among Tenet, Merger Sub and OrNda (the "Merger Agreement"). The merger contemplated by the Merger Agreement is referred to herein as the "Merger".

    As a result of the Merger, OrNda will become a wholly owned subsidiary of Tenet and each share of common stock, par value $.01 per share, of OrNda (the "OrNda Common Stock") outstanding immediately prior to the effective time of the Merger (other than treasury shares and shares held by Tenet or any subsidiary of Tenet or OrNda, which shares will be cancelled) will be converted into the right to receive 1.35 (the "Exchange Ratio") shares of common stock, par value $0.075 per share, of Tenet (the "Tenet Common Stock"), and the associated preferred stock purchase rights (the "Rights") to be issued in accordance with the Rights Agreement, dated as of December 7, 1988, as amended from time to time (the "Rights Agreement"), between Tenet and Bank of America NT&SA as successor to Bankers Trust Company. Cash will be paid in lieu of any fractional shares of Tenet Common Stock.

    This Proxy Statement/Prospectus is being furnished to the holders of Tenet Common Stock and OrNda Common Stock in connection with the solicitation of proxies by the respective Boards of Directors of Tenet and OrNda for use at a special meeting of shareholders of Tenet to be held on January 28, 1997, and any and all adjournments and postponements thereof (the "Tenet Special Meeting") and at a special meeting of the stockholders of OrNda to be held on January 28, 1997, and any and all adjournments and postponements thereof (the "OrNda Special Meeting" and, together with the Tenet Special Meeting, the "Special Meetings").

    At the Tenet Special Meeting, holders of Tenet Common Stock will be asked to consider proposals to (i) approve the issuance, pursuant to the Merger Agreement, of shares of Tenet Common Stock (estimated to be approximately 85.9 million shares on a fully diluted basis) and the associated Rights to be issued to the stockholders of OrNda (the "Share Issuance"), (ii) approve the amendment to Tenet's Restated Articles of Incorporation, as amended (the "Articles of Incorporation"), to increase the number of authorized shares of Tenet Common Stock from 450,000,000 shares to 700,000,000 shares (the "Charter Amendment"); and (iii) approve Tenet's Amended and Restated 1995 Stock Incentive Plan (the "Amended Plan").

    At the OrNda Special Meeting, holders of OrNda Common Stock will be asked to consider a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby.

    This Proxy Statement/Prospectus also constitutes the prospectus of Tenet with respect to the shares of Tenet Common Stock to be issued to the stockholders of OrNda pursuant to the Merger Agreement filed as part of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Tenet has applied to have the shares of Tenet Common Stock to be issued pursuant to the Merger listed on the New York Stock Exchange (the "NYSE") and the Pacific Stock Exchange (the "PSE").

    On October 16, 1996, the last full day of trading prior to the announcement of the execution of the Merger Agreement, the last reported sale prices of Tenet Common Stock and OrNda Common Stock, as reported on the NYSE, were $22 1/8 and $27 1/4, respectively. On December 17, 1996, the last trading day prior to the date of this Proxy Statement/Prospectus, the last reported sale prices of Tenet Common Stock and OrNda Common Stock, as reported on the NYSE, were $22 1/16 and $28 7/8, respectively.

    This Proxy Statement/Prospectus and the accompanying forms of proxy are first being mailed to shareholders of Tenet and stockholders of OrNda on or about December 20, 1996.

                           --------------------------

THE SHARES OF TENET COMMON STOCK TO BE ISSUED IN CONNECTION WITH THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR
 ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
  COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
    ADEQUACY OF THIS PROXY  STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.
                           --------------------------

    SEE "RISK FACTORS" BEGINNING ON PAGE 17 FOR A DISCUSSION OF CERTAIN MATTERS THAT SHOULD BE CONSIDERED BY THE SHAREHOLDERS OF TENET AND THE STOCKHOLDERS OF ORNDA WITH RESPECT TO THE MERGER.
                            ------------------------

       THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS DECEMBER 18, 1996.

                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                             ---------
AVAILABLE INFORMATION......................................................................................        iii
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................................................         iv
SUMMARY....................................................................................................          2
  The Companies............................................................................................          2
  The Special Meetings.....................................................................................          3
  The Merger...............................................................................................          3
  The Merger Agreement.....................................................................................          7
  Other Considerations.....................................................................................          8
  Risk Factors.............................................................................................          9
  Selected Historical Financial Information (Tenet)........................................................         10
  Selected Historical Financial Information (OrNda)........................................................         12
  Comparative Per Share Data...............................................................................         14
  Summary Pro Forma Financial Information..................................................................         15
RISK FACTORS...............................................................................................         17
  Fixed Exchange Ratio Despite Possible Change in Stock Prices.............................................         17
  Uncertainties in Integrating Business Operations and Achieving Cost Savings..............................         17
  Interests of Certain Persons in the Merger...............................................................         17
  Risks Associated with Acquisition Strategy...............................................................         17
  Certain Legal Proceedings................................................................................         18
  Certain Financing Considerations; Leverage...............................................................         19
  Shares Eligible for Future Issuance and Sale.............................................................         20
  Certain Anti-Takeover Provisions.........................................................................         21
  Forward-Looking Statements...............................................................................         21
THE SPECIAL MEETINGS.......................................................................................         21
  The Tenet Special Meeting................................................................................         21
  The OrNda Special Meeting................................................................................         23
THE MERGER.................................................................................................         25
  Background of the Merger.................................................................................         25
  Tenet's Reasons for the Merger; Recommendations of the Tenet Board.......................................         28
  OrNda's Reasons for the Merger; Recommendations of the OrNda Board.......................................         30
  Opinion of Donaldson, Lufkin & Jenrette Securities Corporation, Financial Advisor to Tenet...............         30
  Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Financial Advisor to OrNda................         35
  The Merger Agreement.....................................................................................         41
  Stockholder Voting Agreements............................................................................         48
  Stock Option Agreements..................................................................................         49
  Resale of Shares of Tenet Common Stock Issued in the Merger; Affiliates..................................         50
  Registration Rights......................................................................................         50
  Certain Federal Income Tax Consequences..................................................................         51
  Accounting Treatment of the Merger.......................................................................         51
  Interests of Certain Persons in the Merger...............................................................         52
  Appraisal Rights.........................................................................................         54
  Regulatory Approval......................................................................................         54
  Stock Exchange Listing...................................................................................         55
  Delisting and Deregistration of OrNda Common Stock.......................................................         55
  Comparative Stock Prices.................................................................................         55
COMPARATIVE RIGHTS OF STOCKHOLDERS.........................................................................         57
  Number of Directors......................................................................................         57
  Classification...........................................................................................         57
  Removal of Directors; Filling Vacancies on the Board of Directors........................................         57
  Limitation on Directors' Liability.......................................................................         58
  Indemnification..........................................................................................         58
  Restrictions on Business Combinations/Corporate Control..................................................         59
  Dividends................................................................................................         63

                                                                                                               PAGE
                                                                                                             ---------
RELATED TRANSACTIONS.......................................................................................         63
  The Public Offering......................................................................................         64
  The OrNda Tender Offers..................................................................................         64
  The New Credit Facility..................................................................................         64
PRO FORMA FINANCIAL INFORMATION............................................................................         65
NOTES TO PRO FORMA FINANCIAL INFORMATION...................................................................         73
SELECTED INFORMATION CONCERNING TENET AND ORNDA............................................................         75
  Tenet Healthcare Corporation.............................................................................         75
  OrNda HealthCorp.........................................................................................         75
PROPOSED TENET SHARE ISSUANCE..............................................................................         76
PROPOSED TENET CHARTER AMENDMENT...........................................................................         77
PROPOSED AMENDED AND RESTATED 1995 STOCK INCENTIVE PLAN....................................................         78
LEGAL MATTERS..............................................................................................         85
EXPERTS....................................................................................................         85
FUTURE SHAREHOLDER PROPOSALS...............................................................................         85

ANNEXES

AGREEMENT AND PLAN OF MERGER...............................................................................        A-1
DONALDSON, LUFKIN & JENRETTE OPINION.......................................................................        B-1
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED OPINION.................................................        C-1
PROPOSED AMENDED PLAN......................................................................................        D-1
AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF MERGER........................................................        E-1

                             AVAILABLE INFORMATION

    Tenet and OrNda are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file reports, proxy statements, registration statements and other information with the Commission. The reports, proxy statements, registration statements and other information filed by Tenet and OrNda with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 West Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web Site at http:/ /www.sec.gov. which contains reports, proxy statements, registration statements and other information regarding registrants that file electronically with the Commission. Tenet's Common Stock is listed on the NYSE and the PSE under the symbol "THC." OrNda's Common Stock is listed on the NYSE under the symbol "ORN." Reports, proxy statements and other information filed by Tenet and OrNda may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. Reports, proxy statements and other information concerning Tenet may also be inspected at the offices of the PSE, 618 South Spring Street, Los Angeles, California 90014, and 301 Pine Street, San Francisco, California 94104. After consummation of the Merger, OrNda may no longer be required to file reports, proxy statements or other information with the Commission.

    Tenet has filed with the Commission the Registration Statement with respect to the Tenet Common Stock to be issued pursuant to the Merger Agreement, of which this Proxy Statement/Prospectus constitutes a part. The information contained herein with respect to Tenet and its affiliates has been provided by Tenet, and the information contained herein with respect to OrNda and its affiliates has been provided by OrNda. This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain items of which were omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Any statements contained herein concerning the contents of any contract, agreement or other document referred to herein and filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete. With respect to each such contract, agreement or other document filed with the Commission as an exhibit, reference is made to the exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference.

    THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF ANY SUCH DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE THEREIN, ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST TO, IN THE CASE OF DOCUMENTS RELATING TO TENET, TENET HEALTHCARE CORPORATION, INVESTOR RELATIONS DEPARTMENT, 3820 STATE STREET, SANTA BARBARA, CALIFORNIA 93105, (805) 563-6969, AND IN THE CASE OF DOCUMENTS RELATING TO ORNDA, ORNDA HEALTHCORP, DIRECTOR OF INVESTOR RELATIONS, P.O. BOX 1200, NASHVILLE, TENNESSEE 37202-1200,
(615) 383-8599. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE RECEIVED BY TENET OR ORNDA, AS THE CASE MAY BE, BY JANUARY 14, 1997.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents, which have been filed with the Commission pursuant to the Exchange Act, are incorporated herein by reference:

    1.  For Tenet, its:

        (a) Annual Report on Form 10-K for the fiscal year ended May 31, 1996 (the "Tenet 10-K"), filed on August 26, 1996;

        (b) The portions of Tenet's Proxy Statement for the Annual Meeting of Shareholders held on September 25, 1996 that have been incorporated by reference into the Tenet 10-K;

        (c) The portions of Tenet's 1996 Annual Report to Shareholders for the fiscal year ended May 31, 1996 that have been incorporated by reference into the Tenet 10-K;

        (d) Quarterly Report on Form 10-Q for the quarter ended August 31, 1996 (the "Tenet 10-Q"), filed on October 11, 1996;

        (e) Current Report on Form 8-K dated November 5, 1996, filed on November 5, 1996;

        (f) Registration Statement on Form 8-A filed on April 8, 1971; and

        (g) Registration Statement on Form 8-A filed on December 9, 1988.

    2.  For OrNda, its:

        (a) Annual Report on Form 10-K for the fiscal year ended August 31, 1996 (the "OrNda 10-K"), filed on November 14, 1996;

        (b) Current Report on Form 8-K dated October 16, 1996, filed on October 30, 1996;

        (c) Current Report on Form 8-K dated October 29, 1996, filed on October 31, 1996; and

        (d) Current Report on Form 8-K dated November 27, 1996, filed on December 5, 1996.

    All documents filed by Tenet or OrNda pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement/Prospectus and prior to the date of the Special Meetings shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.
                            ------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY TENET OR ORNDA. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES OFFERED HEREBY SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF TENET OR ORNDA SINCE THE DATE HEREOF OR THAT THE INFORMATION SET FORTH OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY SECURITIES, OR THE SOLICITATION OF A PROXY IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER OR PROXY SOLICITATION.
                            ------------------------

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROXY STATEMENT/PROSPECTUS AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE MERGER FULLY AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT, INCLUDING THE ANNEXES, AND THE DOCUMENTS WE HAVE REFERRED YOU TO. SEE "AVAILABLE INFORMATION" AND "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH BELOW IN "RISK FACTORS."

                                 THE COMPANIES

TENET HEALTHCARE CORPORATION
  3820 STATE STREET
  SANTA BARBARA, CALIFORNIA 93105
  (805) 563-7000

    Tenet is the second largest investor-owned healthcare services company in the United States. Tenet's subsidiaries own or operate general hospitals and related healthcare facilities serving urban and rural communities in 13 states and hold investments in other healthcare companies. At November 30, 1996, Tenet's subsidiaries and affiliates operated 76 general hospitals with 17,344 licensed beds. Tenet's subsidiaries also own or operate various ancillary healthcare businesses, including outpatient surgery centers, home healthcare programs, ambulatory, occupational and rural healthcare clinics, a health maintenance organization with approximately 58,000 members, a preferred provider organization and a managed care insurance company as well as a small number of rehabilitation hospitals, specialty hospitals, long-term care facilities and psychiatric facilities. Tenet intends to continue its strategic acquisitions of and partnerships with additional hospitals in order to expand and enhance its integrated healthcare delivery systems.

    Merger Sub, which is a wholly owned subsidiary of Tenet, was incorporated in Delaware on October 15, 1996, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has engaged in no business other than incident to its creation and the Merger Agreement and the transactions contemplated by the Merger Agreement. See "Selected Information Concerning Tenet and OrNda."

ORNDA HEALTHCORP
  3401 WEST END AVENUE
  NASHVILLE, TENNESSEE 37203
  (615) 383-8599

    OrNda is the third largest investor-owned provider of healthcare services in the United States, delivering a broad range of inpatient and outpatient healthcare services to urban and suburban communities in 15 states. At November 30, 1996, OrNda operated 49 general acute care hospitals with a total of 9,599 licensed beds. OrNda also owns or operates six surgery centers, numerous outpatient and specialty clinics, one psychiatric hospital and a managed healthcare Medicaid plan (the "Medicaid HMO") with approximately 34,000 participants. See "Selected Information Concerning Tenet and OrNda."

                              THE SPECIAL MEETINGS

TENET SPECIAL MEETING

    PURPOSE.  At the Tenet Special Meeting, Tenet shareholders will be asked to
(i) approve the Share Issuance, (ii) approve the Charter Amendment, (iii) approve the Amended Plan, and (iv) transact any other business that properly may come before the meeting or any adjournments or postponements thereof.

    TIME, PLACE AND DATE. The Tenet Special Meeting will be held at the Regent Beverly Wilshire Hotel, 9500 Wilshire Boulevard, Beverly Hills, California 90212, on January 28, 1997, at 11:00 a.m. local time.

    RECORD DATE; QUORUM; VOTES REQUIRED. Holders of shares of Tenet Common Stock at the close of business on December 16, 1996, which has been set as the "record date," will be entitled to vote at the Tenet Special Meeting. As of December 16, 1996, 217,314,405 shares of Tenet Common Stock were outstanding and entitled to vote. The presence in person or by proxy of a majority of the outstanding shares of Tenet Common Stock at the Special Meeting constitutes a quorum, thus enabling the shareholders to transact business at the Tenet Special Meeting. Approval of each of the Share Issuance and the Amended Plan requires the affirmative vote of a majority of the votes cast with respect to such proposal, PROVIDED that the total number of votes cast on such proposal represents more than 50% of the outstanding shares of Tenet Common Stock entitled to vote at the Tenet Special Meeting. Approval of the Charter Amendment requires the affirmative vote of a majority of all outstanding shares of Tenet Common Stock. See "The Special Meetings--The Tenet Special Meeting."

ORNDA SPECIAL MEETING

    PURPOSE. At the OrNda Special Meeting, OrNda's stockholders will be asked to approve and adopt the Merger Agreement and the transactions contemplated thereby and to transact any other business that properly may come before the meeting or any adjournments or postponements thereof.

    TIME, PLACE AND DATE. The OrNda Special Meeting will be held at Loews Vanderbilt Plaza Hotel, 2100 West End Avenue, Nashville, Tennessee 37203, on January 28, 1997, at 10:00 a.m. local time.

    RECORD DATE; QUORUM; VOTES REQUIRED. Holders of shares of OrNda Common Stock at the close of business on December 16, 1996, which has been set as the "record date," will be entitled to vote at the OrNda Special Meeting. As of December 16, 1996, 58,582,125 shares of OrNda Common Stock were outstanding and entitled to vote. The presence in person or by proxy of a majority of the outstanding shares of OrNda Common Stock constitutes a quorum, thus enabling the stockholders to transact business at the meeting. Approval of the Merger Agreement and the transactions contemplated thereby will require the affirmative vote of the holders of a majority of all outstanding shares of OrNda Common Stock. See "The Special Meetings--The OrNda Special Meeting."

                                   THE MERGER

OUR REASONS FOR THE MERGER

    The Boards of Directors of Tenet and OrNda unanimously (each, with one director absent) have approved the Merger Agreement for several reasons. By joining Tenet and its 76 general hospitals with OrNda and its 49 general hospitals, the Merger will create a stronger, more geographically diverse company that will be better able to compete in certain key geographic areas, such as south Florida and southern California, and to grow through strategic acquisitions and partnerships.

    The healthcare industry has undergone, and continues to undergo, tremendous change, including cost-containment pressures by government payors, managed care providers and others, as well as technological advances that require increased capital expenditures. The combined company will emphasize the creation of strong integrated healthcare delivery systems in order to compete more effectively for managed care and other contracts in this rapidly changing environment. Management expects that certain cost savings may be realized following the Merger. No assurances can be made, however, as to the amount of cost savings, if any, that actually will be realized.

    In reaching a decision to recommend the Merger, each of our Boards of Directors considered a number of factors in addition to those set forth above. See "The Merger--Tenet's Reasons for the Merger; Recommendations of the Tenet Board" and "--OrNda's Reasons for the Merger; Recommendations of the OrNda Board."

RECOMMENDATIONS TO TENET SHAREHOLDERS

    THE TENET BOARD OF DIRECTORS (THE "TENET BOARD") BELIEVES THAT THE SHARE ISSUANCE AND THE CHARTER AMENDMENT ARE, AND THE EXECUTIVE COMMITTEE OF THE TENET BOARD (THE "TENET EXECUTIVE COMMITTEE") ON BEHALF OF THE TENET BOARD BELIEVES THAT THE AMENDED PLAN IS, IN THE BEST INTERESTS OF TENET AND ITS SHAREHOLDERS AND THE TENET BOARD UNANIMOUSLY (WITH ONE DIRECTOR ABSENT) RECOMMENDS THAT TENET'S SHAREHOLDERS VOTE FOR THE PROPOSALS TO APPROVE THE SHARE ISSUANCE AND THE CHARTER AMENDMENT AND THE TENET EXECUTIVE COMMITTEE ON BEHALF OF THE TENET BOARD RECOMMENDS THAT TENET'S SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AMENDED PLAN. SEE "THE MERGER--TENET'S REASONS FOR THE MERGER; RECOMMENDATIONS OF THE TENET BOARD."

RECOMMENDATIONS TO ORNDA STOCKHOLDERS

    THE ORNDA BOARD OF DIRECTORS (THE "ORNDA BOARD") BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF ORNDA AND ITS STOCKHOLDERS AND UNANIMOUSLY (WITH ONE DIRECTOR ABSENT) RECOMMENDS THAT ORNDA STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. SEE "THE MERGER--ORNDA'S REASONS FOR THE MERGER; RECOMMENDATIONS OF THE ORNDA BOARD."

CERTAIN ORNDA STOCKHOLDERS

    Certain stockholders of OrNda who hold in the aggregate approximately 14.0% of OrNda's outstanding shares have executed stockholder voting agreements (the "Stockholder Voting Agreements"). Pursuant to these agreements, the stockholders have agreed to vote in favor of the Merger Agreement and the transactions contemplated thereby and against any proposals that would impede or delay the Merger. See "The Merger--Stockholder Voting Agreements."

OWNERSHIP OF TENET AFTER THE MERGER

    Tenet is registering for issuance approximately 85.9 million shares (on a fully diluted basis) of Tenet Common Stock to OrNda stockholders in the Merger, which will constitute approximately 25.8% (on a fully diluted basis) of the outstanding Tenet Common Stock after the Merger. The actual amounts will be based on the numbers of outstanding shares of both companies at the time of the Merger. See "The Merger--The Merger Agreement."

BOARD OF DIRECTORS AND MANAGEMENT FOLLOWING THE MERGER

    After the Merger, Jeffrey C. Barbakow, Tenet's Chairman and Chief Executive Officer, will continue to serve as Chairman and Chief Executive Officer of Tenet, and Michael H. Focht Sr., Tenet's President and Chief Operating Officer, will continue to serve as President and Chief Operating Officer of Tenet. Charles N. Martin Jr., OrNda's Chairman, President and Chief Executive Officer, will become Vice Chairman of Tenet.

    The Tenet Board will be expanded from 11 members to 14 members. The three additional members initially will be Mr. Martin, Paul S. Levy and Peter A. Joseph. Messrs. Levy and Joseph are partners in the merchant banking firm of Joseph Littlejohn & Levy Inc. ("JLL"), an affiliate of Joseph Littlejohn & Levy Fund L.P. (the "JLL Fund"), which is a party to a Stockholder Voting Agreement and is currently OrNda's largest stockholder. Messrs. Martin, Levy and Joseph are currently on the OrNda Board. See "The Merger--The Merger Agreement--Directors and Principal Officers of Tenet."

OTHER INTERESTS OF OFFICERS AND DIRECTORS IN THE MERGER

    In considering the OrNda Board's recommendation that OrNda stockholders vote in favor of the Merger Agreement and the transactions contemplated thereby, OrNda stockholders should be aware that certain executive officers of OrNda have employment agreements and benefit plans, and all but one of the outside directors of OrNda participate in OrNda's outside directors stock option plan, that provide them with interests in the Merger (including acceleration of stock options and, in the case of executive officers, severance benefits) that are different from, or in addition to, your interests as a stockholder. Certain of these directors and officers could receive significant compensation if the Merger is approved by OrNda stockholders, whether or not the Merger is subsequently consummated. See "The Merger--Interests of Certain Persons in the Merger."

OPINIONS OF FINANCIAL ADVISORS

    In deciding to approve the Merger, the Tenet Board considered, among other things, the opinion of its financial advisor, Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), as to the fairness of the Exchange Ratio from a financial point of view to Tenet. In deciding to approve the Merger, the OrNda Board considered, among other things, the opinion of its financial advisor, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), as to the fairness of the Exchange Ratio from a financial point of view to the stockholders of OrNda (other than Tenet and its affiliates). The opinions are attached to this Proxy Statement/Prospectus as Annexes B and C, respectively. We encourage you to read these opinions in their entirety as they contain the assumptions made, the procedures followed, the other matters considered and the limits of the review conducted by each of DLJ and Merrill Lynch in arriving at their respective opinions.

    For purposes of delivering these opinions, each of DLJ and Merrill Lynch performed a variety of analyses, including comparing the historical stock prices and financial multiples of Tenet and OrNda to each other and to those of other selected public companies, comparing the financial terms of the Merger to those of other publicly announced transactions and analyzing the relative values and contributions of Tenet and OrNda based upon historical and projected future financial performance and anticipated benefits of the Merger as provided by the management of Tenet and OrNda. See "The Merger--Opinion of Donaldson, Lufkin & Jenrette Securities Corporation, Financial Advisor to Tenet" and "--Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Financial Advisor to OrNda."

FEDERAL INCOME TAX CONSEQUENCES

    We have structured the Merger so that none of Tenet, OrNda or our respective stockholders will recognize any gain or loss for Federal incomes tax purposes in the Merger (except for any cash received by OrNda stockholders in lieu of fractional shares). We have conditioned the Merger on our receipt of legal opinions confirming the above. See "The Merger--Certain Federal Income Tax Consequences."

ACCOUNTING TREATMENT

    We expect the Merger to qualify as a pooling of interests, which means that Tenet will restate its historical consolidated financial statements to include the assets, liabilities, shareholders' equity and results of operations of OrNda. See "The Merger--Accounting Treatment of the Merger."

APPRAISAL RIGHTS

    Under Delaware law, OrNda stockholders have no right to an appraisal of the value of their shares in connection with the Merger and the transactions contemplated thereby. See "The Merger--Appraisal Rights."

STOCK OPTION AGREEMENTS

    Tenet and OrNda have entered into stock option agreements (the "Stock Option Agreements"), pursuant to which OrNda has granted to Tenet an option to purchase up to approximately 19.9% of the outstanding shares of OrNda Common Stock at a price of $29.869 per share, and Tenet has granted to OrNda an option to purchase up to approximately 10.5% of the Tenet Common Stock (on a fully diluted basis) at a price of $22.125 per share, each under certain circumstances. The options are exercisable in whole or in part upon the occurrence of certain "triggering events" relating to an acquisition of the grantor by a third party. None of such triggering events has occurred as of the date of this Proxy Statement/ Prospectus. The options will terminate upon the consummation of the Merger or upon termination of the Merger Agreement for certain reasons. See "The Merger--Stock Option Agreements."

                              THE MERGER AGREEMENT

    A COPY OF THE MERGER AGREEMENT AND THE AMENDMENT THERETO ARE ATTACHED AS ANNEXES A AND E, RESPECTIVELY TO THIS PROXY STATEMENT/PROSPECTUS. WE STRONGLY ENCOURAGE YOU TO READ THE MERGER AGREEMENT AS IT IS THE LEGAL DOCUMENT THAT GOVERNS THE MERGER.

TERMS OF THE MERGER AGREEMENT

    The Merger Agreement provides that, following the approval of the Share Issuance by the shareholders of Tenet and following the approval and adoption of the Merger Agreement and the transactions contemplated thereby by the stockholders of OrNda and the satisfaction or waiver of certain other conditions, Merger Sub will be merged with and into OrNda. As a result, OrNda will become a wholly owned subsidiary of Tenet after the Merger. The Merger will become effective when a certificate of merger is accepted for filing by the Secretary of State of the State of Delaware. See "The Merger--The Merger Agreement."

WHAT ORNDA STOCKHOLDERS WILL RECEIVE

    As a result of the Merger, OrNda stockholders will receive 1.35 shares of Tenet Common Stock and the associated Rights for each share of OrNda Common Stock that they own. No fractional shares will be issued. Instead, OrNda stockholders will receive cash in lieu of any fractional shares of the Tenet Common Stock. See "The Merger--The Merger Agreement" and "--The Merger Agreement--Fractional Shares."

    ORNDA STOCKHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL INSTRUCTED TO DO SO AFTER THE MERGER IS FINAL.

TENET SHAREHOLDERS

    Tenet shareholders will retain ownership of their existing shares of Tenet Common Stock.

CONDITIONS TO THE MERGER

    Completion of the Merger depends upon the satisfaction of a number of conditions, including, but not limited to, the following:

    (a) the approval and adoption of the Merger Agreement and the transactions contemplated thereby by the stockholders of OrNda;

    (b) the approval of the Share Issuance by the shareholders of Tenet;

    (c) the approval for listing on the NYSE of the Tenet Common Stock issuable to the stockholders of OrNda pursuant to the Merger Agreement;

    (d) the approval of governmental authorities; and

    (e) the qualification of the Merger for pooling of interests accounting treatment.

    Certain conditions to the Merger may be waived by the party entitled to assert the condition. See "The Merger--The Merger Agreement--Conditions."

REGULATORY APPROVALS

    The Merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"). The HSR Act prohibits us from consummating the Merger until certain information has been furnished to the Antitrust Division of the Department of Justice and to the Federal Trade Commission and a required waiting period has expired. The Department of Justice or the Federal Trade Commission may still challenge the Merger on antitrust grounds before or after the Merger is final. In addition, each state where we provide healthcare services may also review the Merger under state antitrust law. See "The Merger--Regulatory Approvals."

ADDITIONAL AGREEMENTS

    Pursuant to the Merger Agreement, and subject to certain conditions and exceptions, each of Tenet and OrNda has agreed not to solicit, initiate, encourage or enter into any agreement or otherwise facilitate any offer or proposal for, among other things, a merger or other business combination with a third party. The two companies have also entered into the Stock Option Agreements which are intended to increase the likelihood that the Merger will be consummated on the terms set forth in the Merger Agreement and may discourage persons who otherwise might be interested in acquiring all or a significant interest in either Tenet or OrNda from considering or proposing such an acquisition, even at a higher price. Either Tenet or OrNda, however, may take certain actions with respect to the above-described transactions where doing so is necessary for the Board of Directors of the respective company to comply with its fiduciary duties. See "The Merger--Stock Option Agreements."

TERMINATION OF THE MERGER AGREEMENT

    Tenet and OrNda may agree, by mutual written consent, to terminate the Merger Agreement without completing the Merger. Moreover, either Tenet or OrNda may terminate the Merger Agreement if, among other things, any of the following occurs:

    (a) the Merger is not completed by May 31, 1997, but this deadline will be extended to July 31, 1997, if the Merger is delayed because a required governmental or third party approval or consent has not been received;

    (b) a court or governmental authority permanently prohibits the Merger;

    (c) the business of the other party materially changes for the worse or the other party has breached its non-solicitation agreement described above in "--Additional Agreements";

    (d) the Board of Directors of the other party (A) withdraws or modifies in any adverse manner its approval or recommendation in favor of the Merger or (B) approves or recommends a significant transaction with a third party;

    (e) the requisite approval of the stockholders of either company is not received;

    (f) the Board of Directors of either company determines, under certain circumstances and before the approval of the Merger by its stockholders, that the Board's fiduciary obligations require acceptance of an offer from a third party to enter into a significant transaction with that third party; or

    (g) the Board of Directors of the other company fails to hold the Special Meeting as a result of the exercise of its fiduciary duty. See "The Merger--The Merger Agreement--Termination."

TERMINATION FEES

    The Merger Agreement requires Tenet or OrNda to pay the other a termination fee of $50.0 million if the Merger Agreement terminates for certain reasons. See "The Merger--The Merger Agreement-- Termination Fee"

                              OTHER CONSIDERATIONS

RELATED TRANSACTIONS

    In connection with the Merger, Tenet intends to commence tender offers to purchase the OrNda Debt Securities (as defined herein) and intends to refinance the outstanding credit facilities of Tenet and OrNda, which at November 30, 1996 had a combined outstanding balance of approximately $1.9 billion. Tenet intends to purchase such securities and refinance such credit facilities through an underwritten public offering of public debt securities together with borrowings under a new unsecured credit facility. Consummation of the tender offers and the refinancing of the credit facilities are not conditions to closing the Merger. See "Related Transactions."

COMPARATIVE RIGHTS OF STOCKHOLDERS OF ORNDA AND TENET

    The rights of OrNda stockholders are currently governed by Delaware law, OrNda's Restated Certificate of Incorporation and OrNda's Bylaws. After the Merger, OrNda stockholders will become Tenet shareholders. As Tenet shareholders, their rights will be governed by Nevada law, Tenet's Articles of Incorporation and Tenet's Restated Bylaws. There are various differences between the existing rights of OrNda stockholders and the rights of Tenet shareholders, including, among others, certain provisions of Tenet's Articles of Incorporation that may have the effect of deterring or making it more difficult for a third party to acquire control of Tenet. See "Comparative Rights of Stockholders."

STOCK EXCHANGE LISTING

    Tenet has applied to have the shares of Tenet Common Stock to be issued in the Merger listed on the NYSE and the PSE. The listing on the NYSE of the Tenet Common Stock issuable in the Merger is a condition to OrNda's obligation to consummate the Merger. See "The Merger--Stock Exchange Listing."

COMPARATIVE STOCK PRICES

    Shares of Tenet Common Stock and OrNda Common Stock are listed on the NYSE, and shares of Tenet Common Stock are also listed on the PSE. On October 16, 1996, the last full trading day on the NYSE prior to the public announcement of the proposed Merger, OrNda Common Stock closed at $27 1/4 per share, and Tenet Common Stock closed at $22 1/8 per share. On December 17, 1996, the last full trading day on the NYSE prior to the date of this Proxy Statement/Prospectus, OrNda Common Stock closed at $28 7/8 per share, and Tenet Common Stock closed at $22 1/16 per share. Tenet has not paid dividends on the Tenet Common Stock since the first quarter of fiscal year 1994 and does not intend to pay dividends in the foreseeable future. OrNda has not paid dividends on the OrNda Common Stock in the last five years and does not intend to pay dividends prior to consummation of the Merger. Tenet is prohibited by its existing credit facility from paying dividends and anticipates that its proposed new credit facility also will prohibit the payment of dividends. See "The Merger--Comparative Stock Prices."

RESALE RESTRICTIONS

    All shares of Tenet Common Stock received by OrNda stockholders in the Merger will be freely transferable, except that the stockholders deemed "affiliates" of OrNda at the time the Merger becomes final are subject to certain regulatory restrictions regarding the resale of their shares of Tenet Common Stock. See "The Merger--Resale of Shares of Tenet Common Stock Issued in the Merger; Affiliates."

                                  RISK FACTORS

    The information set forth under "Risk Factors" should be reviewed and carefully considered by the shareholders of Tenet and the stockholders of OrNda in evaluating the Merger Agreement and the Share Issuance.

                   SELECTED HISTORICAL FINANCIAL INFORMATION
                 TENET HEALTHCARE CORPORATION AND SUBSIDIARIES

    The following tables set forth selected historical financial information for Tenet for each of the fiscal years in the five-year period ended May 31, 1996 and for the three months ended August 31, 1995 and 1996. The selected financial information for each of the five fiscal years has been derived from the consolidated financial statements of Tenet, which have been audited by KPMG Peat Marwick LLP, independent auditors for Tenet, and from the underlying accounting records of Tenet. The report of KPMG Peat Marwick LLP covering the consolidated financial statements of Tenet refers to a change in the method of accounting for income taxes in 1994. The selected financial information for the three-month periods has been derived from unaudited condensed consolidated financial statements of Tenet and reflects all adjustments (consisting of normal recurring adjustments) that, in the opinion of the management of Tenet, are necessary for a fair presentation of such information. Operating results for the three months ended August 31, 1996 are not necessarily indicative of the results that may be expected for fiscal 1997.

    All information included in the following tables should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Tenet 10-K and the Tenet 10-Q, each of which has been incorporated herein by reference, and with the consolidated financial statements and related notes included in the Tenet 10-K and with the condensed consolidated financial statements included in the Tenet 10-Q. Certain amounts derived from the consolidated statements of operations have been reclassified to conform with the presentation below.

                                                                                                               THREE MONTHS
                                                                     YEAR ENDED MAY 31,                      ENDED AUGUST 31,
                                                    -----------------------------------------------------  --------------------
                                                      1992      1993(2)     1994      1995(3)     1996       1995       1996
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                  (DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA: (1)(4)
Net operating revenues............................  $ 2,934.3  $ 3,178.2  $ 2,943.2  $ 3,318.4  $ 5,558.5  $ 1,283.9  $ 1,438.6

Operating expenses:
  Salaries and benefits...........................    1,328.1    1,464.8    1,293.4    1,366.8    2,194.3      502.2      568.7
  Supplies........................................      318.9      349.2      339.4      431.5      764.2      178.7      191.0
  Provision for doubtful accounts.................      123.1      114.6      107.0      137.5      289.7       67.3       74.5
  Other operating expenses........................      616.5      689.1      666.5      759.2    1,212.1      281.6      321.7
  Depreciation....................................      122.4      141.8      142.7      164.4      239.9       61.4       63.2
  Amortization....................................       18.4       18.6       18.1       30.6       80.4       18.8       20.9
  Restructuring charges (5).......................       17.9       51.6       77.0       36.9     --         --         --
  Impairment losses (6)...........................     --         --         --         --           85.9     --         --
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
Operating income..................................      389.0      348.5      299.1      391.5      692.0      173.9      198.6
Interest expense, net of capitalized portion......      (89.4)     (75.3)     (70.0)    (138.1)    (311.9)     (77.1)     (71.0)
Investment earnings...............................       28.7       21.1       27.7       27.5       22.3        7.3        4.8
Equity in earnings of unconsolidated affiliates...        6.7       12.5       23.8       28.4       19.4        6.9        0.6
Minority interest expense.........................       (6.8)     (10.0)      (8.2)      (9.4)     (22.0)      (5.6)      (4.6)
Net gain on disposals of facilities and long-term
  investments (7).................................       31.0      121.8       87.5       29.5      346.2      123.5     --
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income from continuing operations before income
  taxes...........................................      359.2      418.6      359.9      329.4      746.0      228.9      128.4
Taxes on income...................................     (141.0)    (155.0)    (144.0)    (135.0)    (347.7)    (110.6)     (56.0)
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income from continuing operations.................  $   218.2  $   263.6  $   215.9  $   194.4  $   398.3  $   118.3  $    72.4
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
Earnings per common share from continuing
  operations, fully diluted.......................  $    1.19  $    1.49  $    1.23  $    1.06  $    1.86  $    0.56  $    0.33
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
Cash dividends per common share...................  $    0.46  $    0.48  $    0.12     --         --         --         --
Ratio of earnings to fixed charges (8)............        3.5x       4.3x       4.2x       2.7x       2.9x       3.4x       2.5x

                                                                        AS OF MAY 31,                        AS OF AUGUST 31,
                                                    -----------------------------------------------------  --------------------
                                                      1992       1993       1994       1995       1996       1995       1996
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                               (DOLLARS IN MILLIONS)
BALANCE SHEET DATA:
Working capital (deficit).........................  $   223.9  $   155.9  $  (196.3) $   267.1  $   410.4  $   184.5  $   553.5
Total assets......................................    4,236.4    4,173.4    3,697.0    7,918.4    8,332.4    7,884.7    8,425.5
Long-term debt, excluding current portion.........    1,066.2      892.4      223.1    3,273.4    3,191.1    3,226.1    3,183.4
Shareholders' equity..............................    1,674.0    1,752.1    1,319.9    1,986.1    2,636.2    2,105.9    2,763.8

------------------------------

(1) Results of operations for all periods presented exclude Tenet's former psychiatric division which was discontinued as of November 30, 1993, but include, through the dates of their divestitures, other divested businesses that were not classified as discontinued operations.

(2) Results of operations for periods prior to April 1993 include, on a consolidated basis, the results of Westminster Health Care Holdings PLC ("Westminster"), the ownership of which was reduced from approximately 90% to 42% in April 1993 through a public offering of Westminster common stock.

(3) On March 1, 1995, Tenet acquired, in a transaction accounted for as a purchase, all the outstanding common stock of American Medical Holdings, Inc. ("AMH") for $1.5 billion in cash and 33.2 million shares of Tenet's Common Stock valued at $488.0 million (the "AMH Merger").

(4) Results of operations for the periods presented include the results, through the respective dates of sale, of (i) the fiscal 1994 sale of 29 inpatient rehabilitation hospitals and 45 related satellite outpatient clinics; (ii) the fiscal 1994 sale to The Hillhaven Corporation ("Hillhaven") of 23 long-term care facilities; (iii) the August 1994 sale of an approximately 75% interest in Total Renal Care Holdings, Inc. ("TRC"); (iv) the June 1995 sale of two hospitals and related healthcare businesses in Singapore; (v) the October 1995 sales of its interest in Australian Medical Enterprises, Inc. ("AME") and its equity interest in a hospital in Malaysia; (vi) the February 1996 sale of its equity interest in a hospital in Thailand and
    (vii) the May 1996 sale of its equity interest in Westminster. See Notes (f) and (k) of Notes to the Unaudited Pro Forma Financial Information.

(5) The restructuring charges for fiscal 1992 and fiscal 1993 relate to the combination of Tenet's rehabilitation hospital division into its general hospital division, a corporate overhead reduction program begun in April 1993 and severance costs incurred in connection with a change in senior executive management. The restructuring charges for fiscal 1994 relate to a plan initiated by Tenet in April 1994 to significantly decrease overhead costs by reducing corporate and division staffing levels and selling Tenet's corporate headquarters building in Santa Monica, California. The restructuring charges for fiscal 1995 relate to severance payments and outplacement services for involuntary terminations of former employees and other related costs in connection with Tenet's relocation of substantially all of its hospital support activities previously located in southern California and Florida to new offices in Dallas, Texas following the AMH Merger.

(6) The impairment losses for fiscal 1996 relate to three rehabilitation hospitals, four general hospitals and a parcel of undeveloped land.

(7) The net after-tax effect of the gains from disposals of facilities and long-term investments was $181.1 million or $0.84 per share, fully-diluted, for the year ended May 31, 1996 and $59.4 million or $0.28 per share, fully-diluted, for the three months ended August 31, 1995.

(8) The ratio of earnings to fixed charges is calculated by dividing income from continuing operations before income taxes plus fixed charges by fixed charges. Fixed charges consist of interest expense, including amortization of financing costs, and that portion of rental expense deemed to be representative of the interest component of rental expense.

                   SELECTED HISTORICAL FINANCIAL INFORMATION
                       ORNDA HEALTHCORP AND SUBSIDIARIES

    The following tables set forth selected historical financial information for OrNda for each of the fiscal years in the five-year period ended August 31, 1996 and for the three months ended August 31, 1995 and 1996. The selected financial information for each of the five annual periods has been derived from the audited consolidated financial statements of OrNda, which have been audited by Ernst & Young LLP, independent auditors for OrNda, and from the underlying accounting records of OrNda. The selected financial information for the three-month periods has been derived from unaudited condensed consolidated financial statements of OrNda and reflects all adjustments (consisting of normal recurring adjustments) that, in the opinion of the management of OrNda, are necessary for a fair presentation of such information. Operating results for the three months ended August 31, 1996 are not necessarily indicative of the results that may be expected for fiscal 1997.

    All information included in the following tables should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the OrNda 10-K, which has been incorporated herein by reference, and with the audited consolidated financial statements and related notes included in the OrNda 10-K. Certain amounts derived from the consolidated statements of operations have been reclassified to conform with the presentation below.

                                                                                                        THREE MONTHS
                                                                                                      ENDED AUGUST 31,
                                                             YEAR ENDED AUGUST 31,
                                             -----------------------------------------------------  --------------------
                                               1992       1993       1994       1995       1996       1995       1996
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                           (DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Net operating revenues.....................  $   808.5  $   961.8  $ 1,274.4  $ 1,842.7  $ 2,147.2  $   484.1  $   552.9

Operating expenses:
  Salaries and benefits....................      393.7      443.0      574.2      803.1      935.4      206.0      248.0
  Supplies.................................      101.5      112.5      158.9      236.2      291.6       62.6       76.3
  Provision for doubtful accounts..........       52.4       63.9       86.2      122.2      141.8       33.1       38.2
  Other operating expenses.................      179.0      210.3      275.6      419.2      434.0      116.9       99.5
  Depreciation.............................       35.6       43.3       56.4       67.9       78.9       17.8       22.8
  Amortization.............................        4.4        4.4       10.4       17.3       24.9        5.3        7.2
  Merger transaction expenses (1)..........     --         --           30.0     --         --         --         --
  Restructuring charges (2)................       13.0     --            2.5     --         --         --         --
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
Operating income...........................       28.9       84.4       80.2      176.8      240.6       42.4       60.9

Interest expense, net of capitalized
  portion..................................      (40.2)     (68.7)     (83.4)    (109.1)    (107.2)     (27.2)     (27.4)
Interest income............................        3.2        3.4        2.9        4.6        4.4        0.9        0.9
Equity in earnings of unconsolidated
  affiliates (3)...........................       (8.2)       0.2        3.6       14.0        5.1        3.5     --
Minority interest expense..................       (7.6)      (4.6)      (4.0)      (0.2)      (7.8)    --           (3.1)
Net gain (loss) on disposals of facilities
  and long-term investments................      (44.9)    --          (45.3)       1.0     --         --         --
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) from continuing operations
  before income taxes......................      (68.8)      14.7      (46.0)      87.1      135.1       19.6       31.3
Taxes on income............................        1.3        1.1        1.0       15.8       35.2        3.6        8.1
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) from continuing operations...  $   (70.1) $    13.6  $   (47.0) $    71.3  $    99.9  $    16.0  $    23.2
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
Earnings (loss) per common share from
  continuing operations, fully diluted
  (4)......................................  $   (2.32) $   (0.34) $   (1.29) $    1.51  $    1.72  $    0.33  $    0.39
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
Cash dividends per common share............     --         --         --         --         --         --         --
Ratio of earnings to fixed charges (5).....     --            1.2x       0.5x       1.6x       2.0x       1.6x       2.0x

                                                                                      AS OF AUGUST 31,
                                                                    -----------------------------------------------------
                                                                      1992       1993       1994       1995       1996
                                                                    ---------  ---------  ---------  ---------  ---------
BALANCE SHEET DATA:
Working capital...................................................  $    46.7  $    26.2  $     6.8  $     5.4  $    88.1
Total assets......................................................      994.4    1,205.1    1,846.5    1,946.4    2,466.5
Long-term debt, excluding current portion.........................      571.0      705.4    1,067.1    1,013.4    1,229.9
Shareholders' equity..............................................      185.9      212.1      328.1      393.1      640.4

------------------------------

(1) Merger transaction expenses for fiscal 1994 relate to the merger with American Healthcare Management Inc. ("American Healthcare") on April 19, 1994.

(2) The restructuring charges for fiscal 1992 include $6.1 million for special executive compensation related to the employment of Charles N. Martin, Jr., OrNda's Chairman, President and Chief Executive Officer, and $6.9 million related to employee severance and relocation expenses related to relocating the corporate office from Dallas, Texas to Nashville, Tennessee. Restructuring charges for fiscal 1994 relate to $2.5 million of special executive compensation related to the issuance of options to purchase stock to certain executives at prices below market.

(3) Houston Northwest Medical Center ("HNW") is a 498-bed acute care facility located in Houston Texas. Effective January 1, 1996, OrNda purchased the controlling equity interests in HNW. Prior to January 1996, OrNda's investments in HNW consisted of (i) two classes of mandatorily redeemable preferred stock; (ii) a mortgage note receivable; and, (iii) prior to February 28, 1994, an investment in HNW's common stock. In applying the equity method of accounting for the investment prior to February 28, 1994, OrNda's investment in mandatorily redeemable preferred stock of HNW was considered an advance to HNW and was combined with the common stock. As a result, 100% of HNW's losses attributable to its common stock were recognized as losses to OrNda and reduced OrNda's combined investments in HNW. On February 28, 1994, OrNda irrevocably transferred its investment in common stock of HNW to the HNW Employee Stock Ownership Plan and HNW for nominal consideration. The effect of this transfer eliminated the requirement for OrNda to apply the equity method of accounting subsequent to February 28, 1994. Beginning March 1, 1994, OrNda's method of income recognition for its investments in HNW's mandatorily redeemable preferred stock was accretion of the HNW mandatorily redeemable preferred stock, recognition of cash dividends paid by HNW and accrual of cumulative, compounded, mandatorily redeemable dividend not paid by HNW.

(4) Per share information for the years ended August 31, 1992, 1993 and 1994 is based on primary shares because earnings per share assuming full dilution is anti-dilutive.

(5) The ratio of earnings to fixed charges is calculated by dividing income from continuing operations before income taxes plus fixed charges by fixed charges. Fixed charges consist of interest expense, including amortization of financing costs, and that portion of rental expense deemed to be representative of the interest component of rental expense. Earnings were inadequate to cover fixed charges by $68,836 for the year ended August 31, 1992.

                           COMPARATIVE PER SHARE DATA

    The following table presents certain historical, pro forma and pro forma equivalent per share financial data for Tenet Common Stock and OrNda Common Stock. The pro forma data does not purport to be indicative of the results of future operations or the results that would have occurred had the Merger been consummated at the beginning of the periods presented. The information presented herein should be read in conjunction with the unaudited Pro Forma Financial Information, including the notes thereto, appearing elsewhere in this Proxy Statement/Prospectus.

                                                                                                             ORNDA
                                                                   TENET        ORNDA       PRO FORMA     EQUIVALENT
                                                                HISTORICAL   HISTORICAL    COMBINED(1)   PRO FORMA(2)
                                                                -----------  -----------  -------------  -------------
EARNING (LOSS) PER COMMON SHARE FROM CONTINUING OPERATIONS,
  FULLY DILUTED:
Years ended May 31: (3)
  1994........................................................   $    1.23    $   (1.29)    $    0.75      $    1.01
  1995........................................................   $    1.06    $    1.51     $    1.08      $    1.46
  1996 (4)....................................................   $    1.86    $    1.72     $    1.10      $    1.49

Three months ended:
  August 31, 1995.............................................   $    0.56    $    0.33     $    0.29      $    0.39
  August 31, 1996.............................................   $    0.33    $    0.39     $    0.32      $    0.43

BOOK VALUE PER COMMON SHARE AS OF:
  May 31, 1996................................................   $   12.21    $   10.58     $   10.94      $   14.77
  August 31, 1996.............................................   $   12.76    $   10.99     $   11.43      $   15.43

------------------------------

(1) The pro forma combined earnings per common share from continuing operations are based on the combined weighted average number of common and common equivalent shares of Tenet Common Stock and OrNda Common Stock outstanding for each period and on the Exchange Ratio. The pro forma combined book value per common share is based on the pro forma number of shares outstanding at the end of each period.

(2) The OrNda equivalent pro forma per share amounts are derived by multiplying the respective pro forma combined per share amounts by the Exchange Ratio.

(3) The historical data for OrNda are for the years ended August 31.

(4) Tenet historical earnings per share from continuing operations, fully diluted, include pre-tax net gains on disposals of facilities and long-term investments of $346.2 million and $123.5 million for the year ended May 31, 1996 and the three months ended August 31, 1995, respectively. The net after-tax effect of these items is $181.1 million or $0.84 per share, fully diluted, for the year and $59.4 million or $0.28 per share for the three months. These gains have been excluded from the calculation of the pro forma combined earnings per share.

(5) OrNda paid no dividends on its common stock for the periods presented. Tenet paid cash dividends of $0.12 per share in the year ended May 31, 1994 and no dividends thereafter.

                    SUMMARY PRO FORMA FINANCIAL INFORMATION

    The following table presents summary pro forma financial information that was derived from the unaudited Pro Forma Financial Information included elsewhere in this Proxy Statement/Prospectus and should be read in conjunction therewith and with the related notes thereto. The following summary unaudited pro forma financial information is presented assuming the Merger will be accounted for as a pooling of interests, whereby Tenet will restate its historical consolidated financial statements to include the assets, liabilities, shareholders' equity and results of operations of OrNda. The statement of operations data included in the summary unaudited pro forma financial information reflects the combination of the historical operating results of Tenet for the years ended May 31, 1994 and 1995, with the historical operating results of OrNda for the years ended August 31, 1994 and 1995 and the historical as adjusted operating results of Tenet for the year ended May 31, 1996 and for the three months ended August 31, 1995 and 1996, with the historical as adjusted operating results of OrNda for the year ended August 31, 1996 and for the three months ended August 31, 1995 and 1996, respectively. Tenet reports its financial information on the basis of a May 31 fiscal year. OrNda reports its financial information on the basis of an August 31 fiscal year. The summary pro forma financial information does not reflect the results of operations of AMH prior to its acquisition by the Company on March 1, 1995.

    The unaudited pro forma balance sheet data gives effect to the following transactions and events as if they had occurred as of August 31, 1996: (i) the October 1996 acquisition by Tenet of the Lloyd Noland Hospital and the pending acquisition by Tenet of North Shore Medical Center pursuant to a definitive agreement entered into in November 1996 (the "North Shore Agreement"), (ii) the September 1996 acquisition by OrNda of The Saint Vincent Healthcare System and the pending acquisition by OrNda of the Western Medical Centers pursuant to a definitive agreement entered into in October 1996 (the "United Western Agreement") and (iii) the consummation of the Merger.

    The unaudited pro forma statements of operations data of Tenet and OrNda for the year ended May 31, 1996 and the three months ended August 31, 1995 and 1996 include the effects of the following transactions and events as if they had occurred as of June 1, 1995 for the Tenet transactions and events and as of September 1, 1995 for the OrNda transactions and events: (i) the August 1995 acquisition by Tenet of Memorial Medical Center (formerly known as Mercy=Baptist Medical Center); the September 1995 acquisition by Tenet of Providence Memorial Hospital; the October 1995 acquisition by Tenet of Medical Center of Manchester; the November 1995 acquisition by Tenet of Methodist Hospital of Jonesboro; the June 1996 acquisition by Tenet of Hialeah Hospital; the October 1996 acquisition by Tenet of the Lloyd Noland Hospital and the pending acquisition by Tenet of North Shore Medical Center pursuant to the North Shore Agreement; (ii) the June 1995 sale by Tenet of its two hospitals and related healthcare businesses in Singapore; the October 1995 sales by Tenet of its interest in AME and its equity interest in a hospital in Malaysia; the February 1996 sale by Tenet of its equity interest in a hospital in Thailand and the May 1996 sale by Tenet of its equity interest in Westminster; (iii) the elimination of non-recurring gains on disposals of facilities and long-term investments recorded by Tenet; (iv) Vencor, Inc.'s ("Vencor") September 1995 acquisition of Hillhaven in which Tenet held a significant equity interest; (v) the reduction of Tenet's equity interest in TRC in October 1995; (vi) the November 1995 acquisition by OrNda of Universal Medical Center (subsequently re-named Florida Medical Center-South); the January 1996 acquisition by OrNda of a controlling equity interest in HNW; the July 1996 acquisitions by OrNda of Cypress Fairbanks Medical Center and Westside Hospital; the August 1996 acquisition by OrNda of Centinela Hospital Medical Center; the September 1996 acquisition by OrNda of The Saint Vincent Healthcare System and the pending acquisition by OrNda of the Western Medical Centers pursuant to and the United Western Agreement and (vii) the consummation of the Merger. Only material pending transactions with respect to which Tenet and OrNda have entered into definitive agreements have been included in the summary unaudited pro forma financial information.

    The summary unaudited pro forma financial information does not purport to present the financial position or results of operations of Tenet had the transactions and events assumed therein occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future.

    The pro forma operating results do not give effect to certain cost savings that management believes may be realized as a result of the Merger. There can be no assurances that such cost savings, if any, will be achieved. See "Risk Factors--Forward-Looking Statements." The pro forma operating results also do not reflect certain non-recurring costs expected to be incurred in connection with the Merger, and do not give effect to the effects of the Refinancing (as defined herein). See "Pro Forma Financial Information."

                    SUMMARY PRO FORMA FINANCIAL INFORMATION

                 TENET HEALTHCARE CORPORATION AND SUBSIDIARIES

                 (DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

                                                                                             THREE MONTHS ENDED
                                                               YEAR ENDED MAY 31,                AUGUST 31,
                                                       ----------------------------------  ----------------------
                                                          1994        1995        1996        1995        1996
                                                       ----------  ----------  ----------  ----------  ----------
STATEMENT OF OPERATIONS DATA:
Net operating revenues...............................  $  4,217.6  $  5,161.1  $  8,644.8  $  2,086.9  $  2,153.4
Operating expenses:
  Salaries and benefits..............................     1,867.6     2,169.9     3,574.1       852.6       900.4
  Supplies...........................................       498.3       667.7     1,204.8       286.4       289.3
  Provision for doubtful accounts....................       193.2       259.7       496.4       124.4       120.7
  Other operating expenses...........................       942.1     1,178.4     1,834.8       465.7       455.9
  Depreciation.......................................       199.1       232.3       342.0        90.4        90.1
  Amortization.......................................        25.2        43.8       104.8        24.9        27.7
  Restructuring charges..............................        79.5        36.9      --          --          --
  Merger expenses....................................        30.0      --          --          --          --
  Impairment losses..................................      --          --            85.9      --          --
                                                       ----------  ----------  ----------  ----------  ----------
Operating income.....................................       382.6       572.4     1,002.0       242.5       269.3
Interest expense, net of capitalized portion.........      (156.7)     (251.3)     (454.5)     (117.2)     (106.0)
Investment earnings..................................        30.6        32.1        23.1         6.5         5.7
Equity in earnings of unconsolidated affiliates......        27.4        42.4         3.4         6.4         0.6
Minority interests in income of consolidated
  subsidiaries.......................................       (12.2)       (9.6)      (29.1)       (5.3)       (7.7)
Net gain on disposals of facilities and long-term
  investments........................................        42.2        30.5         0.5      --          --
                                                       ----------  ----------  ----------  ----------  ----------
Income from continuing operations before income
  taxes..............................................       313.9       416.5       545.4       132.9       161.9
Taxes on income......................................      (145.0)     (150.8)     (223.5)      (53.5)      (65.0)
                                                       ----------  ----------  ----------  ----------  ----------
Income from continuing operations....................  $    168.9  $    265.7  $    321.9  $     79.4  $     96.9
                                                       ----------  ----------  ----------  ----------  ----------
                                                       ----------  ----------  ----------  ----------  ----------
Earnings per common share from continuing operations,
  fully diluted......................................  $     0.75  $     1.08  $     1.10  $     0.29  $     0.32
                                                       ----------  ----------  ----------  ----------  ----------
                                                       ----------  ----------  ----------  ----------  ----------
Weighted average number of shares outstanding, fully
  diluted (in 000's).................................     232,224     254,105     295,062     278,373     301,015
                                                       ----------  ----------  ----------  ----------  ----------
                                                       ----------  ----------  ----------  ----------  ----------
Ratio of earnings to fixed charges (1)...............         2.4x        2.2x        2.0x        1.9x        2.3x
                                                       ----------  ----------  ----------  ----------  ----------
                                                       ----------  ----------  ----------  ----------  ----------

                                                                                                        AS OF
                                                                                                      AUGUST 31,
                                                                                                         1996
                                                                                                    --------------
BALANCE SHEET DATA:
Working capital...................................................................................   $      588.8
Total assets......................................................................................       11,289.1
Long-term debt, net of current portion............................................................        4,655.8
Shareholders' equity..............................................................................        3,373.7

------------------------------

(1) The ratio of earnings to fixed charges is calculated by dividing income from continuing operations before income taxes plus fixed charges by fixed charges. Fixed charges consist of interest expense, including amortization of financing costs, and that portion of rental expense deemed to be representative of the interest component of rental expense.

                                  RISK FACTORS

    IN CONSIDERING WHETHER TO APPROVE AND ADOPT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY OR TO APPROVE THE SHARE ISSUANCE, AS THE CASE MAY BE, FOLLOWING ARE CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY THE STOCKHOLDERS OF TENET AND ORNDA. THIS PROXY STATEMENT/PROSPECTUS CONTAINS, IN ADDITION TO HISTORICAL INFORMATION, "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 (THE "REFORM ACT"). REFERENCES HEREIN TO TENET SHALL BE DEEMED TO INCLUDE TENET AND ORNDA AFTER THE MERGER.

FIXED EXCHANGE RATIO DESPITE POSSIBLE CHANGE IN STOCK PRICES

    The Exchange Ratio is expressed in the Merger Agreement as a fixed ratio. Accordingly, the Exchange Ratio will not be adjusted in the event of any increase or decrease in the price of either Tenet Common Stock or OrNda Common Stock. The price of either Tenet Common Stock or OrNda Common Stock at the Effective Time (as defined) may vary from their prices at the date of this Joint Proxy Statement/Prospectus and at the dates of the Special Meetings, possibly by a material amount. Such variations may be the result of changes in the business, operations or prospects of Tenet or OrNda, market assessments of the likelihood that the Merger will be consummated and the timing thereof, regulatory considerations, general market and economic conditions, factors affecting the healthcare industry in general and other factors. Because the Effective Time will occur at a date later than the Special Meetings, there can be no assurance that the price of either Tenet Common Stock or OrNda Common Stock on the date of the Special Meetings will be indicative of their prices at the Effective Time. The Effective Time will occur as soon as practicable following the Special Meetings and the satisfaction or waiver of the conditions set forth in the Merger Agreement. Stockholders of Tenet and OrNda are urged to obtain current market quotations for Tenet Common Stock and OrNda Common Stock. See "The Merger--Comparative Stock Prices."

UNCERTAINTIES IN INTEGRATING BUSINESS OPERATIONS AND ACHIEVING COST SAVINGS

    In determining that the Merger is in the best interests of its stockholders, each of the Tenet Board and the OrNda Board considered the cost savings, operating efficiencies and other synergies expected to result following the consummation thereof. See "The Merger--Tenet's Reasons for the Merger; Recommendations of the Tenet Board" and "--OrNda's Reasons for the Merger; Recommendations of the OrNda Board." There can be no assurance that any of such cost savings, operating efficiencies or other synergies will be accomplished as rapidly as currently expected or at all.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendation of the Merger by the OrNda Board, the stockholders of OrNda should be aware that certain directors and executive officers of OrNda have certain interests in the Merger that are different from, or in addition to, the interests of stockholders of OrNda generally, and certain of these directors and officers could receive significant compensation if the Merger is approved by the OrNda stockholders, whether or not the Merger is subsequently consummated. Such interests, together with other relevant factors, were considered by the OrNda Board in making its recommendation and approving the Merger Agreement. See "The Merger--Interests of Certain Persons in the Merger."

RISKS ASSOCIATED WITH ACQUISITION STRATEGY

    Tenet's ability to continue to compete successfully for managed care contracts or to expand and enhance its integrated healthcare delivery systems may depend upon, among other things, Tenet's ability to increase the number of its facilities and services offered. Part of Tenet's business strategy is to expand its healthcare delivery systems and services through the acquisition of hospitals, groups of hospitals, other healthcare businesses, ancillary healthcare providers, physician practices and physician practice assets. There can be no assurance that suitable acquisitions can be consummated on terms favorable to Tenet or that financing, if necessary, can be obtained for such acquisitions. See "--Certain Financing Considerations; Leverage." Further, there is no assurance that as Tenet continues to acquire additional facilities and related healthcare service providers in the geographic areas in which it currently operates that it will not face constraints on its ability to grow from Federal and state regulatory agencies. In addition, there can be no assurance that Tenet will be able to operate profitably any hospitals, facilities, businesses or other assets it may acquire, effectively integrate the operations of such acquisitions or otherwise achieve the intended benefits of such acquisitions. While management believes that certain cost savings may be realized following the Merger, there can be no assurance that any such savings will actually be realized or as to the timing thereof.

CERTAIN LEGAL PROCEEDINGS

    Tenet continues to defend a greater than normal level of litigation relating to its subsidiaries' former psychiatric operations. The majority of the lawsuits filed contain allegations of medical malpractice as well as allegations of fraud and conspiracy against Tenet and certain of its subsidiaries and former employees. Also named as defendants are numerous doctors and other healthcare professionals. Tenet believes that the increase in litigation arose primarily from advertisements made by certain lawyers seeking former psychiatric patients in order to file claims against Tenet and certain of its subsidiaries. The advertisements focused, in many instances, on Tenet's settlement of past disputes involving the operations of its discontinued psychiatric business, including Tenet's 1994 resolution of the Federal government's investigation and a corresponding criminal plea agreement involving such discontinued psychiatric business of Tenet. Among the suits filed during fiscal 1995 were two lawsuits in Texas state court with approximately 740 individual plaintiffs at present who purport to have been patients in certain Texas psychiatric facilities. During fiscal 1996, 64 plaintiffs voluntarily withdrew from one of the lawsuits and Tenet's motion to recuse the original trial judge in that lawsuit was granted. The cases of three of the 740 individual plaintiffs within one of the lawsuits currently are set for trial in April 1997.

    During fiscal 1995 and 1996, lawsuits with approximately 210 plaintiffs at present who purport to have been patients in certain Washington, D.C. psychiatric facilities, containing allegations similar to those contained in the Texas cases described above, were filed in the District of Columbia.

    In addition to the above, a purported class action was filed in Texas state court in May 1995, containing allegations of fraud and conspiracy similar to those described in the preceding paragraphs. The plaintiff purports to represent all persons who were voluntarily admitted to one of 11 psychiatric hospitals in Texas between January 1, 1981 and December 31, 1991, and satisfied certain other criteria. In February 1996, this case was removed to Federal court. A motion by the plaintiff to remand the case to Texas state court currently is pending. A class has not been certified and Tenet believes that a class is not capable of being certified.

    Tenet expects that additional lawsuits with similar allegations will be filed. Tenet believes it has a number of defenses to each of these actions and will defend these and any additional litigation vigorously. Until the lawsuits are resolved, however, Tenet will continue to incur substantial legal expenses. Although, based upon information currently available to it, management believes that the amount of damages, if any, in excess of the reserves Tenet has recorded for unusual litigation costs that may be awarded in any of the foregoing unresolved legal proceedings cannot reasonably be estimated, management does not believe it is likely that any such damages will have a material adverse effect on Tenet's business, financial condition or results of operations. There can be no assurance, however, that the ultimate liability will not exceed such reserves, which primarily represent the estimated costs of defending the actions.

    Two additional Federal class actions filed in August 1993 were consolidated into one action pending in the U.S. District Court in the Central District of California captioned In re: National Medical Enterprises Securities Litigation
II. These consolidated actions are on behalf of a purported class of shareholders who purchased or sold stock of Tenet between January 14, 1993 and August 26, 1993, and allege that each of the defendants violated Section 10(b) of the Exchange Act. Based on these claims, plaintiffs seek compensatory damages, injunctive relief, attorneys' fees, interest and costs. Tenet believes it has meritorious defenses to this action and will defend this litigation vigorously.

    In connection with the merger of AMH (now known as Tenet HealthSystem Holdings, Inc.) with and into a subsidiary of Tenet in March 1995, a total of nine purported class actions were filed in both Delaware and California. Such class actions were settled in August 1996. Under the terms of that settlement, Tenet agreed to pay $350,000 for the plaintiffs' attorneys fees and agreed that for a period of one year following final approval of the settlement it will not engage in any transaction that will be dilutive to existing shareholders without that transaction being approved by a majority of its outside directors. Tenet believes the Merger with OrNda will not be dilutive after taking into account the cost savings that management believes may be realized following the Merger. Neverthess, the Merger has been approved by the required majority of Tenet's outside directors.

    In February 1996, OrNda's Midway Hospital Medical Center in Los Angeles, California, which was acquired from Summit Health Ltd. ("Summit") in April 1994, received an investigative subpoena from the Office of the Inspector General of the United States Department of Health and Human Services (the "OIG"). The subpoena states that it was issued in connection with an investigation being conducted by the OIG concerning possible violations of Medicare rules and regulations. OrNda has been advised that the investigation is in connection with a civil investigation under the direction of the Civil Division of the Department of Justice. OrNda is fully cooperating with the government investigation. In June 1996 the government expanded this civil investigation to arrangements between physicians and the remaining eleven hospitals which OrNda acquired from Summit in 1994. Also, in an apparently unrelated matter, the government has requested and OrNda has agreed to provide similar records from a single hospital outside the group acquired from Summit in 1994. OrNda and its outside counsel have held numerous meetings with the governmental attorneys in respect of this matter and, as a result, OrNda believes that at this time this investigation is focused primarily on its hospitals' physician arrangements and not the hospitals' Medicare or Medicaid billing practices. Although no proceedings have been instituted, in the event that the OIG believes that any wrongdoing has occurred, civil and possibly criminal proceedings could be instituted. If any such proceedings were instituted and the outcome were unfavorable, OrNda could be subject to fines, penalties and damages and also could be excluded from Medicare and other government reimbursement programs. The aggregate amount of such fines, penalties and damages and any such exclusion could have a material adverse effect on OrNda's financial position or results of operations. The result of this investigation and its impact, if any, cannot be predicted or estimated at this time. Based on information currently available to OrNda, management of OrNda believes that if the investigation remains limited to physician arrangements, remains civil in nature and, with the single exception noted above, relates only to the practices of the hospitals of an acquired corporation, the final outcome of this investigation will not have a material adverse effect on OrNda's financial position or results of operations. If any of the foregoing matters was to have a material adverse effect on OrNda, it could also have a material adverse effect on Tenet's business, financial condition and results of operations following the Merger.

CERTAIN FINANCING CONSIDERATIONS; LEVERAGE

    In connection with the Merger, Tenet intends to refinance the outstanding credit facilities of Tenet and OrNda and to consummate tender offers (the "OrNda Tender Offers") for $525.0 million aggregate principal amount of the OrNda Debt Securities (as defined herein) with the proceeds of the issuance of public debt securities (the "New Debt Securities") through an underwritten public offering (the "Public Offering") and borrowings under a new credit agreement (the "New Credit Facility"). The refinancing of the existing credit facilities together with the OrNda Tender Offers are herein collectively referred to as the "Refinancing." At November 30, 1996, the balances outstanding under each of the Tenet credit facility and the OrNda credit facility were $1.1 billion and $792.6 million, respectively. Unless refinanced, such credit facilities will become due and payable upon consummation of the Merger. The closing of the Merger is not conditioned upon the closing of the New Credit Facility, the Public Offering or the OrNda Tender Offers. See "Related Transactions."

    As of August 31, 1996, Tenet had $3.2 billion of outstanding indebtedness, which amounted to approximately 54.0% of its total capitalization including short-term borrowings and notes and the current portion of long-term debt, and OrNda had $1.3 billion of outstanding indebtedness, which amounted to approximately 66.8% of its total capitalization including short-term borrowings and notes and the current portion of long-term debt. On a pro forma basis, as of August 31, 1996, after giving effect to the Merger, Tenet would have had $4.8 billion of outstanding indebtedness, which would amount to approximately 58.6% of its total capitalization including short-term borrowings and notes and the current portion of long-term debt, and $3.4 billion of shareholders' equity. See "Pro Forma Financial Information."

    Tenet anticipates the New Credit Facility will include covenants limiting, among other things, borrowings by, and liens on the assets of, Tenet and its subsidiaries, investments, the sale of all or substantially all assets and prepayment of subordinated debt, and prohibiting the repurchase of Tenet stock or the payment of dividends, in addition to a minimum consolidated net worth requirement and certain coverage ratio tests. In addition, the indentures governing the New Debt Securities will include, among other things, covenants limiting the incurrence of additional debt and liens and the payment of dividends. Tenet's failure to comply with any of these covenants could result in an event of default under its indebtedness including the New Debt Securities and the New Credit Facility, which in turn could cause an event of default to occur under substantially all of Tenet's debt. An event of default could have a material adverse effect on Tenet's business, financial condition and results of operations.

    The degree to which Tenet is leveraged and the covenants described above may adversely affect Tenet's ability to finance its future operations and could limit its ability to pursue business opportunities that may be in the interests of Tenet and its securityholders. In particular, changes in medical technology, existing, proposed and future legislation, regulations and the interpretation thereof, and the increasing importance of managed care contracts and integrated healthcare delivery systems may require significant investment in facilities, equipment, personnel or services. Although Tenet believes that cash generated from operations, amounts available under the New Credit Facility and its ability to access capital markets will be sufficient to allow it to make such investments, there can be no assurance that Tenet will be able to obtain the funds necessary to make such investments. Furthermore, tax-exempt or government-owned competitors have certain financial advantages such as endowments, charitable contributions, tax-exempt financing and exemption from sales, property and income taxes not available to Tenet, providing them with a potential competitive advantage in making such investments.

SHARES ELIGIBLE FOR FUTURE ISSUANCE AND SALE

    As of December 16, 1996, 217,314,405 shares of Tenet Common Stock were outstanding and 29,745,366 shares of Tenet Common Stock were reserved for issuance under Tenet's employee stock purchase plan and in connection with the exercise of outstanding options, warrants and conversion rights. Following consummation of the Merger, 6,842,445 shares of Tenet Common Stock will be reserved for issuance in connection with the exercise of options and warrants by OrNda stockholders or for purchase under OrNda's employee stock purchase plan. In addition to the approximately 85.9 million shares (on a fully diluted basis) of Tenet Common Stock being registered for issuance in connection with the Merger, Tenet may issue shares of Tenet Common Stock and preferred stock in the future in connection with acquisitions, corporate combinations, financing activities or employee compensation plans. Tenet has also granted registration rights to certain affiliates of OrNda with respect to the shares of Tenet Common Stock such affiliates will receive in the Merger. See "The Merger--Registration Rights." Sales of substantial amounts of Tenet Common Stock in the open market or the availability of such shares for sale could have an adverse short-term effect on the market price of Tenet Common Stock.

CERTAIN ANTI-TAKEOVER PROVISIONS

    Certain provisions of Tenet's Articles of Incorporation, and Restated Bylaws, as amended (the "Tenet Bylaws"), may make an unsolicited acquisition of control of Tenet more difficult or expensive. Furthermore, the associated Rights applicable to Tenet Common Stock will make an unsolicited acquisition of Tenet more difficult or more expensive. See "Comparative Rights of Stockholders--Restrictions on Business Combinations/Corporate Control."

FORWARD-LOOKING STATEMENTS

    Certain statements contained in this Proxy Statement/Prospectus, including without limitation statements containing the words "believes," "anticipates," "intends," "expects" and words of similar import, constitute "forward-looking statements" within the meaning of the Reform Act. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Tenet or OrNda or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions, both nationally and in the regions in which Tenet and OrNda operate; industry capacity; demographic changes; existing government regulations and changes in, or the failure to comply with, governmental regulations; legislative proposals for healthcare reform; the ability to enter into managed care provider arrangements on acceptable terms; changes in Medicare and Medicaid reimbursement levels; liability and other claims asserted against Tenet or OrNda; competition; the loss of any significant customers; changes in business strategy or development plans; the ability to attract and retain qualified personnel, including physicians; the significant indebtedness of Tenet after the Merger; the lack of assurance that the synergies expected from the Merger will be achieved; the availability and terms of capital to fund the expansion of Tenet's business, including the acquisition of additional facilities; and other factors referenced in this Proxy Statement/Prospectus. Certain of these factors are discussed in more detail elsewhere in this Proxy Statement/Prospectus, including without limitation under the captions "Summary," "Risk Factors," "Selected Information Concerning Tenet and OrNda" and "Pro Forma Financial Information." GIVEN THESE UNCERTAINTIES, THE SHAREHOLDERS OF TENET AND ORNDA ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON SUCH FORWARD-LOOKING STATEMENTS. Each of Tenet and OrNda disclaim any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

                              THE SPECIAL MEETINGS

    Tenet and OrNda are furnishing this Proxy Statement/Prospectus to holders of Tenet Common Stock and holders of OrNda Common Stock in connection with the solicitation of proxies by the Tenet Board and the OrNda Board for use at the Special Meetings. This Proxy Statement/Prospectus and accompanying form of proxy are first being mailed to the respective stockholders of Tenet and OrNda on or about December 20, 1996.

THE TENET SPECIAL MEETING

    PURPOSE; TIME AND PLACE. At the Tenet Special Meeting, holders of Tenet Common Stock will be asked to vote upon proposals (the "Tenet Proposals") to approve and the Share Issuance, the Charter Amendment, the Amended Plan and to transact such other matters as may properly come before the Tenet Special Meeting. The Tenet Special Meeting will be held at the Regent Beverly Wilshire Hotel, 9500 Wilshire Boulevard, Beverly Hills, California 90212, on January 28, 1997, starting at 11:00 a.m. local time.

    The Tenet Board has (with one director absent) unanimously determined that the Merger, the Share Issuance and the Charter Amendment are, and the Tenet Executive Committee on behalf of the Tenet Board has determined that the Amended Plan, is in the best interests of Tenet and the shareholders of Tenet and have respectively approved the Merger Agreement, the Share Issuance and the Charter Amendment, and the Amended Plan. THE TENET BOARD (WITH ONE DIRECTOR ABSENT)

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UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF TENET VOTE "FOR" APPROVAL OF THE
SHARE ISSUANCE AND THE CHARTER AMENDMENT AND THE TENET EXECUTIVE COMMITTEE ON BEHALF OF THE TENET BOARD RECOMMENDS THAT SHAREHOLDERS OF TENET VOTE "FOR" APPROVAL OF THE AMENDED PLAN. See "The Merger--Tenet's Reasons for the Merger; Recommendations of the Tenet Board."

    VOTING RIGHTS; VOTES REQUIRED FOR APPROVAL. The Tenet Board has fixed the close of business on December 16, 1996, as the record date for voting at the Tenet Special Meeting (the "Tenet Record Date"). Only holders of record of shares of Tenet Common Stock on the Tenet Record Date are entitled to notice of and to vote at the Tenet Special Meeting. On the Tenet Record Date, there were 217,314,405 shares of Tenet Common Stock outstanding and entitled to vote at the Tenet Special Meeting, held by approximately 15,363 stockholders of record. Each holder of record of Tenet Common Stock, as of the Tenet Record Date, is entitled to cast one vote per share. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Tenet Common Stock at the Tenet Special Meeting shall constitute a quorum at the Tenet Special Meeting. In the event that a quorum is not present at the Tenet Special Meeting, it is expected that such meeting will be adjourned or postponed to solicit additional proxies. Approval of each of the Share Issuance and the Amended Plan requires the affirmative vote of a majority of the votes cast with respect to such proposal, PROVIDED that the total number of votes cast on such proposal represents more than 50% of the outstanding shares of Tenet Common Stock entitled to vote thereon at the Tenet Special Meeting. Approval of the Charter Amendment requires the affirmative vote of a majority of all outstanding shares of Tenet Common Stock.

    Approval of the Share Issuance is not conditioned on approval of the Charter Amendment or approval of the Amended Plan, and approval of the Charter Amendment or the approval of the Amended Plan is not conditioned on approval of the Share Issuance.

    SHARE OWNERSHIP OF MANAGEMENT. At the close of business on the Tenet Record Date, directors and executive officers of Tenet, as a group, were the beneficial owners of an aggregate of 4,359,377 shares (approximately 2.0 %) of the Tenet Common Stock then outstanding.

    PROXIES. All shares of Tenet Common Stock represented by properly executed proxies received prior to or at the Tenet Special Meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated on a properly executed returned proxy, such proxies will be voted FOR the approval of the Tenet Proposals. A properly executed proxy marked "ABSTAIN", although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of shares represented and entitled to vote at the Tenet Special Meeting, will not be voted and will have the effect of a vote against the Tenet Proposals. In accordance with NYSE rules, brokers and nominees are precluded from exercising their voting discretion with respect to the approval and adoption of the Tenet Proposals and thus, absent specific instructions from the beneficial owner of such shares, are not empowered to vote such shares with respect to the approval and adoption of such proposals. Therefore, because the affirmative vote of a majority of the shares of Tenet Common Stock outstanding on the Tenet Record Date is required to approve the Charter Amendment and the affirmative vote of a majority of the shares of Tenet Common Stock represented in person or by proxy and entitled to vote on the Share Issuance and the Amended Plan proposals is required to approve such proposals, a "broker non-vote" (I.E., shares held by brokers or nominees which are represented at a meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will have the effect of a vote against the Charter Amendment and will not be counted as a vote cast on the Share Issuance and the Amended Plan. Shares represented, by "broker non-votes" will, however, be counted for purposes of determining whether there is a quorum at the Tenet Special Meeting.

    The Tenet Board is not currently aware of any business to be acted upon at the Tenet Special Meeting other than as described herein. If, however, other matters are properly brought before the Tenet Special Meeting, or any adjournments or postponements thereof, the persons appointed as proxies will have discretion to vote or act thereon according to their judgment. Such adjournments may be for the purpose of soliciting additional proxies. Shares represented by proxies voting against the approval and adoption of the Tenet Proposals will be voted against a proposal to adjourn the Tenet Special Meeting for the purpose of soliciting additional proxies. Tenet does not currently intend to seek an adjournment of its Special Meeting.

    A stockholder may revoke his or her proxy at any time prior to its use by delivering to the Secretary of Tenet a signed notice of revocation or a later-dated signed proxy or by attending the Tenet Special Meeting and voting in person. Attendance at the Tenet Special Meeting will not in itself constitute the revocation of a proxy.

    It is the policy of Tenet to keep confidential proxy cards, ballots and voting tabulations that identify individual stockholders, except where disclosure is mandated by law and in other limited circumstances.

    The cost of the solicitation of proxies will be paid by Tenet. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners, and Tenet will, upon request, reimburse them for their reasonable expenses. Tenet has retained Kissell-Blake Inc. to aid in the solicitation of proxies and to verify certain records related to the solicitation at a fee of $10,000 plus expenses. To the extent necessary in order to ensure sufficient representation at the Tenet Special Meeting, Tenet may request by telephone or telegram the return of proxy cards. The extent to which this will be necessary depends entirely upon how promptly proxy cards are returned. Stockholders are urged to send in their proxies without delay. Tenet will indemnify Kissell-Blake Inc. against certain liabilities and expenses in connection with the proxy solicitation, including liabilities under the federal securities laws.

    TENET SHAREHOLDERS DO NOT NEED TO TAKE ANY ACTION WITH RESPECT TO THEIR STOCK CERTIFICATES, WHICH WILL CONTINUE TO EVIDENCE THE SAME NUMBER OF SHARES OF TENET COMMON STOCK FOLLOWING THE MERGER.

THE ORNDA SPECIAL MEETING

    PURPOSE; TIME AND PLACE. At the OrNda Special Meeting, holders of OrNda Common Stock will be asked to vote upon a proposal (the "OrNda Proposal") to approve and adopt the Merger Agreement and such other matters as may properly come before the OrNda Special Meeting. The OrNda Special Meeting will be held at Loews Vanderbilt Plaza Hotel, 2100 West End Avenue, Nashville, Tennessee 37203, on January 28, 1997, starting at 10:00 a.m., local time.

    The OrNda Board (with one director absent) has unanimously determined that the Merger is in the best interests of OrNda and its stockholders and has approved the Merger Agreement. THE ORNDA BOARD (WITH ONE DIRECTOR ABSENT) UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF ORNDA VOTE "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AT THE ORNDA SPECIAL MEETING. See "The Merger--OrNda's Reasons for the Merger; Recommendations of the OrNda Board."

    For a discussion of (i) the interests that certain directors and executive officers of OrNda have with respect to the Merger that are different from, or in addition to, the interests of stockholders of OrNda generally and (ii) information regarding the treatment of options and warrants to purchase OrNda Common Stock and other rights of certain directors and executive officers of OrNda, see "The Merger-- Stockholder Voting Agreements" and "--Interests of Certain Persons in the Merger." Such interests, together with other relevant factors, were considered by the OrNda Board in making its recommendation and approving the Merger Agreement.

    VOTING RIGHTS; VOTES REQUIRED FOR APPROVAL. The OrNda Board has fixed the close of business on December 16, 1996, as the record date for voting at the OrNda Special Meeting (the "OrNda Record Date"). Only holders of record of shares of OrNda Common Stock on the OrNda Record Date are entitled to notice of and to vote at the OrNda Special Meeting. On the OrNda Record Date, there were 58,582,125 shares of OrNda Common Stock outstanding and entitled to vote at the OrNda Special Meeting, held by approximately 1,415 stockholders of record. Each holder of record, as of the OrNda Record Date, of

OrNda Common Stock is entitled to cast one vote per share. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of OrNda Common Stock entitled to vote is necessary to constitute a quorum at the OrNda Special Meeting. The affirmative vote, in person or by proxy, of the holders of a majority of the shares of OrNda Common Stock outstanding on the OrNda Record Date is required to approve and adopt the OrNda Proposal.

    SHARE OWNERSHIP OF MANAGEMENT. At the close of business on the OrNda Record Date, directors and executive officers of OrNda, as a group, were the beneficial owners of an aggregate of 11,128,746 shares (approximately 19.0%) of the OrNda Common Stock then outstanding.

    Pursuant to the Stockholder Voting Agreements, the JLL Fund and Mr. Martin, who owned in the aggregate approximately 14.0% of the shares of OrNda Common Stock outstanding on the OrNda Record Date, have agreed, so long as the Merger Agreement remains in effect, to vote their shares of OrNda Common Stock in favor of the approval and adoption of the Merger Agreement and the transactions contemplated thereby at the OrNda Special Meeting and against any proposals that would impede or delay the Merger. See "The Merger--Stockholder Voting Agreements."

    PROXIES. All shares of OrNda Common Stock represented by properly executed proxies received prior to or at the OrNda Special Meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated on a properly executed returned proxy, however, such proxies will be voted FOR the approval of the OrNda Proposal. A properly executed proxy marked "ABSTAIN", although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of shares represented and entitled to vote at the OrNda Special Meeting, will not be voted and will have the effect of a vote against the OrNda Proposal. In accordance with NYSE rules, brokers and nominees are precluded from exercising their voting discretion with respect to the approval and adoption of the OrNda Proposal and thus, absent specific instructions from the beneficial owner of such shares, are not empowered to vote such shares with respect to the approval and adoption of such proposals. Therefore, because the affirmative vote of a majority of the shares of OrNda Common Stock outstanding on the OrNda Record Date is required to approve the OrNda Proposal, a "broker non-vote" with respect to the OrNda Proposal will have the effect of a vote against such proposal. Shares represented by "broker non-votes" will, however, be counted for purposes of determining whether there is a quorum at the OrNda Special Meeting.

    For a stockholder who is a participant in the OrNda Savings and Investment 401(k) Plan (the "OrNda SIP"), the proxy card will similarly serve as voting instructions for the trustee of the plan, if accounts are registered in the same name. If proxy cards representing shares in the OrNda SIP are not executed and returned, those shares will be voted by the trustee in the same proportion as the shares for which executed proxy cards are returned by other participants in the plan.

    The OrNda Board is not currently aware of any business to be acted upon at the OrNda Special Meeting other than as described herein. If, however, other matters are properly brought before the OrNda Special Meeting, or any adjournments or postponements thereof, the persons appointed as proxies will have discretion to vote or act thereon according to their judgment. Such adjournments may be for the purpose of soliciting additional proxies. Shares represented by proxies voting against the approval and adoption of the OrNda Proposal will be voted against a proposal to adjourn the OrNda Special Meeting for the purpose of soliciting additional proxies. OrNda does not currently intend to seek an adjournment of its Special Meeting.

    A stockholder may revoke his or her proxy at any time prior to its use by delivering to the Secretary of OrNda a signed notice of revocation or a later-dated signed proxy or by attending the OrNda Special Meeting and voting in person. Attendance at the OrNda Special Meeting will not in itself constitute the revocation of a proxy.

    It is the policy of OrNda to keep confidential proxy cards, ballots and voting tabulations that identify individual stockholders, except where disclosure is mandated by law and in other limited circumstances.

    The cost of the solicitation of proxies will be paid by OrNda for OrNda proxies. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners; and OrNda will, upon request, reimburse them for their reasonable expenses. OrNda has retained Kissell-Blake Inc. to aid in the solicitation of proxies and to verify certain records related to the solicitation at a fee of $10,000, plus expenses. To the extent necessary in order to ensure sufficient representation at the OrNda Special Meeting, OrNda may request by telephone or telegram the return of proxy cards. The extent to which this will be necessary depends entirely upon how promptly proxy cards are returned. Stockholders are urged to send in their proxies without delay. OrNda will indemnify Kissell-Blake Inc. against certain liabilities and expenses in connection with the proxy solicitation, including liabilities under the federal securities laws.

    STOCKHOLDERS SHOULD NOT SEND IN ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. A TRANSMITTAL FORM WITH INSTRUCTIONS FOR THE SURRENDER OF STOCK CERTIFICATES FOR ORNDA COMMON STOCK WILL BE MAILED TO FORMER ORNDA STOCKHOLDERS AS SOON AS PRACTICABLE AFTER THE CONSUMMATION OF THE MERGER.

                                   THE MERGER

BACKGROUND OF THE MERGER

    The terms of the Merger Agreement and the related agreements are the result of arm's-length negotiations between representatives, legal advisors and financial advisors of Tenet and OrNda. The following is a brief discussion of the background of these negotiations, which resulted in the Merger Agreement and related transactions.

    Tenet's and OrNda's negotiations were in response to the dramatic changes that have occurred and continue to occur within the healthcare industry. Over the past several years, the United States healthcare industry has undergone a period of great uncertainty and change. Competition from a variety of healthcare providers has intensified, and healthcare reform has been the focus of many states as well as of the Federal government. Additionally, market factors have resulted in an increased focus on "integrated healthcare delivery networks" for the delivery of healthcare. This focus on integrated healthcare delivery networks has been in response to (i) an increase in the importance of managed care systems such as health maintenance organizations ("HMOs") and patient provider organizations ("PPOs"), (ii) a rise in direct contracting between providers and employers, and (iii) an increase in the development of pilot Medicare and Medicaid managed care plans under which HMOs contract with Federal and state governments to serve a large, widespread population base. These factors, among others, also have resulted in a significant trend toward the consolidation of healthcare providers and payors through acquisitions, mergers and other strategic alliances. Each of OrNda and Tenet has entered into (and has been aware that many other healthcare providers have been considering or have entered into) a variety of strategic transactions to strengthen their positions for the future. Tenet and OrNda also recognized the changes and uncertainties facing the healthcare industry, and, as a result, each has been actively reviewing the dynamic healthcare business environment, the structural changes occurring within the industry and the available alternatives that could enhance their respective competitive positions.

    During the summer of 1993, Gary Winnick, an OrNda investor and principal of Pacific Capital Group, introduced Tenet's new Chief Executive Officer, Jeffrey
C. Barbakow, to OrNda's Chief Executive Officer, Charles N. Martin, Jr. From that time forward, the two executives occasionally would meet at industry functions and would have general discussions concerning the possibility of entering into one or more strategic combinations of their assets in certain geographic locations, such as southern California or south Florida.

    On October 10, 1994, Tenet signed a definitive merger agreement with AMH, pursuant to which AMH would become a wholly owned subsidiary of Tenet upon consummation of the merger contemplated by such merger agreement. This agreement was the result of several months of discussions and negotiations among Tenet, AMH and their respective representatives, legal advisors and financial advisors.

    During the remainder of the fourth calendar quarter of 1994, the senior management of Tenet had very preliminary discussions with the senior management of OrNda regarding various possible business combinations, joint ventures or partnership transactions. On December 8, 1994, Tenet and OrNda executed a confidentiality agreement (the "Confidentiality Agreement") pursuant to which they agreed, among other things, that any confidential information disclosed by one party to the other would be treated as confidential and would be used solely for the purpose of evaluating a proposed transaction. Thereafter, the senior managements of Tenet and OrNda periodically discussed the businesses of the two companies in general and continued preliminary discussions concerning the possibility of various forms of a strategic transaction between Tenet and OrNda.

    Given the complexity of the AMH acquisition and the time and managerial effort required to integrate the soon-to-be-combined operations of Tenet and AMH, the senior management of Tenet elected not to pursue a transaction with OrNda at that time.

    On March 1, 1995, Tenet completed its acquisition of AMH, thereby acquiring 37 general hospitals and related healthcare facilities in 13 states. After completion of the AMH transaction, senior management of Tenet began actively reviewing the operations, management and corporate structure of the newly combined entity.

    During the remainder of 1995 and into early 1996, the managements of Tenet and OrNda engaged in preliminary discussions regarding opportunities for joint ventures or partnerships, particularly in south Florida and southern California. Although no relationship was formally consummated, senior and operational management of the respective companies became acquainted with the capabilities of the other and learned about the complementary attributes of their respective healthcare facilities and healthcare delivery systems.

    As a result of these preliminary discussions, senior management of Tenet began to consider the possibility of an alliance with OrNda. After consulting with its legal and financial advisors, Tenet initiated preliminary discussions with OrNda regarding the viability of some form of business combination between the two companies. These discussions led to a meeting on April 9, 1996 in Nashville among certain members of Tenet's and OrNda's senior and operational management. During this meeting, the two management teams discussed issues relating to a potential business combination, including, without limitation, the healthcare industry in general, the relative strengths and weaknesses of the two entities, and an overview of the general business philosophies and strategies of the two entities. The management of Tenet and OrNda determined that additional discussions regarding the respective business strengths and operational strategies of the two companies and an exchange of certain confidential information would be useful to facilitate discussions regarding a possible business combination. Additional discussions and information exchanges continued thereafter.

    On April 26, 1996, the parties met at Tenet's regional headquarters in Dallas, Texas, to more fully explore the potential benefits of a joint venture in one or more markets or a possible business combination and to continue exchanging information relevant to their due diligence investigations. During the remainder of April 1996, senior management of Tenet and OrNda met and had telephone conferences on several occasions to discuss due diligence matters, the form of a possible transaction and the desirability for further discussions regarding a joint venture in one or more markets or a possible business combination.

    Throughout the period from May to July 1996, Tenet and OrNda continued their due diligence efforts, and senior and operational management, representatives and financial advisors of the respective companies continued to discuss structural, procedural and operational matters with respect to a proposed transaction between Tenet and OrNda.

    On July 16 and 17, 1996, senior management of the two parties met in Dallas to discuss the potential operational and financial structure of the proposed business combination. The parties also continued their discussions regarding the healthcare industry in general and what impact any proposed business combination would have on the combined company's ability to compete in this rapidly changing environment.

    On July 19, 1996, senior management of the two parties met in Nashville to continue these discussions. In connection with this meeting, representatives of each of the parties executed an updated Confidentiality Agreement dated July 19, 1996, which affirmed, with certain exceptions, the original Confidentiality Agreement between the parties dated December 8, 1994.

    On July 24, 1996, senior management of the two parties and a representative of DLJ met in Orange County, California to determine the extent of their mutual interest in continuing the discussions. At this time, the parties determined to proceed with discussions and to continue their due diligence.

    During the period from July 25 through August 11, 1996, the parties and their respective representatives and financial advisors had telephone conferences on several occasions to discuss the potential business combination or a joint venture in one or more markets.

    On August 12, 1996, the Chief Executive and Chief Financial Officers for the two parties met in Santa Barbara, California for further discussions regarding various financial, operational and organizational issues relating to the proposed business combination.

    From August 13 through September 15, 1996, the parties had very little contact. The senior management of Tenet spent this time evaluating the merits of a strategic transaction with OrNda, reviewing their own strategic and operational plans and considering their other strategic and financial alternatives in light of the evolving nature of the healthcare industry.

    On August 26, 1996, Tenet entered into an engagement letter with DLJ pursuant to which Tenet engaged DLJ on an exclusive basis to act as its financial advisor in connection with a possible sale, merger, consolidation or any other business combination involving Tenet and OrNda. Pursuant to this engagement letter, DLJ agreed to advise Tenet on (i) an evaluation of OrNda,
(ii) the proposed purchase price of any transaction between Tenet and OrNda,
(iii) the structure of the proposed transaction with OrNda, and (iv) the negotiations relating to any financial aspects of the proposed transaction. See "--Opinion of Donaldson, Lufkin & Jenrette Securities Corporation, Financial Advisor to Tenet."

    At a regularly scheduled board meeting on September 10, 1996, OrNda's Chairman, President and Chief Executive Officer reviewed with the OrNda Board recent developments in the ongoing discussions between Tenet and OrNda.

    During the third week of September 1996, senior management of Tenet and representatives of DLJ began discussions with senior management of OrNda and representatives of Merrill Lynch, regarding specific structural issues relating to the proposed transaction. During the last two weeks of September 1996, the parties held a series of meetings and telephone conferences during which members of senior management of each party, as well as representatives of the respective financial advisors, discussed the relative merits of the proposed business combination.

    On October 1, 1996, senior management of Tenet met in New York with one of Tenet's largest institutional shareholders and with a member of the OrNda Board to discuss the structure and potential financial issues relating to a proposed business combination. From October 2 through October 4, 1996, senior management of Tenet and representatives of each company were actively involved in further discussions. At that time, significant issues remained unresolved. Tenet's senior management contacted Pacific Capital Group Chairman Gary Winnick, the OrNda investor who originally introduced Tenet's Chief Executive Officer to OrNda's Chief Executive Officer in 1993, to discuss some of those issues. Mr. Winnick agreed to assist and thereafter, in a series of conversations, contacted representatives of JLL and OrNda with suggestions that Mr. Winnick believed would resolve the open issues. On October 9, 1996, senior management of Tenet and representatives of DLJ met in Los Angeles with representatives of Merrill Lynch and two members of the OrNda Board to discuss the proposed terms of the potential transaction and to determine whether to proceed with further discussions and more in-depth due diligence.

    During the period from October 12 through October 14, 1996, the respective members of senior management of Tenet and OrNda, and representatives of DLJ, Merrill Lynch and the companies' respective legal advisors engaged in extensive meetings and negotiations in Los Angeles to resolve open issues and to establish the terms of a transaction that could be submitted for consideration to the Boards of Directors of OrNda and Tenet. At the conclusion of these meetings, the companies and their respective financial and legal advisors established terms of a potential agreement on the structure of the business combination and proposed terms of reciprocal stock option agreements and stockholder voting agreements, subject to review and approval by the Boards of Directors of Tenet and OrNda. See "--Stockholder Voting Agreements."

    On October 14, 1996, the Chief Executive Officer and Chief Operating Officer of Tenet met with the Chief Executive Officer and Chief Financial Officer of OrNda in Dallas for further discussions regarding various operational and organizational issues relating to the proposed business combination.

    On the evening of October 14, 1996, at a special meeting of the OrNda Board, members of OrNda's senior management, OrNda's legal counsel and representatives of Merrill Lynch reviewed with the OrNda

Board, among other matters, the terms of the proposed transaction, the background of the Merger, OrNda's alternatives to the Merger, the strategic rationale for and potential benefits of the Merger, a summary of due diligence findings and the status of negotiations. The Chief Executive Officer of OrNda also reviewed with the OrNda Board the organizational issues discussed with Tenet's Chief Executive Officer during the meeting earlier that day. Thereafter, negotiations among Tenet and OrNda and their financial and legal advisors continued.

    On October 15, 1996, the Tenet Board held a special meeting to consider the terms of the proposed Merger. Members of Tenet's senior management, Tenet's legal counsel and representatives of DLJ made presentations to the Tenet Board and discussed with the members certain financial and legal analyses of various aspects of the proposed Merger and certain strategic benefits and post-merger operational efficiencies resulting therefrom. During the course of such meeting, the Tenet Board raised certain questions regarding, among other things, the terms of the Merger Agreement and the related transactions and instructed Tenet's legal advisors to continue negotiations. At this point, the Tenet Board adjourned for the evening. Subsequently, Tenet's legal advisors negotiated with OrNda's legal advisors to effect certain modifications to the terms of the proposed transaction as requested by the Tenet Board.

    On the morning of October 16, 1996, the Tenet Board reconvened to consider and vote upon the proposed transaction. Following additional presentations by members of Tenet's senior management, financial and legal advisors, including DLJ's delivery of its fairness opinion, and a summary of the results of the negotiations, and after extensive consideration, the Tenet Board determined by a unanimous vote of those present (i) that the transactions contemplated by the Merger Agreement were in the best interests of Tenet, and (ii) that the Exchange Ratio is fair, from a financial point of view, to Tenet. Subsequently, the Tenet Board adopted and approved the Merger Agreement and the transactions contemplated thereby.

    Also on the morning of October 16, 1996, the OrNda Board held a special meeting and those members present unanimously approved the Merger Agreement and the transactions contemplated thereby. This approval was given after presentations by OrNda's senior management, financial advisor and legal counsel and after consideration of the proposed terms and conditions of the Merger Agreement and the transactions contemplated thereby. In addition, Merrill Lynch delivered its opinion to the OrNda Board to the effect that, as of such date and subject to the assumptions and the limitations contained therein, the Exchange Ratio is fair to the holders of OrNda Common Stock (other than Tenet and its affiliates) from a financial point of view. See "--Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Financial Advisor to OrNda."

    On the afternoon of October 16, 1996, the Merger Agreement was executed by Tenet, Merger Sub and OrNda. On October 17, 1996, Tenet and each of Charles N. Martin, Jr. and the JLL Fund (who together held an aggregate of approximately 14.0% of the outstanding OrNda Common Stock on the OrNda Record Date) entered into the two Stockholder Voting Agreements pursuant to which each of such stockholders agreed to vote (or consent with regard to) all shares of OrNda Common Stock beneficially owned by them in favor of the approval and adoption of the Merger Agreement and the transactions contemplated thereby and against any proposals that would impede or delay the same. In addition, each of Tenet and OrNda entered into the Stock Option Agreements granting each the right to acquire common stock of the other under certain specified circumstances. See "--Stockholder Voting Agreements" and
"--Stock Option Agreements."

    On the morning of October 17, 1996, Tenet and OrNda issued a joint press release announcing the execution of the definitive Merger Agreement.

TENET'S REASONS FOR THE MERGER; RECOMMENDATIONS OF THE TENET BOARD

    The Tenet Board believes the terms of the Merger Agreement and the transactions contemplated thereby are in the best interests of Tenet and its shareholders. Accordingly, the Tenet Board has (with one director absent) unanimously approved the Merger.

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
    In reaching its determination, the Tenet Board consulted with Tenet management, as well as its financial and legal advisors, and considered a number of factors, including, without limitation, the following:

        (i) that by providing Tenet with the opportunity to combine with a company having a substantial portfolio of large, attractive, urban and suburban hospitals known for quality care and strong financial performance, the Merger would support a major strategic objective of Tenet to enlarge and enhance its integrated healthcare delivery systems and reinforce its position as a significant provider of healthcare services in various geographic areas throughout the United States as well as to enter certain additional geographic areas such as Arizona and Massachusetts;

        (ii) the potential efficiencies and cost savings expected to be realized as a result of the combination of the operations of Tenet and OrNda, including stronger integrated healthcare delivery systems, consolidating healthcare provider networks, reducing duplicative overhead expenses and achieving other synergistic savings;

       (iii) that based on the relative earnings of both companies, the Merger should be accretive on a pro forma basis to Tenet's earnings in fiscal year 1998 and thereafter, after giving effect to certain cost savings that management believes may be realized following the Merger;

        (iv) that the Merger would diversify Tenet's hospital portfolio, making Tenet's overall results of operations less affected by fluctuations in the operating performance of individual hospitals;

        (v) that the addition of OrNda's facilities in complementary geographic areas would improve Tenet's ability to enlarge and enhance its integrated healthcare delivery systems and provide more comprehensive coverage to group purchasers such as managed care providers and to enter into such systems with others;

        (vi) the improved ability of Tenet to pursue strategic acquisitions and partnerships where there is an opportunity to enhance the combined company's delivery networks and to better respond to challenges that healthcare providers are expected to face as a result of continued healthcare reform;

       (vii) information with respect to the financial condition, business, operations and prospects of both Tenet and OrNda on a historical and prospective basis, including certain information reflecting the two companies on a pro forma combined basis, and treating the transaction as a pooling of interests for accounting purposes;

      (viii) the tax-free nature of the transaction;

        (ix) the financial presentation of DLJ;

        (x) the terms of the Merger Agreement, the Stock Option Agreements and the Stockholder Voting Agreements; and

        (xi) the opportunity to create a combined company with greater financial resources and flexibility, competitive strengths and business opportunities than would be possible for Tenet alone.

    The foregoing list of the information and factors considered by the Tenet Board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Merger, the Tenet Board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Tenet Board may have given different weights to different factors.

    THE TENET BOARD (WITH ONE DIRECTOR ABSENT) UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF TENET VOTE "FOR" THE APPROVAL OF THE SHARE ISSUANCE.

ORNDA'S REASONS FOR THE MERGER; RECOMMENDATIONS OF THE ORNDA BOARD

    The OrNda Board has carefully considered the terms of the proposed Merger and believes that the Merger and the related transactions are in the best interests of OrNda and its stockholders. In reaching its determination, the OrNda Board consulted with its financial and legal advisors and with senior management and considered a number of factors, including, without limitation, the following:

        (i) the strategic fit of the combined companies;

        (ii) OrNda's strategic alternatives, including maintaining OrNda as an independent company and its ability to finance acquisitions;

       (iii) information, including pro forma information, concerning the financial performance, financial condition, business operations and prospects of OrNda and Tenet;

        (iv) the Merger will better position the combined entity to compete in the increasingly consolidated investor-owned hospital industry and to respond to challenges which the industry may face due to healthcare reform;

        (v) the opportunities for economies of scale and operating efficiencies that are anticipated to result from the Merger, particularly in terms of the integration of office facilities, support functions and the purchasing power of the combined entity;

        (vi) the combined company's strong and experienced management, which is expected to include certain current members of OrNda's senior management team;

       (vii) the Merger would improve the combined entity's ability to access the capital markets and otherwise increase its financial flexibility;

      (viii) the tax-free nature of the transaction to OrNda stockholders and the effects on the combined entity resulting from treating the transaction as a pooling of interests for accounting purposes;

        (ix) the Exchange Ratio and recent trading prices for OrNda Common Stock and Tenet Common Stock;

        (x) the financial presentation and the opinion of Merrill Lynch to the effect that, as of October 16, 1996 (the date of the signing of the Merger Agreement) and subject to the assumptions and the limitations therein, the Exchange Ratio (which was determined through arm's-length negotiations between Tenet and OrNda) is fair to the holders of OrNda Common Stock (other than Tenet and its affiliates) from a financial point of view; and

        (xi) the terms of the Merger Agreement, the Stock Option Agreements and the other documents executed in connection with the Merger Agreement.

    The foregoing list of the information and factors considered by the OrNda Board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Merger, the OrNda Board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the OrNda Board may have given different weights to different factors.

    THE ORNDA BOARD (WITH ONE DIRECTOR ABSENT) UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF ORNDA VOTE "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

OPINION OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION, FINANCIAL
  ADVISOR TO TENET

    DLJ, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The Tenet Board selected DLJ as its financial advisor because it is an internationally recognized investment banking firm and DLJ has substantial experience in transactions similar to the Merger and is familiar with Tenet and its businesses.

    As part of its role as financial advisor to Tenet, DLJ was asked by Tenet to render an opinion to the Tenet Board as to the fairness from a financial point of view to Tenet of the Exchange Ratio. On October 16, 1996, DLJ delivered to the Tenet Board an opinion (the "DLJ Opinion") that, as of such date, and based upon and subject to the assumptions, limitations and qualifications set forth in such opinion, the Exchange Ratio is fair to Tenet from a financial point of view.

    THE FULL TEXT OF THE DLJ OPINION IS ATTACHED HERETO AS ANNEX B. SHAREHOLDERS OF TENET ARE URGED TO READ THE DLJ OPINION IN ITS ENTIRETY FOR ASSUMPTIONS MADE, PROCEDURES FOLLOWED, OTHER MATTERS CONSIDERED AND THE LIMITS OF THE REVIEW BY DLJ.

    The DLJ Opinion was prepared for the Tenet Board and is directed only to the fairness of the Exchange Ratio to Tenet from a financial point of view. The DLJ Opinion does not constitute a recommendation to any shareholder of Tenet as to how such shareholder should vote on the Merger, nor did it constitute a recommendation to any member of the Tenet Board as to how such member should have voted on the Merger.

    The DLJ Opinion does not constitute an opinion as to the price at which shares of Tenet Common Stock will actually trade at any time. DLJ was not requested by the Tenet Board to make, nor did DLJ make, any recommendation as to the amount of the Exchange Ratio, which determination was reached through negotiations between Tenet and OrNda, in connection with which DLJ advised and assisted Tenet. No restrictions or limitations were imposed by the Tenet Board upon DLJ with respect to the investigation made or the procedures followed by DLJ in rendering its opinion.

    In arriving at its opinion, DLJ reviewed the Merger Agreement and the exhibits thereto, including the Stockholder Voting Agreements, the Stock Option Agreements, the form of the Registration Rights Agreement and the Disclosure Letters referred to in the Merger Agreement. DLJ also reviewed financial and other information that was publicly available or furnished to it by Tenet and OrNda, including information provided during discussions with their respective managements. Included in the information provided during discussions with the respective managements were certain pro forma historical financial results and financial projections of OrNda prepared by the management of OrNda, and certain pro forma historical results and financial projections of Tenet provided by the management of Tenet or based on information and assumptions provided by the management of Tenet. In addition, DLJ compared certain financial and securities data of Tenet and OrNda with that of various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of Tenet Common Stock and OrNda Common Stock, reviewed prices and premiums paid in other business combinations and conducted such other financial studies, analyses and investigations as DLJ deemed appropriate for purposes of its opinion. DLJ also assumed that, for accounting and financial reporting purposes, the Merger will be treated as a pooling of interests.

    In rendering its opinion, DLJ relied upon and assumed the accuracy, completeness and fairness of all of the financial and other information that was available to it from public sources, that was provided to it by Tenet and OrNda or their respective representatives or that was otherwise reviewed by it. In particular, DLJ relied upon the estimates of the management of Tenet of the operating savings and other benefits and cost reductions achievable as a result of the Merger. With respect to information and assumptions regarding or contained in the pro forma historical results or financial projections supplied to it, DLJ assumed that they were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the managements of Tenet and OrNda as to the pro forma historical results and future operating and financial performance of Tenet and OrNda. DLJ did not assume any responsibility for making any independent evaluation of the assets or liabilities of Tenet or of OrNda or for making any independent verification of any of the information reviewed by it. DLJ has relied as to all legal matters on the advice of Tenet's outside legal counsel.

    The DLJ Opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to DLJ as of, the date of the DLJ Opinion. It should be understood that, although subsequent developments may affect its opinion, DLJ does not have any obligation to update, revise or reaffirm its opinion. The following is a summary of certain financial analyses performed by DLJ and presented to the Tenet Board at its October 15 and 16, 1996 board meetings.

    CONTRIBUTION ANALYSIS. DLJ analyzed Tenet's relative contribution to the combined company with respect to revenues, earnings before interest, taxes, depreciation and amortization ("EBITDA"), earnings before interest and taxes ("EBIT"), net income, net property and equipment and total assets at and for the pro forma fiscal year ended May 31, 1996. The pro forma information for the combined company was based on the actual fiscal year ended May 31, 1996 results for Tenet and estimates from management regarding both recent acquisitions and pending acquisitions subject to purchase agreements or letters of intent and the preliminary fiscal year ended August 31, 1996 results for OrNda and estimates from management regarding both recent acquisitions and pending acquisitions subject to purchase agreements or letters of intent. For each of Tenet and OrNda, completed and pending acquisitions were accounted for as though they had taken place at the beginning of each company's respective fiscal year in order to show the pro forma effect of a full year of operating results. As a result of the Merger, Tenet's shareholders will own approximately 72.8% of the equity of the combined company. This compares with Tenet's contribution to the combined company's pro forma results, without taking into account any operating savings or other benefits or cost reductions which may result from the Merger, of approximately 68.0% of revenues, 74.1% of EBITDA, 73.4% of EBIT, 72.3% of net income, 72.7% of net property and equipment and 76.7% of total assets. DLJ also calculated Tenet's contribution to the combined company's pro forma results, giving full effect to the estimated operating savings, by applying the full amount of such savings to OrNda's pro forma results. Tenet's contribution to the combined company's pro forma results, giving full effect to the estimated operating savings, is 71.5% of EBITDA, 69.8% of EBIT and 66.3% of net income.

    DLJ reviewed and applied certain relevant financial multiples of Tenet to the pro forma financial information of the combined company in order to calculate the relative equity contribution of Tenet to the combined company, with and without giving effect to any potential operating savings which may result from the Merger. The Tenet multiples used to calculate the relative equity contribution included the total equity value ("Total Equity Value," calculated as total shares outstanding multiplied by the subject Company's closing stock price on October 11, 1996 or the trading day prior to the announcement of the relevant transaction, as applicable) plus net debt ("Net Debt," calculated as total debt less cash and cash equivalents) (such sum, "Total Enterprise Value"), as a multiple of revenues, EBITDA and EBIT for the last twelve months of reported results ("LTM"). The Tenet multiples of Total Enterprise Value to LTM revenues, EBITDA and EBIT, based on Tenet's closing stock price on October 11, 1996, were multiplied by pro forma revenues, EBITDA and EBIT, respectively, for the combined company to calculate the implied pro forma Total Enterprise Value of the combined company based on each such multiple. The implied pro forma Total Equity Value was calculated by subtracting the pro forma Net Debt of the combined company from the implied pro forma Total Enterprise Value derived from such calculations. The relative equity contribution of Tenet to the combined company was determined by dividing the Total Equity Value of Tenet, based on Tenet's closing stock price on October 11, 1996, by the implied pro forma Total Equity Value of the combined company, derived from such calculations, which resulted in relative equity contributions before giving effect to any potential operating savings of approximately 66.2% based on a multiple of Total Enterprise Value to revenues, 76.4% based on a multiple of Total Enterprise Value to EBITDA and 75.1% based on a multiple of Total Enterprise Value to EBIT. Giving full effect to the estimated operating savings as described above, Tenet's relative equity contribution to the combined company was approximately 71.8% based on a multiple of Total Enterprise Value to EBITDA and 69.0% based on a multiple of Total Enterprise Value to EBIT. By comparison, as a result of the Merger, Tenet's shareholders will own approximately 72.8% of the equity of the combined company.

    IMPLIED EXCHANGE RATIO ANALYSIS. DLJ compared the Exchange Ratio to the ratio implied by dividing the OrNda closing stock price by the Tenet closing stock price on a daily basis for the twelve month period ended October 11, 1996. During such period, the implied exchange ratio for OrNda and Tenet ranged from 0.99 to 1.43. This compares to the Exchange Ratio of 1.35.

    COMPARABLE TRANSACTION MULTIPLE ANALYSIS. DLJ reviewed publicly available information for eleven selected merger and acquisition transactions involving acute care hospital companies and announced subsequent to January 1, 1993 (the "Selected Hospital Company Transactions"). The Selected Hospital Company Transactions were: (i) Forstmann Little & Co./Community Health Systems, Inc.,
(ii) Paracelsus Healthcare Corporation/Champion Healthcare Corporation, (iii) Tenet/AMH, (iv) Columbia/HCA Healthcare Corporation/Healthtrust, Inc., (v) Community Health Systems, Inc./Hallmark Healthcare Corporation, (vi) Columbia/HCA Healthcare Corporation/Medical Care America, Inc., (vii) Healthtrust, Inc./Epic Holdings, Inc., (viii) OrNda/Summit, (ix) OrNda/American Healthcare Management, Inc., (x) Columbia Hospital Corporation/HCA-Hospital Company of America and (xi) Columbia Hospital Corporation/Galen Health Care, Inc. DLJ reviewed the consideration paid in such transactions in terms of the Total Enterprise Value as a multiple of LTM revenues, EBITDA and EBIT of the acquired entity prior to its acquisition. The median multiple of the ratio of Total Enterprise Value to LTM revenues computed for the Selected Hospital Company Transactions was 1.4x. This compares to the Total Enterprise Value to pro forma revenues multiple of 1.1x attributable to OrNda based on an equity value per share equal to the product of the Exchange Ratio and the closing stock price of Tenet on October 11, 1996 (the "Consideration per Share"). The median multiple of the ratio of Total Enterprise Value to LTM EBITDA computed for the Selected Hospital Company Transactions was 7.3x. This compares to the Total Enterprise Value to pro forma EBITDA multiple of 7.9x attributable to OrNda based on the Consideration per Share. The median multiple of the ratio of Total Enterprise Value to LTM EBIT computed for the Selected Hospital Company Transactions was 11.0x. This compares to the Total Enterprise Value to pro forma EBIT multiple of 10.7x attributable to OrNda based on the Consideration per Share.

    COMPARABLE PUBLIC COMPANIES ANALYSIS. DLJ reviewed selected historical share price, pro forma earnings and operating and financial ratios of certain companies whose securities are publicly traded (collectively the "Comparable Companies"). The Comparable Companies were chosen because they possess general business, operating and financial characteristics representative of companies in the industry in which Tenet and OrNda operate. The Comparable Companies consisted of: Columbia/HCA Healthcare Corporation, Health Management Associates and Quorum Health Group. Such ratios included Total Enterprise Value as a multiple of LTM revenues, LTM EBITDA and LTM EBIT. The median multiple of the ratio of Total Enterprise Value to LTM revenues computed for the Comparable Companies was 1.7x. This compares to the Total Enterprise Value to pro forma revenues multiple of 1.1x attributable to OrNda based on the Consideration per Share. The median multiple for the ratio of Total Enterprise Value to LTM EBITDA computed for the Comparable Companies was 8.3x. This compares to the Total Enterprise Value to pro forma EBITDA multiple of 7.9x attributable to OrNda based on the Consideration per Share. The median multiple of the ratio of Total Enterprise Value to LTM EBIT computed for the Comparable Companies was 11.5x. This compares to the Total Enterprise Value to pro forma EBIT multiple of 10.7x attributable to OrNda based on the Consideration per Share. In addition, DLJ examined the ratios of current stock prices (based on reported closing prices for the Comparable Companies on October 11, 1996) to estimated calendar year 1996 and 1997 earnings per share ("EPS") (as estimated by Institutional Brokers Estimate System International Inc. ("I/B/E/S")). The median multiple of the ratio of current stock price to estimated calendar year 1996 EPS computed for the Comparable Companies was 18.0x. This compares to the multiple of Consideration per Share to estimated calendar year 1996 EPS of 16.3x attributable to OrNda. The median multiple of the ratio of current stock price to estimated calendar year 1997 EPS computed for the Comparable Companies was 15.1x. This compares to the multiple of Consideration per Share to estimated calendar year 1997 EPS of 14.0x attributable to OrNda.

    PRO FORMA EPS IMPACT ANALYSIS. DLJ analyzed the pro forma effect of the Merger on the EPS of Tenet. DLJ reviewed the operating savings expected to result from the Merger by combining the operations of Tenet and OrNda as projected by the managements of Tenet and OrNda. For the purposes of DLJ's analysis, half of the amount of estimated annual operating savings was applied to the pro forma fiscal year ending May 31, 1997 and the full amount of the estimated annual operating savings was applied to the pro forma fiscal year ending May 31, 1998. DLJ analyzed the pro forma effect of such operating savings on net income and EPS for Tenet. The analysis indicated that the pro forma EPS for Tenet, giving effect to the estimated operating savings as described above, would be marginally higher in the fiscal years ending May 31, 1997 and May 31, 1998 than the comparable projections for Tenet as a stand-alone company for the same periods. The analysis indicated that the pro forma EPS for Tenet, assuming no operating savings, would be marginally lower on a pro forma basis giving effect to the Merger in the fiscal years ending May 31, 1997 and May 31, 1998 than the comparable projections for Tenet as a stand-alone company for the same periods.

    DISCOUNTED CASH FLOW ANALYSIS.   DLJ performed a discounted cash flow
analysis to evaluate the Exchange Ratio. For purposes of this analysis, DLJ performed discounted cash flow analyses for each of Tenet and OrNda on a stand-alone basis. In performing its analysis, DLJ calculated the "Free Cash Flow" for each company based on projected EBITDA adjusted for projected: (i) taxes, (ii) certain non-cash items (other than depreciation and amortization);
(iii) changes in working capital and depletion of reserves; and (iv) capital expenditures. DLJ discounted the stream of free cash flows for fiscal 1997 to fiscal 2001 back to May 31, 1996 using discount rates ranging from 10.0% to 12.0%, which range of discount rates was determined by DLJ to approximate the weighted average cost of capital of both Tenet and OrNda. To estimate the residual value of each of Tenet and OrNda at the end of the forecast period, DLJ applied a range of multiples from 7.0x to 8.0x, such range of multiples being consistent with those exhibited by the Comparable Companies and the Selected Hospital Company Transactions, to each company's projected fiscal 2001 EBITDA, and discounted those estimates of residual value back to May 31, 1996 using the same discount rates. DLJ then aggregated the present value of the free cash flows and the present value of the residual value of each of Tenet and OrNda to derive a range of implied Total Enterprise Value for each company. The range of implied Total Enterprise Value for each of Tenet and OrNda was then adjusted for each company's respective Net Debt to yield a range of implied Total Equity Value for each company. The range of implied Total Equity Value for each of Tenet and OrNda was then divided by each company's respective number of fully-diluted shares to determine a range of implied Total Equity Value per share for each company. The range of implied Total Equity Value per share for Tenet, based on the range of discount rates of 10.0% to 12.0% and the range of terminal multiples of 7.0x to 8.0x, was $23.26 to $30.55 per share. DLJ then derived a range of implied consideration per share for OrNda by multiplying the range of implied Total Equity Value per share for Tenet by the Exchange Ratio. This range of implied consideration per share for OrNda was compared to the range of implied Total Equity Value per share for OrNda, calculated on a discounted cash flow basis using the same range of discount rate and terminal multiple assumptions that were used for Tenet. This resulted in a range of implied consideration per share for OrNda of $31.40 to $41.24. This range of implied consideration per share for OrNda was compared to the range of implied Total Equity Value per share for OrNda, which were based on the same discount rate and terminal multiple assumptions that were used for Tenet. This resulted in a range of implied Total Equity Value of OrNda of $32.81 to $43.99 per share.

    PREMIUMS PAID IN PUBLIC M&A TRANSACTIONS. DLJ reviewed publicly available information to determine the premiums paid over market price in the above mentioned Selected Hospital Company Transactions as well as in selected transactions ranging in size from $2.5 billion to $5.0 billion announced subsequent to January 1, 1994 (the "Selected Large Transactions"). DLJ reviewed the consideration paid in each such transaction in terms of the percentage premium represented by the offer prices (represented, in the case of transactions in which all or part of the consideration was in the form of common stock of the acquiror, by the acquirors' stock price on the day prior to the announcement of the transaction multiplied by the exchange ratio) over the trading prices one day, one week and four weeks prior to the announcement date of each respective transaction. The average percentage amount by which offer prices exceeded the closing stock prices one day, one week and four weeks prior to the announcement date for the Selected Hospital Company and Selected Large Transactions, was approximately 25.3% and 26.3%, 28.9% and 29.3%, and 32.9% and 34.3%, respectively. This compares to the percentage amount by which the Consideration per Share exceeds the closing stock price of OrNda one day, one week and four weeks prior to October 11, 1996, which amounts were 18.6%, 12.4% and 14.6%, respectively.

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
    The summary set forth above does not purport to be a complete description of the analyses performed by DLJ. The preparation of a fairness opinion involves determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily summarized. Furthermore, DLJ did not attribute any particular reliance or weight to any analysis or factor considered by it. Rather, in reaching its conclusion, DLJ considered the results of each analysis in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. Accordingly, notwithstanding the separate factors summarized above, DLJ believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete or misleading view of the evaluation process underlying its opinion. In performing its analyses, DLJ made numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses performed by DLJ are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

    Pursuant to the terms of an engagement letter dated August 26, 1996 (the "DLJ Engagement Letter"), Tenet agreed to pay DLJ: (i) a fee equal to $250,000, payable upon execution of the DLJ Engagement Letter (which fee has been paid);
(ii) a fee equal to $1,000,000 to be paid upon the earlier of (a) the commencement of a tender or exchange offer for shares of OrNda, or (b) the execution of a definitive agreement providing for a transaction between OrNda and Tenet (which fee has been paid); (iii) a fee equal to $1,250,000 to be paid on the date on which, at Tenet's request, DLJ notified the Board of Directors of Tenet that it was prepared to render a fairness opinion (which fee has been paid); and (iv) a fee equal to $6,250,000 to be paid upon the closing of the Merger, such amount to be reduced by any fee(s) paid pursuant to clauses (i),
(ii) and (iii) above. Tenet has also agreed that from time to time, upon request by DLJ, it will reimburse DLJ promptly for up to $100,000 of reasonable out-of-pocket expenses (including the reasonable fees and expenses of counsel) incurred by DLJ in connection with its engagement hereunder, whether or not a transaction is consummated. In addition to the foregoing, Tenet has agreed to indemnify and hold harmless DLJ, its affiliates, its agents and certain other parties from and against certain potential liabilities relating to its services provided to Tenet pursuant to the DLJ Engagement Letter.

    DLJ has performed investment banking and other services for Tenet in the past and has received usual and customary compensation for such services. Over the past two years DLJ has provided a variety of investment banking services to Tenet, including (i) providing financial advisory services in connection with Tenet's March 1995 acquisition of AMH and the September 1995 sale of Tenet's interest in Hillhaven and (ii) acting as lead manager in the sale of $300 million of senior notes and $900 million of senior subordinated notes in February 1995, of $500 million of senior notes in October 1995 and of $320 million of exchangeable subordinated notes in January 1996. DLJ was paid usual and customary fees for such services. DLJ has also provided a variety of investment banking services to OrNda over the past two years, including acting as a co-manager in the public offering of 10 million shares of common stock in October 1995. DLJ was paid usual and customary fees for such services. In addition, the DLJ Engagement Letter provides that DLJ has the right to act as sole lead private placement agent or sole lead managing underwriter in connection with any below investment grade debt financing (other than bank financing) by Tenet which is effected at any time within twelve months following consummation of the Merger related specifically to the Merger. DLJ is acting as the lead managing underwriter for the Public Offering and as the dealer manager to Tenet in the OrNda Tender Offers.

    In the ordinary course of its business, DLJ may trade securities of Tenet or OrNda for its own account or for the account of its customers and, accordingly, may at any time hold long or short positions in such securities.

OPINION OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, FINANCIAL ADVISOR
  TO ORNDA

    OrNda retained Merrill Lynch to act as its exclusive financial advisor in connection with a possible business combination. On October 16, 1996, Merrill Lynch rendered to the OrNda Board its written opinion (the "Merrill Lynch Opinion") that, as of such date and based upon and subject to the factors and assumptions set forth therein, the Exchange Ratio was fair to the holders of OrNda Common Stock (other than Tenet and its affiliates) from a financial point of view.

    THE FULL TEXT OF THE MERRILL LYNCH OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED, AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY MERRILL LYNCH, IS ATTACHED AS ANNEX C TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. STOCKHOLDERS OF ORNDA ARE URGED TO AND SHOULD READ SUCH OPINION IN ITS ENTIRETY. THE SUMMARY OF THE MERRILL LYNCH OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. THE MERRILL LYNCH OPINION WAS PROVIDED TO THE ORNDA BOARD FOR ITS INFORMATION AND IS DIRECTED ONLY TO THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE EXCHANGE RATIO TO THE HOLDERS OF ORNDA COMMON STOCK (OTHER THAN TENET AND ITS AFFILIATES), DOES NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION BY ORNDA TO ENGAGE IN THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY ORNDA STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE WITH RESPECT TO THE MERGER OR ANY TRANSACTION RELATED THERETO.

    The Exchange Ratio was determined through negotiations between Tenet and OrNda and was approved by the OrNda Board. Merrill Lynch provided advice to OrNda during the course of such negotiations.

    The summary set forth below does not purport to be a complete description of the analyses underlying the Merrill Lynch Opinion or the presentation made by Merrill Lynch to the OrNda Board. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Merrill Lynch did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion.

    In performing its analyses, numerous assumptions were made with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Merrill Lynch, OrNda or Tenet. Any estimates contained in the analyses performed by Merrill Lynch are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. In addition, as described above, the Merrill Lynch Opinion and Merrill Lynch's presentation to the OrNda Board were among several factors taken into consideration by the OrNda Board in making its determination to approve the Merger Agreement. Consequently, the Merrill Lynch analyses described below should not be viewed as determinative of the decision of the OrNda Board or OrNda's management with respect to the fairness of the Exchange Ratio.

    In arriving at its opinion, Merrill Lynch, among other things, reviewed certain publicly available business and financial information relating to each of OrNda and Tenet, as well as drafts of the Merger Agreement. Merrill Lynch also reviewed certain other information, including financial forecasts, for OrNda and Tenet, as well as certain information regarding the cost savings and related expenses and synergies expected to result from the Merger (the "Expected Savings and Synergies"), in each case provided to it by OrNda and Tenet, and met with members of senior management of each of OrNda and Tenet to discuss their respective businesses and prospects, before and after giving effect to the Merger, and the Expected Savings and Synergies.

    Merrill Lynch also considered certain financial and stock market data for OrNda and Tenet, and compared that data with similar data for other publicly held companies that Merrill Lynch deemed to be reasonably similar to OrNda and Tenet. In addition, Merrill Lynch considered the financial terms of certain other mergers and acquisitions which Merrill Lynch deemed relevant. Merrill Lynch reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as it deemed necessary, including its assessment of general economic, market and monetary conditions.

    In connection with its review, Merrill Lynch relied on the accuracy and completeness of all information supplied or otherwise made available to Merrill Lynch, discussed with or reviewed by or for Merrill Lynch, or publicly available and further relied on the assurances of management of OrNda and Tenet that they were not aware of any facts that would make such information inaccurate or misleading. Merrill Lynch has not assumed any responsibility for independently verifying such information, has not undertaken an independent appraisal of the assets or liabilities of OrNda or Tenet and has not conducted a physical inspection of the properties or facilities of OrNda or Tenet. With respect to the financial forecasts and the Expected Savings and Synergies furnished to or discussed with Merrill Lynch by OrNda or Tenet, Merrill Lynch assumed that they were reasonably prepared and reflected the best currently available estimates and judgment of OrNda's and Tenet's managements as to the expected future financial performance of, or expenses or benefits to, OrNda or Tenet, as the case may be (including after taking account the impact of the Merger). Merrill Lynch expressed no view as to such financial forecasts and Expected Savings and Synergies or the assumptions on which they were based. In addition, Merrill Lynch assumed that the Merger will qualify for pooling-of-interests accounting treatment in accordance with generally accepted accounting principles and as a tax-free reorganization for United States Federal income tax purposes. The Merrill Lynch Opinion is necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of such opinion. Merrill Lynch was not authorized by OrNda or the OrNda Board to solicit, nor did it solicit, third-party indications of interest for the acquisition of all or any part of OrNda. In addition, Merrill Lynch was not asked to consider, and the Merrill Lynch Opinion does not in any manner address, the price at which shares of Tenet Common Stock will actually trade following consummation of the Merger.

    Set forth below is a brief summary of the material analyses presented by Merrill Lynch to the OrNda Board in connection with the rendering of the Merrill Lynch Opinion.

BUSINESS AND FINANCIAL COMPARISON

    Merrill Lynch compared (i) the annual percentage changes in revenue and EPS from 1994 through 1996 for each of OrNda and Tenet and the estimated changes in revenue and EPS from 1996 through 2001 as estimated by the respective managements of OrNda and Tenet and (ii) the annual incremental revenue and EPS growth for each company for the same periods. Merrill Lynch also compared changes in, and the percentage to total revenue of, EBITDA and EBIT.

STOCK MARKET PERFORMANCE

    PUBLIC MARKET OVERVIEW. Merrill Lynch reviewed certain trading information for each of OrNda and Tenet and, on the basis thereof, calculated their respective market values and market capitalizations. For this purpose, Merrill Lynch defined "market capitalization" as market value of the relevant company's common equity plus total debt and minority interest, less cash and cash equivalents and short term investments, at cost. Merrill Lynch then calculated the market capitalization of each of OrNda and Tenet as a multiple of EBITDA and EBIT. For OrNda's LTM ended May 31, 1996, the multiples were 7.9x and 11.3x, respectively. For Tenet's LTM ended May 31, 1996, the multiples were 6.9x and 9.7x, respectively.

    Merrill Lynch also calculated the market value of each of OrNda and Tenet as a multiple of their respective estimated EPS (based on First Call Corporation estimates). For OrNda, for the years ending in December 1996 and 1997, such calculation yielded multiples of 13.9x and 11.9x, respectively. For Tenet, such calculation yielded multiples of 15.8x and 13.8x, for 1996 and 1997, respectively. Merrill Lynch also compared the I/B/E/S five-year estimated EPS growth rates (a composite of research analysts' estimates) of 20.0% and 15.0% for OrNda and Tenet, respectively.

    In addition, Merrill Lynch calculated the estimated 1996 P.E.G. Ratio (i.e., the December 1996 price earnings ratio (based on First Call Corporation earnings estimates) divided by the sum of the five-year EPS growth rate (as estimated by I/B/E/S) and the current dividend yield) for each of OrNda and Tenet. Such calculations yielded ratios of 0.70x and 1.05x for OrNda and Tenet, respectively.

    SIGNIFICANT EVENTS/HISTORICAL PRICE PERFORMANCE. Merrill Lynch compared the percentage change in the trading price of the OrNda Common Stock and the Tenet Common Stock for the period from October 8, 1993 through October 11, 1996 to the S&P 500 index and to a composite index consisting of the following selected publicly traded hospital management companies: Columbia/HCA Healthcare ("Columbia/HCA"), Health Management Associates ("HMA"), Quorum Health Group ("Quorum"), Universal Health Services ("Universal Health"), OrNda and Tenet.

COMPARABLE PUBLIC COMPANY ANALYSIS

    Merrill Lynch performed comparable public companies analyses pursuant to which it compared certain publicly available financial and operating data, projections of future financial performance (reflecting First Call Corporation estimates calendarized to December year-end) and market statistics (calculated based upon closing stock prices on October 11, 1996) of two groups of selected publicly traded hospital management companies. With respect to each group, Merrill Lynch also compared (i) the market capitalization as a multiple of each of LTM EBITDA and EBIT, (ii) the closing stock price as a multiple of estimated 1996 and 1997 EPS and (iii) the estimated 1996 P.E.G. Ratio, and calculated the mean and median multiples for each of the foregoing. Merrill Lynch compared OrNda's multiples to multiples for a group consisting of Columbia/HCA, HMA, Quroum, Universal Health and Tenet. With respect to such group, Merrill Lynch's analysis indicated (i) mean and median market capitalization as a multiple of LTM EBITDA of 9.2x and 8.2x and as a multiple of LTM EBIT of 12.5x and 11.5x,
(ii) mean and median closing stock price multiples of estimated EPS of 18.8x and 16.6x for December 1996 and 16.0x and 14.4x for December 1997 and (iii) mean and median estimated December 1996 P.E.G. Ratio multiples of 1.0x and 1.1x. Merrill Lynch also compared Tenet's multiples to multiples for a group consisting of Columbia/HCA, HMA, Quroum, Universal Health and OrNda. With respect to such group, Merrill Lynch's analysis indicated (i) mean and median market capitalization as a multiple of LTM EBITDA of 9.4x and 8.2x and as a multiple of LTM EBIT of 12.8x and 11.5x, (ii) mean and median closing stock price multiples of estimated EPS of 18.4x and 16.6x for December 1996 and 15.6x and 14.4x for December 1997 and (iii) mean and median estimated December 1996 P.E.G. Ratio multiples of 0.9x and 0.9x.

    No company utilized in the comparable public companies analysis was identical to OrNda or Tenet. Accordingly, an analysis of the results of such a comparison is not purely mathematical; rather, it involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies or company to which they are being compared.

DISCOUNTED CASH FLOW ANALYSIS

    Merrill Lynch performed discounted cash flow analyses for OrNda and Tenet, in each case on a stand-alone basis, based upon estimates of projected financial performance prepared by the respective managements of OrNda and Tenet and based upon financial forecasts derived from public market equity research and IBES estimates ("Public Market Estimates"). Using these projections, Merrill Lynch calculated ranges of equity values per share and, in doing so, utilized (i) terminal multiples of 2001 EBITDA of 7.0x, 7.5x and 8.0x and (ii) discount rates, reflecting the weighted average cost of capital of a group of selected publicly traded hospital management companies, ranging from 12.0% to 19.0%, in the case of OrNda, and 12.0% to 14.0%, in the case of Tenet. The analyses yielded a range of equity values per share (i) for OrNda, of (a) $39.15 to $53.99, based on management estimates and using discount rates ranging from 12% to 14%, (b) $27.82 to 39.69, based on management estimates and using discount rates ranging from 17% to 19%, and (c) $24.82 to $36.52, based on Public Market Estimates and using discount rates ranging from 12% to 14% and (ii) for Tenet, of $22.72 to $31.44 and $21.17 to $28.78, based on management and Public Market Estimates, respectively. The OrNda analysis used a range of discount rates of 17%-19% (in addition to 12%-14%) to reflect greater uncertainty associated with a scenario based on an aggressive acquisition strategy.

COMPARABLE ACQUISITIONS ANALYSIS

    Merrill Lynch reviewed certain publicly available information regarding nine selected hospital management company acquisitions announced since July 1992 and for each transaction calculated (i) the offer value for the relevant company's equity as a multiple of LTM net income, (ii) the transaction value (i.e., the offer value for the relevant company's equity plus total debt and minority interest, less cash and cash equivalents and short term investments, at cost) as a multiple of each of LTM EBITDA and LTM EBIT, (iii) the offer price as a multiple of the estimated fiscal-year end EPS (as estimated by First Call Corporation) at the time of the applicable transaction (the "forward EPS"), (iv) the estimated return to stockholders (i.e., the sum of the five-year EPS growth rate (as estimated by IBES) and the current dividend yield) and (v) the forward EPS price multiple divided by the estimated return to stockholders. Such analysis indicated that (i) the offer value as a multiple of LTM net income ranged from 12.6x to 27.9x, with a mean of 21.5x and a median of 21.6x, (ii) the transaction value as a multiple of LTM EBITDA ranged from 6.2x to 11.1x, with a mean of 7.6x and a median of 7.1x, and of LTM EBIT ranged from 9.6x to 16.1x, with a mean of 11.8x and a median of 10.6x, (iii) the offer price as a multiple of forward EPS ranged from 12.6x to 23.4x, with a mean of 19.2x and a median of 19.1x, and (iv) the estimated return to stockholders ranged from 10% to 20%, with a mean of 15% and a median of 16% and (v) the forward EPS price multiple divided by the estimated stockholder return ranged from 96% to 158%, with a mean of 126% and a median of 120% (in each case, excluding negative or unavailable numbers).

    With respect to the Tenet/OrNda transaction, Merrill Lynch calculated the following (based on an offer value for OrNda's equity of $1,770.6 million and on a transaction value of $2,843.3 million): 19.2x offer value as multiple of LTM net income; 8.9x transaction value as multiple to LTM EBITDA and 12.8x as a multiple of LTM EBIT; 17.1x offer price as a multiple of forward EPS; 20% estimated return to stockholders; and 86% forward EPS price multiple divided by the estimated return to stockholders.

    No company utilized in the comparable hospital management company acquisitions analysis was identical to OrNda or Tenet. Accordingly, an analysis of the results of this comparison is not purely mathematical; rather, it involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the comparable acquired companies and other factors that could affect the acquisition value of such companies and OrNda.

IMPLIED EXCHANGE RATIO

    Merrill Lynch compared the highest market price of OrNda during the 12 month period ended October 11, 1996 to the highest market price of Tenet during such period and the lowest market price of OrNda during such period to the lowest market price of Tenet during such period. The comparison yielded an implied exchange ratio of 1.09x to 1.29x. Merrill Lynch also noted an implied exchange ratio of .77x to 1.72x using the highest market price of OrNda to the lowest market price of Tenet and the lowest market price of OrNda to the highest market price of Tenet during such period.

    Merrill Lynch also reviewed the implied exchange ratios derived from the OrNda and Tenet discounted cash flows analyses described above. For Tenet, Merrill Lynch used the 12%-14% discount rates. For OrNda, it used the 12%-14% discount rates when using the Public Market Estimates and the 17%-19% discount rate when using the OrNda management estimates. When the high OrNda discounted cash flow value was compared to the high Tenet discounted cash flow value and the low OrNda discounted cash flow value to the low Tenet discounted cash flow value, the analysis yielded implied exchange ratios of 1.22x to 1.26x (based on estimates of the respective managements) and of 1.17x to 1.27x (based on Public Market Estimates). Merrill Lynch also noted that when the high OrNda discounted cash flow value was compared to the low Tenet discounted cash flow value and the low OrNda discounted cash flow value to the high Tenet discounted cash flow value, the analysis yielded implied exchange ratios of .88x to 1.75x (based on estimates of the respective managements) and of .86x to 1.73x (based on Public Market Estimates). The exchange ratio under the Merger Agreement is 1.35x.

HISTORICAL EXCHANGE RATIO ANALYSIS

    Merrill Lynch compared the daily relative stock prices of OrNda and Tenet from October 11, 1994 to October 11, 1996. For the two year period, the mean daily ratio of the closing stock price of OrNda divided by the closing stock price of Tenet was 1.14x compared with the fixed exchange ratio under the Merger Agreement of 1.35x.

PRO FORMA CONTRIBUTION ANALYSIS

    Merrill Lynch compared the pro forma relative equity ownership of the stockholders of OrNda and the stockholders of Tenet in the combined company of 27% and 73%, respectively, to the pro forma relative contributions of each of OrNda and Tenet to the combined company for LTM ended August 31, 1996 and for 1997 and 1998 (calenderized to a May 31 year-end) for revenues, EBITDA and EBIT (excluding synergies). Such analysis accounted for the relative leverage ratios of each company and, for 1997 and 1998, was based on estimates prepared by OrNda management with respect to OrNda and Tenet management with respect to Tenet. The analysis indicated, among other things, that for LTM, 1997 and 1998, OrNda stockholders would have contributed (i) 31% of LTM revenues, 25% of LTM EBITDA and 24% of LTM EBIT, (ii) 31% of 1997 revenues, 25% of 1997 EBITDA and 25% of 1997 EBIT and (iii) 32% of 1998 revenues, 29% of 1998 EBITDA and 32% of 1998 EBIT.

PRO FORMA MERGER ANALYSIS

    Merrill Lynch reviewed the pro forma synergies and cost savings projected by the managements of Tenet and OrNda and the one-time integration expenditures and charges projected by the managements of OrNda and Tenet. Merrill Lynch also analyzed the impact of the Merger for Tenet stockholders on the pro forma fully diluted EPS. Based upon the projections prepared by the respective managements of OrNda and Tenet, the analysis indicated that, for the Tenet stockholders, the Merger would be accretive.

    In addition, Merrill Lynch compared Tenet's book capitalization as of May 31, 1996 to (i) its book capitalization as of May 31, 1996 pro forma for the Merger and (ii) based on projections of OrNda and Tenet management, Tenet's book capitalization as of May 31, 1997 pro forma for the Merger. The total debt to equity ratio was 123.3%, 137.4% and 115.4% as of May 31, 1996, Pro Forma May 31, 1996 and Pro Forma May 31, 1997, respectively. The total debt to capitalization ratio was 55.2%, 57.9% and 53.6% as of such respective dates. EBITDA as a multiple of interest expense was 3.3x, 4.0x and 4.1x as of such respective dates and EBITDA less capital expenditure as a multiple of interest expense was 2.2x, 2.8x and 3.0x as of such respective dates.

    Pursuant to a letter agreement between OrNda and Merrill Lynch, OrNda agreed to pay Merrill Lynch (i) $250,000 on October 16, 1996, the date of the letter agreement, (ii) $750,000 upon OrNda's execution of the Merger Agreement and
(iii) $10,000,000 (less the preceding amounts) upon consummation of the Merger or if during the term of Merrill Lynch's engagement under the letter agreement or within two years thereafter another business combination involving OrNda is consummated or OrNda enters into an agreement which subsequently results in another business combination (provided that such fee shall equal $12,000,000 if prior to the consummation of a business combination involving OrNda (including the Merger), a person makes a proposal with respect to, enters into an agreement or consummates a business combination involving Tenet). In addition, if, in certain circumstances, OrNda is entitled to a break up or similar payment or obtains any profit resulting from any option on any shares of Tenet, Merrill Lynch shall be entitled to 10% of such payments and profits, subject to a cap of $5,000,000. OrNda also agreed to reimburse Merrill Lynch for its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of its legal counsel, and to indemnify Merrill Lynch and certain related persons for certain liabilities related to or arising out of its engagement.

    OrNda retained Merrill Lynch based upon Merrill Lynch's experience and expertise. Merrill Lynch is an internationally recognized investment banking and advisory firm. Merrill Lynch, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Merrill Lynch has, in the past, provided financial advisory and/or financing services to OrNda and/or its affiliates and Tenet and may continue to do so and has received, and may receive, fees for the rendering of such services. In the ordinary course of its business, Merrill Lynch actively trades in the securities of OrNda and Tenet for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

THE MERGER AGREEMENT

    The following is a brief description of certain terms and provisions set forth in the Merger Agreement. This description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Annex A and is incorporated herein by reference. Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Merger Agreement.

    At the Effective Time, (i) the Merger Sub will be merged with and into OrNda, (ii) each outstanding share of the common stock of Merger Sub will be converted into one share of common stock of the surviving corporation (the "Surviving Corporation"), and (iii) the separate existence of the Merger Sub will cease and OrNda will succeed to all the rights and be responsible for all the obligations of Merger Sub in accordance with the Delaware General Corporation Law (the "DGCL"). OrNda will remain as the Surviving Corporation in the Merger and will continue to exist as a wholly owned subsidiary of Tenet.

    At the Effective Time, each share of OrNda Common Stock then issued and outstanding will be converted into the right to receive 1.35 fully paid and nonassessable shares of Tenet Common Stock and the associated Rights (the "Merger Consideration"). Notwithstanding the foregoing, all treasury shares and all shares of OrNda Common Stock owned by Tenet or by a subsidiary of Tenet or OrNda will be cancelled pursuant to the Merger Agreement. No fractional shares of Tenet Common Stock will be issued in the Merger. Rather, holders of OrNda Common Stock whose shares are converted in the Merger will be entitled to a cash payment in lieu of fractional shares as described under "--Exchange of Certificates" and "--Fractional Shares."

    A description of certain material differences between the rights of holders of Tenet Common Stock and OrNda Common Stock is set forth under "Comparative Rights of Stockholders."

    CLOSING; EFFECTIVE TIME. The closing of the Merger (the "Closing") will take place on the later of (i) the date of the Tenet Special Meeting or the OrNda Special Meeting, whichever is later, and (ii) the day on which all conditions set forth in the Merger Agreement are satisfied or waived, or at such other date as Tenet and OrNda shall agree. The Merger will become effective upon the filing of a duly executed certificate of merger with the Delaware Secretary of State (the "Effective Time").

    DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The Merger Agreement provides that the directors and officers of Merger Sub at the Effective Time will be the initial directors and officers of the Surviving Corporation. Each of these directors and officers will hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided by the Certificate of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

    DIRECTORS AND PRINCIPAL OFFICERS OF TENET. It is anticipated that, as of the date following the Effective Time, the Board of Directors of Tenet will be increased from 11 members to 14 members. Pursuant to the Merger Agreement, Tenet will cause the three additional directors created by the increase in the Board of

Directors to be Mr. Martin (for so long as Mr. Martin is an employee of Tenet), and Messrs. Levy and Joseph, each of whom are partners in the merchant banking firm of JLL, an affiliate of which is OrNda's largest stockholder. Messrs. Martin, Levy and Joseph are currently directors of OrNda, and they have consented to serve as directors of Tenet, if nominated. See "--Interests of Certain Persons in the Merger-- Directors and Officers of the Combined Company." After consummation of the Merger, it is anticipated that Jeffrey C. Barbakow will continue to serve as Chairman of the Board and Chief Executive Officer of Tenet, and Michael H. Focht, Sr. will continue to serve as a director and as President and Chief Operating Officer of Tenet. In addition, Mr. Martin will become Vice Chairman of the Tenet Board.

    EXCHANGE OF CERTIFICATES. ORNDA STOCKHOLDERS SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES EVIDENCING SHARES OF ORNDA COMMON STOCK FOR EXCHANGE UNLESS AND UNTIL THE TRANSMITTAL INSTRUCTIONS AND A FORM OF LETTER OF TRANSMITTAL ARE RECEIVED OR OBTAINED FROM THE EXCHANGE AGENT (AS DEFINED BELOW).

    As of the Effective Time, Tenet shall deposit, or cause to be deposited, in trust with The Bank of New York, as exchange agent (the "Exchange Agent"), for the benefit of holders of OrNda Common Stock, (i) certificates representing the number of shares of Tenet Common Stock issuable in the Merger and (ii) cash to be paid in lieu of the issuance of fractional shares (as described below), as provided by the Merger Agreement. Promptly after the Effective Time, the Exchange Agent will mail, or make available at its principal office, letters of transmittal and instructions to the former OrNda stockholders, to be used in forwarding their certificates representing shares of OrNda Common Stock for surrender and exchange for the Merger Consideration. Holders of OrNda Common Stock will not be entitled to receive dividends on such shares from Tenet until such certificates are so surrendered. When such certificates are surrendered, the holders of the Tenet certificates issued in exchange therefor will be paid, without interest, any dividends which may have become payable with respect to such shares of Tenet Common Stock between the Effective Time and the time of such surrender.

    FRACTIONAL SHARES. No certificates or scrip representing a fractional share interest in Tenet Common Stock will be issued. In lieu of any such fractional share interest, each holder of OrNda Common Stock who otherwise would be entitled to receive a fractional share interest in Tenet Common Stock in the Merger will be paid cash upon surrender of the fractional share of OrNda Common Stock in an amount equal to the product of such fraction multiplied by the closing sale price of a share of Tenet Common Stock on the NYSE on the day of the Effective Time, or if shares of Tenet Common Stock are not traded on that day, the closing sale price of a share of Tenet Common Stock on the NYSE on the next preceding day.

    REPRESENTATIONS AND WARRANTIES. The Merger Agreement contains various customary representations and warranties relating to, among other things: (a) each of OrNda's and Tenet's and certain of their respective subsidiaries' organization and similar corporate matters; (b) each of OrNda's and Tenet's capital structure and subsidiaries; (c) authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters; (d)
(i) the absence of the need (except as specified) for governmental or other filings, permits, authorizations, consents or approvals with respect to the Transaction Documents and (ii) the absence of conflicts under charter documents or by-laws, required consents or approvals and absence of violations of any instruments or laws; (e) documents filed by each of Tenet and OrNda with the Commission and the accuracy of the information contained therein; (f) the accuracy of information to be supplied by each of Tenet and OrNda in connection with the Registration Statement and this Proxy Statement/Prospectus; (g) subject to certain exceptions, absence of certain specified material changes or events;
(h) litigation; (i) absence of undisclosed liabilities; (j) taxes; (k) title to certain properties; (l) Medicare participation and accreditation; (m) labor matters; (n) employee benefits and matters relating to the Employee Retirement Income Security Act of 1974, as amended; (o) opinions of financial advisors; (p) exemption from control share and business combination statutes; (q) the hiring of brokers and finders; (r) compliance with applicable laws; (s) the vote of Tenet shareholders necessary to approve the Share Issuance; and (t) the vote of OrNda stockholders necessary to approve the Merger.

    BUSINESS OF ORNDA AND TENET PENDING THE MERGER. OrNda has agreed that, among other things, prior to the Effective Time, unless Tenet otherwise agrees in writing or unless otherwise contemplated by the Merger Agreement and any exhibits thereto: (a) the business of OrNda and of its subsidiaries will be conducted in the ordinary course consistent with past practices, and there will be no material changes in the conduct of the operations of OrNda or its subsidiaries; (b) OrNda will not (i) sell or pledge any of the stock of its subsidiaries owned by it; (ii) amend its Certificate of Incorporation or Bylaws; or (iii) split, combine or reclassify any shares of its outstanding capital stock or declare, set aside or pay any dividend or other distributions with respect to its capital stock or redeem or otherwise acquire shares of its capital stock or shares of the capital stock of its subsidiaries; (c) neither it nor any of its subsidiaries will (i) authorize, issue or sell any additional shares of, or rights to acquire any shares of, its capital stock, with; certain exceptions; (ii) acquire, dispose of, transfer, or otherwise encumber any fixed asset or other assets in excess of $5.0 million other than in the ordinary course of business consistent with past practice; (iii) incur any indebtedness or other material liability other than in the ordinary course of business consistent with past practice; (iv) in any manner become liable or responsible for the obligations of any other person, other than a subsidiary and other than in the ordinary course of business consistent with past practice; (v) make any loans to, or investments in, any other person, other than to or in a subsidiary and other than in the ordinary course of business consistent with past practice;
(vi) authorize capital expenditures substantially in excess of the amount budgeted therefor; (viii) permit any insurance policy naming OrNda or any of its subsidiaries as a beneficiary or a loss payee to be cancelled or terminated other than in the ordinary course of business; or (viii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing; (d) it will maintain its business and keep available the services of certain officers and key employees; (e) neither OrNda nor any of its subsidiaries will make any change in the compensation of their directors, officers and employees, enter into or amend any employment, severance or similar agreement, adopt any new employee benefit plan or make material changes to any existing employee benefit plan, or make any loans to its officers, directors or employees or make any changes in its existing borrowing or lending arrangements for or on behalf of any of such persons, other than (i) in the ordinary course of business and consistent with past practice or as may be required by law and
(ii) providing retention bonuses to certain officers and employees in an aggregate amount not to exceed $2.0 million; and (f) neither OrNda nor any of its subsidiaries will (i) knowingly take or allow to be taken any action which would jeopardize the treatment of Tenet's acquisition of OrNda as a pooling of interests for accounting purposes or (ii) knowingly take any action that would jeopardize qualification of the Merger as a reorganization within the meaning of section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, OrNda has agreed that (a) without the prior approval of Tenet, neither OrNda nor any of its subsidiaries will, prior to the Effective Time, (i) settle any tax audit if such settlement requires payments in excess of $10.0 million or
(ii) file any amended tax return that increases the tax liabilities reflected on such return by more than $10.0 million over the tax liabilities reflected on the return being amended, and (b) without prior timely notice and consultation with Tenet, neither OrNda nor any of its subsidiaries will make or change any material tax election.

    Tenet has agreed that, among other things, prior to the Effective Time, unless OrNda otherwise agrees in writing or unless otherwise contemplated by the Merger Agreement and any exhibits thereto: (a) the business of Tenet and of its subsidiaries will be conducted in the ordinary course consistent with past practices, and there will be no material changes in the conduct of the operations of Tenet or its subsidiaries; (b) Tenet will not (i) sell or pledge any of the stock of its subsidiaries owned by it; (ii) amend its Articles of Incorporation or Bylaws; or (iii) split, combine or reclassify any shares of its outstanding capital stock or declare, set aside or pay any dividend or other distributions with respect to its capital stock or redeem or otherwise acquire shares of its capital stock or shares of the capital stock of its subsidiaries;
(c) neither it nor any of its subsidiaries will (i) authorize, issue or sell any additional shares of, or rights to acquire any shares of, its capital stock, with certain exceptions; (ii) incur any indebtedness or other material liability other than in the ordinary course of business, consistent with past practice;
(iii) in any manner become liable or responsible for the obligations of any other person, other than a subsidiary and other than in the ordinary course of business consistent with past practice; or (iv) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing; (d) it will maintain its business and the services of its officers and key employees; and (e) neither Tenet nor any of its subsidiaries will (i) knowingly take or allow to be taken any action which would jeopardize the treatment of Tenet's acquisition of OrNda as a pooling of interests for accounting purposes or (ii) knowingly take any action that would jeopardize qualification of the Merger as a reorganization within the meaning of section 368(a) of the Code.

    Pursuant to the Merger Agreement, from the date of the Merger Agreement to the Effective Time, Merger Sub will not engage in any activities of any nature except as provided in or contemplated by the Merger Agreement.

    ACQUISITION PROPOSALS. Tenet and OrNda have agreed that, until the Merger Agreement is terminated, none of Tenet, OrNda or any of their respective subsidiaries will, and will cause their respective directors, officers, employees or agents (including investment bankers, attorneys or accountants) not to, directly or indirectly, (i) take any action to solicit, initiate, encourage, enter into or otherwise facilitate any Acquisition Proposal (as defined below),
(ii) give any approval for a control share or business combination transaction with respect to an Acquisition Proposal, (iii) waive any provision of any standstill or similar agreements entered into by Tenet or OrNda or their respective subsidiaries, or (iv) engage in or continue discussions or negotiations with, or disclose any nonpublic information relating to Tenet or OrNda or their respective subsidiaries, or afford access to their respective properties, books or records to any person that may be considering making, or has made, an Acquisition Proposal. The Merger Agreement, however, does not prohibit Tenet or OrNda or their respective Boards of Directors from (i) taking and disclosing a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated by the Commission under the Exchange Act, or (ii) furnishing information to, or entering into negotiations with, any person or entity that makes an unsolicited bona fide proposal to acquire Tenet or OrNda pursuant to a merger, consolidation, share exchange, purchase of a substantial portion of the assets, business combination or other similar transaction, if, and only to the extent that, (A) such Board of Directors determines in good faith upon advice of counsel that such action is required for the Board of Directors to comply with its fiduciary duties to stockholders imposed by law and (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, Tenet or OrNda, as the case may be, provides written notice to the other party to the Merger Agreement to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, and Tenet or OrNda, as the case may be, keeps the other informed of the status and principal financial terms of any such negotiations or discussions.

    An "Acquisition Proposal" is defined in the Merger Agreement as any offer or proposal for, or any indication of interest in, a merger or other business combination involving Tenet or OrNda or the acquisition of any equity interest in, or a substantial portion of the assets of, Tenet or OrNda, other than the Merger Agreement or the transactions contemplated thereby.

    TREATMENT OF ORNDA EMPLOYEE STOCK OPTIONS. Upon approval of the Merger by OrNda's stockholders, each unvested employee stock option outstanding under OrNda's 1994 Management Equity Plan and each unvested non-employee director stock option outstanding under OrNda's Outside Director Stock Option Plan will become vested and exercisable in full, whether or not the Merger is subsequently consummated. At the Effective Time, each outstanding employee and non-employee director option to purchase OrNda Common Stock (an "OrNda Employee/Director Stock Option") will remain in effect and will be assumed by Tenet and converted into an option to purchase Tenet Common Stock. The number of shares of Tenet Common Stock subject to the converted option will be equal to the product of (i) the number of shares of OrNda Common Stock subject to the original option and
(ii) the Exchange Ratio, rounded down to the nearest whole share. The exercise price per share of Tenet Common Stock under the converted option will be equal to the aggregate exercise price of the original option divided by the number of full shares of Tenet Common Stock subject to the converted option, rounded up to the nearest cent. In addition, except with respect to any OrNda Employee/Director Stock Options intended to qualify as "incentive stock options" (as defined in section 422 of the Code ("ISOs")), Tenet will pay to each holder of an OrNda Employee/ Director Stock Option an amount in cash equal to the fair market value immediately prior to the Effective Time of any fractional Tenet option shares resulting from such conversion, calculated based on the average closing price on the NYSE for Tenet Common Stock for the five days preceding the day prior to the Effective Time. The adjustment provided with respect to any ISOs is intended to be effected in a manner consistent with section 424(a) of the Code. The duration and other terms of the converted option will generally be the same as that of the original option. The Merger Agreement provides that as soon as practicable after the Effective Time, Tenet will file a registration statement on Form S-8 with respect to the shares of Tenet Common Stock subject to converted OrNda Employee/Director Stock Options. See "--Interests of Certain Persons in the Merger--Stock Option Plans."

    TREATMENT OF ORNDA EMPLOYEE STOCK PURCHASE PLAN. The Merger Agreement requires OrNda to take all necessary action to provide that, not later than five business days prior to the Effective Time (the "Stock Purchase Plan Termination Date"), all amounts allocated to each participant's account under the OrNda Employee Stock Purchase Plan (the "Stock Purchase Plan") will be either (i) used to purchase from OrNda newly-issued whole shares of OrNda Common Stock at a price equal to the lesser of (a) 85.0% of the closing price per share on the NYSE on September 3, 1996 and (b) 85.0% of the closing price per share on the NYSE on the Stock Purchase Plan Termination Date or (ii) returned to the participant. At the Effective Time, any shares of OrNda Common Stock so purchased will be converted into the right to receive the Merger Consideration. From and after the date of the Merger Agreement, participants in the Stock Purchase Plan will not be permitted to increase the rate of their contributions to the plan.

    CERTAIN EMPLOYEE BENEFITS. Tenet has agreed to cause each employee pension, welfare, incentive, fringe and other benefit and compensation plan and program maintained by Tenet and its subsidiaries (the "Tenet Benefit Programs") to provide for the participation therein of the officers and other employees of OrNda or its subsidiaries (the "OrNda Employees"), in each case pursuant to the terms of such Tenet Benefit Program applicable to similarly situated officers and other employees of Tenet and its subsidiaries. In connection therewith, Tenet has agreed (i) to provide OrNda Employees with credit for all service with OrNda, its subsidiaries or affiliates prior to the Effective Time to the same extent such service was recognized immediately prior to the Effective Time under a comparable plan or program maintained by OrNda, its subsidiaries or affiliates (the "OrNda Benefit Programs"), (ii) to waive (except with respect to any Tenet Benefit Program providing disability benefits) any actively-at-work requirements and exclusions for pre-existing conditions of the OrNda Employees and their dependents and (iii) to recognize any co-payments, deductibles and similar amounts and costs incurred by any such OrNda Employee under a comparable OrNda Benefit Program during the plan year in which the commencement of such OrNda Employee's participation in the applicable Tenet Benefit Program occurs. In addition, Tenet has agreed to cause OrNda, from and after the Effective Time, to honor, pay and perform, without duplication, all obligations arising under each OrNda Benefit Program and each employment, severance, termination or similar agreement in effect as of the date of the Merger Agreement. However, unlike the current terms of the OrNda Savings and Investment 401(k) Plan, the 401(k) plan sponsored by Tenet does not provide for investment of plan accounts in employer securities.

    Effective as of the date of the Merger Agreement, OrNda has agreed to implement a severance plan for the benefit of certain OrNda Employees (the "Severance Plan"), and Tenet has agreed to maintain the Severance Plan in effect for a period of two years following the Effective Time. The Severance Plan covers (i) all OrNda Employees located at (or otherwise employed full-time to perform services for) OrNda's headquarters in Nashville, Tennessee or one of its regional offices located in Irvine, California, Phoenix, Arizona or Miami, Florida and (ii) the Chief Executive Officer of each hospital operated by OrNda or a subsidiary (each, a "Hospital CEO"), other than any such employee covered by an effective employment agreement or Severance Protection Agreement. Severance benefits, which are payable in the event of the actual or constructive termination of employment of a covered employee during the term of the Severance Plan, will be paid in cash, on a salary continuation basis, at a rate equal to such employee's highest rate of annual base salary in effect from the date of the Merger Agreement to the date of such termination, for a period of time (the "Severance Period") as follows: (i) Assistant Vice-President or Hospital CEO, one year, (ii) headquarters employees classified as "Director," nine months,
(iii) headquarters employees classified as "Manager," six months, (iv) exempt employees, four months and (v) non-exempt employees, two to five months. Assistant Vice-Presidents also will receive an amount equal to one year's annual bonus. In addition, during the Severance Period, covered employees will be entitled to continue participation under certain Tenet Benefit Programs. Benefits payable under the Severance Plan are in lieu of any other severance benefits to which any covered employee otherwise might be entitled under the terms of any

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
Tenet or OrNda Benefit Program or any other plan, program, arrangement or agreement. See "--Interests of Certain Persons in the Merger--Employment Agreements and Annual Bonus Plan" and "--Severance Protection Agreements."

    INDEMNIFICATION AND INSURANCE. For a period of six years from the Effective Time, Tenet has agreed to indemnify, and to advance expenses in matters that may be subject to indemnification to, persons who served as directors and officers of OrNda and certain of its subsidiaries on or before the Effective Time with respect to liabilities and claims made against them resulting from their service as such prior to the Effective Time with and subject to the requirements of OrNda's Certificate of Incorporation, Bylaws and indemnification agreements in effect on the date of the Merger Agreement, and applicable laws.

    The Merger Agreement also provides that Tenet will cause to be maintained in effect for a period ending not sooner than the sixth anniversary of the Effective Time, directors' and officers' liability insurance providing at a minimum equivalent coverage with respect to OrNda's officers and directors as the policies maintained by OrNda on behalf of such directors and officers of OrNda as of the date of the Merger Agreement, and containing terms and conditions which are no less advantageous with respect to matters occurring on or prior to the Effective Time to the extent such insurance is available with respect to such matters; PROVIDED that in no event shall Tenet be required to expend, in order to maintain or procure such insurance coverage, an amount per annum in excess of 200.0% of the current annual premiums paid for the twelve-month period ended May 31, 1997 (the "Maximum Premium") with respect to such insurance, or, if the cost of such coverage exceeds the Maximum Premium, the maximum amount of coverage that can be purchased or maintained for the Maximum Premium.

    EXPENSES. Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses, except that expenses incurred in connection with printing the Registration Statement and this Proxy Statement/Prospectus as well as the filing fee relating to the Registration Statement will be shared equally by Tenet and OrNda.

    CONDITIONS. The respective obligations of OrNda and Tenet to effect the Merger are subject to the satisfaction of the following conditions at or prior to the Effective Time: (a) the expiration or termination of any waiting period applicable to the consummation of the Merger under the HSR Act, and no action shall have been instituted by the Department of Justice or the Federal Trade Commission challenging or seeking to enjoin the Merger; (b) the effectiveness of the Registration Statement, of which this Proxy Statement/Prospectus is a part, and the absence of a stop order or proceedings seeking a stop order; (c) the approval and adoption of the Merger Agreement and the transactions contemplated thereby by the requisite vote of OrNda stockholders; (d) the Share Issuance shall have been authorized by the requisite vote of the Tenet shareholders; (e) the absence of a preliminary or permanent injunction or other order by any Federal or state court in the United States prohibiting consummation of the Merger; (f) the receipt by Tenet and OrNda of the requisite consents from governmental entities or third parties; and (g) the receipt by Tenet and OrNda of a letter from KPMG Peat Marwick LLP dated the Effective Time, addressed to each of Tenet and OrNda, stating that the Merger will qualify as a pooling of interests transaction under Opinion No. 16 of the Accounting Principles Board.

    In addition, the obligations of OrNda to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following additional conditions: (a) each of Tenet and Merger Sub shall have performed in all material respects its obligations under the Merger Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of Tenet and Merger Sub contained in the Merger Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except as contemplated by the Merger Agreement, and OrNda shall have received a certificate of the Chairman, the President or an Executive Vice President of Tenet to that effect; (b) the receipt by OrNda of certain opinions of counsel; (c) the Tenet Common Stock to be issued in connection with the Merger shall have been approved for listing on the NYSE; and
(d) Tenet shall have executed and delivered the Registration Rights Agreements (as defined).

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
    The obligations of Tenet and Merger Sub to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following additional conditions: (a) OrNda shall have performed in all material respects its obligations under the Merger Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of OrNda contained in the Merger Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except as contemplated by the Merger Agreement, and Tenet and Merger Sub shall have received a certificate of the Chairman, President or an Executive Vice President of OrNda to that effect; (b) the receipt by Tenet of certain opinions of counsel; and (c) the receipt of a comfort letter from Ernst & Young LLP, dated the Effective Time, addressed to Tenet and Merger Sub with respect to financial statements and other financial information of OrNda and its subsidiaries included in the Registration Statement and this Proxy Statement/Prospectus and other matters customarily addressed by such letters relating to transactions similar to the Merger.

    TERMINATION. The Merger Agreement may be terminated at any time prior to the Effective Time by either Tenet or OrNda, before or after the approval by the stockholders of Tenet and/or OrNda, in a number of circumstances as authorized by the Tenet Board or the OrNda Board, as the case may be, which include, among others: (a) by mutual written consent of OrNda and Tenet; (b) if the Merger has not been consummated on or before May 31, 1997 (the "Termination Date"), PROVIDED that the party wishing to terminate shall not have prevented such consummation by failing to fulfill any of its obligations under the Merger Agreement, and PROVIDED, FURTHER, that the Termination Date will be extended to July 31, 1997, if the Merger is delayed or prevented solely because a required material governmental or third party approval or consent has not been received;
(c) if a court, governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling (that has become final and nonappealable) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement; (d) (i) if there shall have been a material adverse change in the business of the other party (other than any change relating to the United States economy in general or to the United States investor-owned hospital business) or (ii) if the other party shall have breached its non-solicitation agreement described in "-- Acquisition Proposals," or if the other party has failed to call and hold its Special Meeting or recommend stockholder approval; (e) if the Board of Directors of the other party
(i) withdraws or modifies in any adverse manner its approval or recommendation in favor of the Merger or, in the case of Tenet, the Share Issuance, or (ii) approves or recommends an Acquisition Proposal; (f) if the required approvals of the stockholders of Tenet and OrNda are not obtained; (g) prior to the approval of the Merger Agreement by the stockholders of the terminating party, upon five days written notice to the other party, if, as a result of an Acquisition Proposal received by such party from a person other than a party to the Merger Agreement or any of its affiliates, the Board of Directors of such party determines in good faith that its members' fiduciary obligations under applicable law require that such Acquisition Proposal be accepted (PROVIDED that it has, and has caused its financial and legal advisors to, negotiate with the other party to make such adjustments in the terms and conditions of the Merger Agreement as would enable it to proceed with the Merger, and PROVIDED, FURTHER, that any termination fee is concurrently paid by the terminating party); and (h) if the Board of Directors of the other party fails to hold the Special Meeting as a result of the exercise of its fiduciary duty. In the event of any such termination, the Merger Agreement forthwith shall become void and, except for a termination resulting from a willful breach by a party to the Merger Agreement, there shall be no liability on the part of any party, except with respect to the payment of liquidated damages as specified below in "--Termination Fee," dissemination of certain information, sharing of certain expenses, and obligations to certain brokers.

    TERMINATION FEE. If the Merger Agreement is terminated (i) by Tenet pursuant to clause (e) of the preceding paragraph; (ii) by Tenet or OrNda pursuant to clause (f) of the preceding paragraph because of the failure to obtain the required approval of the stockholders of OrNda and, at the time of such termination or prior to the OrNda Special Meeting, there shall have been an offer or proposal for, an announcement of any intention with respect to, or any agreement with respect to, an Alternative Transaction (as defined below) involving OrNda or any of its subsidiaries (whether or not such offer, proposal, announcement or agreement shall have been withdrawn or rejected prior to the time of such termination or meeting); (iii) by OrNda pursuant to clause (g) of the preceding paragraph; (iv) by Tenet

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
pursuant to clause (d)(ii) of the preceding paragraph; or (v) by Tenet pursuant to clause (h) of the preceding paragraph, then OrNda shall pay to Tenet a termination fee of $50.0 million. If the Merger Agreement is terminated (i) by OrNda pursuant to clause (e) of the preceding paragraph; (ii) by Tenet or OrNda pursuant to clause (f) of the preceding paragraph because of the failure to obtain the required approval of the shareholders of Tenet and, at the time of such termination or prior to the Tenet Special Meeting, there shall have been an offer or proposal for, an announcement of any intention with respect to, or any agreement with respect to, an Alternative Transaction involving Tenet or any of its subsidiaries (whether or not such offer, proposal, announcement or agreement shall have been withdrawn or rejected prior to the time of such termination or meeting); (iii) by Tenet, pursuant to clause (g) of the preceding paragraph;
(iv) by OrNda pursuant to clause (d)(ii) of the preceding paragraph; or (v) by OrNda pursuant to clause (h) of the preceding paragraph, then Tenet shall pay to OrNda a termination fee of $50.0 million.

    An "Alternative Transaction" is defined in the Merger Agreement as (A) a transaction or a series of transactions pursuant to which any third party would acquire, directly or indirectly, beneficial ownership of more than 20.0% of the outstanding shares of Common Stock of Tenet or OrNda, (B) any acquisition or proposed acquisition of Tenet or OrNda or any of their significant subsidiaries, as the case may be, by a merger or other business combination or (C) any other transaction pursuant to which any third party would acquire, directly or indirectly, control of the assets of Tenet or OrNda or any of their respective subsidiaries for consideration equal to 20.0% or more of the fair market value of all of the shares of Tenet Common Stock or OrNda Common Stock, as the case may be, on October 15, 1996.

    AMENDMENT AND WAIVER. Any of the provisions of the Merger Agreement may be amended by or pursuant to a writing adopted by all of the respective parties at any time before the Effective Time; provided, however, that after any approval by the stockholders of Tenet or OrNda, whichever shall occur first, no amendment may be made which alters or changes (i) the Merger Consideration, (ii) any term of the Certificate of Incorporation of OrNda or the Tenet Articles of Incorporation or (iii) any of the terms and conditions of the Merger Agreement if such alteration or change would adversely affect the holders of any securities of Tenet or OrNda. Prior to the Effective Time, any party may extend the time for performance of the obligations of the other parties to the Merger Agreement, waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement or waive compliance with any of the agreements or conditions contained in the Merger Agreement.

STOCKHOLDER VOTING AGREEMENTS

    Tenet has entered into two Stockholder Voting Agreements, one with Mr. Martin and one with the JLL Fund (each, an "OrNda Stockholder"). The Stockholder Voting Agreements were executed on the day following the execution of the Merger Agreement. The summary set forth below includes the material terms of the Stockholder Voting Agreements. Such summary, however, is subject to, and qualified in its entirety by reference to, the terms of the Stockholder Voting Agreements, which are incorporated herein by reference. A form of each Stockholder Voting Agreement is an exhibit to the Merger Agreement, which is attached hereto as Annex A.

    Pursuant to the Stockholder Voting Agreements, each OrNda Stockholder has agreed, so long as the Merger Agreement remains in effect, to vote all of his or its shares of OrNda Common Stock (the "Stockholder Shares") on matters as to which each such OrNda Stockholder is entitled to vote at a meeting of the stockholders of OrNda, or by written consent without a meeting, as follows: (i) in favor of approval and adoption of the Merger Agreement and all related matters; and (ii) against any action or agreement that would impede, interfere with, delay, postpone or attempt to discourage the Merger. As of the OrNda Record Date, such Stockholder Shares constituted in the aggregate approximately 14.0% of the outstanding shares of OrNda Common Stock.

    Under the Stockholder Voting Agreements, each OrNda Stockholder has agreed that, except as provided in the Stockholder Voting Agreements or in the Merger Agreement, without the prior written consent of Tenet, such stockholder will not
(i) sell, transfer, assign, pledge or otherwise dispose of or hypothecate any of his or its Stockholder Shares, except under certain limited circumstances with respect

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
to Mr. Martin; (ii) grant any proxies, deposit any Stockholder Shares into a voting trust or enter into a voting agreement with respect to any Stockholder Shares; (iii) take any action that would make any representation or warranty of such stockholder contained in the respective Stockholder Voting Agreement untrue or incorrect in any material respect or have the effect of preventing or disabling such stockholder from performing such stockholder's obligations under such Stockholder Voting Agreement; or (iv) with respect to Mr. Martin, take any action that would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes.

    The Stockholder Voting Agreements terminate upon the earlier to occur of (i) the termination of the Merger Agreement in accordance with the termination provisions thereof or (ii) the Effective Time of the Merger.

STOCK OPTION AGREEMENTS

    In connection with the Merger Agreement and in consideration thereof, on October 17, 1996, Tenet and OrNda entered into (i) a Stock Option Agreement whereby OrNda granted to Tenet an option to purchase, under certain circumstances described therein, up to 11,608,358 shares of OrNda Common Stock, equal to 19.9% of the number of shares of OrNda Common Stock then outstanding, at a purchase price per share equal to $29.869, and (ii) a Stock Option Agreement, pursuant to which Tenet granted to OrNda an option to purchase, under certain circumstances described there-in, up to 23,388,098 shares of Tenet Common Stock, equal to 10.46% of the Tenet Common Stock (on a fully diluted basis after giving effect to the exercise of the option), together with any associated Rights, at a purchase price of $22.125 per share.

    The summary set forth below includes the material terms of the Stock Option Agreements. Such summary, however, is subject to, and qualified in its entirety by reference to, the terms of the Stock Option Agreements which are incorporated herein by reference. A form of each Stock Option Agreement is an exhibit to the Merger Agreement, which is attached hereto as Annex A.

    Under the Stock Option Agreements, the options are exercisable by the grantee, in whole or in part, at any time and from time to time, upon the occurrence of certain specified events (each, a "Triggering Event") as described therein, provided that the grantee provide notice of such exercise in accordance with the Stock Option Agreements. A Triggering Event includes: (i) any event that would entitle either party to terminate the Merger Agreement (whether or not it is so terminated) and would permit the grantee to receive a Termination Fee, or (ii) any person (such person, a "Bidder") other than grantee or any of its subsidiaries or affiliates shall make an offer or proposal for, or an announcement of any intention with respect to (including, without limitation, the filing of a statement of beneficial ownership on Schedule 13D discussing the possibility of, or reserving the right to engage in), an Alternative Transaction.

    Upon the occurrence of certain events set forth in the Stock Option Agreements, the options and any shares issued pursuant to the exercise of the options must be repurchased by the issuer or converted into, or exchanged for, an option of another corporation. In addition, the Stock Option Agreements grant certain registration rights to the grantee with respect to the shares represented by the option. Also, under certain circumstances, the issuer is entitled to a right of first refusal if the grantee desires to sell all or any part of the option or shares acquired pursuant thereto. Notwithstanding any other provisions of the Stock Option Agreements, the Total Profit (as defined therein, which includes the amount of a termination fee, if any, paid pursuant to the Merger Agreement) which the grantee may realize from the option may not exceed $55.0 million.

    The grantee under each Stock Option Agreement agrees that, for a period of 18 months from the date of exercise of the option, so long as the grantee owns any Option Shares (as defined in the Stock Option Agreements), the grantee will vote or cause to be voted all Option Shares beneficially owned by it, with respect to all matters submitted to stockholders for a vote, in the same proportion as shares are voted by stockholders unaffiliated with the grantee.

    The Stock Option Agreements will terminate either (i) immediately prior to the Effective Time; or (ii) upon termination of the Merger Agreement under specified circumstances.

    The Stock Option Agreements are intended to increase the likelihood that the Merger will be consummated on the terms set forth in the Merger Agreement. Consequently, certain aspects of the Stock Option Agreements may have the effect of discouraging persons who might now or prior to the Effective Time be interested in acquiring all or a significant interest in either Tenet or OrNda from considering or proposing such an acquisition, even if such persons were prepared to offer higher consideration per share for OrNda Common Stock than that implicit in the Exchange Ratio or a higher price per share for Tenet Common Stock than the market price.

RESALE OF SHARES OF TENET COMMON STOCK ISSUED IN THE MERGER; AFFILIATES

    The shares of Tenet Common Stock to be issued in the Merger will be freely transferable, except that shares issued to any OrNda stockholder who may be deemed to be an "affiliate" (as defined under the Securities Act, and generally including, without limitation, directors, certain executive officers and beneficial owners of 10.0% or more of a class of capital stock) of OrNda for purposes of Rule 145 under the Securities Act may be resold by them only in transactions permitted by the resale provisions of Rule 145 or as otherwise permitted under the Securities Act. The Merger Agreement provides that OrNda shall use its reasonable efforts to cause such affiliate to deliver to Tenet at or prior to the Effective Time, a letter agreement from each of them to the effect that such affiliate will not offer or sell or otherwise dispose of any shares of Tenet Common Stock issued to such affiliate in or pursuant to the Merger in violation of the Securities Act or the rules and regulations promulgated thereunder. This Proxy Statement/Prospectus does not cover resales of shares of Tenet Common Stock received by any person who may be deemed to be an affiliate of OrNda.

REGISTRATION RIGHTS

    In satisfaction of a condition to the Merger Agreement, prior to the Effective Time Tenet will enter into registration rights agreements (the "Registration Rights Agreements") with certain persons (each such affiliate, a "Stockholder") who may be considered to be "affiliates" of OrNda for purposes of the Securities Act. The Registration Rights Agreements provide that, at any time after the Effective Time, each Stockholder may request that Tenet file, at Tenet's expense, a registration statement under the Securities Act providing for the sale by the Stockholder of any or all of his or its shares of Tenet Common Stock on a delayed or continuous basis (a "Shelf Registration"). Subject to certain exceptions, Tenet will use its best efforts to keep the Shelf Registration continuously effective for a period ending on the earlier of (i) one year from the effective date of such Shelf Registration and (ii) the first date on which all shares of Tenet Common Stock covered by such Shelf Registration have been sold. Tenet is not obligated to file a Shelf Registration
(i) more than two times, (ii) within a period of six months after the effective date of any other registration statement demanded by a Stockholder pursuant to another Registration Rights Agreement or (iii) if such registration request is for a number of shares of Tenet Common Stock which have an aggregate market value less than $50.0 million of the issued and outstanding common equity of Tenet.

    Tenet may, with the consent of a majority of the Stockholders for whom a Shelf Registration has been filed, include other securities in such Shelf Registration (for its own account or otherwise) or otherwise combine the offering of Tenet Common Stock with any offering of other securities of Tenet. In addition, Tenet has granted the Stockholders customary piggyback registration rights.

    The Stockholders have agreed not to effect a public sale or distribution of any of Tenet's securities under certain circumstances, including during the ten-day period prior to, and during the 80-day period beginning on, the closing date of an underwritten offering if so requested by the underwriter; provided, however, that no such request may be made by Tenet or any such underwriter prior to the 90th day following the Effective Time. A form of the Registration Rights Agreements is an exhibit to the Merger Agreement which is attached hereto as Annex A.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following discussion summarizes the principal Federal income tax consequences of the Merger to holders of OrNda Common Stock who hold OrNda stock as a capital asset (generally, property held for investment). The discussion does not address the individual tax position of any holder of OrNda Common Stock nor does it address the tax consequences that may be relevant to holders of OrNda Common Stock with special tax status, including insurance companies, financial institutions, dealers in securities, holders that are not citizens or residents of the United States, tax-exempt entities and holders that acquired OrNda Common Stock upon the exercise of employee stock options or otherwise as compensation. Moreover, the discussion does not address any consequences arising under the laws of any state, locality or foreign jurisdiction. Finally, the tax consequences to holders of stock options, deferred shares or warrants are not discussed. The following discussion is based on the Code, Treasury Regulations thereunder, and administrative rulings and court decisions as of the date hereof. All of the foregoing are subject to change, possibly with a retroactive effect, and any such change could affect the accuracy of the following discussion. No ruling has been or will be sought from the Internal Revenue Service concerning the tax consequences of the Merger. HOLDERS OF ORNDA COMMON STOCK ARE URGED TO CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE EFFECTS OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

    Each of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Tenet, and Debevoise & Plimpton, counsel to OrNda, has delivered to Tenet and Merger Sub, and OrNda, respectively, opinions, dated on or about the date hereof (which will be confirmed as of the Effective Time), to the effect that the Merger will constitute a "reorganization" for Federal income tax purposes within the meaning of section 368(a) of the Code. Such opinions assume that the Merger will take place as described in the Merger Agreement. In rendering such opinions, each of Skadden, Arps, Slate, Meagher & Flom LLP and Debevoise & Plimpton has relied and will rely upon certain customarily assumed facts and certain representations contained in certificates of Tenet, Merger Sub, OrNda and others. It is a condition to the obligations of Tenet and OrNda to effect the Merger that such opinions are confirmed as of the Effective Time. Based upon such opinions, for Federal income tax purposes:

        (i) no gain or loss will be recognized by the stockholders of OrNda upon the exchange of their OrNda Common Stock for shares of Tenet Common Stock pursuant to the Merger, except that a holder of OrNda Common Stock who receives cash in lieu of a fractional share of Tenet Common Stock will recognize gain or loss equal to the difference between the amount of such cash and the tax basis allocated to such stockholder's fractional share of Tenet Common Stock. Such gain or loss will constitute long-term capital gain or loss if, at the Effective Time, such stockholder has held such OrNda Common Stock for more than one year;

        (ii) the aggregate tax basis of the Tenet Common Stock received by the stockholders of OrNda pursuant to the Merger (including fractional shares of Tenet Common Stock for which cash is received) will be the same as the aggregate tax basis of such stockholders' OrNda Common Stock exchanged therefor; and

       (iii) the holding period of the Tenet Common Stock in the hands of the OrNda stockholders will include the holding period of such stockholders' OrNda Common Stock exchanged therefor pursuant to the Merger.

ACCOUNTING TREATMENT OF THE MERGER

    The Merger is expected to be accounted for by the pooling of interests method of accounting in accordance with generally accepted accounting principles for accounting and financial reporting purposes, which means that Tenet will restate its historical consolidated financial statements to include the assets, liabilities, shareholders' equity and results of operations of OrNda.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In reviewing the actions of the OrNda Board with respect to the Merger Agreement and the transactions contemplated thereby, OrNda stockholders should be aware that certain members of OrNda's management and the OrNda Board have interests in the Merger that are in addition to the interests of OrNda stockholders generally.

    DIRECTORS AND OFFICERS OF THE COMBINED COMPANY. Pursuant to the Merger Agreement, Tenet has agreed to cause Messrs. Martin, Joseph and Levy, current directors of OrNda, to be appointed to the Tenet Board promptly following the Merger and to cause Mr. Martin to continue as a member of the Tenet Board for so long as he continues to be an employee of Tenet. In addition, Tenet has agreed to cause Mr. Martin to become Vice Chairman of Tenet. Each of Messrs. Joseph and Levy will receive the same compensation for serving on the Tenet Board as that received by Tenet's other non-employee directors.

    STOCKHOLDER VOTING AGREEMENTS. Mr. Martin and the JLL Fund, which is an affiliate of the investment banking firm in which Messrs. Joseph and Levy are partners, have each entered into the Stockholder Voting Agreements with Tenet providing for such parties to vote their shares of OrNda Common Stock in favor of the approval and adoption of the Merger Agreement and the transactions contemplated thereby at the OrNda Special Meeting and against any action that would impede or delay the Merger. See "-- Stockholder Voting Agreements."

    EMPLOYMENT AGREEMENTS AND ANNUAL BONUS PLAN. OrNda is a party to employment agreements with each of Mr. Martin, Mr. William L. Hough, OrNda's Chief Operating Officer, and Mr. Keith B. Pitts, OrNda's Chief Financial Officer (the "Executive Employment Agreements"). The Executive Employment Agreements provide that, in the event of the actual or constructive termination of employment of Messrs. Martin, Hough or Pitts following a "change in control" of OrNda (as defined in the Executive Employment Agreements), such executive will be entitled to receive (i) a lump sum severance payment in an amount equal to three times the sum of (a) his annual base salary and (b) his average annual bonus generally for the two years immediately preceding the date of termination and (ii) continued welfare and pension benefits until the expiration of the employment term under the Executive Employment Agreements (a maximum of three years). Such severance payments are subject to reduction in the circumstances described under "Consequences under Section 280G" below. In addition, in the event of any such termination, Messrs. Martin, Hough and Pitts would not be subject to the two year non-compete requirement of the Executive Employment Agreements that would otherwise apply to them in the event their employment were terminated other than following a change in control. Approval of the Merger by OrNda's stockholders will constitute a change in control for purposes of the Executive Employment Agreements, whether or not the Merger is subsequently consummated. In view of certain tax planning considerations, the Executive Employment Agreement with Mr. Hough has been amended to provide that in December 1996, OrNda will make an advance payment to Mr. Hough against his expected compensation in the amount of $2,130,000, subject to offset against future earnings or recoupment by OrNda in the event he does not actually become entitled to such benefits.

    Under OrNda's 1994 Annual Incentive Bonus Plan for Officers, in the event of a change in control of OrNda (as defined therein and including the approval of the Merger by OrNda's stockholders) each of Messrs. Martin, Hough and Pitts will be entitled to receive a pro rata annual target bonus award for the current fiscal year of OrNda which includes the change of control if, as of the date of the change in control, OrNda is then meeting the financial performance objectives established for such executive under the plan for such fiscal year.

    SEVERANCE PROTECTION AGREEMENTS. OrNda is a party to severance agreements (the "Severance Protection Agreements") with an additional 29 members of its senior management, including each of OrNda's executive officers other than Messrs. Martin, Hough and Pitts. The Severance Protection Agreements generally provide that, in the event of the actual or constructive termination of employment of a covered executive within the 36-month period following a "change in control" of OrNda (as defined in the Severance Protection Agreements), such executive will be entitled to receive (i) a lump sum severance payment in an amount equal to two times, in the case of Senior Vice Presidents, and one and a half times, in the case of Vice Presidents, the sum of the covered executive's annual base salary plus target annual bonus, (ii) a pro rata portion of the covered executive's target bonus under any annual bonus plan for the plan year which includes the executive's termination date, and (iii) up to 18 months of continued welfare and pension benefits. Such severance payments are subject to reduction in the circumstances described under "Consequences under Section 280G" below. Approval of the Merger by OrNda's stockholders will constitute a change in control for purposes of the Severance Protection Agreements, unless the Merger is not consummated and each of Messrs. Martin, Hough and Pitts retain their present positions with OrNda for a period of 180 days following stockholder approval of the Merger (which is unlikely). If the employment of each of the 11 executive officers covered under the Severance Protection Agreements were terminated as of June 1, 1997 under circumstances entitling them to severance benefits, the aggregate lump sum cash severance benefits so payable (determined on the basis of current salary and excluding any pro rata annual bonus) would be approximately $8.3 million, with individual payments ranging from approximately $550,000 to approximately $930,000.

    In view of certain tax planning considerations, OrNda also has agreed to prepay approximately $2.0 million of compensation to certain executives in December 1996, including $600,000 to Anthony C. Krayer, OrNda's Senior Vice President of Operations, $400,000 to Phillip W. Roe, OrNda's Senior Vice President, Controller & Chief Accounting Officer, and $450,000 to Alan G. Thomas, OrNda's Senior Vice President--Hospital Financial Operations, which prepaid compensation must be repaid to OrNda under certain circumstances.

    STOCK OPTION PLANS. At the close of business on the OrNda Record Date, the executive officers of OrNda held outstanding options to purchase an aggregate of 3,436,341 shares of OrNda Common Stock, at exercise prices ranging from $3.92 to $23.125 per share. Options to purchase 2,177,541 such shares are currently vested. Pursuant to the terms of OrNda's 1994 Management Equity Plan, all unvested options will become vested and exercisable upon approval of the Merger by OrNda's stockholders, whether or not the Merger is subsequently consummated.

    The following table sets forth the number of shares of OrNda Common Stock subject to unvested stock options currently held by each OrNda executive officer and the weighted average exercise prices of such options.

                                                                             WEIGHTED AVERAGE
                                                          NUMBER OF SHARES    EXERCISE PRICE
                                                             SUBJECT TO             PER
                                                           UNVESTED ORNDA    SHARE SUBJECT TO
                          NAME                                 OPTIONS       UNVESTED OPTIONS
--------------------------------------------------------  -----------------  -----------------
Charles N. Martin, Jr...................................         560,000        $    15.000

William L. Hough........................................         280,000             20.321

Keith B. Pitts..........................................         140,000             18.464

Anthony C. Krayer.......................................          60,000             19.675

Raymond Denson..........................................          34,000             19.279

Paula Y. Eleazar........................................          20,000             19.850

James Johnston..........................................          26,000             21.750

Carol A. Murdock........................................          20,000             19.850

William M. Murray.......................................          36,000             21.542

Phillip W. Roe..........................................          16,000             21.667

Ronald P. Soltman.......................................          20,000             19.850

Alan G. Thomas..........................................          38,000             19.526

William V.B. Webb.......................................           8,000             15.000

Kenneth K. Westbrook....................................               0                  0

In addition, in view of certain tax planning considerations, OrNda expects to provide certain of its executive officers with a secured loan to exercise a portion of their vested stock options in December 1996. OrNda has agreed to extend such loans in a maximum amount of up to $47.1 million, including loans in the amount of up to approximately $32.4 million, $1.7 million and $5.0 million to Messrs. Martin, Hough and Pitts, respectively. As of the date hereof Mr. Hough has told OrNda he does not wish to obtain any such loan from OrNda, but OrNda still anticipates making such loans to Messrs. Martin and Pitts in the amounts of approximately $19.5 million and $4.7 million, respectively.

    CONSEQUENCES UNDER SECTION 280G. The Executive Employment Agreements and the Severance Protection Agreements provide that the severance benefits payable thereunder will be reduced (or eliminated) to the extent such payments would otherwise fail to be deductible by OrNda pursuant to the "golden parachute" provisions of section 280G of the Code. The acceleration of stock options under the 1994 Management Equity Plan is not subject to such limitation.

    OUTSIDE DIRECTORS STOCK OPTION PLAN. Under the OrNda Outside Directors Stock Option Plan, non-employee directors are granted options to purchase 5,000 shares of OrNda Common Stock at the time of their initial election to the OrNda Board of Directors and, beginning in January 1997, an additional option to purchase 2,500 shares of OrNda Common Stock during each year of service as a director, in each case with an exercise price equal to the fair market value of the OrNda Common Stock on the date of grant. Such options generally vest and become exercisable one year after the date of grant. Pursuant to the terms of the Outside Directors Stock Option Plan, however, all unvested options will become vested and exercisable upon approval of the Merger by OrNda's stockholders, whether or not the Merger is subsequently consummated.

    INDEMNIFICATION; DIRECTORS' AND OFFICERS' LIABILITY INSURANCE. Under the Merger Agreement, for a period of six years from the Effective Time, Tenet has agreed to indemnify, and to advance expenses in matters that may be subject to indemnification to, persons who served as directors and officers of OrNda and certain of its subsidiaries on or before the Effective Time with respect to liabilities and claims made against them resulting from their service as such prior to the Effective Time with and subject to the requirements of OrNda's certificate of incorporation, bylaws and indemnification agreements in effect on the date of the Merger Agreement and applicable laws.

    The Merger Agreement also provides that Tenet will cause to be maintained in effect for a period ending not sooner than the sixth anniversary of the Effective Time, directors' and officers' liability insurance providing at a minimum equivalent coverage with respect to OrNda's officers and directors as the policies maintained by OrNda on behalf of such directors and officers of OrNda as of the date of the Merger Agreement, and containing terms and conditions which are no less advantageous with respect to matters occurring on or prior to the Effective Time, to the extent such insurance is available with respect to such matters, provided that in no event will Tenet be required to expend in order to maintain or procure such insurance coverage, any amount per annum in excess of the Maximum Premium with respect to such insurance, or, if the cost of such coverage exceeds the Maximum Premium, the maximum amount of coverage that can be purchased or maintained for the Maximum Premium.

APPRAISAL RIGHTS

    Under the DGCL, the stockholders of OrNda are not entitled to appraisal rights with respect to the approval and adoption of the Merger Agreement and the transactions contemplated thereby.

REGULATORY APPROVAL

    Under the HSR Act, and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Merger may not be consummated until notification and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division") and specified waiting period requirements have been satisfied.

    Tenet and OrNda each filed notification and report forms with respect to the Merger under the HSR Act with the FTC and the Antitrust Division on November 1, 1996, and November 5, 1996, respectively. Tenet and Mr. Martin filed on November 14, 1996, all appropriate notification and report forms under the HSR Act with the FTC and the Antitrust Division with respect to the acquisition of the shares of Tenet Common Stock that Mr. Martin will receive as a result of the Merger. Tenet and the JLL Fund filed on November 14, 1996 and November 27, 1996, respectively, all appropriate notification and report forms under the HSR Act with the FTC and the Antitrust Division with respect to the acquisition of the shares of Tenet Common Stock that the JLL Fund will receive as a result of the Merger. The required waiting period with respect to the Merger was scheduled to expire at 11:59 p.m. on December 5, 1996, unless early termination was granted or a request for additional information was issued. The FTC issued a request for additional information on December 5, 1996, which extends the applicable waiting period until 20 days after substantial compliance by both parties with the request for additional information, unless early termination is granted. The FTC request seeks information on a single geographic area comprised of Monterey, San Luis Obispo and Santa Barbara counties, in which Tenet and OrNda each owns two general hospitals and related healthcare operations. Representatives of Tenet and OrNda have been meeting with the FTC to discuss their operations in this area. At any time before or after consummation of the Merger, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of Tenet or OrNda or any of their respective subsidiaries. At any time before or after the Effective Time, and notwithstanding that the HSR Act waiting period has expired, any state could take such action under its antitrust laws as it deems necessary or desirable. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of Tenet or OrNda or the Surviving Corporation. Private parties also may seek to take legal action under the antitrust laws under certain circumstances.

    In connection with the Merger, the parties are required to apply to have the general hospital and other licenses held by OrNda's subsidiaires in certain jurisdictions transferred to Tenet's subsidiaries. Applications for those transfers have been filed with and are being reviewed by the appropriate jurisdictions.

STOCK EXCHANGE LISTING

    It is a condition to the consummation of the Merger that the shares of Tenet Common Stock issuable to the stockholders of OrNda pursuant to the terms of the Merger Agreement be authorized for listing on the NYSE.

DELISTING AND DEREGISTRATION OF ORNDA COMMON STOCK

    If the Merger is consummated, OrNda Common Stock will be delisted from the NYSE and will be deregistered under the Exchange Act.

COMPARATIVE STOCK PRICES

    Tenet Common Stock has been traded on the NYSE and the PSE under the symbol "THC" since March 1, 1995, and prior to such time, was traded under the symbol "NME". OrNda Common Stock has been traded on the NYSE under the symbol "ORN" since December 20, 1995, and prior to such time was quoted on the Nasdaq National Market System (the "NMS").

    The following table sets forth, for the calendar periods indicated, the high and low trading prices per share of Tenet Common Stock and OrNda Common Stock as reported by the NYSE and, as reported by the NMS with respect to OrNda Common Stock for periods prior to December 20, 1995.

                                                                             TENET                 ORNDA
                                                                          COMMON STOCK          COMMON STOCK
                                                                      --------------------  --------------------
                                                                        HIGH        LOW       HIGH        LOW
                                                                      ---------  ---------  ---------  ---------

1993
  First Quarter.....................................................  $  12.625  $   8.625  $   9.500  $   5.250
  Second Quarter....................................................     10.750      6.500      9.250      5.500
  Third Quarter.....................................................     12.250      7.375     14.750      8.750
  Fourth Quarter....................................................     14.375      9.500     16.000     12.000

1994
  First Quarter.....................................................  $  17.625  $  13.625  $  22.375  $  14.750
  Second Quarter....................................................     18.125     14.750     19.500     12.750
  Third Quarter.....................................................     19.500     15.750     16.750     12.250
  Fourth Quarter....................................................     18.000     12.500     17.750     10.500

1995
  First Quarter.....................................................  $  16.625  $  13.750  $  18.375  $  11.125
  Second Quarter....................................................     17.875     13.375     18.875     15.125
  Third Quarter.....................................................     17.625     14.000     23.250     17.125
  Fourth Quarter....................................................     20.750     17.000     24.000     17.250

1996
  First Quarter.....................................................  $  22.500  $  16.125  $  29.625  $  22.125
  Second Quarter....................................................     22.625     18.125     29.375     23.625
  Third Quarter.....................................................     23.250     18.500     27.750     19.500
  Fourth Quarter (through December 16, 1996)........................     23.750     20.375     31.250     24.625

    Tenet has not paid dividends on Tenet Common Stock since the first quarter of fiscal year 1994 and has no intention of paying dividends in the foreseeable future. Tenet's existing credit facilities prohibit the payment of dividends. It is anticipated that the New Credit Facility will contain a similar prohibition.

    Holders of OrNda Common Stock are entitled to receive dividends if and when declared payable from time to time by the Board of Directors from funds legally available therefor. OrNda has not paid dividends on the OrNda Common Stock in the last five years and does not intend to pay dividends prior to consummation of the Merger.

    The reported closing sale price of Tenet Common Stock on the NYSE on October 16, 1996, the last full day of trading for Tenet Common Stock prior to the announcement by Tenet and OrNda of the execution of the Merger Agreement, was $22 1/8 per share. The closing sale price of OrNda Common Stock on the NYSE on such date was $27 1/4 per share. On an equivalent per share basis calculated by multiplying the closing sale price of Tenet Common Stock on October 16, 1996 by the Exchange Ratio, the value of the Merger Consideration to be received by holders of OrNda Common Stock was $29.86875 per share of OrNda Common Stock.

    On December 17, 1996, the last trading day prior to the date of this Proxy Statement/Prospectus, the last reported sale prices of Tenet Common Stock and OrNda Common Stock, as reported on the NYSE, were $22 1/16 per share and $28 7/8 per share, respectively.

    Because the Exchange Ratio is fixed and because the market price of Tenet Common Stock is subject to fluctuation, the market value of the shares of Tenet Common Stock that holders of OrNda Common Stock will receive in the Merger may increase or decrease prior to and following the Merger. STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR BOTH THE TENET COMMON STOCK AND THE ORNDA COMMON STOCK.

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    Following the Merger, Tenet Common Stock will continue to be traded on the
NYSE and the PSE. At such time, OrNda Common Stock will cease to be quoted on the NYSE, and, since OrNda will be a wholly owned subsidiary of Tenet, there will be no further market for such stock. See "--Delisting and Deregistration of OrNda Common Stock."

                       COMPARATIVE RIGHTS OF STOCKHOLDERS

    Upon consummation of the Merger, the stockholders of OrNda will become shareholders of Tenet, a Nevada corporation, and their rights will be governed by Tenet's Articles of Incorporation, the Tenet Bylaws and the Nevada Private Corporation Law (the "NPCL"), which differ in certain material respects from OrNda's Restated Certificate of Incorporation (the "OrNda Charter") and Amended Bylaws (the "OrNda Bylaws") and the DGCL.

    The following comparison of the NPCL, Tenet's Articles of Incorporation and the Tenet Bylaws, on the one hand, and the DGCL, the OrNda Charter and the OrNda Bylaws, on the other, is not intended to be complete and is qualified in its entirety by reference to the NPCL, Tenet's Articles of Incorporation, the Tenet Bylaws, the DGCL, the OrNda Charter and the OrNda Bylaws. Copies of Tenet's Articles of Incorporation and the Tenet Bylaws are available for inspection at the offices of Tenet, and copies will be sent to the holders of OrNda Common Stock upon request. Copies of the OrNda Charter and the OrNda Bylaws are available for inspection at the principal executive offices of OrNda, and copies will be sent to holders of OrNda Common Stock upon request.

NUMBER OF DIRECTORS

    Both the NPCL and the DGCL provide that a corporation's board of directors shall consist of at least one member and that the authorized number of directors may be fixed in either the corporation's certificate of incorporation or articles of incorporation, as the case may be, or in the bylaws. The Tenet Bylaws provide that the authorized number of directors constituting the Tenet Board shall be not less than nine nor more than 15 and currently is set at 11. The OrNda Bylaws provide that the OrNda Board shall consist of not less than three nor more than such number as the Board of Directors shall determine. The OrNda Board currently consists of nine members. Pursuant to the Merger Agreement, Tenet will take such action as may be required to increase the authorized number of Tenet directors from eleven to fourteen.

    The number of directors of Tenet may be changed by the affirmative vote of a majority of the Tenet Board entitled to vote at a meeting of the Tenet Board; provided, however, that neither the Tenet Board nor the Tenet shareholders may increase the number of directorships by more than one during any twelve-month period, without the affirmative vote of two-thirds of the directors of each class or the affirmative vote of two-thirds of all outstanding shares of Tenet Common Stock voting together. The OrNda Charter provides that the number of directors constituting the whole OrNda Board and the number of directors constituting each class of directors can be changed by a vote of the majority of the OrNda Board at the time of the vote.

CLASSIFICATION

    Both Tenet's Articles of Incorporation and the OrNda Charter provide that the respective Board will be divided into three classes, and each class will generally serve for a term of three years. The term of only one class of directors expires annually, so it is only possible to elect one class of the Board of Directors (or approximately one-third) in any one year.

REMOVAL OF DIRECTORS; FILLING VACANCIES ON THE BOARD OF DIRECTORS

    Under the NPCL, any director may be removed from office upon the vote of shareholders representing not less than two-thirds of the outstanding voting stock of the corporation. Although Tenet's Articles of Incorporation are silent as to removal of directors from the Tenet Board, the Tenet Bylaws provide that any director or the entire Tenet Board may be removed, with or without cause, by the holders of two-thirds of the shares entitled to vote at an election of directors.

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    Under the DGCL, any director or the entire board of directors generally may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors, and directors serving on a classified board may be removed only for cause unless the corporation's charter provides otherwise. As the OrNda Charter contains no provision concerning removal of directors, under the DGCL, OrNda stockholders representing a majority of the outstanding shares entitled to vote at an election of directors may remove an OrNda director only for cause.

    Both the NPCL and the DGCL generally provide that all vacancies on the board of directors, including vacancies caused by an increase in the number of authorized directors, may be filled by a majority of the remaining directors even if they constitute less than a quorum. Tenet's Articles of Incorporation permit the Tenet Board to fill vacancies, however created, except for vacancies first filled by the shareholders. Tenet's Articles of Incorporation are silent as to the number of directors whose affirmative vote is required to fill any vacancy in the Tenet Board. The Tenet Bylaws, however, provide that the affirmative vote of two-thirds of the remaining directors of each class is required to fill such vacancies. OrNda's Charter is also silent as to the filling of vacancies on the OrNda Board. The OrNda Bylaws, however, provide that all vacancies on the OrNda Board, including vacancies caused by an increase in the number of authorized directors, may be filled by a majority of the remaining directors or by the stockholders. Pursuant to the OrNda Bylaws, all elections for directors are decided by a plurality of votes cast.

LIMITATION ON DIRECTORS' LIABILITY

    As permitted by the NPCL, Tenet's Articles of Incorporation provide that a director or officer shall not be personally liable to Tenet or its shareholders for damages for breach of fiduciary duty as a director or officer to the fullest extent permitted under the NPCL, except for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) the unlawful payment of dividends or distributions. If the NPCL is amended to authorize a further elimination or limitation of liability, Tenet's Articles of Incorporation provide that the liability of an officer or director will be eliminated or limited to the full extend permitted by the amended NPCL.

    The DGCL permits a corporation to limit the personal liability of its directors, with specified exceptions. The DGCL permits a corporation to include in its certificate of incorporation a provision limiting or eliminating the liability of its directors to such corporation or its stockholders for monetary damages arising from a breach of fiduciary duty, except for: (i) a breach of the duty of loyalty to the corporation, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a declaration of a dividend or the authorization of the repurchase or redemption of stock in violation of the DGCL or (iv) any transaction from which the director derived an improper personal benefit. The OrNda Charter eliminates director liability to the maximum extent permitted by the DGCL.

INDEMNIFICATION

    The DGCL provides in general that a corporation may indemnify any person, including its directors, officers and employees, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than actions by or in the right of the corporation) by reason of the fact that he or she is or was a representative of or serving at the request of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The DGCL permits similar indemnification in the case of actions by or in the right of the corporation, provided that indemnification is not permitted for (i) breach of duty of loyalty to the company, (ii) acts or omissions not in good faith or constituting intentional misconduct or knowing violation of the law, (iii) declaration of an improper dividend, stock purchase or redemption of shares or (iv) any transaction from which the director

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derived an improper personal benefit. In general, no indemnification for expenses in derivative actions is permitted under the DGCL where the person has been adjudged liable to the corporation, unless a court finds him or her entitled to such indemnification. However, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith. The DGCL also provides that the indemnification permitted or required by the DGCL is not exclusive of any other rights to which a person seeking indemnification may be entitled.

    The OrNda Charter and OrNda Bylaws provide that OrNda shall indemnify any person acting as director, officer, employee or agent of OrNda to the fullest extent permitted by Delaware law, and OrNda has entered into indemnification agreements with each of its directors and officers providing a contractual right of indemnification to the maximum extent permitted by law.

    The NPCL is similar to the DGCL except that it permits more extensive indemnification of directors and officers with respect to stockholder derivative claims. The language in the Tenet Bylaws provides for indemnification of directors and officers to the full extent permitted by the NPCL.

RESTRICTIONS ON BUSINESS COMBINATIONS/CORPORATE CONTROL

    The NPCL has three provisions designed to restrict business combinations or changes in corporate control.

        (i) COMBINATION MORATORIUM PROVISION. The NPCL provides that a corporation may not engage in any "combination" (broadly defined to include mergers, sales and leases of assets, issuances of securities, and similar transactions) with an "interested shareholder" (defined as the beneficial owner of 10.0% or more of the voting power of the company) and certain affiliates and associates for three years after the interested shareholder's date of acquiring the shares, unless the combination or the purchase of shares by the interested shareholder is approved by the board of directors before the date the interested shareholder acquires the shares. After the initial three-year period, any combination must still be approved by a majority of the voting power not beneficially owned by the interested shareholder or the interested shareholder's affiliates or associates unless the aggregate amount of cash and the market value of consideration other than cash to be received by shareholders as a result of the combination meets certain minimum requirements set forth in the NPCL. Those minimum requirements are met if the consideration received by the shareholders is at least equal to the highest of the following: (a) the highest price per share paid by the interested shareholder within the three-year period immediately preceding the date of announcement of the combination or in the transaction in which he became an interested shareholder; (b) the market value per share of each class or series of shares, including the common shares, on the date of the announcement of the combination or on the date the interested shareholder acquired his shares; or (c) for holders of preferred stock, the highest liquidation value of the preferred stock.

        (ii) CONTROL SHARE ACQUISITION PROVISION. Under the NPCL, once a person has acquired or offers to acquire one-fifth, one-third or a majority of the stock of a corporation, a shareholders' meeting must be held after delivery of the "offeror's statements", at offeror's expense, so the shareholders can vote on whether the shares proposed to be acquired (the "control shares") may exercise voting rights. Except as otherwise provided in a company's articles of incorporation, the approval of a majority of the outstanding stock not held by the offeror is required so that the stock held by the offeror will have voting rights. The control share acquisition provisions are applicable to any acquisition of a controlling interest unless the articles of incorporation or bylaws of a corporation in effect on the tenth day following the acquisition of a controlling interest by an acquiring person provide that such provisions do not apply.

       (iii) OTHER CONSTITUENCIES. Under the NPCL, the selection of a period for the achievement of corporate goals is the responsibility of the directors. In addition, the directors and officers, in exercising their respective powers with a view to the interests of the corporation, may consider (a) the

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
    interests of the corporation's employees, suppliers, creditors and customers, (b) the economy of the state and nation, (c) the interests of the community and of society, and (d) the long-term as well as short-term interests of the corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the corporation. The directors also may resist a change or potential change in control of the corporation if the directors by a majority vote of a quorum determine that the change or potential change is opposed to or not in the best interests of the corporation "upon consideration of the interests of the corporation's shareholders" or for one of the other reasons described above. Finally, the directors may take action to protect the interests of the corporation and its shareholders by adopting or executing plans that deny rights, privileges, power or authority to a holder of a specified number of shares or percentage of share ownership or voting power.

    In addition, Tenet's Articles of Incorporation and the Tenet Bylaws require the affirmative vote of two-thirds of all outstanding shares of Tenet Common Stock, voting together and not by class, to approve any merger or consolidation or the sale of substantially all of the assets of Tenet. The two-thirds vote requirement does not apply to the Merger since Merger Sub, and not Tenet, is merging with and into OrNda. See also "--Rights Plan," below.

    Section 203 of the DGCL applies to a broad range of business combinations (as defined in the DGCL) between a Delaware corporation and an interested stockholder (as defined). The DGCL definition of "business combination" includes mergers, sales of assets, issuance of voting stock and certain other transactions. An "interested stockholder" is defined as any person who owns, directly or indirectly, 15.0% or more of the outstanding voting stock of a corporation. The DGCL prohibits a corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the stockholder became an interested stockholder, unless (i) the board of directors approved the business combination before the stockholder became an interested stockholder, or the board of directors approved the transaction that resulted in the stockholder becoming an interested stockholder,
(ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, such stockholder owned at least 85.0% of the voting stock outstanding when the transaction began other than shares held by directors who are also officers and by certain employee stock plans, or (iii) the board of directors approved the business combination after the stockholder became an interested stockholder and the business combination was approved at a meeting by at least two-thirds of the outstanding voting stock not owned by such stockholder.

    STOCKHOLDER ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS. Under the NPCL, unless otherwise provided in the articles of incorporation or the bylaws, shareholders may take action without a meeting, without prior notice and without a vote, upon the written consent of shareholders having at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion is required. The Tenet Bylaws provide that, except with respect to the election of directors, action may be taken by the written consent of the holders of the requisite number of shares. Similarly, the DGCL provides that, unless otherwise provided in the certificate of incorporation, any action that may be taken or is required to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The OrNda Charter currently permits such action without a meeting only pursuant to a unanimous written consent of all holders of OrNda Common Stock.

    The Tenet Bylaws provide that special meetings of shareholders may be called by the Chief Executive Officer or by the Tenet Board. Under the DGCL, a special meeting of the stockholders may be called by the board of directors or such other person as may be authorized by the certificate of incorporation or bylaws. The OrNda Charter provides that, except as otherwise provided by law, special meetings of the stockholders of the corporation may be called only by the OrNda Board, pursuant to a resolution approved by a majority of the members of the OrNda Board at the time in office.

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
    AMENDMENT OR REPEAL OF THE CERTIFICATE OF INCORPORATION AND BYLAWS. Under the NPCL, unless the articles of incorporation or bylaws otherwise provide, amendments to the articles of incorporation generally require the approval of the holders of a majority of the outstanding stock entitled to vote thereon, and if such amendments would increase or decrease the number of authorized shares of any class or series or the par value of such shares or would alter or change any preference or relative or other right given to the shares of such class or series, a majority of the outstanding stock of such class or series would have to approve the amendment. Tenet's Articles of Incorporation and the Tenet Bylaws are silent as to the amendment and repeal of the articles of incorporation, except that amendments relating to increasing the number of directors on the Tenet Board and the approval of a merger or consolidation of Tenet require the affirmative vote of two-thirds of all of the outstanding shares voting together, or, in the case of an amendment relating to expansion of the Tenet Board, two-thirds of the directors of each class. The Tenet Bylaws provide that new or restated bylaws may be adopted or existing bylaws repealed or amended, at the annual meeting of shareholders or at any other meeting called for that purpose, by a vote of shareholders entitled to exercise a majority of the voting power of Tenet. Subject to the shareholders' rights described above, the Tenet Board may adopt, amend or repeal bylaws by the affirmative vote of two-thirds of the directors of each class of the Tenet Board.

    Under the DGCL, a corporation may amend its certificate of incorporation, from time to time, in any and as many respects as may be desired, so long as its certificate of incorporation as amended would contain only such provisions as it would be lawful and proper to insert in an original certificate of incorporation. The DGCL also provides that a certificate of incorporation may confer on the board of directors the power to amend the bylaws. Additionally, under the DGCL, a corporation's bylaws may be amended by the stockholders entitled to vote, which power may not be divested or limited where the board also has such power.

    According to the OrNda Charter, OrNda reserves the right to amend, alter, change or repeal any provisions contained in the OrNda Charter in the manner hereafter permitted by statute, and all rights and powers conferred upon stockholders of OrNda are granted subject to such reservation. The OrNda Charter provides that the OrNda Board may make, alter or repeal any bylaws except as otherwise provided in the OrNda Bylaws. The OrNda Bylaws provide that the OrNda Bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the OrNda Board.

    CUMULATIVE VOTING. Under both the NPCL and the DGCL, cumulative voting of stock applies only when so provided in the certificate of incorporation or the articles of incorporation, as the case may be, of a corporation. Neither Tenet's Articles of Incorporation nor the OrNda Charter provide for cumulative voting.

    STOCKHOLDER VOTE FOR MERGER. Except with respect to certain mergers between parent and subsidiary corporations, both the NPCL and the DGCL generally require the affirmative vote of a majority of the outstanding shares of the constituent corporations in a merger; provided, that under the DGCL, where a corporation's certificate of incorporation provides for more or less than one vote per share on any matter, the required vote is a majority of the combined voting power of the corporation's stock.

    Under the NPCL and the DGCL, holders of stock which is not by its terms entitled to vote on such a transaction are entitled to notice of the meeting at which the proposed transaction is considered. Neither the DGCL nor the NPCL requires, unless provided for in a corporation's charter (and neither Tenet's Articles of Incorporation nor the OrNda Charter so provides), a stockholder vote of the surviving corporation in a merger, however, if (a) the merger agreement does not amend the existing certificate of incorporation, (b) each outstanding or treasury share of the surviving corporation before the merger is unchanged after the merger, (c) the number of shares to be issued by the surviving corporation in a merger does not exceed 20.0% of the shares outstanding immediately prior to such issuance; and (d) certain other conditions are satisfied.

    Under Tenet's Articles of Incorporation and the Tenet Bylaws, the affirmative vote of the holders of two-thirds of all outstanding shares of Tenet Common Stock, voting together and not by class, is required to approve any merger or consolidation or sale of substantially all of the assets of Tenet. An agreement by

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OrNda for a merger or consolidation, or the sale, lease or exchange by OrNda of all or substantially all of its assets, must be approved by the affirmative vote of a majority of the outstanding shares of OrNda Common Stock.

    APPRAISAL RIGHTS IN MERGERS. Both the DGCL and the NPCL provide that stockholders have the right, in some circumstances, to dissent from certain corporate reorganizations and to instead demand payment of the fair cash value of their shares. Neither the DGCL nor the NPCL provide for appraisal rights in connection with a merger or consolidation (unless the certificate of incorporation so provides, which the OrNda Charter does not) to the holders of shares of a constituent corporation listed on a national securities exchange (or designated as a national market system security by the National Association of Securities Dealers, Inc.) or held of record by more than 2,000 stockholders (such as OrNda Common Stock), unless the applicable agreement of merger or consolidation requires the holders of such shares to receive, in exchange for such shares, any property other than (a) shares of stock of the resulting or surviving corporation, (b) shares of stock of any other corporation listed on a national securities exchange (or designated as described above) or held of record by more than 2,000 holders, (c) cash in lieu of fractional shares or (d) any combination of the foregoing. Like the DGCL, the NPCL generally does not provide for appraisal rights if no vote of the stockholders of the surviving corporation is required. Under both the DGCL and the NPCL, there are no such rights of appraisal with respect to other mergers, a sale or transfer of all or substantially all of such corporation's assets or an amendment to such corporation's certificate or articles of incorporation, unless otherwise provided in such corporation's certificate or articles of incorporation. Neither the OrNda Charter nor Tenet's Articles of Incorporation provide for such rights of appraisal.

    CONFLICT-OF-INTEREST TRANSACTIONS. The NPCL generally permits transactions involving a Nevada corporation and an interested director or officer of that corporation if (i) the fact of the common directorship, office or financial interest is known or disclosed to the board of directors and a majority of disinterested directors consents, (ii) the fact of the common directorship, office or financial interest is known or disclosed to the shareholders and a majority of shares entitled to vote thereon consents, (iii) the fact of the common directorship, office or financial interest is not disclosed or known to the director or officer at the time the transaction is brought before the board of directors for action or (iv) the contract or transaction is fair to the corporation at the time it is authorized or approved.

    Similar to the NPCL, the DGCL generally permits transactions involving a Delaware corporation and an interested director or officer of that corporation if (i) the material facts are disclosed and a majority of disinterested directors consents, (ii) the material facts are disclosed and a majority of shares entitled to vote thereon consents or (iii) the transaction is fair to the corporation at the time it is authorized by the board of directors, a committee, or the stockholders.

    RIGHTS PLAN. On December 7, 1988, Tenet declared a dividend distribution of one Right for each share of Tenet Common Stock outstanding on December 22, 1988, and authorized the issuance of additional Rights for common stock issued after that date. Tenet may redeem the Rights at $.025 per right at any time until they become exercisable. With certain exceptions, the Rights become exercisable ten business days after an investor (an "Acquiring Investor") has (i) commenced a tender or exchange offer for 30.0% or more of the outstanding shares of Tenet Common Stock or (ii) made or is the subject of a public announcement that such investor has acquired 20.0% or more of the outstanding shares of Tenet Common Stock (a "Stock Acquisition Date"). Upon the occurrence of such events and the expiration of Tenet's right to redeem the Rights, the Rights may be exchanged for one two-thousandth (.0005) of a share of Tenet's Series A Junior Participating Preferred Stock at an exercise price of $40.61, subject to adjustment. The Rights are redeemable by Tenet in whole, but not in part, up to and including the 20th business day after a Stock Acquisition Date at a price of $.05 per Right, subject to adjustment.

    In the event that, on or after the date the Rights become exercisable, Tenet is acquired or merged and the Rights have not been redeemed, each right holder will be entitled to purchase, for the then-current exercise price of each Right, common stock of the surviving company having a market value equal to two times the exercise price of each Right. However, no such right shall apply with respect to Rights

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beneficially owned by an Acquiring Investor. The Rights expire in December 1998, unless exercised or redeemed and do not entitle the holder thereof to vote as shareholders or receive dividends.

    The Rights could have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of Tenet, even though such an attempt might be beneficial to Tenet and its shareholders. In addition, because the Rights may discourage accumulations of large blocks of Tenet Common Stock by purchasers whose objective is to take control of Tenet, the Rights could tend to reduce the likelihood of fluctuations in the market price of the Tenet Common Stock that might result from accumulations of large blocks of stock. Accordingly, shareholders could be deprived of certain opportunities to sell their shares of Tenet Common Stock at a higher market price than otherwise might be the case. OrNda does not have a stockholder rights plan.

    OrNda stockholders will receive the associated Rights with the shares of Tenet Common Stock they receive in the Merger.

DIVIDENDS

    Under the NPCL, a corporation may pay dividends or make other distributions with respect to its stock unless, after giving effect to the dividend or distribution, either the corporation would not be able to pay its debts as they become due in the usual course of business or, except as otherwise specifically allowed by its articles of incorporation, the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at that time, to satisfy the preferential rights of shareholders whose rights are superior to those stockholders receiving the dividend or distribution.

    According to Tenet's Articles of Incorporation and the Tenet Bylaws, holders of shares of Tenet Common Stock are entitled to receive dividends as may be declared from time to time by the Tenet Board out of funds legally available for such purpose. Tenet has not declared or paid dividends on the Tenet Common Stock since the first quarter of fiscal 1994 and does not intend to pay dividends in the foreseeable future. Tenet's existing credit facility prohibits, and Tenet anticipates that the New Credit Facility will prohibit, the payment of dividends.

    The DGCL permits a corporation to pay dividends out of surplus (defined as the excess, if any, of net assets over capital) or, if no surplus exists, out of its net profits for the fiscal year in which such dividends are declared and/or for its preceding fiscal year, provided, that dividends may not be paid out of net profits if the capital of such corporation is less than the aggregate amount of capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

    According to the OrNda Bylaws and the OrNda Charter, holders of shares of OrNda Common Stock are entitled to receive such dividends as may be declared from time to time by the OrNda Board out of funds legally available for such purpose. OrNda has not declared or paid dividends on the OrNda Common Stock in the last five years and does not intend to pay dividends prior to the consummation of the Merger.

                              RELATED TRANSACTIONS

    The closing of the Merger is not conditioned upon the closing of the New Credit Facility, the Public Offering or the OrNda Tender Offers. However, the closings of each of the New Credit Facility, the Public Offering and the OrNda Tender Offers are currently expected to occur promptly after or simultaneous with the Effective Time and will be conditioned upon the consummation of the Merger. There can be no assurance that any of the New Credit Facility, the Public Offering or the OrNda Tender Offers will be consummated. In the event that any of the New Credit Facility, the Public Offering or the OrNda Tender Offers is not consummated, Tenet would pursue other alternatives available to it at that time. Tenet intends to finance the OrNda Tender Offers and to refinance Tenet's and OrNda's existing credit facilities with the proceeds of the Public Offering and borrowings under the New Credit Facility.

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
THE PUBLIC OFFERING

    Tenet intends to offer the New Debt Securities in an underwritten public offering. The terms of the New Debt Securities will be determined by market conditions and other factors at the time the New Debt Securities are offered for sale by Tenet. It is possible that the terms of the New Debt Securities will differ from those described herein or that the Public Offering will not occur. This Proxy Statement/Prospectus does not constitute an offer to sell or the solicitation of an offer to buy the New Debt Securities.

    THE NEW SENIOR NOTES. The New Senior Notes are expected to be limited to $800.0 million aggregate principal amount and to mature in 2005. The New Senior Notes will rank PARI PASSU with borrowings under the New Credit Facility and senior in right of payment to the New Subordinated Notes and any other subordinated debt of Tenet outstanding at any time after the Effective Time.

    THE NEW SUBORDINATED NOTES. The New Subordinated Notes are expected to be limited to $500.0 million aggregate principal amount and to mature in 2007. The New Subordinated Notes will rank junior in right of payment to all senior debt of Tenet, including borrowings under the New Credit Facility and the New Senior Notes.

THE ORNDA TENDER OFFERS

    Tenet intends to commence the OrNda Tender Offers with respect to OrNda's outstanding 12.25% Senior Subordinated Notes due 2002 and 11.375% Senior Subordinated Notes due 2004 (collectively, the "OrNda Debt Securities"). The OrNda Debt Securities had an aggregate outstanding principal amount of $525.0 million at November 30, 1996. In connection with the OrNda Tender Offers, Tenet intends to solicit consents (the "Consent Solicitations") from the holders of the OrNda Debt Securities to modify or eliminate certain of the restrictive covenants in the indentures relating to such securities, including restricted payment covenants that would, INTER ALIA, limit Tenet's access to the cash flow of OrNda following the Merger. The consummation of the OrNda Tender Offers and the Consent Solicitations are expected to be subject to a number of conditions, including consummation of the Merger. This Proxy Statement/ Prospectus does not constitute an offer to purchase or consent solicitation with respect to the OrNda Debt Securities.

THE NEW CREDIT FACILITY

    In connection with the Merger and the Refinancing, Morgan Guaranty Trust Company of New York, Bank of America NT&SA, The Bank of New York and the Bank of Nova Scotia (collectively, the "Arranging Agents") and a syndicate of other lenders have committed to provide Tenet with a $2.5 billion revolving credit facility expiring in 2002. Tenet's obligations under the New Credit Facility will rank PARI PASSU with the New Senior Notes and will constitute senior debt with respect to the New Senior Subordinated Notes and any other subordinated debt of Tenet outstanding at any time after the Effective Time. At November 30, 1996, the balances outstanding under the Tenet credit facility and the OrNda credit facility were $1.1 billion and $792.6 million, respectively.

                        PRO FORMA FINANCIAL INFORMATION

    The following unaudited pro forma financial information is presented assuming the Merger will be accounted for as a pooling of interests, whereby Tenet will restate its historical consolidated financial statements to include the assets, liabilities, shareholders' equity and results of operations of OrNda.

    The statement of operations data included in the unaudited pro forma financial information reflects the combination of the historical operating results of Tenet for the years ended May 31, 1994 and 1995, with the historical operating results of OrNda for the years ended August 31, 1994 and 1995 and the historical as adjusted operating results of Tenet for the year ended May 31, 1996 and for the three months ended August 31, 1995 and 1996, with the historical as adjusted operating results of OrNda for the year ended August 31, 1996 and for the three months ended August 31, 1995 and 1996, respectively. Tenet reports its financial information on the basis of a May 31 fiscal year. OrNda reports its financial information on the basis of an August 31 fiscal year. The unaudited pro forma financial information does not reflect the results of operations of AMH prior to its acquisition by the Company on March 1, 1995.

    The unaudited Condensed Combined Pro Forma Balance Sheet gives effect to the following transactions and events as if they had occurred as of August 31, 1996:
(i) the October 1996 acquisition by Tenet of the Lloyd Noland Hospital and the pending acquisition by Tenet of North Shore Medical Center pursuant to the North Shore Agreement, (ii) the September 1996 acquisition by OrNda of The Saint Vincent Healthcare System and the pending acquisition by OrNda of the Western Medical Centers pursuant to the United Western Agreement and (iii) the consummation of the Merger.

    The unaudited Pro Forma Condensed Combined Statements of Operations give effect to the following transactions and events as if they had occurred as of June 1, 1995 for the Tenet transactions and events and as of September 1, 1995 for the OrNda transactions and events: (i) the August 1995 acquisition by Tenet of Memorial Medical Center (formerly known as Mercy+Baptist Medical Center); the September 1995 acquisition by Tenet of Providence Memorial Hospital; the October 1995 acquisition by Tenet of Medical Center of Manchester; the November 1995 acquisition by Tenet of Methodist Hospital of Jonesboro; the June 1996 acquisition by Tenet of Hialeah Hospital; the October 1996 acquisition by Tenet of Lloyd Noland Hospital and the pending acquisition by Tenet of North Shore Medical Center pursuant to the North Shore Agreement; (ii) the June 1995 sale by Tenet of its two hospitals and related healthcare businesses in Singapore; the October 1995 sales by Tenet of its interest in AME and its equity interest in a hospital in Malaysia; the February 1996 sale by Tenet of its equity interest in a hospital in Thailand and the May 1996 sale by Tenet of its equity interest in Westminster; (iii) the elimination of non-recurring gains on disposals of facilities and long-term investments recorded by Tenet; (iv) Vencor's September 1995 acquisition of Hillhaven in which Tenet held a significant equity interest;
(v) the reduction of Tenet's equity interest in TRC in October 1995; and (vi) the November 1995 acquisition by OrNda of Universal Medical Center (subsequently renamed Florida Medical Center-South); the January 1996 acquisition by OrNda of a controlling equity interest in HNW; the July 1996 acquisitions by OrNda of Cypress Fairbanks Medical Center and Westside Hospital; the August 1996 acquisition by OrNda of Centinela Hospital Medical Center; the September 1996 acquisition by OrNda of The Saint Vincent Healthcare System and the pending acquisition by OrNda of the Western Medical Centers pursuant to the United Western Agreement; and (vii) the consummation of the Merger. Only material pending transactions with respect to which Tenet and OrNda have entered into definitive agreements have been included in the unaudited Pro Forma Financial Information.

    The unaudited pro forma financial information does not purport to present the financial position or results of operations of Tenet had the transactions and events assumed therein occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future.

    The unaudited pro forma financial information does not give effect to certain cost savings that Tenet management believes may be realized as a result of the Merger. There can be no assurances that such cost savings, if any, will be achieved. See "Risk Factors--Forward-Looking Statements." The unaudited pro forma financial information does not give effect to the Refinancing. The Unaudited Pro Forma Condensed Combined Statements of Operations do not reflect certain non-recurring costs expected to be incurred in connection with the Merger. These costs are expected to include investment advisory fees and legal, accounting and other professional fees and certain charges associated with the combination of Tenet and OrNda, primarily severance costs, costs of restructuring of benefit packages and charges related to reduction of corporate overhead costs and consolidation of duplicative services or facilities in certain markets.

    The unaudited pro forma financial information is based on certain assumptions and adjustments described in the Notes to the unaudited pro forma financial information included in this Proxy Statement/ Prospectus and should be read in conjunction therewith and with "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the consolidated financial statements of Tenet and OrNda and the related Notes thereto, in the Tenet 10-K and the OrNda 10-K and the Condensed Consolidated Financial Statements in the Tenet 10-Q, each of which is incorporated by reference herein.

    The Unaudited Pro Forma Condensed Combined Statements of Operations for the years ended May 31, 1994, 1995 and 1996 combines Tenet's Consolidated Statements of Operations for the fiscal years ended May 31, 1994, 1995 and 1996 with OrNda's Consolidated Statements of Operations for the fiscal years ended August 31, 1994, 1995 and 1996, respectively. The Unaudited Pro Forma Condensed Combined Statements of Operations for the three months ended August 31, 1995 and 1996 combine the Consolidated Statements of Operations of Tenet and the Consolidated Statements of Operations of OrNda for the same three-month periods.

                 TENET HEALTHCARE CORPORATION AND SUBSIDIARIES

                       ORNDA HEALTHCORP AND SUBSIDIARIES

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                             AS OF AUGUST 31, 1996

                             (DOLLARS IN MILLIONS)

                                                           TENET
                                                         HOSPITAL                             ORNDA HOSPITAL
                                          HISTORICAL   ACQUISITIONS   ADJUSTED   HISTORICAL    ACQUISITIONS     ADJUSTED
                                             TENET          (A)         TENET       ORNDA           (B)           ORNDA
                                          -----------  -------------  ---------  -----------  ---------------  -----------
ASSETS
Current assets:
  Cash and cash equivalents.............   $   104.1     $            $   104.1   $    17.4      $              $    17.4
  Short-term investments, at cost which
    approximates market.................       105.2                      105.2
  Accounts and notes receivable, less
    allowance for doubtful accounts.....       884.8           1.0        885.8       379.9           44.1          424.0
  Inventories of supplies, at cost......       131.9           1.8        133.7        42.2            5.9           48.1
  Deferred income taxes.................       269.9                      269.9
  Assets held for sale..................        17.0                       17.0
  Prepaid expenses and other current
    assets..............................        63.3           0.4         63.7        86.3           20.4          106.7
                                          -----------       ------    ---------  -----------        ------     -----------
    Total current assets................     1,576.2           3.2      1,579.4       525.8           70.4          596.2
Investments and other assets............       521.4           0.5        521.9       107.7           11.8          119.5
Property and equipment, at cost less
  accumulated depreciation..............     3,689.0          83.0      3,772.0     1,335.2          105.5        1,440.7
Intangible assets, at cost less
  accumulated amortization..............     2,638.9          23.5      2,662.4       497.8           56.2          554.0
                                          -----------       ------    ---------  -----------        ------     -----------
                                           $ 8,425.5     $   110.2    $ 8,535.7   $ 2,466.5      $   243.9      $ 2,710.4
                                          -----------       ------    ---------  -----------        ------     -----------
                                          -----------       ------    ---------  -----------        ------     -----------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt.....   $    40.4     $     0.5    $    40.9   $    59.8      $     1.1      $    60.9
  Short-term borrowings and notes.......        18.1                       18.1
  Accounts payable......................       320.5           8.3        328.8       168.4           28.8          197.2
  Accrued employee compensation and
    benefits............................       137.8           4.1        141.9        68.1           16.0           84.1
  Accrued interest payable..............        83.4                       83.4        15.6            1.8           17.4
  Income taxes payable..................        49.3                       49.3        (8.6)                         (8.6)
  Other current liabilities.............       373.2           0.6        373.8       134.4           35.2          169.6
                                          -----------       ------    ---------  -----------        ------     -----------
    Total current liabilites............     1,022.7          13.5      1,036.2       437.7           82.9          520.6

Long-term debt, net of current
  portion...............................     3,183.4          94.7      3,278.1     1,229.9          147.8        1,377.7
Deferred income taxes...................       429.9                      429.9        50.6                          50.6
Other long-term liabilities and minority
  interests.............................     1,025.7           2.5      1,028.2       107.9           13.2          121.1
Shareholders' equity....................     2,763.8          (0.5)     2,763.3       640.4                         640.4
                                          -----------       ------    ---------  -----------        ------     -----------
                                           $ 8,425.5     $   110.2    $ 8,535.7   $ 2,466.5      $   243.9      $ 2,710.4
                                          -----------       ------    ---------  -----------        ------     -----------
                                          -----------       ------    ---------  -----------        ------     -----------


                                              MERGER       PRO FORMA
                                           ADJUSTMENTS     COMBINED
                                          --------------  -----------
ASSETS
Current assets:
  Cash and cash equivalents.............  $               $     121.5
  Short-term investments, at cost which
    approximates market.................                        105.2
  Accounts and notes receivable, less
    allowance for doubtful accounts.....                      1,309.8
  Inventories of supplies, at cost......                        181.8
  Deferred income taxes.................        43.0(c)         312.9
  Assets held for sale..................                         17.0
  Prepaid expenses and other current
    assets..............................                        170.4
                                          --------------  -----------
    Total current assets................        43.0          2,218.6
Investments and other assets............                        641.4
Property and equipment, at cost less
  accumulated depreciation..............                      5,212.7
Intangible assets, at cost less
  accumulated amortization..............                      3,216.4
                                          --------------  -----------
                                          $     43.0      $  11,289.1
                                          --------------  -----------
                                          --------------  -----------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt.....  $               $     101.8
  Short-term borrowings and notes.......                         18.1
  Accounts payable......................                        526.0
  Accrued employee compensation and
    benefits............................                        226.0
  Accrued interest payable..............                        100.8
  Income taxes payable..................        43.0(c)          83.7
  Other current liabilities.............        30.0(d)         573.4
                                          --------------  -----------
    Total current liabilites............        73.0          1,629.8
Long-term debt, net of current
  portion...............................                      4,655.8
Deferred income taxes...................                        480.5
Other long-term liabilities and minority
  interests.............................                      1,149.3
Shareholders' equity....................       (30.0)(d)      3,373.7
                                          --------------  -----------
                                          $     43.0      $  11,289.1
                                          --------------  -----------
                                          --------------  -----------

                 TENET HEALTHCARE CORPORATION AND SUBSIDIARIES

                       ORNDA HEALTHCORP AND SUBSIDIARIES

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                        FOR THE YEAR ENDED MAY 31, 1996

                 (DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

                                                                                  HISTORICAL                   ADJUSTED
                       HISTORICAL                      TENET         ADJUSTED       ORNDA                       ORNDA
                         TENET          TENET      DIVESTITURES       TENET       YEAR ENDED      ORNDA       YEAR ENDED
                       YEAR ENDED     HOSPITAL          AND         YEAR ENDED    AUGUST 31,     HOSPITAL     AUGUST 31,
                      MAY 31, 1996   ACQUISITIONS   ADJUSTMENTS    MAY 31, 1996      1996      ACQUISITIONS      1996
                      ------------   -----------   -------------   ------------   ----------   ------------   ----------
Net operating
  revenues..........    $5,558.5     $341.0(e)       $(50.4)(f)      $5,849.1      $2,147.2       $648.5(g)    $2,795.7
Operating expenses:
  Salaries and
    benefits........     2,194.3      139.2(e)       (22.6)(f)        2,310.9         935.4        327.8(g)     1,263.2
  Supplies..........       764.2       39.1(e)        (6.3)(f)          797.0         291.6        116.2(g)       407.8
  Provision for
    doubtful
    accounts........       289.7       30.2(e)        (0.2)(f)          319.7         141.8         34.9(g)       176.7
  Other operating
    expenses........     1,212.1       95.4(e)       (10.8)(f)        1,296.7         434.0        104.1(g)       538.1
  Depreciation......       239.9       11.6(o)        (3.2)(f)          248.3          78.9         14.8(o)        93.7
  Amortization......        80.4        0.9(n)        (0.4)(f)           80.9          24.9          4.6(n)        29.5
  Impairment
    losses..........        85.9                                         85.9
                      ------------   -----------   -------------   ------------   ----------   ------------   ----------
Operating income....       692.0       24.6           (6.9)             709.7         240.6         46.1          286.7

Interest expense,
  net of capitalized
  portion...........     (311.9)       (0.2)(e)        0.3(f)          (315.4)       (107.2)       (26.3)(m)     (133.5)
                                       16.8(i)        13.2(j)
Investment
  earnings..........        22.3                      (0.7)(f)           19.9           4.4         (1.2)(g)        3.2
                                                      (1.7)(k)
Equity in earnings
  of unconsolidated
  affiliates........        19.4                      (7.4)(f)            3.4           5.1         (5.1)(g)
                                                      (8.6)(k)
Minority interests
  in income of
  consolidated
  subsidiaries......      (22.0)       (0.1)(e)        2.2(f)           (19.9)         (7.8)        (1.4)(g)       (9.2)
Net gain on
  disposals of
  facilities and
  long-term
  investments.......       346.2                    (346.2)(l)                                       0.5(g)         0.5
                      ------------   -----------   -------------   ------------   ----------   ------------   ----------
Income from
  continuing
  operations before
  income taxes......       746.0        7.5         (355.8)             397.7         135.1         12.6          147.7
Taxes on income.....     (347.7)       (2.9)         168.4             (182.2)        (35.2)        (6.1)         (41.3)
                      ------------   -----------   -------------   ------------   ----------   ------------   ----------
Income from
  continuing
  operations........    $  398.3     $  4.6         ($187.4)         $  215.5      $   99.9       $  6.5       $  106.4
                      ------------   -----------   -------------   ------------   ----------   ------------   ----------
                      ------------   -----------   -------------   ------------   ----------   ------------   ----------
Earnings per common
  share from
  continuing
  operations, fully
  diluted...........    $   1.86                                     $   1.01      $   1.72                    $   1.83
                      ------------                                 ------------   ----------                  ----------
                      ------------                                 ------------   ----------                  ----------
Weighted average
  number of shares
  outstanding,
  fully diluted (in
  000's)............     216,676                                      216,676        58,064                      58,064
                      ------------                                 ------------   ----------                  ----------
                      ------------                                 ------------   ----------                  ----------
Ratio of earnings to
  fixed charges.....         2.9x                                         2.1x          2.0x                        1.9x
                      ------------                                 ------------   ----------                  ----------
                      ------------                                 ------------   ----------                  ----------


                          MERGER       PRO FORMA
                       ADJUSTMENTS     COMBINED
                      --------------  -----------
Net operating
  revenues..........   $               $ 8,644.8
Operating expenses:
  Salaries and
    benefits........                     3,574.1
  Supplies..........                     1,204.8
  Provision for
    doubtful
    accounts........                       496.4
  Other operating
    expenses........                     1,834.8
  Depreciation......                       342.0
  Amortization......       (5.6)(h)        104.8
  Impairment
    losses..........                        85.9
                          ------      -----------
Operating income....         5.6         1,002.0
Interest expense,
  net of capitalized
  portion...........        (5.6)(h)      (454.5)

Investment
  earnings..........                        23.1

Equity in earnings
  of unconsolidated
  affiliates........                         3.4

Minority interests
  in income of
  consolidated
  subsidiaries......                       (29.1)
Net gain on
  disposals of
  facilities and
  long-term
  investments.......                         0.5
                          ------      -----------
Income from
  continuing
  operations before
  income taxes......                       545.4
Taxes on income.....                      (223.5)
                          ------      -----------
Income from
  continuing
  operations........   $               $   321.9
                          ------      -----------
                          ------      -----------
Earnings per common
  share from
  continuing
  operations, fully
  diluted...........                   $    1.10
                                      -----------
                                      -----------
Weighted average
  number of shares
  outstanding,
  fully diluted (in
  000's)............      78,386(p)      295,062
                          ------      -----------
                          ------      -----------
Ratio of earnings to
  fixed charges.....                         2.0x
                                      -----------
                                      -----------

                 TENET HEALTHCARE CORPORATION AND SUBSIDIARIES

                       ORNDA HEALTHCORP AND SUBSIDIARIES

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                   FOR THE THREE MONTHS ENDED AUGUST 31, 1996

                 (DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

                                                                                                     ORNDA
                                            HISTORICAL   TENET HOSPITAL  ADJUSTED   HISTORICAL     HOSPITAL      ADJUSTED
                                               TENET      ACQUISITIONS     TENET       ORNDA     ACQUISITIONS      ORNDA
                                            -----------  --------------  ---------  -----------  -------------  -----------
Net operating revenues....................   $ 1,438.6    $    37.3(q)   $ 1,475.9   $   552.9   $   124.6(r)    $   677.5
Operating expenses:
  Salaries and benefits...................       568.7         16.0(q)       584.7       248.0        67.7(r)        315.7
  Supplies................................       191.0          3.2(q)       194.2        76.3        18.8(r)         95.1
  Provision for doubtful accounts.........        74.5          2.8(q)        77.3        38.2         5.2(r)         43.4
  Other operating expenses................       321.7         12.8(q)       334.5        99.5        21.9(r)        121.4
  Depreciation............................        63.2          0.7(o)        63.9        22.8         3.4(o)         26.2
  Amortization............................        20.9          0.1(n)        21.0         7.2         0.9(n)          8.1
                                            -----------    ------        ---------  -----------     ------      -----------
Operating income..........................       198.6          1.7          200.3        60.9         6.7            67.6

Interest expense, net of capitalized
  portion.................................       (71.0)        (0.1)(q)      (72.6)      (27.4)       (4.6)(m)       (32.0)
                                                               (1.5)(i)
Investment earnings.......................         4.8                         4.8         0.9                         0.9
Equity in earnings of unconsolidated
  affiliates..............................         0.6                         0.6
Minority interests in income of
  consolidated subsidiaries...............        (4.6)                       (4.6)       (3.1)                       (3.1)
                                            -----------    ------        ---------  -----------     ------      -----------
Income from continuing operations before
  income taxes............................       128.4          0.1          128.5        31.3         2.1            33.4
Taxes on income...........................       (56.0)        --            (56.0)       (8.1)       (0.9)           (9.0)
                                            -----------    ------        ---------  -----------     ------      -----------
Income from continuing operations.........   $    72.4    $     0.1      $    72.5   $    23.2   $     1.2       $    24.4
                                            -----------    ------        ---------  -----------     ------      -----------
                                            -----------    ------        ---------  -----------     ------      -----------
Earnings per common share from continuing
  operations, fully diluted...............   $    0.33                   $    0.33   $    0.39                   $    0.41
                                            -----------                  ---------  -----------                 -----------
                                            -----------                  ---------  -----------                 -----------
Weighted average number of shares
  outstanding, fully diluted (in 000's)...     219,641                     219,641      60,277                      60,277
                                            -----------                  ---------  -----------                 -----------
                                            -----------                  ---------  -----------                 -----------
Ratio of earnings to fixed charges........         2.5 x                       2.5x        2.0 x                       1.9x
                                            -----------                  ---------  -----------                 -----------
                                            -----------                  ---------  -----------                 -----------


                                               MERGER       PRO FORMA
                                             ADJUSTMENTS    COMBINED
                                            -------------  -----------
Net operating revenues....................  $               $ 2,153.4
Operating expenses:
  Salaries and benefits...................                      900.4
  Supplies................................                      289.3
  Provision for doubtful accounts.........                      120.7
  Other operating expenses................                      455.9
  Depreciation............................                       90.1
  Amortization............................       (1.4)(h)        27.7
                                            -------------  -----------
Operating income..........................        1.4           269.3
Interest expense, net of capitalized
  portion.................................       (1.4)(h)      (106.0)

Investment earnings.......................                        5.7
Equity in earnings of unconsolidated
  affiliates..............................                        0.6
Minority interests in income of
  consolidated subsidiaries...............                       (7.7)
                                            -------------  -----------
Income from continuing operations before
  income taxes............................                      161.9
Taxes on income...........................                      (65.0)
                                            -------------  -----------
Income from continuing operations.........  $               $    96.9
                                            -------------  -----------
                                            -------------  -----------
Earnings per common share from continuing
  operations, fully diluted...............                  $    0.32
                                                           -----------
                                                           -----------
Weighted average number of shares
  outstanding, fully diluted (in 000's)...     81,374(p)      301,015
                                            -------------  -----------
                                            -------------  -----------
Ratio of earnings to fixed charges........                        2.3 x
                                                           -----------
                                                           -----------

                 TENET HEALTHCARE CORPORATION AND SUBSIDIARIES
                       ORNDA HEALTHCORP AND SUBSIDIARIES
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED AUGUST 31, 1995
                 (DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

                                                           TENET
                                            TENET       DIVESTITURES                               ORNDA
                           HISTORICAL     HOSPITAL          AND        ADJUSTED   HISTORICAL     HOSPITAL      ADJUSTED
                              TENET     ACQUISITIONS    ADJUSTMENTS      TENET       ORNDA     ACQUISITIONS      ORNDA
                           -----------  -------------  --------------  ---------  -----------  -------------  -----------
Net operating revenues...   $ 1,283.9   $    157.0(e)   $   (33.9)(f)  $ 1,407.0   $   484.1     $   195.8(g)  $   679.9
Operating expenses:
  Salaries and
    benefits.............       502.2         62.7(e)       (15.0)(f)      549.9       206.0          96.7(g)      302.7
  Supplies...............       178.7         18.6(e)        (3.9)(f)      193.4        62.6          30.4(g)       93.0
  Provision for doubtful
    accounts.............        67.3         12.1(e)        (0.1)(f)       79.3        33.1          12.0(g)       45.1
  Other operating
    expenses.............       281.6         40.5(e)        (7.4)(f)      314.7       116.9          34.1(g)      151.0
  Depreciation...........        61.4          6.5(o)        (2.2)(f)       65.7        17.8           6.9(o)       24.7
  Amortization...........        18.8          0.4(e)        (0.2)(f)       19.4         5.3           1.2(n)        6.5
                                               0.4(n)
                           -----------  -------------    ------        ---------  -----------       ------    -----------
Operating income.........       173.9         15.8           (5.1)         184.6        42.4          14.5          56.9

Interest expense, net of
  capitalized portion....       (77.1)        (0.1)(e)        0.3(f)       (78.8)      (27.2)        (10.2)(m)      (37.4)
                                              (8.0)(i)        6.1(j)
Investment earnings......         7.3                        (0.2)(f)        5.4         0.9           0.2(g)        1.1
                                                             (1.7)(k)
Equity in earnings of
  unconsolidated
  affiliates.............         6.9                        (0.1)(f)        2.9         3.5                         3.5
                                                             (3.9)(k)
Minority interests in
  income of consolidated
  subsidiaries...........        (5.6)                        1.5(f)        (4.1)                     (1.2) (g)       (1.2)
Net gain on disposals of
  facilities.............       123.5                      (123.5)(l)
                           -----------  -------------    ------        ---------  -----------       ------    -----------
Income from continuing
  operations before
  income taxes...........       228.9          7.7         (126.6)         110.0        19.6           3.3          22.9
Taxes on income..........      (110.6)        (3.0)          65.3          (48.3)       (3.6)         (1.6)         (5.2)
                           -----------  -------------    ------        ---------  -----------       ------    -----------
Income from continuing
  operations.............   $   118.3   $      4.7      $   (61.3)     $    61.7   $    16.0     $     1.7     $    17.7
                           -----------  -------------    ------        ---------  -----------       ------    -----------
                           -----------  -------------    ------        ---------  -----------       ------    -----------
Earnings per common share
  from continuing
  operations, fully
  diluted................   $    0.56                                  $    0.29   $    0.33                   $    0.38
                           -----------                                 ---------  -----------                 -----------
                           -----------                                 ---------  -----------                 -----------
Weighted average number
  of shares outstanding,
  fully diluted (in
  000's).................     215,837                                    215,837      46,323                      46,323
                           -----------                                 ---------  -----------                 -----------
                           -----------                                 ---------  -----------                 -----------
Ratio of earnings to
  fixed charges..........         3.4x                                       2.2x        1.6x                        1.5x
                           -----------                                 ---------  -----------                 -----------
                           -----------                                 ---------  -----------                 -----------


                               MERGER        PRO FORMA
                             ADJUSTMENTS     COMBINED
                           ---------------  -----------
Net operating revenues...  $                 $ 2,086.9
Operating expenses:
  Salaries and
    benefits.............                        852.6
  Supplies...............                        286.4
  Provision for doubtful
    accounts.............                        124.4
  Other operating
    expenses.............                        465.7
  Depreciation...........                         90.4
  Amortization...........          (1.0)(h)       24.9

                           ---------------  -----------
Operating income.........           1.0          242.5
Interest expense, net of
  capitalized portion....          (1.0)(h)     (117.2)

Investment earnings......                          6.5

Equity in earnings of
  unconsolidated
  affiliates.............                          6.4

Minority interests in
  income of consolidated
  subsidiaries...........                         (5.3)
Net gain on disposals of
  facilities.............
                           ---------------  -----------
Income from continuing
  operations before
  income taxes...........                        132.9
Taxes on income..........                        (53.5)
                           ---------------  -----------
Income from continuing
  operations.............  $                 $    79.4
                           ---------------  -----------
                           ---------------  -----------
Earnings per common share
  from continuing
  operations, fully
  diluted................                    $    0.29
                                            -----------
                                            -----------
Weighted average number
  of shares outstanding,
  fully diluted (in
  000's).................      62,536 (p)      278,373
                           ---------------  -----------
                           ---------------  -----------
Ratio of earnings to
  fixed charges..........                          1.9x
                                            -----------
                                            -----------

                 TENET HEALTHCARE CORPORATION AND SUBSIDIARIES
                       ORNDA HEALTHCORP AND SUBSIDIARIES
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED MAY 31, 1995
                 (DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

                                                                          HISTORICAL
                                                           HISTORICAL       ORNDA
                                                             TENET        YEAR ENDED
                                                           YEAR ENDED     AUGUST 31,       MERGER      PRO FORMA
                                                          MAY 31, 1995       1995        ADJUSTMENTS    COMBINED
                                                          ------------  --------------  -------------  ----------
Net operating revenues..................................   $  3,318.4     $  1,842.7    $              $  5,161.1
Operating expenses:.....................................
  Salaries and benefits.................................      1,366.8          803.1                      2,169.9
  Supplies..............................................        431.5          236.2                        667.7
  Provision for doubtful accounts.......................        137.5          122.2                        259.7
  Other operating expenses..............................        759.2          419.2                      1,178.4
  Depreciation..........................................        164.4           67.9                        232.3
  Amortization..........................................         30.6           17.3          (4.1)(h)       43.8
  Restructuring costs...................................         36.9                                        36.9
                                                          ------------  --------------    ------       ----------
Operating income........................................        391.5          176.8           4.1          572.4
Interest expense, net of capitalized portion............       (138.1)        (109.1)         (4.1)(h)     (251.3)
Investment earnings.....................................         27.5            4.6                         32.1
Equity in earnings of unconsolidated affiliates.........         28.4           14.0                         42.4
Minority interests in income of consolidated
  subsidiaries..........................................         (9.4)          (0.2)                        (9.6)
Net gain on disposals of facilities and long-term
  investments...........................................         29.5            1.0                         30.5
                                                          ------------  --------------    ------       ----------
Income from continuing operations before income taxes...        329.4           87.1                        416.5
Taxes on income.........................................       (135.0)         (15.8)                      (150.8)
                                                          ------------  --------------    ------       ----------
Income from continuing operations.......................   $    194.4     $     71.3    $              $    265.7
                                                          ------------  --------------    ------       ----------
                                                          ------------  --------------    ------       ----------
Earnings per common share from continuing operations,
  fully diluted.........................................   $     1.06     $     1.51                   $     1.08
                                                          ------------  --------------                 ----------
                                                          ------------  --------------                 ----------
Weighted average number of shares outstanding, fully
  diluted (in 000's)....................................      190,139         47,382        63,966(p)     254,105
                                                          ------------  --------------      ------     ----------
                                                          ------------  --------------      ------     ----------
Ratio of earnings to fixed charges......................          2.7 x          1.6  x                       2.2x
                                                          ------------  --------------                 ----------
                                                          ------------  --------------                 ----------

                 TENET HEALTHCARE CORPORATION AND SUBSIDIARIES
                       ORNDA HEALTHCORP AND SUBSIDIARIES
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED MAY 31, 1994
                 (DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

                                                                         HISTORICAL
                                                          HISTORICAL       ORNDA
                                                            TENET        YEAR ENDED
                                                          YEAR ENDED     AUGUST 31,       MERGER      PRO FORMA
                                                         MAY 31, 1994       1994        ADJUSTMENTS    COMBINED
                                                         ------------  --------------  -------------  ----------
Net operating revenues.................................   $  2,943.2     $  1,274.4    $              $  4,217.6
Operating expenses:
  Salaries and benefits................................      1,293.4          574.2                      1,867.6
  Supplies.............................................        339.4          158.9                        498.3
  Provision for doubtful accounts......................        107.0           86.2                        193.2
  Other operating expenses.............................        666.5          275.6                        942.1
  Depreciation.........................................        142.7           56.4                        199.1
  Amortization.........................................         18.1           10.4         (3.3)           25.2
  Restructuring costs..................................         77.0            2.5                         79.5
  Merger expenses......................................       --               30.0                         30.0
                                                         ------------  --------------     ------      ----------
Operating income.......................................        299.1           80.2          3.3           382.6
Interest expense, net of capitalized portion...........        (70.0)         (83.4)        (3.3)(h)      (156.7)
Investment earnings....................................         27.7            2.9                         30.6
Equity in earnings of unconsolidated affiliates........         23.8            3.6                         27.4
Minority interests in income of consolidated
  subsidiaries.........................................         (8.2)          (4.0)                       (12.2)
Net gain (loss) on disposals of facilities.............         87.5          (45.3)                        42.2
                                                         ------------  --------------     ------      ----------
Income (loss) from continuing operations before income
  taxes................................................        359.9          (46.0)                       313.9
Taxes on income........................................       (144.0)          (1.0)                      (145.0)
                                                         ------------  --------------     ------      ----------
Income (loss) from continuing operations...............   $    215.9     $    (47.0)   $              $    168.9
                                                         ------------  --------------     ------      ----------
                                                         ------------  --------------     ------      ----------
Earnings (loss) per common share from continuing
  operations, fully diluted............................   $     1.23     $    (1.29)                  $     0.75
                                                         ------------  --------------                 ----------
                                                         ------------  --------------                 ----------
Weighted average number of shares outstanding, fully
  diluted (in 000's)...................................      181,087         37,879       51,137(p)      232,224
                                                         ------------  --------------     ------      ----------
                                                         ------------  --------------     ------      ----------
Ratio of earnings to fixed charges.....................          4.2x           0.5x                         2.4x
                                                         ------------  --------------                 ----------
                                                         ------------  --------------                 ----------

                    NOTES TO PRO FORMA FINANCIAL INFORMATION

    The adjustments to arrive at the unaudited pro forma financial information are as follows:

        (a) To reflect the October 1996 acquisition by Tenet of certain assets and liabilities of Lloyd Noland Hospital and Tenet's pending acquisition of substantially all of the assets of North Shore Medical Center pursuant to the North Shore Agreement, both under the purchase method of accounting. The assets acquired and liabilities assumed in these transactions are recorded at their estimated fair values. The excess of the aggregate purchase price of $93.3 million over the aggregate estimated fair values of the net assets acquired is expected to be approximately $23.5 million. The acquisition of Lloyd Noland Hospital was financed, and the acquisition of North Shore Medical Center is assumed to be financed, using Tenet's existing credit facility.

        (b) To reflect the September 1996 acquisition by OrNda of The Saint Vincent Healthcare System and OrNda's pending acquisition of substantially all of the assets of the Western Medical Centers pursuant to the United Western Agreement, consisting primarily of two acute care hospitals and a skilled nursing facility. Both transactions will be accounted for by the purchase method of accounting. The assets acquired and liabilities assumed in these transactions are recorded at their estimated fair values. The excess of the aggregate purchase price of $188.0 million over the aggregate fair values of the net assets acquired is approximately $56.2 million. The acquisition of The Saint Vincent Healthcare System was financed, and the acquisition of the Western Medical Centers is assumed to be financed, using OrNda's existing credit facility.

        (c) To reclassify OrNda's current deferred tax asset to conform to Tenet's presentation.

        (d) To record estimated transaction costs in the amount of $30.0 million in connection with the Merger. The unaudited pro forma financial information does not reflect other charges expected to be incurred by Tenet and OrNda in connection with the Merger. These charges may include costs associated with the combination of Tenet and OrNda, primarily severance costs, costs of restructuring benefit packages and charges related to reduction of corporate overhead costs and consolidation of duplicative services or facilities in certain markets.

        (e) To reflect the historical operations of the following facilities prior to their acquisition by Tenet to give effect to the transactions as if they had occurred as of the beginning of the respective period: the August 1995 acquisition of Memorial Medical Center (formerly known as Mercy+Baptist Medical Center); the September 1995 acquisition of Providence Memorial Hospital; the October 1995 acquisition of Medical Center of Manchester; the November 1995 acquisition of Methodist Hospital of Jonesboro; the June 1996 acquisition of Hialeah Hospital; the October 1996 acquisition of Lloyd Noland Hospital and the pending acquisition of North Shore Medical Center pursuant to the North Shore Agreement.

        (f) To reflect the following sales by Tenet as if they had occurred as of the beginning of the respective period: the June 1995 sale of its two hospitals and related healthcare businesses in Singapore, the October 1995 sales of its interest in AME and its equity interest in a hospital in Malaysia, the February 1996 sale of its equity interest in a hospital in Thailand and the May 1996 sale of its equity interest in Westminster.

        (g) To reflect the historical operations of the following facilities prior to their acquisition by OrNda to give effect to the transactions as if they had occurred as of the beginning of the respective period: the November 1995 acquisition of Universal Medical Center (subsequently re-named Florida Medical Center-South); the January 1996 acquisition of a controlling equity interest in HNW; the July 1996 acquisitions of Cypress Fairbanks Medical Center and Westside Medical Center; the August 1996 acquisition of Centinela Hospital Medical Center; the September 1996 acquisition of The Saint Vincent Healthcare System and the pending acquisition by OrNda of the Western Medical Centers pursuant to the United Western Agreement.

        (h) To reclassify OrNda's amortization of capitalized financing costs to interest expense in accordance with Tenet's accounting policy.

        (i) To reflect additional interest expense for the periods prior to the acquisitions described in Note (e) above ($16.8 million for the year ended May 31, 1996 and $1.5 million and $8.0 million for the three months ended August 31, 1996 and 1995, respectively) on $511.0 million of borrowings under Tenet's credit facilities, based on an average historical interest rate of 6.5%.

        (j) To reflect the reduction in interest expense ($13.2 million for the year ended May 31, 1996 and $6.1 million for the three months ended August 31, 1995) from the application of an aggregate of $536.1 million in net proceeds from the sale of certain of Tenet's international assets, as described in Note (f) above, and the $91.8 million proceeds from Hillhaven's redemption of its Series C and Series D Preferred Stock held by Tenet, as described in Note (k) below, to repay borrowings under its credit agreements with an average historical interest rate of 6.5%.

        (k) To reflect Vencor's acquisition of Hillhaven. Because Tenet owns less than 20.0% of Vencor and does not have the ability to exercise significant influence over Vencor, Tenet now accounts for its interest in Vencor in accordance with SFAS No. 115. Tenet had accounted for its interest in Hillhaven using the equity method of accounting for investments in unconsolidated subsidiaries. The Unaudited Pro Forma Condensed Combined Statements of Operations reflect adjustments made to eliminate Tenet's equity interest in the earnings of Hillhaven ($7.2 million for the year ended May 31, 1996 and $3.9 million for the three months ended August 31,
    1995) that had been recognized by Tenet, as well as the dividends ($1.7 million) on the Hillhaven Series C and Series D Preferred Stock held by Tenet prior to their September 1995 redemption by Vencor.

            Also to reflect the dilution in Tenet's equity interest in TRC from an approximately 25.0% interest to an approximately 13.6% interest as a result of TRC's completion in October 1995 of an initial public offering of its common stock. Because Tenet owned less than 20.0% of TRC's common shares after the October 1995 stock sale by TRC, and does not have the ability to exercise significant influence over TRC, Tenet has been accounting for its investment in accordance with SFAS No. 115 since October 1995. Tenet's equity in the earnings of TRC recognized under the equity method amounted to $1.4 million for the year ended May 31, 1996.

        (l) To reflect the elimination of non-recurring gains on disposals of facilities and long-term investments in the amount of $346.2 million in the year ended May 31, 1996 and $123.5 million in the three months ended August 31, 1995.

       (m) To reflect additional interest expense for the periods prior to the acquisitions described in Note (g) above ($26.3 million for the year ended August 31, 1996 and $4.6 million and $10.2 million for three months ended August 31, 1996 and 1995, respectively) on $387.4 million of borrowings under OrNda's secured bank credit facility, based on an average historical interest rate of 7.08%.

        (n) To reflect the amortization of the excess of the purchase price of the general hospital facilities referred to in Notes (e) and (g) above over the estimated fair values of the net assets acquired using the straight-line method.

        (o) To adjust depreciation expense to reflect the estimated fair values of the buildings and equipment acquired in the purchases of the general hospital facilities referred to in Notes (e) and (g) above.

        (p) Represents the weighted average common shares and common equivalent shares that would have been outstanding in addition to Tenet's historical weighted average common shares as a result of the Merger.

        (q) To reflect the historical operations of Lloyd Noland Hospital prior to its acquisition by Tenet in October 1996 and the pending acquisition of North Shore Medical Center pursuant to the North Shore Agreement, giving effect to both transactions as if they had occurred as of the beginning of the period.

        (r) To reflect the historical operations of the following facilities prior to their acquisition by OrNda, giving effect to the transactions as if they had occurred as of the beginning of the period: the July 1996 acquisitions of Cypress Fairbanks Medical Center and Westside Medical Center; the August 1996 acquisition of Centinela Hospital Medical Center; the September 1996 acquisition of The Saint Vincent Healthcare System and the pending acquisition by OrNda of the Western Medical Centers pursuant to the United Western Agreement.

                SELECTED INFORMATION CONCERNING TENET AND ORNDA

TENET HEALTHCARE CORPORATION

    Tenet is the second largest investor-owned healthcare services company in the United States. Tenet's subsidiaries own or operate general hospitals and related healthcare facilities serving urban and rural communities in 13 states and hold investments in other healthcare companies. At November 30, 1996, Tenet's subsidiaries and affiliates operated 76 general hospitals with 17,344 licensed beds. Tenet's subsidiaries also own or operate various ancillary healthcare businesses, including outpatient surgery centers, home healthcare programs, ambulatory, occupational and rural healthcare clinics, a health maintenance organization with approximately 58,000 members, a preferred provider organization and a managed care insurance company as well as a small number of rehabilitation hospitals, specialty hospitals, long-term care facilities and psychiatric facilities. All of Tenet's general hospital and other healthcare operations are owned or operated by Tenet HealthSystem Hospitals, Inc. (formerly known as NME Hospitals, Inc.) or its subsidiaries, subsidiaries of Tenet HealthSystem Medical, Inc. (formerly known as American Medical International, Inc.) and various other subsidiaries and affiliates.

    At November 30, 1996, Tenet's investments in other healthcare companies included: (i) an approximately 12.1% interest in Vencor, which operates nursing homes and other healthcare businesses, (ii) an approximately 11.6% interest in TRC, which operates kidney dialysis units and certain related healthcare businesses and (iii) an approximately 23% interest in Health Care Property Partners ("HCPP").

    Additional information concerning Tenet is included in the documents incorporated by reference in this Proxy Statement/Prospectus. See "Available Information" and "Incorporation of Certain Documents by Reference."

ORNDA HEALTHCORP

    OrNda is the third largest investor-owned provider of healthcare services in the United States, delivering a broad range of inpatient and outpatient healthcare services to urban and suburban communities in 15 states. At November 30, 1996, OrNda operated 49 general acute care hospitals with a total of 9,599 licensed beds. OrNda also owns or operates six surgery centers, numerous outpatient and specialty clinics, one psychiatric hospital and a Medicaid HMO.

    Services provided by OrNda's hospitals include general surgery, internal medicine, obstetrics, emergency room care, radiology, diagnostic services, coronary care, pediatric services and psychiatric services. On an outpatient basis, OrNda's services include, among others, same-day surgery, diagnostic radiology (e.g. magnetic resonance imaging, CT scanning, X-ray), rehabilitative therapy, clinical laboratory services, pharmaceutical services and psychiatric services. OrNda's surgery centers provide a cost effective alternative to inpatient care for the performance of minor surgeries. Certain of OrNda's hospitals offer other specialized and community-based services, including cardiac surgery, home health services, pediatric care, rehabilitation, AIDS treatment and clinics specializing in the treatment of industrial accidents and women's health. OrNda also operates the Medicaid HMO pursuant to which OrNda currently provides healthcare services, under fixed price contracts, to approximately 34,000 principally indigent members of the Arizona Health Care Cost Containment System.

    OrNda has expanded its service capabilities and broadened its geographic presence in key geographic areas through a series of strategic acquisitions of hospital management companies and individual facilities and medical centers over the last three years. These acquisitions have provided the basis for OrNda's strategy of developing integrated healthcare delivery networks to provide cost-effective, quality health care services.

    Additional information concerning OrNda is included in the documents incorporated by reference in this Proxy Statement/Prospectus. See "Available Information" and "Incorporation of Certain Documents by Reference."

                         PROPOSED TENET SHARE ISSUANCE

    At the Tenet Special Meeting, Tenet stockholders will be asked to consider and vote upon a proposal to approve the Share Issuance, which will permit the issuance pursuant to the Merger Agreement of shares of Tenet Common Stock. The Merger Agreement provides for the conversion of each share of OrNda Common Stock into the right to receive 1.35 shares of Tenet Common Stock and the associated Rights. Cash will be paid in lieu of any fractional shares of Tenet Common Stock. As of December 16, 1996, 58,582,125 shares of OrNda Common Stock were outstanding and 5,068,478 shares were available for purchase under OrNda's Employee Stock Purchase Plan or upon exercise of warrants and options. Based upon such number of outstanding shares of OrNda Common Stock, approximately 85.9 million shares (on a fully diluted basis) of Tenet Common Stock have been registered for issuance to the stockholders of OrNda upon consummation of the Merger.

REASON FOR AUTHORIZATION

    The current rules of the NYSE require stockholder approval if the number of shares of Tenet Common Stock to be issued in any transaction (such as the Merger) or series of related transactions, other than a public offering for cash, would equal or exceed 20.0% of the number of shares of Tenet Common Stock outstanding immediately prior to such issuance.

VOTE REQUIRED

    The rules of the NYSE require the affirmative vote of a majority of the votes cast in person or by proxy at the Tenet Special Meeting to approve the Share Issuance, PROVIDED that the total number of votes cast on the Share Issuance represents more than 50% of the outstanding shares of Tenet Common Stock entitled to vote thereon at the Tenet Special Meeting.

    Approval of the Share Issuance is not conditioned on approval of the Charter Amendment or approval of the Amended Plan.

    The Tenet Board has (with one director absent) unanimously determined that the Merger and the Share Issuance are in the best interests of Tenet and the shareholders of Tenet and has approved the Merger Agreement and the Share Issuance. THE TENET BOARD (WITH ONE DIRECTOR ABSENT) UNANIMOUSLY RECOMMENDS THAT THE TENET SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE SHARE ISSUANCE.

                        PROPOSED TENET CHARTER AMENDMENT

    The Tenet Board has approved and adopted, subject to shareholder approval, the Charter Amendment which provides for the amendment to Tenet's Articles of Incorporation to increase the authorized number of shares of Tenet Common Stock from 450,000,000 to 700,000,000 shares.

    REASONS FOR AMENDMENT. At the close of business on the Tenet Record Date, there were 217,314,405 shares of Tenet Common Stock outstanding and entitled to vote. If the Charter Amendment is approved and the Merger is consummated, it is expected that there will be approximately 303,242,719 shares of Tenet Common Stock outstanding (assuming all options and warrants with respect to OrNda Common Stock are exercised but that no options with respect to the Tenet Common Stock are exercised after the relevant record date). Based on such assumptions, following the Merger, Tenet would have available for future issuance approximately 396,757,281 authorized shares of Tenet Common Stock. Of such authorized but unissued shares, 29,745,366 shares of Tenet Common Stock (as of the close of business on the Tenet Record Date) would be reserved for issuance under Tenet's employee stock purchase plan and in connection with the exercise of outstanding options, warrants and conversion rights for Tenet Common Stock. Such authorized but unissued shares would be available for issuance without further action by shareholders except as required by law or applicable stock exchange requirements.

    Although Tenet currently has a sufficient number of authorized shares of Tenet Common Stock to effect the issuance of such shares to the stockholders of OrNda pursuant to the Merger Agreement, the Tenet Board believes it is desirable to authorize shares of Tenet Common Stock so that there will be sufficient shares available for issuance after the Merger for purposes that the Tenet Board may hereafter determine to be in the best interests of Tenet and its shareholders. Such purposes could include the offer of shares for cash, acquisitions, employee benefit programs and other general corporate purposes. In many situations, prompt action may be required which would not permit seeking shareholder approval to authorize additional shares for a specific transaction on a timely basis. The Tenet Board believes it is important that the Board have the flexibility to act promptly in the best interests of shareholders. The terms of any future issuance of shares of Tenet Common Stock will depend largely on market and financial conditions and other factors existing at the time of issuance.

    Other than opportunistic acquisitions of healthcare facilities, Tenet does not have any immediate plans, agreements, arrangements, commitments or understandings with respect to the issuance of any of the additional shares of Tenet Common Stock that would be authorized by the Charter Amendment.

    PRINCIPAL EFFECTS. The additional shares of Tenet Common Stock to be authorized by the Charter Amendment would have rights identical to the currently outstanding Tenet Common Stock. Adoption of the Charter Amendment would not affect the rights of the holders of currently outstanding Tenet Common Stock, except for effects incidental to increasing the number of shares of Tenet Common Stock outstanding upon the issuance of newly authorized shares of Tenet Common Stock. If the Charter Amendment is approved by the Tenet shareholders, it will become effective upon the filing of a Certificate of Amendment to Tenet's Articles of Incorporation with the Secretary of State of the State of Nevada, which is expected to be filed promptly after the date of the Tenet Special Meeting and, in any event, prior to the consummation of the Merger.

    VOTE REQUIRED. Approval of the Charter Amendment requires the affirmative vote of a majority of the shares of Tenet Common Stock outstanding as of the Tenet Record Date. Approval of the Charter Amendment is not conditioned on approval of the Share Issuance.

    The Tenet Board has (with one director absent) unanimously determined that the Charter Amendment is advisable and in the best interests of Tenet and the shareholders of Tenet. THE TENET BOARD (WITH ONE DIRECTOR ABSENT) UNANIMOUSLY RECOMMENDS THAT TENET SHAREHOLDERS VOTE "FOR" APPROVAL OF THE CHARTER AMENDMENT.

            PROPOSED AMENDED AND RESTATED 1995 STOCK INCENTIVE PLAN

    The Tenet 1995 Stock Incentive Plan (the "Existing Plan") provides for the grant of stock-based incentive awards to employees, consultants and advisors of Tenet and its subsidiaries. The Existing Plan provides for the issuance of up to 10 million shares of Tenet Common Stock pursuant to incentive awards thereunder, of which 2,235,528 shares are reserved for issuance pursuant to currently outstanding awards. If approved by Tenet shareholders, the Amended Plan would increase the number of shares available for issuance to 30 million shares of Tenet Common Stock and would amend a number of key features of the Existing Plan.

    In particular, the Amended Plan would (i) eliminate Incentive Stock Awards (more commonly known as restricted stock), (ii) require that (a) the exercise price of options be equal to at least the fair market value of Tenet Common Stock on the date of grant, (b) options will not be exercisable for at least one year from the date of grant, and (c) options will not vest faster than ratably over three years, (iii) eliminate the possibility that options could be repriced, and (iv) require that all future material amendments to the Amended Plan (other than amendments to address administrative matters) be approved by the shareholders of the Company.

    The Existing Plan was approved by the Tenet shareholders on September 27, 1995. At the recommendation of the Tenet Compensation and Stock Option Committee (the "Compensation Committee") the Amended Plan was approved by the Tenet Executive Commitee on behalf of the Tenet Board on December 18, 1996. Tenet believes that it is necessary to adopt the Amended Plan at this time in order to provide an adequate pool for the grant of stock-based incentive awards in the future. If the Merger is consummated, more shares will be needed to make grants in the ordinary course of business and thus accomplish Tenet's goals of attracting, motivating and retaining qualified executives who can maximize long-term shareholder returns in the rapidly-changing healthcare industry.

    The primary features of the Amended Plan are summarized below. This summary is qualified in its entirety by reference to, and subject to, the terms of the Amended Plan, a copy of which is attached hereto as Annex D to this Proxy Statement/Prospectus.

SHARES AVAILABLE UNDER THE AMENDED PLAN

    Upon approval of the Amended Plan by Tenet's shareholders, there will be an aggregate of 30,000,000 shares of Tenet Common Stock available for issuance pursuant to incentive awards under the Amended Plan. Such shares may be either authorized but unissued shares or previously issued shares reacquired by Tenet, including shares purchased on the open market. The 20,000,000 additional shares authorized pursuant to the Amended Plan constitute approximately 6.6% of the total number of shares of Tenet Common Stock outstanding, assuming approval of the Share Issuance. The closing price per share of Tenet Common Stock on December 17, 1996 was $22 1/16.

ADMINISTRATION OF THE AMENDED PLAN; ELIGIBILITY AND AWARDS

    The Amended Plan is administered by the Compensation Committee. The Compensation Committee is composed entirely of non-employee directors. The Compensation Committee considers a director to be a non-employee director if the director (a) has not been employed by the Company in an executive capacity during the five years prior to appointment to the Compensation Committee, (b) is not employed by a significant customer or supplier, (c) is not employed by a charitable organization that receives significant contributions from the Company, (d) is not related to any executive, (e) does not have a personal service contract with the Company, (f) is not a member of a company that is one of the Company's significant advisors or consultants, and (g) does not have a business relationship required to be disclosed under "Related Party Transactions" in the Company's Proxy Statement. In addition, the Amended Plan requires that the Compensation Committee consist solely of individuals who qualify as "outside directors" for purposes of Section 162(m) of the Code and "Non-Employee Directors" for purposes of Rule 16b-3 under the Exchange Act.

    The Compensation Committee selects the individuals eligible to participate in the Amended Plan. Eligible participants under the Amended Plan include employees, advisors and consultants of Tenet or any of its present or future business units, but do not include any director who is not an employee of Tenet. Approximately 600 persons currently are eligible to participate in the Existing Plan. The Company expects that there will be approximately 900 people eligible to participate in the Amended Plan after the Merger is consummated.

    Awards that may be granted under the Amended Plan (collectively, "Incentive Awards") include Incentive Stock Options, Non-qualified Stock Options (Incentive Stock Options and Non-qualified Stock Options are collectively referred to herein as "Options"), Appreciation Rights, Performance Units, Restricted Units and cash bonus awards.

SECTION 162(M)

    Effective for compensation otherwise deductible in taxable years beginning after December 31, 1993, section 162(m) of the Code ("Section 162(m)"), enacted as part of the Omnibus Budget Reconciliation Act of 1993, generally precludes a publicly held corporation from taking a Federal income tax deduction for annual compensation in excess of $1.0 million paid to "covered employees" as defined in
Section 162(m). Exceptions are made for, among other things, qualified performance-based compensation. It is Tenet's intent that the Amended Plan, and certain awards thereunder, satisfy, in the case of participants who are or may be covered employees, the applicable requirements of Section 162(m). A participant who is or may be a covered employee nevertheless may receive an award under the Amended Plan that does not satisfy the requirements of Section 162(m), which award may result in annual compensation in excess of $1.0 million in the aggregate that is not deductible by Tenet for Federal income tax purposes.

    In order to comply with the requirements of Section 162(m) regarding performance-based compensation, each year the Compensation Committee will establish one or more criteria to measure performance ("Performance Criteria") and set annual performance objectives ("Performance Goals") with respect to such Performance Criteria for Tenet, one or more business units or an individual participant. A participant's right to receive any payment with respect to an award intended to qualify as performance-based compensation under Section 162(m) (a "Section 162(m) Award") is determined by the degree of achievement of a Performance Goal or Goals. With respect to a Section 162(m) Award, the Compensation Committee may in its sole discretion decrease, but not increase, the amount of the award that is otherwise payable.

    The Performance Criteria for Section 162(m) Awards are limited to one or more of the following:

        (i) Income, either before or after income taxes, including or excluding interest, depreciation and amortization, extraordinary items and other material non-recurring gains or losses, discontinued operations, the cumulative effect of changes in accounting policies and the effects of any tax law changes;

        (ii) Return on average equity, calculated in accordance with paragraph
    (i) above, divided by the average of shareholders' equity as of the beginning and end of the applicable period;

       (iii) Primary or fully diluted earnings per share of Tenet Common Stock, calculated in accordance with paragraph (i) above, divided by the weighted average number of shares and share equivalents of Tenet Common Stock;

        (iv) Net cash provided by operating activities based upon income calculated in accordance with paragraph (i) above; or

        (v) Quality of service and/or patient care, measured by the extent to which pre-set quality objectives are achieved by Tenet or a business unit.

    Awards that are not Section 162(m) Awards may be based not only on the foregoing Performance Criteria, but also on any other criteria related to performance selected by the Compensation Committee.

All determinations regarding the achievement of Performance Goals, and the determination of which awards are intended to qualify as Section 162(m) Awards, are made by the Compensation Committee.

TERMS AND CONDITIONS OF STOCK OPTIONS

    The exercise price of each Option will be at least equal to the fair market value of Tenet Common Stock on the date of grant. Options may be exercised during a term not to exceed 10 years from the date of grant. At the time a participant exercises an Option (other than, in the case of a participant who is a covered employee at the time of exercise, an Option intended to satisfy the requirements of Section 162(m)), the Compensation Committee may grant a cash bonus award to the participant.

    Upon the exercise of an Option, the exercise price is payable in full (i) in cash, (ii) in the discretion of the Compensation Committee, by the assignment and delivery to Tenet of shares of Tenet Common Stock owned by the optionee,
(iii) in the discretion of the Compensation Committee, by a promissory note secured by shares of Tenet Common Stock bearing interest at a rate determined by the Compensation Committee, or (iv) by a combination of any of the above. With respect to the exercise of an Option by means of assignment and delivery of previously-owned shares of Tenet Common Stock, the Compensation Committee has the discretion to grant to such optionee a replacement Option to purchase that number of shares of Tenet Common Stock equal to the number of shares delivered upon such exercise, with an option exercise price equal to the fair market value of Tenet Common Stock on the exercise date and with a term extending until the expiration date of the original Option.

    The aggregate fair market value (determined as of the date of grant) of the number of shares with respect to which Incentive Stock Options are exercisable for the first time by an employee during any calendar year (under the Amended Plan or any other plan of Tenet or a subsidiary within the meaning of section 424(f) of the Code) may not exceed $100,000 or such other limit as may be set forth in the Code. In addition, Incentive Stock Options are not transferable by the employee, other than by will or by the laws of descent and distribution and are exercisable only by the optionee during his or her lifetime.

TERMS AND CONDITIONS OF APPRECIATION RIGHTS

    An Appreciation Right may be granted in connection with an Option, either at the time of grant or at any time thereafter during the term of the Option. An Appreciation Right granted in connection with an Option entitles the holder, upon exercise, to surrender the related Option and to receive a payment equal to
(i) the excess of the fair market value of Tenet Common Stock on the date of exercise over the exercise price of the related Option multiplied by (ii) the number of shares as to which such Appreciation Right relates. The surrendered Option then ceases to be exercisable. An Appreciation Right granted in connection with an Option (i) is exercisable only at such time or times as the related Option is exercisable, (ii) expires no later than the time the related Option expires, and (iii) is not transferable except to the extent the related Option is transferable.

    An Appreciation Right also may be granted without relationship to an Option and will be exercisable as determined by the Compensation Committee, but in no event after 10 years from the date of grant. An Appreciation Right granted without relationship to an Option entitles the holder, upon exercise, to a payment equal to (i) the excess of the fair market value of Tenet Common Stock on the date of exercise over the amount assigned to the Appreciation Right on the date of grant, multiplied by (ii) the number of shares to which the Appreciation Right relates.

    At the time of grant of either type of Appreciation Right, the Compensation Committee may determine the maximum amount payable with respect to such Appreciation Right. Payment to a participant of the value of an Appreciation Right upon exercise will be made in cash.

TERMS AND CONDITIONS OF PERFORMANCE UNITS

    Performance Units may be measured in whole or in part by the value of shares of Tenet Common Stock, the performance of the participant, the performance of Tenet or of any business unit, or any combination thereof. Such awards shall be paid in cash and are subject to such restrictions and conditions as the Compensation Committee determines are appropriate. At the time of grant, the Compensation Committee sets performance goals with respect to performance periods, which may not exceed 10 years from the date of grant, and a range of target payments depending upon actual performance during the period. During a performance period, the Compensation Committee may provide for the payment to participants of dividend equivalents on Performance Units.

TERMS AND CONDITIONS OF RESTRICTED UNITS

    Restricted Units may be granted under the Amended Plan based on past, current and potential performance of a participant, and are subject to such restrictions and conditions as the Compensation Committee determines are appropriate. At the time of grant, the Compensation Committee determines, in its sole discretion, the vesting period of the Restricted Units and the maximum value of a Restricted Unit. At the end of the vesting period, a cash amount equal in value to the fair market value of one share of Tenet Common Stock on the last day of the vesting period, subject to the pre-determined maximum value established on the date of grant, is paid with respect to each Restricted Unit. During a vesting period, the Compensation Committee may pay the participant dividend equivalents on each Restricted Unit.

LIMITS ON AWARDS

    The awards made to any participant in any year will be determined by the Compensation Committee. The number of shares of Tenet Common Stock underlying Options, Appreciation Rights, Performance Units and Restricted Units that may be granted under the Amended Plan to any participant during any period of five consecutive fiscal years of Tenet may not exceed an average of 500,000 shares per year, either individually or in the aggregate with respect to all such awards, subject to adjustment as provided in the Amended Plan. To the extent required by Section 162(m), awards subject to the foregoing limit that are cancelled shall not be available again for grant under this maximum share limit. The limit for the dollar amount of Performance Units and Restricted Units that may be awarded to any participant per fiscal year is $1.5 million.

ADJUSTMENT PROVISIONS

    The Amended Plan contains provisions permitting the Compensation Committee, in the case of a takeover bid or tender offer for 20.0% or more of the outstanding voting securities of Tenet not previously approved by the Tenet Board, or if certain filings with the Commission are made, to take any one or more of the following actions: (i) accelerate the vesting dates of Options, Appreciation Rights or Restricted Units, or the performance period of outstanding Performance Units, or make outstanding Performance Units fully payable; (ii) determine that any and all conditions associated with an Incentive Award have been met, (iii) grant cash bonuses to holders of Options (other than, in the case of a covered employee, an Option intended to satisfy the requirements of Section 162(m)), (iv) grant Appreciation Rights to holders of Options, (v) pay cash in exchange for the cancellation of outstanding Options, and (vi) make any other adjustments or amendments to the Amended Plan and outstanding Incentive Awards and substitute new Incentive Awards. Awards also may be adjusted in the event of unusual events such as distributions in connection with a merger or reorganization or stock splits. In addition, upon the dissolution or liquidation of Tenet, a sale of all or substantially all of Tenet's assets, or in the event of a reorganization, merger or consolidation of Tenet with one or more corporations as a result of which Tenet is not the surviving corporation or survives as a subsidiary of another corporation, all Incentive Awards then outstanding under the Amended Plan will immediately vest and become exercisable in full, unless provisions are made for the continuation of the Amended Plan and the assumption or substitution of all outstanding Incentive Awards.

EFFECT OF TERMINATION OF EMPLOYMENT

    Appreciation Rights or Options held by a person who was an employee at the time such Appreciation Right or Option was granted expire immediately when the participant ceases to be an employee, except

(i) if employment is terminated by Tenet other than for cause, the awards will expire three months thereafter unless by their terms they expire sooner, (ii) if the employee retires at normal retirement age (or at an earlier date with the consent of Tenet) or becomes permanently and totally disabled (as determined by the Compensation Committee) ("disabled") while employed, the awards are exercisable in accordance with their terms, (iii) if an employee dies while employed, the awards become fully exercisable as of the date of death and expire three years after the date of death unless by their terms they expire sooner,
(iv) if the employee dies or becomes disabled within the three-month period referred to in clause (i) above, the awards become fully exercisable as of the date of death or disability and will expire, in the case of death, one year from the date of death, and in the case of disability, in accordance with their terms, and (v) if the employee dies or becomes disabled after the employee retires at normal retirement age or with the consent of Tenet, the awards fully vest as of the date of death or disability and will expire, in the case of death, one year from the date of death, and in the case of disability, in accordance with their terms.

    Performance Units and Restricted Units held by an employee expire immediately when the participant's employment with Tenet terminates, except (i) in the event the holder dies, all restrictions on Restricted Units terminate,
(ii) if the employee retires at normal retirement age (or at an earlier date with the consent of Tenet) or becomes disabled, all such awards continue to vest normally so long as the employee does not engage in or assist any competing business, and (iii) if the holder of Performance Units ceases to be an employee prior to the end of the applicable performance period, the Compensation Committee, in its sole discretion, determines if, and when, a payment will be made.

AMENDMENT AND TERMINATION OF THE AMENDED PLAN

    The Tenet Board has the power, in its discretion, to amend, suspend or terminate the Amended Plan at any time. The Amended Plan may be amended to address administrative matters but may not, however, be amended in any material respect, including, without limitation, to increase the number of shares of Common Stock that may be issued, transferred or exercised pursuant to Incentive Awards under the Plan or change the types or terms of Incentive Awards that may be made under the Plan without the approval of the shareholders of the Company.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following is a general description of the Federal income tax consequences to participants and Tenet relating to Options and certain other awards that may be granted under the Amended Plan. This discussion does not purport to cover all tax consequences relating to Options or other awards, and assumes, with respect to deductibility of compensation by Tenet, that to the extent applicable, the requirements of Section 162(m) have been satisfied.

    A participant who receives Options or Appreciation Rights generally will not recognize any income, nor will Tenet be entitled to any tax deduction, in the year of the grant. At the time that an Option (other than an Incentive Stock Option) or Appreciation Right is exercised, the participant will recognize ordinary income in an amount equal to the excess of (a) the fair market value of the shares purchased (or subject to an Appreciation Right) over (b) the exercise price of the Option for such shares (or the price stated in an Appreciation Right). Tenet generally will be entitled to a deduction in an amount equal to the amount includible in the income of the participant, in the taxable year in which the participant is required to recognize the income. Payment of any cash bonus award in connection with the exercise of an Option or Appreciation Right similarly will be taxed to the participant as ordinary income and Tenet will be entitled to a deduction in the same amount includible in income by the participant in the taxable year in which the participant is required to recognize the income.

    A participant who disposes of common stock received upon the exercise of an Option (other than an Incentive Stock Option) will recognize capital gain in an amount equal to the excess of (a) the amount realized on the disposition of the shares, over (b) the fair market value of the shares on the date on which the Option was exercised. The capital gain will be considered long-term if the common stock received upon exercise of the Option (other than an Incentive Stock Option) is held for more than one year after the

Option was exercised. Tenet is not entitled to any deduction for Federal income tax purposes upon a participant's disposition of stock received upon the exercise of an Option (other than, in the circumstances described below, an Incentive Stock Option).

    An employee will recognize no income for Federal income tax purposes upon the exercise of an Incentive Stock Option, provided that the exercise occurs during employment or within three months after termination, other than in the case of death or disability. If the common stock acquired upon the exercise of an Incentive Stock Option is held for a minimum of both (a) two years from the date of grant of the Incentive Stock Option and (b) one year from the date of exercise of the Incentive Stock Option, then any gain or loss recognized by the employee on the sale of such common stock will be treated as a long-term capital gain or loss and Tenet will not be entitled to any deduction for Federal income tax purposes.

    If an employee disposes of any of the Tenet Common Stock acquired on the exercise of an Incentive Stock Option within either (a) two years from the date of the grant of the Incentive Stock Option or (b) one year from the date of exercise of the Incentive Stock Option (a "Disqualifying Disposition"), then the employee will be required to recognize as ordinary income in the year of the Disqualifying Disposition an amount equal to the excess of (x) the fair market value of the Tenet Common Stock on the date of exercise over (y) the purchase price paid for the Tenet Common Stock. Any amount realized by the employee in excess of the fair market value of the Tenet Common Stock on the exercise date will be treated as capital gain, and as long-term capital gain if the employee has held the Tenet Common Stock for more than one year at the time of the Disqualifying Disposition. If, however, the employee sells or exchanges common stock in a Disqualifying Disposition and the amount realized on such sale or exchange is less than the fair market value of the Tenet Common Stock on the date of exercise of the Incentive Stock Option, then the amount of ordinary income that the employee will be required to recognize will not exceed the excess of (i) the amount realized from the Disqualifying Disposition over (ii) the purchase price paid for the Tenet Common Stock. In the event of a Disqualifying Disposition, Tenet generally will receive a deduction for Federal income tax purposes equal to the amount the employee is required to recognize as ordinary income in the year of the Disqualifying Disposition.

    For alternative minimum tax purposes, an employee who exercises an Incentive Stock Option must include the excess of (a) the fair market value of the shares acquired upon exercise of an Incentive Stock Option on the date of exercise over
(b) the purchase price paid for the shares as an adjustment item in computing his or her alternative minimum taxable income in the taxable year in which the exercise occurs, unless the employee disposes of the shares in the same taxable year as the year of exercise for an amount less than the fair market value of the shares on the date of the exercise, in which case the excess of (x) the amount realized on the disposition over (y) the purchase price paid for the shares, if any, must be included as an item of adjustment in the computation of alternative minimum taxable income.

    A participant who receives Restricted Units or Performance Units will not recognize income for Federal income tax purposes until the Restricted Units or Performance Units vest. At that time the participant will be subject to tax at ordinary income tax rates on the amount of cash paid to the participant upon the vesting of such Restricted Units or Performance Units. Tenet generally will be entitled to a deduction in an amount equal to the ordinary income includible by the participant, at the time the participant is required to recognize such income. Dividends paid on any Restricted Units or Performance Units prior to their vesting will be taxed to the participant as ordinary income when received.

NEW AMENDED PLAN BENEFITS

    It is not possible to determine at this time the awards that will be granted in connection with the additional shares of Tenet Common Stock reserved for issuance under the Amended Plan. For informational purposes, the table below sets forth the number of Options awarded under the Existing Plan during fiscal year 1996 to Tenet's most senior executive officers, all current executive officers as a group (the "Executive Group"), all current directors who are not executive officers as a group (the "Non-Executive Director Group") and all employees, including all current officers who are not executive officers, as a group (the "Employee Group").

                           1995 STOCK INCENTIVE PLAN

                                                                                                        SHARES
                                                                                                      UNDERLYING
NAME AND POSITION                                                                                   OPTION AWARDS
--------------------------------------------------------------------------------------------------  --------------
Jeffrey C. Barbakow...............................................................................
  Chairman and Chief Executive Officer                                                                          0(1)

Michael H. Focht..................................................................................
  President and Chief Operating Officer                                                                         0(1)

Trevor Fetter.....................................................................................
  Executive Vice President and Chief Financial Officer                                                    247,600

Raymond L. Mathiasen..............................................................................
  Senior Vice President and Chief Accounting Officer                                                       52,800

Scott M. Brown....................................................................................
  General Counsel, Senior Vice President and Secretary                                                     52,800

Executive Group...................................................................................        353,200

Non-Executive Director Group (2)..................................................................              0

Employee Group....................................................................................      3,271,146

------------------------

(1) During the first quarter of fiscal 1997, options to purchase 900,000 shares were granted to Mr. Barbakow and options to purchase 450,000 shares were granted to Mr. Focht. Those options have an exercise price equal to the fair market value of Tenet Common Stock on the first business day after the date of grant (which was not a business day), vest two-thirds on the second anniversary of the date of grant with the remaining one-third vesting on the third anniversary of the date of grant and expire ten years after the date of grant.

(2) Non-employee directors are not eligible to participate in the Existing Plan.

REASON FOR AUTHORIZATION

    The proposed Amended Plan is being submitted for stockholder approval pursuant to Section 162(m) of the Code and the rules of the NYSE.

VOTE REQUIRED

    The rules of the NYSE require the affirmative vote of a majority of the votes cast, in person or by proxy at the Tenet Special Meeting to approve the Amended Plan, provided that the total numbers of votes cast on the proposal to approve the Amended Plan represents more than 50% of the outstanding shares of Tenet Common Stock entitled to vote thereon at the Tenet Special Meeting.

    Approval of the Amended Plan is not conditioned on approval of the Share Issuance. If the shareholders do not approve the Amended Plan, the Tenet Board will consider whether to adopt some alternative arrangement based on its assessment of Tenet's needs.

    THE TENET EXECUTIVE COMMITTEE ON BEHALF OF THE TENET BOARD HAS DETERMINED THAT THE AMENDED PLAN IS IN THE BEST INTERESTS OF TENET AND THE SHAREHOLDERS OF TENET AND HAS APPROVED THE AMENDED PLAN. THE TENET EXECUTIVE COMMITTEE ON BEHALF OF THE TENET BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AMENDED PLAN.

                                 LEGAL MATTERS

    The validity of the issuance of the shares of Tenet Common Stock being offered hereby will be passed upon for Tenet by Scott M. Brown, Esq., Senior Vice President, Secretary and General Counsel of Tenet. As of December 16, 1996, Mr. Brown owned 2,150 shares of Tenet Common Stock and had outstanding options to purchase 145,634 shares of Tenet Common Stock pursuant to Tenet benefit plans.

                                    EXPERTS

    The consolidated financial statements and schedule of Tenet as of May 31, 1996 and 1995, and for each of the years in the three-year period ended May 31, 1996, have been incorporated by reference herein and in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the consolidated financial statements refers to a change in accounting for income taxes in fiscal year 1994.

    The consolidated financial statements and schedule of OrNda appearing in the OrNda 10-K have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given the authority of such firm as experts in accounting and auditing.

                          FUTURE SHAREHOLDER PROPOSALS

    Any Tenet shareholder who intends to submit a proposal for inclusion in the proxy materials for the 1997 annual meeting of Tenet must submit such proposal to the Secretary of Tenet by May 2, 1997.

    OrNda expects to hold an annual meeting of stockholders in the first or second calendar quarter of 1997 unless the Merger is completed prior thereto. Rules of the Commission set forth standards as to what stockholder proposals are required to be included in a proxy statement. Any OrNda stockholder who intends to submit a proposal for inclusion in the proxy materials for the 1997 annual meeting of OrNda must submit such proposal to the Secretary of OrNda a reasonable time before OrNda mails such proxy materials. A copy of the OrNda Bylaws may be obtained from the Secretary of OrNda.

                                                                         ANNEX A

--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                          TENET HEALTHCARE CORPORATION
                              OHC ACQUISITION CO.
                                      AND
                               ORNDA HEALTHCORP.
                          DATED AS OF OCTOBER 16, 1996

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                            ---------
                                                      ARTICLE I

THE MERGER................................................................................................        A-1

  Section 1.1  The Merger.................................................................................        A-1
  Section 1.2  Effective Time of the Merger...............................................................        A-1

                                                     ARTICLE II

THE SURVIVING CORPORATION.................................................................................        A-1

  Section 2.1  Certificate of Incorporation...............................................................        A-1
  Section 2.2  By-Laws....................................................................................        A-1
  Section 2.3  Directors and Officers of Surviving Corporation............................................        A-1

                                                     ARTICLE III

CONVERSION OF SHARES......................................................................................        A-2

  Section 3.1  Exchange Ratio.............................................................................        A-2
  Section 3.2  Exchange of Certificates Representing Shares...............................................        A-2
  Section 3.3  Dividends; Transfer Taxes..................................................................        A-3
  Section 3.4  No Fractional Securities...................................................................        A-3
  Section 3.5  Closing of Company Transfer Books..........................................................        A-3
  Section 3.6  Closing....................................................................................        A-3

                                                     ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT..................................................................        A-4

  Section 4.1  Organization...............................................................................        A-4
  Section 4.2  Capitalization.............................................................................        A-4
  Section 4.3  Subsidiaries...............................................................................        A-4
  Section 4.4  Authority Relative to this Agreement.......................................................        A-5
  Section 4.5  Consents and Approvals; No Violations......................................................        A-6
  Section 4.6  Reports and Financial Statements...........................................................        A-6
  Section 4.7  Absence of Certain Changes or Events.......................................................        A-6
  Section 4.8  Litigation.................................................................................        A-6
  Section 4.9  Information in Disclosure Documents and Registration Statement.............................        A-7
  Section 4.10  Absence of Undisclosed Liabilities........................................................        A-7
  Section 4.11  No Default................................................................................        A-7
  Section 4.12  Taxes.....................................................................................        A-7
  Section 4.13  Title to Properties; Encumbrances.........................................................        A-8
  Section 4.14  Compliance with Applicable Law............................................................        A-8
  Section 4.15  Medicare Participation/ Accreditation.....................................................        A-8
  Section 4.16  Labor Matters.............................................................................        A-8
  Section 4.17  Employee Benefit Plans;  ERISA............................................................        A-9
  Section 4.18  Vote Required.............................................................................       A-10
  Section 4.19  Opinion of Financial Advisor..............................................................       A-10
  Section 4.20  Certain Actions Under Nevada Law..........................................................       A-10

                                                      ARTICLE V

REPRESENTATIONS AND WARRANTIES OF COMPANY.................................................................       A-10

  Section 5.1  Organization...............................................................................       A-10
  Section 5.2  Capitalization.............................................................................       A-11
  Section 5.3  Subsidiaries...............................................................................       A-11
  Section 5.4  Authority Relative to this Agreement.......................................................       A-12

                                                                                                              PAGE
                                                                                                            ---------
  Section 5.5  Consents and Approvals; No Violations......................................................       A-12
  Section 5.6  Reports and Financial Statements...........................................................       A-12
  Section 5.7  Absence of Certain Changes or Events.......................................................       A-13
  Section 5.8  Litigation.................................................................................       A-13
  Section 5.9  Information in Disclosure Documents and Registration Statement.............................       A-13
  Section 5.10  Absence of Undisclosed Liabilities........................................................       A-13
  Section 5.11  No Default................................................................................       A-13
  Section 5.12  Taxes.....................................................................................       A-13
  Section 5.13  Title to Properties; Encumbrances.........................................................       A-14
  Section 5.14  Compliance with Applicable Law............................................................       A-14
  Section 5.15  Medicare Participation/Accreditation......................................................       A-14
  Section 5.16  Labor Matters.............................................................................       A-15
  Section 5.17  Employee Benefit Plans; ERISA.............................................................       A-15
  Section 5.18  Vote Required.............................................................................       A-16
  Section 5.19  Opinion of Financial Advisor..............................................................       A-16
  Section 5.20  Takeover Status...........................................................................       A-16

                                                     ARTICLE VI

CONDUCT OF BUSINESS PENDING THE MERGER....................................................................       A-17

  Section 6.1  Conduct of Business by Company Pending the Merger..........................................       A-17
  Section 6.2  Conduct of Business by Parent Pending the Merger...........................................       A-18
  Section 6.3  Conduct of Business of Sub.................................................................       A-18
  Section 6.4  Certain Tax Matters........................................................................       A-18

                                                     ARTICLE VII

ADDITIONAL AGREEMENTS.....................................................................................       A-18

  Section 7.1  Access and Information.....................................................................       A-18
  Section 7.2  Acquisition Proposals......................................................................       A-19
  Section 7.3  Registration Statement; Listing Application................................................       A-19
  Section 7.4  Proxy Statements; Stockholder Approvals....................................................       A-19
  Section 7.5  Compliance with the Securities Act.........................................................       A-20
  Section 7.6  Antitrust Laws.............................................................................       A-20
  Section 7.7  Voting Agreements..........................................................................       A-21
  Section 7.8  Employee Stock Options.....................................................................       A-21
  Section 7.9  Public Announcements.......................................................................       A-21
  Section 7.10  Continuance of Existing Indemnification Rights............................................       A-21
  Section 7.11  Expenses..................................................................................       A-22
  Section 7.12  Additional Agreements.....................................................................       A-22
  Section 7.13  Directors of Parent.......................................................................       A-22
  Section 7.14  Certain Benefits..........................................................................       A-22
  Section 7.15  Registration Statement for Securities Act Affiliates......................................       A-22
  Section 7.16  Publication of Post Merger Financial Results..............................................       A-22

                                                    ARTICLE VIII

CONDITIONS TO CONSUMMATION OF THE MERGER..................................................................       A-22

  Section 8.1  Conditions to Each Party's Obligation to Effect the Merger.................................       A-22
  Section 8.2  Conditions to Obligation of Company to Effect the Merger...................................       A-23
  Section 8.3  Conditions to Obligations of Parent and Sub to Effect the Merger...........................       A-24

                                                     ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER.........................................................................       A-26

  Section 9.1  Termination................................................................................       A-26

                                                                                                              PAGE
                                                                                                            ---------
  Section 9.2  This Section Intentionally Left Blank......................................................       A-27
  Section 9.3  Effect of Termination......................................................................       A-27
  Section 9.4  Amendment..................................................................................       A-28
  Section 9.5  Waiver.....................................................................................       A-28

                                                      ARTICLE X

GENERAL PROVISIONS........................................................................................       A-29

  Section 10.1  Survival of Representations, Warranties and Agreements....................................       A-29
  Section 10.2  Brokers...................................................................................       A-29
  Section 10.3  Notices...................................................................................       A-29
  Section 10.4  Descriptive Headings......................................................................       A-30
  Section 10.5  Entire Agreement; Assignment..............................................................       A-30
  Section 10.6  Severability..............................................................................       A-30
  Section 10.7  Governing Law.............................................................................       A-30
  Section 10.8  Specific Performance......................................................................       A-30
  Section 10.9  Counterparts..............................................................................       A-30

EXHIBITS

Exhibit
A-1         Form of Stockholder Voting Agreement
Exhibit
A-2         Form of Stockholder Voting Agreement
Exhibit B   Form of Registration Rights Agreement
Exhibit C   Certain Benefits
Exhibit D   Intentionally Omitted
Exhibit E   Form of Affiliate Letter
Exhibit
F-1         Form of Stock Option Agreement
Exhibit
F-2         Form of Stock Option Agreement

                          AGREEMENT AND PLAN OF MERGER

    This AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of October 16, 1996, is made by and among Tenet Healthcare Corporation, a Nevada corporation ("Parent"), OHC Acquisition Co., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and OrNda HealthCorp, a Delaware corporation ("Company").

    WHEREAS, The Boards of Directors of Parent, Sub and Company deem it advisable and in the best interests of their respective stockholders that Sub merge with and into Company, and such Boards of Directors have approved the merger (the "Merger") of Sub with and into Company upon the terms and subject to the conditions set forth herein; and

    WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

    WHEREAS, for accounting and financial reporting purposes, it is intended that the Merger shall be treated as a pooling of interests;

    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Stockholder Voting Agreements (as defined herein), the parties hereto agree as follows:

                                   ARTICLE I
                                   THE MERGER

    Section 1.1 THE MERGER. Upon the terms and subject to the conditions hereof, at the Effective Time (as defined in Section 1.2 hereof), Sub shall be merged with and into Company and the separate corporate existence of Sub shall thereupon cease, and the Company shall be the surviving corporation in the Merger (the "Surviving Corporation"). The Merger shall have the effects set forth in Section 259 of the General Corporation Law of the State of Delaware (the "GCL").

    Section 1.2 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective when a properly executed Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, which filing shall be made as soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all of the conditions to each party's obligation to consummate the Merger contained in Article VIII. When used in this Agreement, the term 'Effective Time" shall mean the date and time at which such Certificate of Merger is so filed.

                                   ARTICLE II
                           THE SURVIVING CORPORATION

    Section 2.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Sub in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation.

    Section 2.2 BY-LAWS. Subject to Section 7.10 hereof, the By-Laws of Sub as in effect at the Effective Time shall be the By-Laws of the Surviving Corporation.

    Section 2.3  DIRECTORS AND OFFICERS OF SURVIVING CORPORATION.

    (a) The directors of Sub at the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation or as otherwise provided by law.

    (b) The officers of Sub at the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law.

                                  ARTICLE III
                              CONVERSION OF SHARES

    Section 3.1 EXCHANGE RATIO. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

        (a) Each of the shares of the Company's Common Stock, par value $.01 per share (the "Shares") issued and outstanding immediately prior to the Effective Time (other than Shares held in the treasury of the Company or by Parent or any subsidiary of Parent or the Company) shall be converted into the right to receive (i) 1.35 (the "Exchange Ratio") shares of Parent Common Stock, par value $.075 per share (the "Parent Common Stock'; and upon such conversion, the "Parent Shares"), issuable upon the surrender of the certificate formerly representing such Share, and (ii) one associated preferred stock purchase right (a "Parent Right") issued in accordance with the Rights Agreement, dated as of December 7, 1988, as amended from time to time, between Parent and Bank of America NTS as successor to Bankers Trust Company (references to Parent Shares issuable in the Merger shall be deemed to include the associated Parent Rights);

        (b) Each Share held in the treasury of Company, if any, and each Share held by Parent or any subsidiary of Parent or Company immediately prior to the Effective Time shall be cancelled and retired and cease to exist;

        (c) Each share of Common Stock of the Sub, par value $.01 per share (the "Sub Common Stock"), issued and outstanding immediately prior to the Effective Time shall be converted into and become a fully paid and nonassessable share of Common Stock of the Surviving Corporation.

    Section 3.2  EXCHANGE OF CERTIFICATES REPRESENTING SHARES.

    (a) As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with an exchange agent selected by Parent and reasonably satisfactory to the Company (the "Exchange Agent"), for the benefit of the holders of Shares, for exchange in accordance with this Article III, (i) certificates representing the number of Parent Shares issuable in the Merger, to be issued in respect of all Shares outstanding immediately prior to the Effective Time and which are to be exchanged pursuant to the Merger (exclusive of shares to be cancelled pursuant to Section 3.1(b)), and (ii) cash to be paid in lieu of the issuance of fractional shares as provided in Section 3.4 hereof (such cash and certificates for Parent Shares being hereinafter referred to collectively as the "Exchange Fund").

    (b) Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail (or deliver at its principal office) to each holder of record of a certificate or certificates representing Shares (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the certificates for Shares shall pass, only upon delivery of the certificates for Shares to the Exchange Agent and shall be in such form and have such other provisions, including appropriate provisions with respect to back-up withholding, as Parent may reasonably specify, and (ii) instructions for use in effecting the surrender of the certificates for Shares. Upon surrender of a certificate for Shares for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder thereof shall be entitled to receive in exchange therefor that portion of the Exchange Fund which such holder has the right to receive pursuant to the provisions of this Article III, after giving effect to any required withholding tax, and the certificate for Shares so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash to be paid which is in the Exchange Fund as part of the Exchange Ratio. In the event of any transfer of ownership of Shares which has not been registered in the transfer records of the Company, certificates representing the proper number of Parent Shares, if any, together with a check in an amount equal to the proper amount of the cash component, if any, of the Exchange Fund, will be issued to the transferee of the certificate representing the transferred Shares presented to the Exchange Agent, accompanied by all documents required to evidence and effect the prior transfer thereof and to evidence that any applicable stock transfer taxes associated with such transfer were paid.

    Section 3.3 DIVIDENDS; TRANSFER TAXES. No dividends that are declared on Parent Shares will be paid to persons entitled to receive certificates representing Parent Shares until such persons surrender their certificates representing Shares. Upon such surrender, there shall be paid to the person in whose name the certificates representing such Parent Shares shall be issued, any dividends which shall have become payable with respect to such Parent Shares between the Effective Time and the time of such surrender. In no event shall the person entitled to receive such dividends be entitled to receive interest on such dividends. If any certificates for any Parent Shares are to be issued in a name other than that in which the certificate representing Shares surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such Parent Shares in a name other than that of the registered holder of the certificate surrendered or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, (i) neither the Exchange Agent nor any party hereto shall be liable to a holder of Shares for any Parent Shares or dividends thereon or, in accordance with Section 3.4 hereof, proceeds of the sale of fractional interests, delivered to a public official pursuant to applicable escheat laws and (ii) any Parent Shares held by the Exchange Agent prior to surrender of certificates representing Shares shall not be deemed issued.

    Section 3.4 NO FRACTIONAL SECURITIES. No certificates or scrip representing fractional Parent Shares shall be issued upon the surrender for exchange of certificates representing Shares pursuant to this Article III and no dividend, stock split or other change in the capital structure of Company shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder. In lieu of any such fractional securities, each holder of Shares who would otherwise have been entitled to a fraction of a Parent Share upon surrender of stock certificates for exchange pursuant to this Article III will be paid cash upon such surrender in an amount equal to the product of such fraction multiplied by the closing sale price of one share of Parent Common Stock on the New York Stock Exchange on the day of the Effective Time, or, if shares of Parent Common Stock are not so traded on such day, the closing sale price of one such share on the next preceding day on which such share was traded on the New York Stock Exchange. For this purpose, Shares of any holder represented by two or more certificates may be aggregated, and in no event shall any holder be paid an amount in respect of more than one Parent Share.

    Section 3.5 CLOSING OF COMPANY TRANSFER BOOKS. At the Effective Time, the stock transfer books of Company shall be closed and no transfer of Shares shall thereafter be made. If, after the Effective Time, certificates representing Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for certificates representing Parent Shares.

    Section 3.6 CLOSING. The Closing of the transaction contemplated by this Agreement (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom, 300 South Grand Avenue, Suite 3400, Los Angeles, California, at 10:00 a.m., local time, on the later of (a) the date of the stockholders' meetings referred to in Section 7.4 hereof or (b) the day on which all of the conditions set forth in Article VIII hereof are satisfied or waived, or at such other date, time and place as Parent and Company shall agree.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF PARENT

    Except as otherwise disclosed to Company in a letter delivered to it prior to the execution hereof (which letter shall contain appropriate references to identify the representations and warranties herein to which the information in such letter relates) (the "Parent Disclosure Letter"), Parent represents and warrants to Company as follows:

    Section 4.1 ORGANIZATION. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted. Each of Parent and Sub is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a material adverse effect on the business, assets, liabilities, results of operations or financial condition of Parent and its subsidiaries, taken as a whole (a "Parent Material Adverse Effect").

    Section 4.2 CAPITALIZATION. The authorized capital stock of Parent consists of 450,000,000 shares of Parent Common Stock, and 2,500,000 shares of Parent Preferred Stock, par value $.15 per share (the "Parent Preferred Stock"). As of August 31, 1996, (i) 216,556,908 shares of Parent Common Stock were issued and outstanding, (ii) employee and non-employee director stock options to acquire 20,076,236 shares of Parent Common Stock (the 'Parent Employee Stock Options") were outstanding under all stock option plans of Parent, (iii) 500,000 shares of Parent Common Stock were reserved for issuance in connection with Parent's Deferred Compensation Plan Trust (and 250,000 additional shares were approved by the Board of Directors of Parent on September 25, 1996), (iv) 1,000,000 shares of Parent Common Stock were reserved for issuance in connection with Parent's 1994 SERP Trust (and 1,500,000 additional shares were approved by the Board of Directors of Parent on September 25, 1996), (v) 225,000 shares of Parent Series A Junior Participating Preferred Stock, par value $.15 per share, (the "Series A Preferred Stock") were reserved for issuance upon the exercise of Parent Rights held by holders of the Parent Common Stock which, when exercisable, enable the holders thereof to purchase one two-thousandths of a share of Series A Preferred Stock, and (vi) 1,889,394 shares of Parent Common Stock were reserved for issuance in connection with Parent's Employee Stock Purchase Plan. In addition, on September 25, 1996, the Board approved the reservation of 60,000 shares of Parent Common Stock to fund a trust securing the retirement benefits of two employees of an acquired hospital. As of August 31, 1996, Parent had 1,176,091 treasury shares and no shares of Parent Common Stock were held by Parent's subsidiaries. All of the issued and outstanding shares of Parent Common Stock and Parent Preferred Stock are validly issued, fully paid and nonassessable and free of preemptive rights. All of the shares of Parent Common Stock issuable in exchange for Shares at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. The authorized capital stock of Sub consists of 1,000 shares of Sub Common Stock, all of which shares are validly issued and outstanding, fully paid and nonassessable and are owned by Parent. Except as set forth above, as of the date of this Agreement there are no shares of capital stock of Parent issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Parent to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock or securities, or the capital stock or securities of Sub. Except as provided in this Agreement, after the Effective Time, Parent will have no obligation to issue, transfer or sell any shares of its capital stock pursuant to any employee benefit plan or otherwise.

    Section 4.3 SUBSIDIARIES. Parent does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity, foreign or domestic. (Such corporations, partnerships, joint ventures or other business entities of which Parent owns, directly or indirectly, greater than fifty percent of the shares of capital stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body of such entity are hereinafter referred to as the "Parent Subsidiaries".)

    (a) Each Parent Subsidiary that is a corporation is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Parent Subsidiary that is a partnership or a limited liability company is duly formed and validly existing under the laws of its jurisdiction of formation.

    (b) Each Parent Subsidiary has the corporate power or the partnership power, as the case may be, to carry on its business as it is now being conducted or presently proposed to be conducted.

    (c) Each Parent Subsidiary that is a corporation is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a Parent Material Adverse Effect. Each Parent Subsidiary that is a partnership is duly qualified as a foreign partnership authorized to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a Parent Material Adverse Effect.

    (d) All of the outstanding shares of capital stock of the Parent Subsidiaries that are corporations are validly issued, fully paid and nonassessable.

    (e) All of the outstanding shares of capital stock of, or other ownership interests in, each of the Parent Subsidiaries owned by Parent or a Parent Subsidiary are owned by Parent or by a Parent Subsidiary free and clear of any liens, claims, charges or encumbrances. Except as set forth in Section 4.2 hereof, there are not now, and at the Effective Time there will not be, any outstanding options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Parent or any Parent Subsidiary to issue, transfer or sell any securities of Parent or any Parent Subsidiary.

    (f) There are not now, and at the Effective Time there will not be, any voting trusts, standstill, stockholder or other agreements or understandings to which Parent or any of the Parent Subsidiaries is a party or is bound with respect to the voting of the capital stock of Parent or any of the Parent Subsidiaries.

    (g) Sub is a newly incorporated company formed solely for purposes of the transactions contemplated by this Agreement and has engaged in no activity other than as provided in, or contemplated by, this Agreement.

    Section 4.4 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Sub has the corporate power and authority to enter into this Agreement, the Stock Option Agreements between Parent and Company dated as of October 17, 1996 (the "Stock Option Agreements"), the Registration Rights Agreements between Parent and the stockholders listed therein (the "Registration Rights Agreements") and the Stockholder Voting Agreements between Parent and the Stockholders listed therein dated as of October 17, 1996 (the "Stockholder Voting Agreements" and, together with this Agreement, the Stock Option Agreements and the Registration Rights Agreements, the "Transaction Documents") and to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Stock Option Agreements by each of Parent and Sub and the consummation by each of Parent and Sub of the transactions contemplated hereby have been duly authorized by the Board of Directors of each of Parent and Sub and by Parent as the sole stockholder of Sub, and, except for the approval of Parent's stockholders to be sought at the stockholders' meeting contemplated by Section 7.4(b) hereof, no other corporate action or proceedings on the part of either Parent or Sub are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Sub and constitutes a valid and binding agreement of each of Parent and Sub, enforceable against each of Parent and Sub in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

    Section 4.5 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state or foreign laws relating to takeovers, if applicable, state securities or blue sky laws, certain state and local regulatory filings relating to health care licensing and similar matters, and the filing of an appropriate certificate of merger (the "Certificate of Merger") in such form as required by, and executed in accordance with the relevant provisions of, the GCL, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by Parent or Sub of the transactions contemplated by the Transaction Documents, except for such filings, permits, authorizations, consents or approvals the failure of which to be made or obtained would not individually or in the aggregate have a Parent Material Adverse Effect. Neither the execution and delivery of this Agreement by Parent or Sub nor the consummation by Parent or Sub of the transactions contemplated hereby, nor compliance by Parent or Sub with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the charter documents or By-Laws of Parent or Sub, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Parent or any of the Parent Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of the Parent Subsidiaries or any of their properties or assets, except in the case of clauses
(b) and (c) for violations, breaches or defaults which would not individually or in the aggregate have a Parent Material Adverse Effect.

    Section 4.6 REPORTS AND FINANCIAL STATEMENTS. Parent has timely filed all reports required to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act since January 1, 1993 (collectively, the "Parent SEC Reports"). None of such Parent SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets (including the related notes) included in the Parent SEC Reports fairly presents the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof, and the other related statements (including the related notes) included therein fairly present the results of operations and the changes in financial position of Parent and its subsidiaries for the respective periods or as of the respective dates set forth therein, all in conformity with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as otherwise noted therein.

    Section 4.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in the Parent SEC Reports, since May 31, 1996, neither Parent nor any of the Parent Subsidiaries has: (a) taken any of the actions set forth in Sections 6.2(b) or 6.2(c) hereof; (b) suffered any material adverse change in the business, financial condition, results of operations, properties, assets or liabilities of Parent and the Parent Subsidiaries taken as a whole (other than any change relating to the United States economy in general or to the United States investor owned hospital business in general); or (c) subsequent to the date hereof, except as permitted by Section 6.2 hereof, conducted its business and operations other than in the ordinary course of business and consistent with past practices.

    Section 4.8 LITIGATION. Except for litigation disclosed in (i) the notes to the financial statements included in Parent's Annual Report to Stockholders for the year ended May 31, 1996 or (ii) the Parent SEC Reports, there is no suit, action or proceeding pending or, to the best of Parent's knowledge, threatened against or affecting Parent or any of the Parent Subsidiaries, the outcome of which, in the reasonable judgment of Parent, is likely individually or in the aggregate to have a Parent Material Adverse Effect; nor is there any judgment, decree, injunction, citation, settlement agreement, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Parent or any of the Parent Subsidiaries having, or which, insofar as can reasonably be foreseen, in the future may have, any such effect.

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    Section 4.9  INFORMATION IN DISCLOSURE DOCUMENTS AND REGISTRATION
STATEMENT. None of the information to be supplied by Parent for inclusion or incorporation by reference in (a) the Registration Statement to be filed with the SEC by Parent on Form S-4 under the Securities Act for the purpose of registering the offering of the Parent Shares to be issued in the Merger or any registration statement relating to other securities to be issued in connection with the Merger (in each case, the "Registration Statement") or (b) the joint proxy statement to be distributed in connection with Parent's and Company's meeting of stockholders to vote upon this Agreement (the "Proxy Statement") will, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, or, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto and at the time of the meetings of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy Statement will comply as to form in all material respects with the provisions of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder.

    Section 4.10 ABSENCE OF UNDISCLOSED LIABILITIES. Except for liabilities or obligations which (i) are accrued or reserved against in Parent's financial statements (or reflected in the notes thereto) included in the Parent SEC Reports, or (ii) were incurred after May 31, 1996 in the ordinary course of business and consistent with past practices, neither Parent nor any Parent Subsidiary has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a corporate balance sheet or the notes thereto.

    Section 4.11 NO DEFAULT. Neither Parent nor any of the Parent Subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (a) its Articles of Incorporation or By-Laws, (b) any note, bond, mortgage, indenture, license, agreement, contract, lease, commitment or other obligation to which Parent or any of the Parent Subsidiaries is a party or by which they or any of their properties or assets may be bound, or (c) any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any of the Parent Subsidiaries, except in the case of clauses (b) and
(c) above for defaults or violations which would not individually or in the aggregate have a Parent Material Adverse Effect.

    Section 4.12  TAXES.

    (a) Parent and the Parent Subsidiaries have duly filed all material Tax Returns required to be filed by Parent or the Parent Subsidiaries and have paid the Taxes shown to be due thereon. The most recent financial statements contained in the Parent SEC Reports provide an adequate accrual for the payment of Taxes for the periods covered by such Parent SEC Reports. No material deficiencies for Taxes have been assessed or asserted by a "30-Day Letter" or a notice of deficiency as defined in section 6212 of the Code (or similar notice under state, local, or foreign law) which would have a Parent Material Adverse Effect and for which adequate reserves have not been established in the most recent financial statements contained in the most recent Parent SEC Reports as of the date hereof.

    (b) For purposes of this Agreement:

        (i) "AUDIT" shall mean any audit, assessment of Taxes, other examination by any Taxing Authority, proceeding or appeal of such proceeding relating to Taxes.

        (ii) "TAXES" shall mean all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

       (iii) "TAXING AUTHORITY" shall mean the Internal Revenue Service and any other domestic or foreign governmental authority responsible for the administration of any Taxes.

        (iv) "TAX RETURNS" shall mean all Federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax Return relating to Taxes.

    Section 4.13  TITLE TO PROPERTIES; ENCUMBRANCES.

    Except as otherwise provided in this Section 4.13, each of Parent and the Parent Subsidiaries has good, valid and marketable title to, or a valid leasehold interest in, all of its properties and assets (real, personal and mixed, tangible and intangible), including, without limitation, all the properties and assets reflected in the consolidated balance sheet of Parent and the Parent Subsidiaries as of May 31, 1996 included in Parent's Annual Report on Form l0-K for the period ended on such date (except for properties and assets disposed of in the ordinary course of business and consistent with past practices since May 31, 1996). None of such properties or assets are subject to any liability, obligation, claim, lien, mortgage, pledge, security interest, conditional sale agreement, charge or encumbrance of any kind (whether absolute, accrued, contingent or otherwise), except for (i) minor imperfections of title and encumbrance, if any, which are not substantial in amount, do not materially detract from the value of the property or assets subject thereto, and do not impair the operations of Parent and the Parent Subsidiaries, (ii) liens for Taxes that are not yet due or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, and (iii) mortgages on real property in an aggregate amount not greater than $100,000,000.

    Section 4.14 COMPLIANCE WITH APPLICABLE LAW. Each of Parent and the Parent Subsidiaries is in compliance with all applicable laws (whether statutory or otherwise), rules, regulations, orders, ordinances, judgments or decrees of all governmental authorities (federal, state, local, foreign or otherwise) (collectively, the "Laws"), except where the failure to be in such compliance would not individually or in the aggregate have a Parent Material Adverse Effect.

    Section 4.15  MEDICARE PARTICIPATION/ACCREDITATION.

    (a) All hospitals or significant health care facilities owned or operated as continuing operations by Parent or any Parent Subsidiary (each, a "Parent Facility") are certified for participation or enrollment in the Medicare and Medicaid programs, have a current and valid provider contract with the Medicare and Medicaid programs, are in substantial compliance with the conditions of participation of such programs and have received all approvals or qualifications necessary for capital reimbursement of Parent's assets except where the failure to be so certified, to have such contracts, to be in such compliance or to have such approvals or qualifications would not individually or in the aggregate have a Parent Material Adverse Effect. Neither Parent nor any of the Parent Subsidiaries has received notice from the regulatory authorities which enforce the statutory or regulatory provisions in respect of either the Medicare or the Medicaid program of any pending or threatened investigations, and neither Parent nor any of the Parent Subsidiaries has any reason to believe that any such investigations or surveys are pending, threatened or imminent which may individually or in the aggregate have a Parent Material Adverse Effect. Each Parent Facility eligible for such accreditation is accredited by the Joint Commission on Accreditation of Healthcare Organizations, the Commission on Accreditation of Rehabilitation or other appropriate accreditation agency.

    (b) Each Parent Facility is licensed by the proper state department of health to conduct its business in substantially the manner conducted by such Parent Facility and is authorized to operate the number of beds utilized therein. The Parent Facilities are presently in substantial compliance with all of the terms, conditions and provisions of such licenses. Parent has heretofore made available to Company correct and complete copies of all such licenses. The facilities, equipment, staffing and operations of the Parent Facilities satisfy the applicable state hospital licensing requirements in all material respects.

    Section 4.16  LABOR MATTERS.

    (a) Neither Parent nor any of the Parent Subsidiaries is a party to, or bound by, any material collective bargaining agreement with a labor union or labor organization; (b) there is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of Parent, threatened against Parent

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or the Parent Subsidiaries relating to their business, except for any such proceeding which would not individually or in the aggregate have a Parent Material Adverse Effect; and (c) to the knowledge of Parent, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving a material number of employees of Parent or any of the Parent Subsidiaries.

    Section 4.17  EMPLOYEE BENEFIT PLANS; ERISA.

    (a) With respect to each material bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement (including but not limited to employment agreements) or arrangement (the "Parent Plans"), currently maintained or contributed to or required to be contributed to by (i) Parent, (ii) any Parent Subsidiary or (iii) any trade or business, whether or not incorporated (a "Parent ERISA Affiliate"), that together with Parent is a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA"), for the benefit of any employee or former employee of Parent, any Parent Subsidiary or any Parent ERISA Affiliate, Parent has heretofore delivered or will after the date hereof make available to Company, upon request, true and complete copies of each of the following documents:

        (i) a copy of each Parent Plan that is in writing (including all amendments thereto);

        (ii) a copy of the annual report and actuarial report, if required under ERISA, with respect to each such Parent Plan for the last two plan years ending prior to the date hereof;

       (iii) a copy of the most recent Summary Plan Description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Parent Plan;

        (iv) if the Parent Plan is funded through a trust or any other third party funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements with respect to the last reporting period ended immediately prior to the date hereof; and

        (v) the most recent determination letter received prior to the date hereof from the Internal Revenue Service with respect to each Parent Plan intended to qualify under section 401 of the Code.

    (b) No liability under Title IV of ERISA has been incurred by Parent, any Parent Subsidiary or any Parent ERISA Affiliate that has not been satisfied in full when due, and no condition exists that presents a material risk to Parent or any Parent Subsidiary or any Parent ERISA Affiliate of incurring a liability under such Title which will, individually or in the aggregate, have a Parent Material Adverse Effect, or give rise to a lien under Title IV of ERISA.

    (c) No Parent Plan subject to the minimum funding requirements of section 412 of the Code or section 302 of ERISA or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of such Parent Plan ended prior to the date hereof; and all contributions required to be made with respect thereto (whether pursuant to the terms of any such Parent Plan or otherwise) on or prior to the date hereof have been timely made.

    (d) No Parent Plan is a "multiemployer pension plan," as defined in Section 3(37) of ERISA, nor is any Parent Plan a plan described in Section 4063(a) of ERISA.

    (e) Each Parent Plan intended to be "qualified" within the meaning of section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service as to its qualification and, to Parent's knowledge, no amendment has been made to any such Parent Plan since the date of such letter that is likely to result in the disqualification of such Plan.

    (f) Each of the Parent Plans has been operated and administered in all respects in accordance with applicable laws, including, but not limited to, ERISA and the Code, except for any failure to so operate or administer such Parent Plans that would not, individually or in the aggregate, have a material adverse effect on any such Parent Plan.

    (g) Except as expressly provided in this Agreement, any exhibit hereto, a Parent Plan or as otherwise agreed in writing by Parent and Company, the consummation of the transactions contemplated by this Agreement will not

        (i) entitle any current or former employee or officer of Parent or any Parent Subsidiary to severance pay, unemployment compensation or any other payment, or

        (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

    (h) With respect to each Parent Plan that is funded wholly or partially through an insurance policy, the Parent and the Parent Subsidiaries do not have any current liability under any such insurance policy in the nature of a retroactive rate adjustment or loss sharing arrangement arising wholly or partially out of events occurring prior to the closing other than any such liability that, individually or in the aggregate, would not have a material adverse effect on the applicable Parent Plan.

    (i) There are no pending or, to Parent's knowledge, threatened claims by or on behalf of any of the Parent Plans, by any employee or beneficiary covered under any such Parent Plan involving any such Parent Plan (other than routine claims for benefits), other than any such claims that would not, individually or in the aggregate, have a Parent Material Adverse Effect.

    (j) Neither Parent nor any Parent Subsidiary or, to the Parent's knowledge, any Parent ERISA Affiliate, any of the Parent Plans, any trust created thereunder, or any trustee or administrator thereof has engaged in a transaction in connection with which Parent or any Parent Subsidiary or, to Parent's knowledge, any Parent ERISA Affiliate, any of the Parent Plans, any such trust, or any trustee or administrator thereof, or any party dealing with the Parent Plans or any such trust is likely to be subject to either a civil liability under section 409 of ERISA or Section 502(i) of ERISA, or a tax imposed pursuant to section 4975 or 4976 of the Code, other than any such liability or tax that would not, individually or in the aggregate, have a Parent Material Adverse Effect.

    Section 4.18 VOTE REQUIRED. Authorization of the issuance of the Parent Shares to be issued in the Merger will require the affirmative vote of a majority of Parent Common Stock voted at the stockholders' meeting referred to in Section 7.4(b).

    Section 4.19 OPINION OF FINANCIAL ADVISOR. Each of the Board of Directors of Parent and Sub (at a meeting duly called and held) has unanimously determined that the transactions contemplated hereby are fair to and in the best interests of Parent and Sub. The Board of Directors of Parent has received the opinion of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), Parent's financial advisor, substantially to the effect that the Exchange Ratio is fair to Parent from a financial point of view.

    Section 4.20 CERTAIN ACTIONS UNDER NEVADA LAW. The Board of Directors of Parent has taken all appropriate action so that the entry into this Agreement and the consummation of the transactions contemplated hereunder shall be exempted from the provisions of Sections 78.411-78.444 of the General Corporation Law of Nevada.

                                   ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF COMPANY

    Except as otherwise disclosed to Parent and Sub in a letter delivered to them prior to the execution hereof (which letter shall contain appropriate references to identify the representations and warranties herein to which the information in such letter relates) (the "Company Disclosure Letter"), the Company represents and warrants to Parent and Sub as follows:

    Section 5.1 ORGANIZATION. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted. Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a material adverse effect on the business, assets, liabilities, results of operations or financial condition of Company and its subsidiaries, taken as a whole (a "Company Material Adverse Effect").

    Section 5.2 CAPITALIZATION. The authorized capital stock of Company consists of 200,000,000 Shares and 10,000,000 shares of Preferred Stock, par value $.01 per share (the "Company Preferred Stock"). As of August 31, 1996, (i) 58,250,996 Shares were issued and outstanding, (ii) employee and non-employee director stock options to acquire 5,195,458 Shares (the "Employee Stock Options") were outstanding under all stock option plans and agreements of Company, (iii) warrants to purchase 92,600 Shares (the "Warrants") were outstanding pursuant to the Warrant Agreement dated as of April 30, 1990, between Company and Ameritrust Texas National Association (the "Warrant Agreement"); (iv) 1,300,000 Shares were reserved for issuance under the Company Stock Purchase Plan, of which 62,460 Shares were purchased as of September 20, 1996; and (v) approximately 122,704 Shares were reserved for issuance under Company's 401(k) savings plan (the Shares reserved for issuance referred to in clauses (iv) and (v) above, the "Employee Shares"). As of August 31, 1996, the Company had no treasury shares and no Shares were held by Company's subsidiaries. All of the issued and outstanding Shares are validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth above and as otherwise provided for in this Agreement, there are not now, and at the Effective Time there will not be, any shares of capital stock of Company issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Company to issue, transfer or sell any shares of its capital stock. Except as provided in this Agreement, after the Effective Time, Company will have no obligation to issue, transfer or sell any shares of its capital stock pursuant to any employee benefit plan or otherwise.

    Section 5.3 SUBSIDIARIES. Company does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity, foreign or domestic. (Such corporations, partnerships, joint ventures or other business entities of which Company owns, directly or indirectly, greater than fifty percent of the shares of capital stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body of such entity are hereinafter referred to as the "Company Subsidiaries".)

    (a) Each Company Subsidiary that is a corporation is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Company Subsidiary that is a partnership or a limited liability company is duly formed and validly existing under the laws of its jurisdiction of formation.

    (b) Each Company Subsidiary has the corporate power or the partnership power, as the case may be, to carry on its business as it is now being conducted or presently proposed to be conducted.

    (c) Each Company Subsidiary that is a corporation is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a Company Material Adverse Effect. Each Company Subsidiary that is a partnership is duly qualified as a foreign partnership authorized to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a Company Material Adverse Effect.

    (d) All of the outstanding shares of capital stock of the Company Subsidiaries that are corporations are validly issued, fully paid and nonassessable.

    (e) All of the outstanding shares of capital stock of, or other ownership interests in, each of the Company Subsidiaries owned by Company or a Company Subsidiary are owned by Company or by a Company Subsidiary free and clear of any liens, claims, charges or encumbrances. Except as set forth in Section 5.2 hereof, there are not now, and at the Effective Time there will not be, any outstanding options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Company or any Company Subsidiary to issue, transfer or sell any securities of Company or any Company Subsidiary.

    (f) There are not now, and at the Effective Time there will not be, any voting trusts, standstill, stockholder or other agreements or understandings to which Company or any of the Company Subsidiaries is a party or is bound with respect to the voting of the capital stock of Company or any of the Company Subsidiaries.

    Section 5.4 AUTHORITY RELATIVE TO THIS AGREEMENT. Company has the corporate power and authority to enter into the Transaction Documents, as applicable, to which it is a party and to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Stock Option Agreements by Company and the consummation by Company of the transactions contemplated hereby have been duly authorized by Company's Board of Directors and, except for the approval of Company's stockholders to be sought at the stockholders meeting contemplated by Section 7.4(a) hereof, no other corporate action or proceedings on the part of Company are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Company and constitutes a valid and binding agreement of Company, enforceable against Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

    Section 5.5 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for applicable requirements of the HSR Act, the Securities Act, the Exchange Act, state securities or blue sky laws, certain state and local regulatory filings relating to healthcare licensing and similar matters, and the filing and recordation of the Certificate of Merger as required by the GCL, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by Company of the transactions contemplated by the Transaction Documents, except for such filings, permits, authorizations, consents or approvals the failure of which to be made or obtained would not individually or in the aggregate have a Company Material Adverse Effect. Neither the execution and delivery of this Agreement by Company, nor the consummation by Company of the transactions contemplated hereby, nor compliance by Company with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the Certificate of Incorporation or By-Laws of Company or any of the Company Subsidiaries, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Company or any of the Company Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Company, any of the Company Subsidiaries or any of their properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which would not individually or in the aggregate have a Company Material Adverse Effect.

    Section 5.6 REPORTS AND FINANCIAL STATEMENTS. Company has timely filed all reports required to be filed with the SEC pursuant to the Exchange Act since January 1, 1993 (collectively, the "Company SEC Reports"). None of such Company SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets (including the related notes) included in the Company SEC Reports fairly presents the consolidated financial position of Company and the Company Subsidiaries as of the respective dates thereof, and the other related statements (including the related notes) included therein fairly present the results of operations and the changes in financial position of Company and the Company Subsidiaries for the respective periods or as of the respective dates set forth therein, all in conformity with GAAP consistently applied during the periods involved, except as otherwise noted therein.

    Section 5.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in the Company SEC Reports, since May 31, 1996 neither Company nor any of the Company Subsidiaries has: (a) taken any of the actions set forth in Sections 6.1(b), 6.1(c) or 6.1(e) hereof; (b) suffered any material adverse change in the business, financial condition, results of operations, properties, assets or liabilities of Company and the Company Subsidiaries taken as a whole (other than any change relating to the United States economy in general or to the United States investor owned hospital business in general); or (c) subsequent to the date hereof, except as permitted by Section 6.1 hereof, conducted its business and operations other than in the ordinary course of business and consistent with past practices.

    Section 5.8 LITIGATION. Except for litigation disclosed in (i) the notes to the financial statements included in Company's Annual Report to Stockholders for the year ended August 31, 1995 or (ii) the Company SEC Reports, there is no suit, action or proceeding pending or, to the best of Company's knowledge, threatened against or affecting Company or any of the Company Subsidiaries, the outcome of which, in the reasonable judgment of Company, is likely individually or in the aggregate to have a Company Material Adverse Effect; nor is there any judgment, decree, injunction, citation, settlement agreement, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Company or any of the Company Subsidiaries having, or which, insofar as can reasonably be foreseen, in the future may have, any such effect.

    Section 5.9  INFORMATION IN DISCLOSURE DOCUMENTS AND REGISTRATION
STATEMENT. None of the information to be supplied by Company for inclusion or incorporation by reference in the Proxy Statement or the Registration Statement will, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, or, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto and at the time of the meetings of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act, and the rules and regulations promulgated thereunder.

    Section 5.10 ABSENCE OF UNDISCLOSED LIABILITIES. Except for liabilities or obligations which (i) are accrued or reserved against in Company's financial statements (or reflected in the notes thereto) included in the Company SEC Reports, or (ii) were incurred after May 31, 1996 in the ordinary course of business and consistent with past practices, neither Company nor any Company Subsidiary has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a corporate balance sheet or the notes thereto.

    Section 5.11 NO DEFAULT. Neither Company nor any of the Company Subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (a) its Certificate of Incorporation or By-Laws, (b) any note, bond, mortgage, indenture, license, agreement, contract, lease, commitment or other obligation to which Company or any of the Company Subsidiaries is a party or by which they or any of their properties or assets may be bound, or (c) any order, writ, injunction, decree, statute, rule or regulation applicable to Company or any of the Company Subsidiaries, except in the case of clauses (b) and (c) above for defaults or violations which would not individually or in the aggregate have a Company Material Adverse Effect.

    Section 5.12  TAXES.

    (a) Company and the Company Subsidiaries have duly filed all material Tax Returns required to be filed by Company or the Company Subsidiaries and have paid the Taxes shown to be due thereon. The most recent financial statements contained in the Company SEC Reports provide an adequate accrual for the payment of Taxes for the periods covered by such Company SEC Reports. No material deficiencies for

Taxes have been assessed or asserted by a "30-Day Letter" or a notice of deficiency as defined in section 6212 of the Code (or similar notice under state, local, or foreign law) which would have a Company Material Adverse Effect and for which adequate reserves have not been established in the most recent financial statements contained in the most recent Company SEC Reports as of the date hereof.

    (b) Neither Company nor any of the Company Subsidiaries is a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of section 280G of the Code.

    Section 5.13  TITLE TO PROPERTIES; ENCUMBRANCES.

    Except as otherwise provided in this Section 5.13, each of Company and the Company Subsidiaries has good, valid and marketable title to, or a valid leasehold interest in, all of its properties and assets (real, personal and mixed, tangible and intangible), including, without limitation, all the properties and assets reflected in the consolidated balance sheet of Company and the Company Subsidiaries as of May 31, 1996 included in Company's Quarterly Report on Form 10-Q for the period ended on such date (except for properties and assets disposed of in the ordinary course of business and consistent with past practices since May 31, 1996). None of such properties or assets are subject to any liability, obligation, claim, lien, mortgage, pledge, security interest, conditional sale agreement, charge or encumbrance of any kind (whether absolute, accrued, contingent or otherwise), except for (i) minor imperfections of title and encumbrance, if any, which are not substantial in amount, do not materially detract from the value of the property or assets subject thereto, and do not impair the operations of Company and the Company Subsidiaries, (ii) liens for Taxes that are not yet due or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP and (iii) mortgages on real property in an aggregate amount not greater than $100,000,000.

    Section 5.14 COMPLIANCE WITH APPLICABLE LAW. Each of Company and the Company Subsidiaries is in compliance with all applicable Laws, except where the failure to be in such compliance would not individually or in the aggregate have a Company Material Adverse Effect.

    Section 5.15  MEDICARE PARTICIPATION/ACCREDITATION.

    (a) All hospitals or significant healthcare facilities owned or operated as continuing operations by Company or any Company Subsidiary (each, a "Company Facility") are certified for participation or enrollment in the Medicare and Medicaid programs, have a current and valid provider contract with the Medicare and Medicaid programs, are in substantial compliance with the conditions of participation of such programs and have received all approvals or qualifications necessary for capital reimbursement of Company's assets except where the failure to be so certified, to have such contracts, to be in such compliance or to have such approvals or qualifications would not individually or in the aggregate have a Company Material Adverse Effect. Neither Company nor any of the Company Subsidiaries has received notice from the regulatory authorities which enforce the statutory or regulatory provisions in respect of either the Medicare or the Medicaid program of any pending or threatened investigations or surveys, and neither Company nor any of the Company Subsidiaries has any reason to believe that any such investigations are pending, threatened or imminent which may individually or in the aggregate have a Company Material Adverse Effect. Each Company Facility eligible for such accreditation is accredited by the Joint Commission on Accreditation of Healthcare Organizations, the Commission on Accreditation of Rehabilitation or other appropriate accreditation agency.

    (b) Each such Company Facility is licensed by the proper state department of health to conduct its business in substantially the manner conducted by such Company Facility and is authorized to operate the number of beds utilized therein. The Company Facilities are presently in substantial compliance with all of the terms, conditions and provisions of such licenses. Company has heretofore made available to Parent correct and complete copies of all such licenses. The facilities, equipment, staffing and operations of the Company Facilities satisfy the applicable state hospital licensing requirements in all material respects.

    Section 5.16  LABOR MATTERS.

    (a) Neither Company nor any of the Company Subsidiaries is a party to, or bound by, any material collective bargaining agreement with a labor union or labor organization; (b) there is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of Company, threatened against Company or the Company Subsidiaries relating to their business, except for any such proceeding which would not individually or in the aggregate have a Company Material Adverse Effect; and (c) to the knowledge of Company, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving a material number of employees of Company or any of the Company Subsidiaries.

    Section 5.17  EMPLOYEE BENEFIT PLANS; ERISA.

    (a) With respect to each material bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement (including but not limited to employment agreements) or arrangement (the "Plans"), currently maintained or contributed to or required to be contributed to by (i) Company, (ii) any Company Subsidiary or (iii) any trade or business, whether or not incorporated (a "Company ERISA Affiliate"), that together with Company is a "single employer" within the meaning of Section 4001 of ERISA, for the benefit of any employee or former employee of Company, any Company Subsidiary or any Company ERISA Affiliate, Company has heretofore delivered or will after the date hereof make available to Parent, upon request, true and complete copies of each of the following documents:

        (i) a copy of each Plan that is in writing (including all amendments thereto);

        (ii) a copy of the annual report and actuarial report, if required under ERISA, with respect to each such Plan for the last two plan years ending prior to the date hereof;

       (iii) a copy of the most recent Summary Plan Description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Plan;

        (iv) if the Plan is funded through a trust or any other third party funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements with respect to the last reporting period ended immediately prior to the date hereof; and

        (v) the most recent determination letter received prior to the date hereof from the Internal Revenue Service with respect to each Plan intended to qualify under section 401 of the Code.

    (b) No liability under Title IV of ERISA has been incurred by Company, any Company Subsidiary or any Company ERISA Affiliate that has not been satisfied in full when due, and no condition exists that presents a material risk to Company or any Company Subsidiary or any Company ERISA Affiliate of incurring a liability under such Title which will, individually or in the aggregate, have a Company Material Adverse Effect, or give rise to a lien under Title IV of ERISA.

    (c) No Plan subject to the minimum funding requirements of section 412 of the Code or section 302 of ERISA or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of such Plan ended prior to the date hereof; and all contributions required to be made with respect thereto (whether pursuant to the terms of any such Plan or otherwise) on or prior to the date hereof have been timely made.

    (d) Except as set forth in Section 5.17(f) of the Company Disclosure Letter, no Plan is a "multiemployer pension plan," as defined in section 3(37) of ERISA, nor is any Plan a plan described in Section 4063(a) of ERISA.

    (e) Each Plan intended to be "qualified" within the meaning of section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service as to its qualification and, to

Company's knowledge, no amendment has been made to any such Plan since the date of such letter that is likely to result in the disqualification of such Plan.

    (f) Each of the Plans has been operated and administered in all respects in accordance with applicable laws, including, but not limited to, ERISA and the Code, except for any failure to so operate or administer such Plans that would not, individually or in the aggregate, have a material adverse effect on any such Plan.

    (g) Except as expressly provided in this Agreement, any exhibit hereto, a Plan or as otherwise agreed in writing by Parent and Company, the consummation of the transactions contemplated by this Agreement will not

        (i) entitle any current or former employee or officer of Company or any Company Subsidiary to severance pay, unemployment compensation or any other payment, or

        (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

    (h) With respect to each Plan that is funded wholly or partially through an insurance policy, the Company and the Company Subsidiaries do not have any current liability under any such insurance policy in the nature of a retroactive rate adjustment or loss sharing arrangement arising wholly or partially out of events occurring prior to the closing other than any such liability that, individually or in the aggregate, would not have a material adverse effect on the applicable Plan.

    (i) There are no pending or, to the Company's knowledge, threatened claims by or on behalf of any of the Plans, by any employee or beneficiary covered under any such Plan involving any such Plan (other than routine claims for benefits), other than any such claims that would not, individually or in the aggregate, have a Company Material Adverse Effect.

    (j) Neither Company nor any Company Subsidiary or, to the Company's knowledge, any Company ERISA Affiliate, any of the ERISA Plans, any trust created thereunder, or any trustee or administrator thereof has engaged in a transaction in connection with which Company or any Company Subsidiary or, to Parent's knowledge, any Company ERISA Affiliate, any of the ERISA Plans, any such trust or any trustee or administrator thereof, or any party dealing with the ERISA Plans or any such trust is likely to be subject to either a civil liability under Section 409 of ERISA or Section 502(i) of ERISA, or a tax imposed pursuant to section 4975 or 4976 of the Code other than any such liability or tax that would not, individually or in the aggregate, have a Company Material Adverse Effect.

    Section 5.18 VOTE REQUIRED. Approval of the Merger by the stockholders of Company will require the affirmative vote of the holders of a majority of the outstanding Shares at the stockholders' meeting referred to in Section 7.4(a).

    Section 5.19 OPINION OF FINANCIAL ADVISOR. The Board of Directors of Company has received the opinion of Merrill Lynch & Co., Company's financial advisor, substantially to the effect that the Exchange Ratio is fair to the holders of the Shares (other than Parent and its affiliates) from a financial point of view.

    Section 5.20 TAKEOVER STATUS. The Board of Directors of the Company has taken all appropriate action so that neither Parent nor Sub will be an "interested stockholder" within the meaning of Section 203 of the GCL by virtue of the execution of the Stockholder Agreements, the Company's entry into this Agreement and the consummation of the transactions contemplated hereunder.

                                   ARTICLE VI
                     CONDUCT OF BUSINESS PENDING THE MERGER

    Section 6.1 CONDUCT OF BUSINESS BY COMPANY PENDING THE MERGER. From the date of this Agreement to the Effective Time, unless Parent shall otherwise agree in writing, or as otherwise contemplated by this Agreement, or any Exhibit hereto, or the Company Disclosure Letter:

    (a) the respective businesses of Company and the Company Subsidiaries shall be conducted only in the ordinary and usual course of business and consistent with past practices, and there shall be no material changes in the conduct of the operations of Company or any Company Subsidiary;

    (b) Company shall not (i) sell or pledge or agree to sell or pledge any stock owned by it in any of the Company Subsidiaries; (ii) amend its Certificate of Incorporation or By-Laws; or (iii) split, combine or reclassify any shares of its outstanding capital stock or declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or redeem or otherwise acquire any shares of its capital stock or shares of the capital stock of any of the Company Subsidiaries;

    (c) neither Company nor any of the Company Subsidiaries shall (i) authorize for issuance, issue or sell any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except for (a) unissued Shares reserved for issuance upon the exercise of Employee Stock Options, (b) Shares to be issued pursuant to the Warrant Agreement and (c) the Employee Shares; (ii) acquire, dispose of, transfer, lease, license, mortgage, pledge or encumber any fixed or other assets in excess of $5,000,000 in any one or a series of related transactions other than in the ordinary course of business and consistent with past practices;
(iii) incur, assume or prepay any indebtedness or any other material liabilities other than in the ordinary course of business and consistent with past practices; (iv) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person other than a Company Subsidiary in the ordinary course of business and consistent with past practices; (v) make any loans, advances or capital contributions to, or investments in, any other person, other than to Company Subsidiaries and other than in the ordinary course of business and consistent with past practices; (vi) authorize capital expenditures substantially in excess of the amount currently budgeted therefor; (vii) permit any insurance policy naming Company or any Company Subsidiary as a beneficiary or a loss payee to be cancelled or terminated other than in the ordinary course of business; or (viii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

    (d) Company shall use reasonable efforts to preserve intact the business organization of Company and the Company Subsidiaries, to keep available the services of its and their present officers and key employees, and to preserve the goodwill of those having business relationships with it and the Company Subsidiaries;

    (e) neither Company nor any of the Company Subsidiaries shall make any change in the compensation payable or to become payable to any of its officers, directors or employees, enter into or amend any employment, severance, termination or other similar agreement, adopt any new Plan or amend in any material respect any existing Plan, or make any loans to any of its officers, directors or employees or make any changes in its existing borrowing or lending arrangements for or on behalf of any of such persons, whether contingent on consummation of the Merger or otherwise, other than (i) in the ordinary course of business and consistent with past practice, (ii) as may be required under applicable Law or the terms of any existing Plan or agreement, and (iii) the granting of retention bonuses to certain officers and employees in an aggregate amount not to exceed $2,000,000; and

    (f) neither Company nor any of the Company Subsidiaries shall (i) knowingly take or allow to be taken any action which would jeopardize the treatment of Parent's acquisition of Company as a pooling of interests for accounting purposes; or (ii) knowingly take any action that would jeopardize qualification of the Merger as a reorganization within the meaning of section 368(a) of the Code.

    Section 6.2 CONDUCT OF BUSINESS BY PARENT PENDING THE MERGER. From the date of this Agreement to the Effective Time, unless Company shall otherwise agree in writing, or as otherwise contemplated by this Agreement or the Parent Disclosure Letter:

    (a) the respective businesses of Parent and the Parent Subsidiaries shall be conducted only in the ordinary and usual course of business and consistent with past practices, and there shall be no material changes in the conduct of the operations of Parent or any Parent Subsidiary;

    (b) Parent shall not (i) sell or pledge or agree to sell or pledge any stock owned by it in any of the Parent Subsidiaries; (ii) amend its Articles of Incorporation or By-Laws; or (iii) split, combine or reclassify any shares of its outstanding capital stock or declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or redeem or otherwise acquire any shares of its capital stock or shares of the capital stock of any of the Parent Subsidiaries;

    (c) neither Parent nor any of the Parent Subsidiaries shall (i) authorize for issuance, issue or sell any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except for unissued shares of Parent Common Stock reserved for issuance upon the exercise of Parent Employee Stock Options, (ii) incur, assume or prepay any indebtedness or any other material liabilities other than in the ordinary course of business and consistent with past practices;
(iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person other than a Parent Subsidiary in the ordinary course of business and consistent with past practices; or (iv) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

    (d) Parent shall use reasonable efforts to preserve intact the business organization of Parent and the Parent Subsidiaries, to keep available the services of its and their present officers and key employees, and to preserve the goodwill of those having business relationships with it and the Parent Subsidiaries; and

    (e) neither Parent nor any of the Parent Subsidiaries shall (i) knowingly take or allow to be taken any action which would jeopardize the treatment of Parent's acquisition of Company as a pooling of interests for accounting purposes; or (ii) knowingly take any action that would jeopardize qualification of the Merger as a reorganization within the meaning of section 368(a) of the Code.

    Section 6.3 CONDUCT OF BUSINESS OF SUB. From the date hereof to the Effective Time, Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

    Section 6.4 CERTAIN TAX MATTERS. (a) Without the prior approval of Parent, neither the Company nor any Company Subsidiaries shall, prior to the Effective Time, (i) settle any Audit if such settlement requires Tax payments in excess of $10,000,000, or (ii) file any amended Tax Return that increases the Tax liabilities reflected on such Return by more than $10,000,000 over the Tax liabilities reflected on the Tax Return that is being amended; and

    (b) Without prior timely notice and consultation with Parent, neither the Company nor any Company Subsidiaries shall make or change any material Tax election.

                                  ARTICLE VII
                             ADDITIONAL AGREEMENTS

    Section 7.1 ACCESS AND INFORMATION. Company and Parent shall each afford to the other and to the other's financial advisors, legal counsel, accountants consultants and other representatives full access at all reasonable times throughout the period prior to the Effective Time to all of its books, records, properties, plants and personnel and, during such period, each shall furnish promptly to the other (a) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws, and (b) all other information as such other party may reasonably request, provided that no investigation pursuant to this Section 7.1 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. Each party and their respective affiliates, representatives and agents shall hold in confidence all nonpublic information in accordance with the terms of the December 8, 1994 Confidentiality Letters, as amended, between Company and Parent until such time as such information is otherwise publicly available and, if this Agreement is terminated, each party will deliver to the other all documents, work papers and other material (including copies) obtained by such party or on its behalf from the other party as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof.

    Section 7.2 ACQUISITION PROPOSALS. From the date hereof until the termination hereof, Parent, the Parent Subsidiaries, the Company and the Company Subsidiaries will not, and will cause their respective officers, directors, employees or other agents (including, without limitation, investment bankers, attorneys or accountants) not to, directly or indirectly, (i) take any action to solicit, initiate, encourage, enter into any agreement or otherwise facilitate any offer or proposal for, or any indication of interest in, a merger or other business combination involving Parent or Company or the acquisition of any equity interest in, or a substantial portion of the assets of Parent or Company, other than the transactions contemplated by the Transaction Documents (an "Acquisition Proposal"), (ii) give any approval of the type referred to in
Section 4.20 or 5.20 with respect to any Acquisition Proposal, (iii) waive any provision of any standstill or similar agreements entered into by Parent, the Parent Subsidiaries, Company or the Company Subsidiaries, or (iv) engage in or continue discussions or negotiations with, or disclose any nonpublic information relating to Parent, the Parent Subsidiaries, Company or the Company Subsidiaries, respectively, or afford access to their respective properties, books or records to, any person that may be considering making, or has made, an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. Notwithstanding the foregoing, nothing contained in this Section 7.2 shall prohibit Parent or Company and their respective Boards of Directors from (i) taking and disclosing a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated by the SEC under the Exchange Act, or (ii) furnishing information to, or entering into negotiations with, any person or entity that makes an unsolicited bona fide proposal to acquire Parent or Company pursuant to a merger, consolidation, share exchange, purchase of a substantial portion of the assets, business combination or other similar transaction, if, and only to the extent that, (A) such Board of Directors determines in good faith upon advice of counsel that such action is required for the Board of Directors to comply with its fiduciary duties to stockholders imposed by Law, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, Parent or Company provides written notice to the other party to this Agreement to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, and Parent or Company keeps the other informed of the status and principal financial terms of any such negotiations or discussions.

    Section 7.3 REGISTRATION STATEMENT; LISTING APPLICATION. (a) As promptly as practicable, Parent and Company shall prepare and file with the SEC the Proxy Statement and Parent shall prepare and file with the SEC the Registration Statement. Each of Parent and Company shall use its reasonable efforts to have the Registration Statement declared effective as promptly as practicable. Parent shall use its reasonable efforts to take any action required to be taken under state securities or blue sky laws in connection with the issuance of the Parent Shares pursuant hereto. Company shall furnish Parent with all information concerning Company and the holders of its capital stock and shall take such other action as Parent may reasonably request in connection with such Registration Statement and issuance of Parent Shares.

    (b) Parent shall promptly prepare and submit to each of the New York Stock Exchange and Pacific Stock Exchange a listing application covering the Parent Shares to be issued in connection with the Merger and this Agreement, and shall use its reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such Parent Shares, subject to official notice of issuance.

    Section 7.4  PROXY STATEMENTS; STOCKHOLDER APPROVALS.

    (a) Company, acting through its Board of Directors, shall, in accordance with applicable law and its Certificate of Incorporation and By-Laws:

        (i) promptly and duly call, give notice of, convene and hold as soon as practicable following the date upon which the Registration Statement becomes effective a meeting of its stockholders for the purpose of voting to approve and adopt this Agreement and shall use its reasonable efforts to obtain such stockholder approval; PROVIDED, HOWEVER, upon the written request of Parent, that Company shall adjourn any such meeting of its stockholders in the event that any of the certain stockholders that are parties to the Stockholder Voting Agreements are in breach of such Stockholder Voting Agreements until such time as the certain stockholders are in compliance therewith.

        (ii) recommend approval and adoption of this Agreement by the stockholders of Company and include in the Proxy Statement such recommendation, and take all lawful action to solicit such approval.

    (b) Parent, acting through its Board of Directors, shall, in accordance with applicable law and its Articles of Incorporation and By-Laws:

        (i) promptly and duly call, give notice of, convene and hold as soon as practicable following the date upon which the Registration Statement becomes effective a meeting of its stockholders for the purpose of voting to authorize the issuance of the Parent Shares to be issued in the Merger and shall use its best efforts to obtain such stockholder approval; and

        (ii) recommend authorization of the issuance of the Parent Shares to be issued in the Merger by the stockholders of Parent and include in the Proxy Statement such recommendation, and take all lawful action to solicit such approval.

    (c) Parent and Company, as promptly as practicable, shall cause the definitive Proxy Statement to be mailed to their respective stockholders. At the stockholders' meetings, each of Parent and Company shall vote or cause to be voted in favor of approval and adoption of this Agreement all Parent Common Stock or Shares, as the case may be, as to which it holds proxies at such time.

    (d) Each of Company's and Parent's obligations under this Section 7.4 shall at all times remain subject to their fiduciary duties imposed under applicable law, in the event that, if required by such fiduciary duties as advised by counsel, the Board of Directors of Company or Parent, as the case may be, shall have withdrawn or modified its recommendation that stockholders approve and adopt this Agreement, in the case of Company, or that stockholders authorize the issuance of the Parent Shares to be issued in connection with the Merger, in the case of Parent.

    Section 7.5  COMPLIANCE WITH THE SECURITIES ACT.

    (a) Prior to the Effective Time, Company shall cause to be delivered to Parent a list identifying all persons who were, in its reasonable judgment, at the record date for Company stockholders' meeting convened in accordance with
Section 7.4(a) hereof, "affiliates" of Company as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (each, an "Affiliate").

    (b) Company shall use its reasonable efforts to cause each person who is identified as an Affiliate in the list referred to above to deliver to Parent at or prior to the Effective Time a written agreement, in substantially the form attached hereto as Exhibit E (the "Affiliate Letters").

    Section 7.6 ANTITRUST LAWS. As promptly as practicable, Company, Parent and Sub shall make all filings and submissions under the HSR Act as may be reasonably required to be made in connection with this Agreement and the transactions contemplated hereby. Subject to Section 7.1 hereof, Company will furnish to Parent and Sub, and Parent and Sub will furnish to Company, such information and assistance as the other may reasonably request in connection with the preparation of any such filings or submissions. Subject to Section 7.1 hereof, Company will provide Parent and Sub, and Parent and Sub will provide Company, with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any governmental agency or authority or members of their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby.

    Section 7.7 VOTING AGREEMENTS. Concurrently herewith, Parent is entering into the Stockholder Voting Agreements with each of Joseph Littlejohn & Levy Fund, L.P. and Charles N. Martin, substantially in the forms attached hereto as Exhibits A-1 and A-2.

    Section 7.8 EMPLOYEE STOCK OPTIONS. Except as provided in this Agreement or pursuant to the provisions of any Plan or employee or director stock option agreement as in effect on the date hereof, from the date hereof Company will not accelerate the vesting or exercisability of or otherwise modify the terms and conditions applicable to the Employee Stock Options. At the Effective Time, each of the Employee Stock Options which is outstanding and unexercised at the Effective Time shall be converted automatically into an option to purchase Parent Shares in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the stock option plans of Company governing the Employee Stock Options (the "Company Stock Option Plans")):

        (1) The number of Parent Shares to be subject to the new option shall be equal to the product of the number of Shares subject to the original option and the Exchange Ratio, PROVIDED that any fractional Parent Shares resulting from such multiplication shall be rounded down to the nearest share and, except with respect to any options which are intended to qualify as "incentive stock options" (as defined in section 422 of the Code ("ISOs")), Parent shall pay an amount in cash to the holder of such Employee Stock Option equal to the fair market value immediately prior to the Effective Time of such fractional Parent Shares calculated based on the average closing price on the New York Stock Exchange for the last five trading days immediately preceding the day prior to the Effective Time; and

        (2) The exercise price per Parent Share under the new option shall be equal to the aggregate exercise price of the original option divided by the total number of full Parent Shares subject to the new option (as determined under (1) immediately above), PROVIDED that such exercise price shall be rounded up to the nearest cent.

The adjustment provided herein with respect to any ISOs shall be and is intended to be effected in a manner that is consistent with section 424(a) of the Code. The duration and other terms of the new option shall be the same as that of the original option, except that all references to Company shall be deemed to be references to Parent. Parent shall file with the SEC a registration statement on Form S-8 (or other appropriate form) or a post-effective amendment to the Registration Statement as promptly as practicable after the Effective Time for purposes of registering all Parent Shares issuable after the Effective Time upon exercise of the Employee Stock Options, and shall have such registration statement or post-effective amendment become effective and comply, to the extent applicable, with state securities or blue sky laws with respect thereto at the Effective Time.

    Section 7.9 PUBLIC ANNOUNCEMENTS. Parent and Sub, on the one hand, and Company, on the other hand, agree that they will not issue any press release or otherwise make any public statement or respond to any press inquiry with respect to this Agreement or the transactions contemplated hereby without the prior approval of the other party, except as may be required by law.

    Section 7.10 CONTINUANCE OF EXISTING INDEMNIFICATION RIGHTS. (a) For a period of six years from and after the Effective Time, Parent shall indemnify, and advance expenses in matters that may be subject to indemnification to, persons who served as directors and officers of Company or any Company Subsidiary on or before the Effective Time with respect to liabilities and claims (and related expenses) made against them resulting from their service as such prior to the Effective Time with and subject to the requirements and other provisions of Company's Certificate of Incorporation, By-Laws and indemnification agreements in effect on the date of this Agreement and applicable provisions of Law.

    (b) Parent shall cause to be maintained in effect for a period ending not sooner than the sixth anniversary of the Effective Time directors' and officers' liability insurance providing at least the same coverage with respect to Company's officers and directors as the policies maintained on behalf of directors and officers of Company as of the date hereof, and containing terms and conditions which are no less advantageous, with respect to matters occurring on or prior to the Effective Time (to the extent such insurance is available with respect to such matters); PROVIDED, that in no event shall Parent be required to expend to maintain or procure insurance coverage pursuant to this Section 7.10 an amount per annum in excess of 200% of the current annual premiums for the twelve-month period ended May 31, 1997 (the "Maximum Premium") with respect to such insurance, or, if the cost of such coverage exceeds the Maximum Premium, the maximum amount of coverage that can be purchased or maintained for the Maximum Premium.

    Section 7.11 EXPENSES. (a) Except as set forth in this Section 7.11, whether or not the Merger is consummated all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing the Registration Statement and the related Proxy Statement, as well as the filing fee relating to the Registration Statement will be shared equally by Parent and Company.

    Section 7.12 ADDITIONAL AGREEMENTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Parent, Sub and Company shall take all such necessary action.

    Section 7.13 DIRECTORS OF PARENT. Parent agrees that promptly after the Effective Time, Parent shall take such action as may be necessary to enable Charles N. Martin for so long as Mr. Martin is an employee of Parent, and Paul
S. Levy and J. Peter Joseph, to be appointed to the Board of Directors of Parent.

    Section 7.14 CERTAIN BENEFITS. Parent and the Company agree to take the actions described in Exhibit C hereto.

    Section 7.15 REGISTRATION STATEMENT FOR SECURITIES ACT AFFILIATES. Parent shall enter into the Registration Rights Agreements substantially in the form attached as Exhibit B, providing for the registration under the Securities Act covering the Parent Shares receivable by Securities Act Affiliates (as therein defined), which registration statement will permit such Securities Act affiliates and their partners, shareholders, beneficiaries or other similar persons to whom they may distribute Parent Shares through a dividend, partnership distribution or other similar distribution to sell such Parent Shares.

    Section 7.16 PUBLICATION OF POST MERGER FINANCIAL RESULTS. Parent and Company agree to publish financial results covering at least 30 days of combined operations as soon as practicable after the Effective Time.

                                  ARTICLE VIII
                    CONDITIONS TO CONSUMMATION OF THE MERGER

    Section 8.1  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

        (a) Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of this transaction, which action shall have not been withdrawn or terminated.

        (b) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceeding for such purpose shall be pending before or threatened by the SEC.

        (c) This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the stockholders of Company and the issuance of the Parent Shares in connection with the Merger shall have been authorized by the requisite vote of the stockholders of Parent, in each case in accordance with applicable law.

        (d) No preliminary or permanent injunction or other order by any federal or state court in the United States which prohibits the consummation of the Merger shall have been issued and remain in effect.

        (e) Each of Company and Parent shall have obtained such consents from third parties and government instrumentalities in addition to pursuant to the HSR Act as shall be required and which are material to Parent and Company and to consummation of the transactions contemplated hereby.

        (f) Parent and Company shall have each received a letter of KPMG Peat Marwick LLP dated the Effective Time, addressed to Parent and Company stating that the Merger will qualify as a pooling of interests transaction under Opinion No. 16 of the Accounting Principles Board.

    Section 8.2 CONDITIONS TO OBLIGATION OF COMPANY TO EFFECT THE MERGER. The obligation of Company to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

        (a) Each of Parent and Sub shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of Parent and Sub contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except as contemplated by this Agreement, and Company shall have received a certificate of the Chairman of the Board, the President or an Executive Vice President of Parent as to the satisfaction of this condition.

        (b) Company shall have received an opinion of Debevoise & Plimpton, counsel to Company, in form and substance reasonably satisfactory to Company, dated on or about the date of the mailing of the Proxy Statement to stockholders, which opinion shall be reconfirmed as of the Effective Time, substantially to the effect that the Merger will constitute a reorganization for Federal income tax purposes within the meaning of section 368(a) of the Code. In rendering such opinion Debevoise & Plimpton may require and rely upon representations contained in certificates of officers of Parent and Company and others, as well as certificates of stockholders who beneficially own five percent or more of the votes or value of any class of stock of Company and others.

        (c) Company shall have received an opinion from Scott M. Brown, Senior Vice President, General Counsel and Secretary of Parent, or from Skadden, Arps, Slate, Meagher & Flom, special counsel to Parent, dated the Effective Time, to the effect that:

            (i) Each of Parent and Sub is a corporation validly existing under the laws of the state of its incorporation.

            (ii) Each of Parent and Sub has the corporate power to enter into this Agreement and the Registration Rights Agreements and to consummate the transactions contemplated hereby; and the execution and delivery of this Agreement and the Registration Rights Agreements and the consummation of the transactions contemplated hereby have been duly authorized by requisite corporate action taken on the part of Parent and Sub.

           (iii) This Agreement has been executed and delivered by each of Parent and Sub and is a valid and binding obligation of each of Parent and Sub, enforceable against Parent and Sub in accordance with its terms, except (A) as may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (B) that the remedies of specific performance, injunction and other forms of equitable relief are subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought. Each of the Registration Rights Agreements has been executed and delivered by Parent.

            (iv) Neither the execution and delivery of this Agreement by Parent and Sub, nor the consummation by Parent and Sub of the transactions contemplated hereby, will violate the charter documents or By-Laws of Parent or Sub or, to the best knowledge of such counsel, and except as set forth in the Parent Disclosure Letter without having made any independent investigation, will constitute a violation of or a default under (except for any such violation or default as to which requisite waivers or consents either shall have been obtained by Parent or Sub, as the case may be, prior to the Effective Time or shall have been waived by Company in writing) any material contract, agreement or instrument to which Parent or Sub, as the case may be, is subject and which has been specifically identified to such counsel by Parent or Sub, as the case may be, in connection with rendering such opinion.

            (v) The Parent Shares to be issued in connection with the transactions contemplated by this Agreement are duly authorized and reserved for issuance and, when issued as contemplated by this Agreement, will be validly issued, fully paid and nonassessable.

            (vi) While such counsel assumes no responsibility for any event, occurrence or statement of fact relating to Parent, or for the accuracy completeness or fairness of any statements contained in or omitted from the Registration Statement or the Proxy Statement and while such counsel expresses no opinion as to the financial statements or other financial or statistical data contained therein with respect to information in the Registration Statement or the Proxy Statement relating to Parent, the Registration Statement complies as to form in all material respects with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder; and
       In addition, in such opinion, such counsel shall state that such counsel has no reason to believe that the Registration Statement or the Proxy Statement, as amended or supplemented to the date of such opinion, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in the light of the circumstances in which they were made) not misleading, except such counsel expresses no belief as to the financial statements or other financial or statistical data contained in the Registration Statement or the Proxy Statement.

        As to any matter in such opinion which involves matters of fact or matters relating to laws other than federal securities or Nevada or Delaware corporate law, such counsel may rely upon the certificates of officers and directors of Parent and Sub and of public officials and opinions of local counsel, reasonably acceptable to Company.

        (d) The listing application referred to in Section 7.3(b) shall have been approved by the New York Stock Exchange.

        (e) Parent shall have executed and delivered the Registration Rights Agreements, substantially in the form of Exhibit B hereto.

    Section 8.3 CONDITIONS TO OBLIGATIONS OF PARENT AND SUB TO EFFECT THE MERGER. The obligations of Parent and Sub to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

        (a) Company shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of Company contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time except as contemplated by this Agreement, and Parent and Sub shall have received a Certificate of the Chairman of the Board, the President or an Executive Vice President of Company as to the satisfaction of this condition.

        (b) Parent and Sub shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom, counsel to Parent and Sub in form and substance reasonably satisfactory to Parent and Sub, dated on or about the date of the mailing of the Proxy Statement to stockholders, which opinion shall be reconfirmed as of the Effective Time, substantially to the effect that the Merger will constitute a reorganization for Federal income tax purposes within the meaning of section 368(a) of the Code. In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom may require and rely upon representations contained in certificates of officers of Parent, Sub, Company and others as well as certificates of shareholders who beneficially own five percent or more of the votes or value of any class of stock of Company and others.

        (c) Parent and Sub shall have received an opinion from Ronald P. Soltman, Senior Vice President and General Counsel of Company or Debevoise & Plimpton, special counsel for Company, dated the Effective Time, to the effect that:

            (i) Company is a corporation validly existing under the laws of the State of Delaware.

            (ii) Company has the corporate power to enter into this Agreement and to consummate the transactions contemplated hereby; and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by requisite corporate action taken on the part of Company.

           (iii) This Agreement has been executed and delivered by Company and is a valid and binding obligation of Company, enforceable against Company in accordance with its terms, except (A) as may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (B) that the remedies of specific performance, injunction and other forms of equitable relief are subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

            (iv) Neither the execution and delivery of this Agreement by Company, nor the consummation by Company of the transactions contemplated hereby, will violate the Certificate of Incorporation or By-Laws of Company or, to the best knowledge of such counsel, and except as set forth in the Company Disclosure Letter without having made any independent investigation, will constitute a violation of or a default under (except for any such violation or default as to which requisite waivers or consents either shall have been obtained by Company prior to the Effective Time or shall have been waived by Parent and Sub in writing) any material contract, agreement or instrument to which Company or any of the Company Subsidiaries is subject and which has been specifically identified to such counsel by Company in connection with rendering such opinion.

            (v) While such counsel assumes no responsibility for any event, occurrence or statement of fact relating to Company, or for the accuracy, completeness or fairness of any statements contained in or omitted from the Registration Statement or the Proxy Statement, and while such counsel expresses no opinion as to the financial statements or other financial or statistical data contained therein, with respect to information in the Registration Statement or the Proxy Statement relating to Company, the Proxy Statement complies as to form in all material respects with the requirements of the Exchange Act, and the applicable rules and regulations promulgated thereunder.
       In addition, in such opinion, such counsel shall state that such counsel has no reason to believe that the Registration Statement or the Proxy Statement, as amended or supplemented to the date of such opinion, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in the light of the circumstances in which they were made) not misleading, except such counsel expresses no belief as to the financial statements or other financial or statistical data contained in the Registration Statement or the Proxy Statement.

        As to any matter in such opinion which involves matters of fact or matters relating to laws other than federal securities or Delaware corporate law, such counsel may rely upon the certificates of officers and directors of Company and of public officials and opinions of local counsel, reasonably acceptable to Parent and Sub.

        (d) Parent and Sub shall have received a letter from Ernst & Young, LLP, Company's independent accountants, dated the Effective Time and addressed to Parent and Sub, in form and substance reasonably satisfactory to Parent in connection with the procedures undertaken by them with respect to the financial statements and other financial information of Company and Company Subsidiaries contained in the Registration Statement and the other matters contemplated by the AICPA Statement No. 72 and customarily included in comfort letters relating to transactions similar to the Merger.

                                   ARTICLE IX
                       TERMINATION, AMENDMENT AND WAIVER

    Section 9.1 TERMINATION. This Agreement may be terminated at any time before the Effective Time, either before or after the approval of the stockholders of Company shall have been obtained, in each case as authorized by the respective Board of Directors of Parent or Company:

        (a) By mutual written consent of the parties;

        (b) By either Parent or Company if the Merger shall not have been consummated on or before May 31, 1997 (the "Termination Date"); PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date; and PROVIDED, FURTHER, that if on the Termination Date the conditions to the Closing set forth in Sections 8.1(a) or (e) shall not have been fulfilled, but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Termination Date shall be extended to July 31, 1997.

        (c) By either Parent or Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties shall use their commercially reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

        (d) (i) By Parent, if there shall have been any material adverse change in the business, financial condition, results of operations, properties, assets or liabilities of the Company and the Company Subsidiaries taken as a whole (other than any change relating to the United States economy in general or to the United States investor-owned hospital business in general) since the date hereof which is not cured within 30 days after notice thereof to the Company, or if the Company shall be in material breach of Section 7.2 or Section 7.4 and, in the case of Section 7.4 only, such breach has not been cured within 30 days' notice thereof to the Company; or (ii) by Company, if there shall have been any material adverse change in the business, financial condition, results of operations, properties, assets or liabilities of Parent and the Parent Subsidiaries taken as a whole (other than any change relating to the United States economy in general or to the United States investor-owned hospital business in general) since the date hereof which is not cured within 30 days after notice thereof to the Parent, or if Parent shall be in material breach of Section 7.2 or Section 7.4 and, in the case of Section 7.4 only, such breach has not been cured within 30 days' notice thereof to Parent;

        (e) By either Parent or Company if the Board of Directors of the other
    (i) shall withdraw or modify (or publicly announce an intention to withdraw or modify) in any adverse manner its approval or recommendation of this Agreement or the Merger or, in the case of the Board of Directors of Parent, the authorization of the issuance of Parent Shares pursuant to the Merger Agreement, (ii) shall approve or recommend any Acquisition Proposal, other than by a party or an affiliate thereof, or (iii) shall resolve to take any of the actions specified in clause (i) or (ii) above;

        (f) By either Parent or Company if any of the required approvals of the stockholders of Company or of Parent shall fail to have been obtained at a duly held stockholders meeting of either such company, including any adjournments thereof;

        (g) By either Parent or Company, prior to the approval of this Agreement by the stockholders of such party, upon five days' prior written notice to the other, if, as a result of an Acquisition Proposal (as defined in Section
    7.2 hereof) received by such party from a person other than a party to this Agreement or any of its affiliates, the Board of Directors of such party determines in good faith that the members' fiduciary obligations under applicable law require that such Acquisition Proposal be accepted; PROVIDED, HOWEVER, that (i) the Board of Directors of such party shall have determined in good faith, after considering applicable provisions of state law and after giving effect to all concessions, if any, which have been offered by the other party pursuant to clause (ii) below, on the basis of oral or written advice of outside counsel, that such action is required by the members' fiduciary obligations under applicable law, and (ii) prior to any such termination, such party shall, and shall cause its respective financial and legal advisors to, negotiate with the other party to this Agreement to make such adjustments in the terms and conditions of this Agreement as would enable such party to proceed with the transactions contemplated hereby; PROVIDED, HOWEVER, that no termination shall be effective pursuant to Sections 9.1(e), (f) or (g) under circumstances in which a Company Termination Fee (as defined below) or a Parent Termination Fee (as defined below) is payable by the terminating party under Section 9.3(b) or (c), as the case may be, unless concurrently with such termination, such termination fee is paid in full by the terminating party in accordance with the provisions of Sections 9.3(b) or (c), as the case may be;

        (h) By Parent if the Board of Directors of Company shall have failed to take any of the actions contemplated by Section 7.4(a) as a result of the exercise of its rights under Section 7.4(d); or

            (i) By Company if the Board of Directors of Parent shall have failed to take any of the actions contemplated by Section 7.4(b) as a result of the exercise of its rights under Section 7.4(d).

    Section 9.2  This Section Intentionally Left Blank.

    Section 9.3 EFFECT OF TERMINATION. (a) In the event of termination of this Agreement as provided in Section 9.1 hereof, and subject to the provisions of
Section 10.1 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of any of the parties, except (i) as set forth in this Section 9.3 and in Sections 7.1, 7.11 and 10.2 hereof, and (ii) nothing herein shall relieve any party from liability for any willful breach hereof.

        (b) If this Agreement is terminated (i) by Parent pursuant to Section 9.1(e) hereof, (ii) by Parent or Company pursuant to Section 9.1(f) hereof because of the failure to obtain the required approval from the Company stockholders and at the time of such termination or prior to the meeting of Company's stockholders there shall have been an offer or proposal for, an announcement of any intention with respect to (including, without limitation, the filing of a statement of beneficial ownership on Schedule 13D discussing the possibility of or reserving the right to engage in), or any agreement with respect to, a transaction that would constitute an Alternative Transaction (as defined below) involving Company or any of the Company Subsidiaries (whether or not such offer, proposal, announcement or agreement shall have been rejected or shall have been withdrawn prior to the time of such termination or of the meeting), (iii) by Company pursuant to
    Section 9.1(g) hereof, (iv) by Parent as a result of Company's material breach of Section 7.2 or 7.4 hereof which, in the case of Section 7.4 only, is not cured within 30 days after notice thereof to Company, or (v) by Parent pursuant to Section 9.1(h) hereof, Company shall pay to Parent a termination fee of $50 million (the "Company Termination Fee").

        (c) If this Agreement is terminated (i) by Company pursuant to Sections 9.1(e) hereof or (ii) by Parent or Company pursuant to Section 9.1(f) hereof because of the failure to obtain the required approval from the Parent stockholders and at the time of such termination or prior to the meeting of Parent's stockholders there shall have been an offer or proposal for, an announcement of any intention with respect to (including, without limitation, the filing of a statement of beneficial ownership on Schedule 13D discussing the possibility of or reserving the right to engage in), any agreement with respect to, a transaction that would constitute an Alternative Transaction involving Parent or any of the Parent Subsidiaries (whether or not such offer, proposal, announcement or agreement shall have been rejected or shall have been withdrawn prior to the time of such termination or of the meeting), (iii) by Parent pursuant to Section 9.1(g) hereof, (iv) by the Company as a result of Parent's material breach of
    Section 7.2 or 7.4 hereof which, in the case of Section 7.4 only, is not cured within 30 days after notice thereof to Parent, or (v) by the Company pursuant to Section 9.1(i) hereof, Parent shall pay to Company a termination fee of $50 million (the "Parent Termination Fee").

        (d) Each termination fee payable under Sections 9.3(b) and (c) above shall be payable in cash.

        (e) Parent and Company agree that the agreements contained in Sections 9.3(b) and (c) above are an integral part of the transaction contemplated by this Agreement and constitute liquidated damages and not a penalty. If one party fails to promptly pay to the other any fee due under such Sections 9.3(b) and (c), the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. from the date such fee was required to be paid.

        (f) As used herein, "Alternative Transaction" means any of (i) a transaction or series of transactions pursuant to which any person (or group of persons) other than Parent or its subsidiaries and other than Company and its subsidiaries (a "Third Party") acquires or would acquire, directly or indirectly, beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 20% of the outstanding shares of Parent or Company, as the case may be, whether from Parent or Company or pursuant to a tender offer or exchange offer or otherwise, (ii) any acquisition or proposed acquisition of Parent or any of its significant subsidiaries or Company or any of its significant subsidiaries, as the case may be, by a merger or other business combination (including any so-called "merger of equals" and whether or not Parent or any of its significant subsidiaries or Company or any of its significant subsidiaries, as the case may be, is the entity surviving any such merger or business combination) or (iii) any other transaction pursuant to which any Third Party acquires or would acquire, directly or indirectly, control of assets (including for this purpose the outstanding equity securities of subsidiaries of Parent or Company, as the case may be, and any entity surviving any merger or combination including any of them) of Parent or any of its subsidiaries or Company or any of its subsidiaries for consideration equal to 20% or more of the fair market value of all of the shares of Parent Common Stock or all of the Company Shares, as the case may be, on the date prior to the date hereof.

    Section 9.4 AMENDMENT. This Agreement may be amended by the parties pursuant to a writing adopted by action taken by all of the parties at any time before the Effective Time; PROVIDED, HOWEVER, that, after approval by the stockholders of Company or Parent, whichever shall occur first, no amendment may be made which would (a) alter or change the amount or kinds of consideration to be received by the holders of Shares upon consummation of the Merger, (b) alter or change any term of the Certificate of Incorporation of Company or the Articles of Incorporation of Parent, or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of securities of Company or Parent. This Agreement may not be amended except by an instrument in writing signed by the Parties.

    Section 9.5 WAIVER. At any time before the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only as against such party and only if set forth in an instrument in writing signed by such party.

                                   ARTICLE X
                               GENERAL PROVISIONS

    Section 10.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. No representations, warranties or agreements contained herein shall survive beyond the Effective Time, except that the representations, warranties or agreements contained in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 7.1, 7.9, 7.10, 7.11, 7.12,
7.13, 7.14, 7.15, 7.16 and 10.2 hereof shall survive beyond the Effective Time.

    Section 10.2 BROKERS. Company represents and warrants that, (i) except for Merrill Lynch & Co., its financial advisors, no broker, finder or financial advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Company and (ii) Company's fee arrangements with Merrill Lynch & Co., have been disclosed to Parent and Sub. Each of Parent and Sub represents and warrants that, (i) except for DLJ, its financial advisor, no broker, finder or financial advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub and (ii) Parent's fee arrangements with DLJ, have been disclosed to Company.

    Section 10.3 NOTICES. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed duly given or made as follows: (a) if delivered personally, upon receipt; (b) if sent by registered or certified mail (postage prepaid, return receipt requested), upon receipt; (c) if sent by reputable overnight air courier (such as Federal Express or DHL), two business days after mailing; or (d) if sent by facsimile transmission, with a copy mailed as provided in clauses (b) or (c) above, when transmitted and receipt is confirmed by telephone. Such notices, claims, demands and other communications shall be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a) If to Parent, to:

            Tenet Healthcare Corporation

            3820 State Street

            Santa Barbara, California 93105

            Attention: General Counsel

            with a copy to:

            Skadden, Arps, Slate, Meagher & Flom

            300 South Grand Avenue

            Suite 3400

            Los Angeles, California 90071

            Attention: Brian J. McCarthy

        (b) if to Sub, to:

            Tenet Healthcare Corporation

            3820 State Street

            Santa Barbara, California 93105

            Attention: General Counsel
            with a copy to:

            Skadden, Arps, Slate, Meagher & Flom

            300 South Grand Avenue

            Suite 3400

            Los Angeles, California 90071

            Attention: Brian J. McCarthy

        (c) if to Company, to:

            3401 West End Avenue

            Nashville, Tennessee 37203

            Attention: General Counsel

            with a copy to:

            Debevoise & Plimpton

            875 Third Avenue

            New York, NY 10022

            Attention: Alan H. Paley

    Section 10.4 DESCRIPTIVE HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    Section 10.5 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (including the Exhibits, Schedules and other documents and instruments referred to herein) together with the Stock Option Agreements (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral among the parties or any of them, with respect to the subject matter hereof; (b) except for the provisions of Section 7.10 hereof, is not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise, provided that Parent or Sub may assign its rights and obligations hereunder to a direct or indirect subsidiary of Parent, but no such assignment shall relieve Parent or Sub of its obligations hereunder.

    Section 10.6 SEVERABILITY. If any provision of this Agreement or the application of any such provision shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof. In lieu of any such invalid, illegal or unenforceable provision, the parties hereto intend that there shall be added as part of this Agreement a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and be valid, legal and enforceable.

    Section 10.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of law.

    Section 10.8 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

    Section 10.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

    IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                          TENET HEALTHCARE CORPORATION

                                          By:       /s/ JEFFREY C. BARBAKOW
                                             -----------------------------------
                                             Name: Jeffrey C. Barbakow

                                          Title: Chairman and C.E.O

Attest:

         /s/ PATRICIA CAMPANA
--------------------------------------
Name: Patricia Campana

Title: Senior Executive Assistant

                                          OHC ACQUISITION CO.

                                          By:       /s/ JEFFREY C. BARBAKOW
                                             -----------------------------------
                                             Name: Jeffrey C. Barbakow

                                          Title: Chairman and C.E.O.

Attest:

         /s/ PATRICIA CAMPANA
--------------------------------------
Name: Patricia Campana

Title: Senior Executive Assistant

                                          ORNDA HEALTHCORP

                                          By:     /s/ CHARLES N. MARTIN, JR.
                                             -----------------------------------
                                             Name: Charles N. Martin. Jr.

                                          Title: Executive Officer

Attest:

         /s/ RONALD P. SOLTMAN
--------------------------------------
Name: Ronald P. Soltman

Title: Senior Vice President

                                                          EXHIBIT A-1 TO ANNEX A

                                    FORM OF
                          STOCKHOLDER VOTING AGREEMENT

    THIS STOCKHOLDER VOTING AGREEMENT (this "Agreement") is made and entered into as of this 17th day of October, 1996, by and among Tenet Healthcare Corporation, a Nevada corporation ("Acquiror"), and the stockholder named on the signature page hereto ("Stockholder"). On the date hereof the Stockholder Beneficially Owns (as defined in Section 11(a) hereof) the number of shares of common stock, par value $.01 per share (the "Company Shares"), of OrNda Healthcorp, a Delaware corporation ("Company"), set forth next to the Stockholder's name on the signature page hereto.

    WHEREAS, Acquiror and the Company concurrently herewith are entering into an Agreement and Plan of Merger, dated as of the 16th day of October, 1996 (the "Merger Agreement"), providing for, among other things, the merger (the "Merger") of a wholly owned subsidiary of Acquiror with and into the Company, with the Company as the surviving corporation; and

    WHEREAS, as an essential condition and inducement to Acquiror's execution of the Merger Agreement, Acquiror has requested that the Stockholder agree, and the Stockholder has agreed, to vote (or consent with regard to) all Company Shares as to which the Stockholder has voting power in favor of the Merger as provided herein.

    NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein and in the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

    1.  VOTING RIGHTS.

    VOTING AGREEMENT. The Stockholder agrees that, at any time the Merger Agreement remains in effect, it will vote all Stockholder Shares (as defined below) on matters as to which the Stockholder is entitled to vote at any annual, special or other meeting of the Stockholders of the Company, and at any adjournment or adjournments thereof, or by written consent without a meeting with respect to all Stockholder Shares as follows: (i) in favor of approval and adoption of the Merger Agreement, the terms thereof and each of the other transactions contemplated by the Merger Agreement; and (ii) against any action or agreement (other than the Merger Agreement or the transactions contemplated thereby) that would impede, interfere with, delay, postpone or attempt to discourage the Merger, including without limitation: (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company and its subsidiaries; or (B) a sale or transfer of a material amount of assets of the Company and its subsidiaries or a reorganization, recapitalization or liquidation of the Company and its subsidiaries.

    "Stockholder Shares" shall mean the shares of Company capital stock (including without limitation the Company Shares) Beneficially Owned by such Stockholder as of the date hereof, or Beneficially Owned by such Stockholder at any time hereafter (including, without limitation, by way of exercise of options or by way of dividend, distribution, exchange, merger, consolidation, recapitalization, reorganization, stock split, grant of proxy or otherwise) by such Stockholder (as adjusted as set forth herein). The Stockholder hereby agrees to promptly notify Acquiror of the number of any new Stockholder Shares acquired by the Stockholder, if any, after the date hereof. In the event of any change in the Company Shares by reason of a stock dividend, stock split, split up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities that constitute Stockholder Shares hereunder shall be adjusted appropriately.

    2.  TERMINATION.

    a. This Agreement shall terminate upon the earlier to occur of (i) the termination of the Merger Agreement in accordance with its terms pursuant to
Section 9.1 thereof, or (ii) the Effective Time (as defined in the Merger Agreement).

    b. Upon termination, this Agreement shall have no further force or effect, except for Section 7 which shall continue to apply to any case, action or proceeding relating to the enforcement of this Agreement.

    3. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER. The Stockholder hereby represents and warrants to Acquiror as follows:

        a. DUE AUTHORIZATION. The Stockholder has the legal capacity and all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. As of the date hereof, the Stockholder Beneficially Owns the number of the Stockholder Shares listed on the signature page hereof and specified as so owned with no restrictions on the voting rights (except as specified in this Agreement) or rights of disposition pertaining thereto, which constitute all Company Shares Beneficially Owned by such Stockholder. Assuming this Agreement has been duly and validly authorized, executed and delivered by Acquiror, this Agreement constitutes a valid and binding agreement of the Stockholder, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies.

        b. NO CONFLICTS. Neither the execution and delivery of this Agreement nor the consummation by the Stockholder of the transactions contemplated hereby will conflict with or constitute a violation of or default under any contract, commitment, agreement, arrangement or restriction of any kind to which the Stockholder is a party or by which the Stockholder is bound.

    4. REPRESENTATIONS AND WARRANTIES OF ACQUIROR. Acquiror hereby represents and warrants to the Stockholder as follows:

        a. DUE AUTHORIZATION. Acquiror has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Acquiror and this Agreement has been duly executed by a duly authorized officer of Acquiror. Assuming this Agreement has been duly and validly executed and delivered by the Stockholder, this Agreement constitutes a valid and binding agreement of Acquiror, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies.

        b. NO CONFLICTS. Neither the execution and delivery of this Agreement nor the consummation by Acquiror of the transactions contemplated hereby will conflict with or constitute a violation of or default under any contract, commitment, agreement, arrangement or restriction of any kind to which Acquiror is a party or by which Acquiror is bound.

    5. NO TRANSFER. Except as provided in this Agreement or the Merger Agreement, the Stockholder hereby agrees, without the prior written consent of Acquiror, except pursuant to the terms hereof, not to (i) sell, transfer, assign, pledge or otherwise dispose of or hypothecate any of his Stockholder Shares other than to a "Permitted Transferee" (as defined below) and except that the Stockholder may transfer Stockholder Shares to Company in order to pay the exercise price or withholding taxes applicable in connection with the exercise of employee stock options ; (ii) grant any proxies, deposit any Stockholder Shares into a voting trust or enter into a voting agreement with respect to any Stockholder Shares; (iii) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing his obligations under this Agreement; or (iv) take any action which would jeopardize the treatment of Acquiror's acquisition of Company as a pooling of interests for accounting purposes. For purposes of this Agreement, "Permitted Transferee" shall mean an organization that qualifies for treatment under section 501(c)(3) of the Internal Revenue Code of 1986, as amended. Any Permitted Transferee of Stockholder Shares must become a party to this Agreement and any purported transfer of Stockholder Shares to a person or entity that has not become a party hereto shall be null and void. In furtherance of this Agreement, concurrently herewith the Stockholder shall and hereby does authorize the Company's counsel to notify the Company's transfer agent that there is a stop transfer order with respect to all of the Stockholder Shares (and that this Agreement places limits on the voting and transfer of such shares).

    6. ENTIRE AGREEMENT. Other than the Merger Agreement (including the exhibits, schedules and other documents and instruments referred to therein), this Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (b) shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto, except that Acquiror may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder to any direct or indirect wholly owned subsidiary of Acquiror; (c) shall not be amended, altered or modified in any manner whatsoever, except by a written instrument executed by the parties hereto; and (d) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware (without giving effect to the provisions thereof relating to conflicts of law).

    7. REMEDIES. The parties acknowledge that it would be impossible to fix money damages for violations of this Agreement and that such violations will cause irreparable injury for which adequate remedy at law is not available and, therefore, this Agreement must be enforced by specific performance or injunctive relief. The parties hereto agree that any party may, in its sole discretion, apply to any court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection or defense to the imposition of such relief. Nothing herein shall be construed to prohibit any party from bringing any action for damages in addition to an action for specific performance or an injunction for a breach of this Agreement.

    8. LEGENDS ON CERTIFICATES. Until such time as this Agreement shall terminate pursuant to Section 2 hereof, all certificates representing Stockholder Shares shall bear the following legend:

        THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A STOCKHOLDER VOTING AGREEMENT, DATED AS OF OCTOBER 17, 1996, BY AND BETWEEN TENET HEALTHCARE CORPORATION AND THE STOCKHOLDER. ANY TRANSFEREE OF THESE SHARES TAKES SUBJECT TO THE TERMS OF SUCH AGREEMENT, COPIES OF WHICH ARE ON FILE AT THE OFFICES OF TENET HEALTHCARE CORPORATION.

    9. PARTIES IN INTEREST. Subject to the provisions of Sections 5 and 6(b) hereof, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, permitted assigns, heirs, executors, administrators and other legal representatives, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

    10. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

    11. DEFINITIONS. The following terms shall have the following respective meanings:

        a."Beneficial Owner" has the meaning set forth in Rule 13d-3 of the Rules and Regulations to the Exchange Act, and "Beneficially Owned" and "Beneficially Owns" shall have correlative meanings; PROVIDED, HOWEVER, that for purposes of this Agreement a person shall be deemed to be the Beneficial Owner of Company Shares that may be acquired pursuant to the exercise of an option or other right regardless of when such option is exercisable.

        b. A "person" means a corporation, association, partnership, joint venture, organization, business, individual, trust, estate or any other entity or group (within the meaning of Section 13(d)(3) of the Exchange
    Act).

    12. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

           (a) If to Acquiror to:

           Tenet Healthcare Corporation
           3820 State Street
           Santa Barbara, California 93105

           Attention: General Counsel

           with a copy to:

           Skadden, Arps, Slate, Meagher & Flom
           300 South Grand Avenue, Suite 3400
           Los Angeles, California  90071
           Telecopy No. (213) 687-5600
           Attention: Brian J. McCarthy

        (b) If to the Stockholder, to the address set forth on the signature page, hereto.

    13. INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    14. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

    15. FURTHER ASSURANCES. The Stockholder further agrees to execute all additional writings, consents and authorizations as may be reasonably requested by Acquiror to evidence the agreements herein.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                TENET HEALTHCARE CORPORATION

                                By:
                                     -----------------------------------------
                                     Name:
                                     Title:

                                CHARLES N. MARTIN

                                By:
                                     -----------------------------------------
                                     Name:
                                     Title:

                                No. of Shares Beneficially Owned:

                                ---------------------------------------------
                                Address for Notices:
                                3401 West End Avenue
                                Nashville, Tennessee 37203

                                                          EXHIBIT A-2 TO ANNEX A

                                    FORM OF
                          STOCKHOLDER VOTING AGREEMENT

    THIS STOCKHOLDER VOTING AGREEMENT (this "Agreement") is made and entered into as of this 17th day of October, 1996, by and among Tenet Healthcare Corporation, a Nevada corporation ("Acquiror"), and the stockholder named on the signature page hereto ("Stockholder"). On the date hereof the Stockholder Beneficially Owns (as defined in Section 11(a) hereof) the number of shares of common stock, par value $.01 per share (the "Company Shares"), of OrNda Healthcorp, a Delaware corporation ("Company"), set forth next to the Stockholder's name on the signature page hereto.

    WHEREAS, Acquiror and the Company concurrently herewith are entering into an Agreement and Plan of Merger, dated as of the 16th day of October, 1996 (the "Merger Agreement"), providing for, among other things, the merger (the "Merger") of a wholly owned subsidiary of Acquiror with and into the Company, with the Company as the surviving corporation; and

    WHEREAS, as an essential condition and inducement to Acquiror's execution of the Merger Agreement, Acquiror has requested that the Stockholder agree, and the Stockholder has agreed, to vote (or consent with regard to) all Company Shares as to which the Stockholder has voting power in favor of the Merger as provided herein.

    NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein and in the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

    1.  VOTING RIGHTS.

    VOTING AGREEMENT. The Stockholder agrees that, at any time the Merger Agreement remains in effect, it will vote all Stockholder Shares (as defined below) on matters as to which the Stockholder is entitled to vote at any annual, special or other meeting of the Stockholders of the Company, and at any adjournment or adjournments thereof, or by written consent without a meeting with respect to all Stockholder Shares as follows: (i) in favor of approval and adoption of the Merger Agreement, the terms thereof and each of the other transactions contemplated by the Merger Agreement; and (ii) against any action or agreement (other than the Merger Agreement or the transactions contemplated thereby) that would impede, interfere with, delay, postpone or attempt to discourage the Merger, including without limitation: (a) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company and its subsidiaries; or (b) a sale or transfer of a material amount of assets of the Company and its subsidiaries or a reorganization, recapitalization or liquidation of the Company and its subsidiaries.

    "Stockholder Shares" shall mean the shares of Company capital stock (including without limitation the Company Shares) Beneficially Owned by such Stockholder as of the date hereof, or Beneficially Owned by such Stockholder at any time hereafter (including, without limitation, by way of exercise of options or by way of dividend, distribution, exchange, merger, consolidation, recapitalization, reorganization, stock split, grant of proxy or otherwise) by such Stockholder (as adjusted as set forth herein). The Stockholder hereby agrees to promptly notify Acquiror of the number of any new Stockholder Shares acquired by the Stockholder, if any, after the date hereof. In the event of any change in the Company Shares by reason of a stock dividend, stock split, split up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities that constitute Stockholder Shares hereunder shall be adjusted appropriately.

    2.  TERMINATION.

    a. This Agreement shall terminate upon the earlier to occur of (i) the termination of the Merger Agreement in accordance with its terms pursuant to
Section 9.1 thereof, or (ii) the Effective Time (as defined in the Merger Agreement).

    b. Upon termination, this Agreement shall have no further force or effect, except for Section 7 which shall continue to apply to any case, action or proceeding relating to the enforcement of this Agreement.

    3. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER. The Stockholder hereby represents and warrants to Acquiror as follows:

        a. DUE AUTHORIZATION. The Stockholder has the legal capacity and all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. As of the date hereof, the Stockholder Beneficially Owns the number of the Stockholder Shares listed on the signature page hereof and specified as so owned with no restrictions on the voting rights (except as specified in this Agreement) or rights of disposition pertaining thereto, which constitute all Company Shares Beneficially Owned by such Stockholder. Assuming this Agreement has been duly and validly authorized, executed and delivered by Acquiror, this Agreement constitutes a valid and binding agreement of the Stockholder, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies.

        b. NO CONFLICTS. Neither the execution and delivery of this Agreement nor the consummation by the Stockholder of the transactions contemplated hereby will conflict with or constitute a violation of or default under any contract, commitment, agreement, arrangement or restriction of any kind to which the Stockholder is a party or by which the Stockholder is bound.

    4. REPRESENTATIONS AND WARRANTIES OF ACQUIROR. Acquiror hereby represents and warrants to the Stockholder as follows:

        a. DUE AUTHORIZATION. Acquiror has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Acquiror and this Agreement has been duly executed by a duly authorized officer of Acquiror. Assuming this Agreement has been duly and validly executed and delivered by the Stockholder, this Agreement constitutes a valid and binding agreement of Acquiror, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies.

        b. NO CONFLICTS. Neither the execution and delivery of this Agreement nor the consummation by Acquiror of the transactions contemplated hereby will conflict with or constitute a violation of or default under any contract, commitment, agreement, arrangement or restriction of any kind to which Acquiror is a party or by which Acquiror is bound.

    5. NO TRANSFER. Except as provided in this Agreement or the Merger Agreement, the Stockholder hereby agrees, without the prior written consent of Acquiror, except pursuant to the terms hereof, not to (i) sell, transfer, assign, pledge or otherwise dispose of or hypothecate any of his Stockholder Shares; (ii) grant any proxies, deposit any Stockholder Shares into a voting trust or enter into a voting agreement with respect to any Stockholder Shares; or (iii) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing his obligations under this Agreement. Any permitted transferee of Stockholder Shares must become a party to this Agreement and any purported transfer of Stockholder Shares to a person or entity that has not become a party hereto shall be null and void. In furtherance of this Agreement, concurrently herewith the Stockholder shall and hereby does authorize the Company's counsel to notify the Company's transfer agent that there is a stop transfer order with respect to all of the Stockholder Shares (and that this Agreement places limits on the voting and transfer of such shares).

    6. ENTIRE AGREEMENT. Other than the Merger Agreement (including the exhibits, schedules and other documents and instruments referred to therein), this Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (b) shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto, except that Acquiror may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder to any direct or indirect wholly owned subsidiary of Acquiror; (c) shall not be amended, altered or modified in any manner whatsoever, except by a written instrument executed by the parties hereto; and
(d) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware (without giving effect to the provisions thereof relating to conflicts of law).

    7. REMEDIES. The parties acknowledge that it would be impossible to fix money damages for violations of this Agreement and that such violations will cause irreparable injury for which adequate remedy at law is not available and, therefore, this Agreement must be enforced by specific performance or injunctive relief. The parties hereto agree that any party may, in its sole discretion, apply to any court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection or defense to the imposition of such relief. Nothing herein shall be construed to prohibit any party from bringing any action for damages in addition to an action for specific performance or an injunction for a breach of this Agreement.

    8. LEGENDS ON CERTIFICATES. Until such time as this Agreement shall terminate pursuant to Section 2 hereof, all certificates representing Stockholder Shares shall bear the following legend:

        THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A STOCKHOLDER VOTING AGREEMENT, DATED AS OF OCTOBER 17, 1996, BY AND BETWEEN TENET HEALTHCARE CORPORATION AND THE STOCKHOLDER. ANY TRANSFEREE OF THESE SHARES TAKES SUBJECT TO THE TERMS OF SUCH AGREEMENT, COPIES OF WHICH ARE ON FILE AT THE OFFICES OF TENET HEALTHCARE CORPORATION.

    9. PARTIES IN INTEREST. Subject to the provisions of Sections 5 and 6(b) hereof, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, permitted assigns, heirs, executors, administrators and other legal representatives, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

    10. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

    11. DEFINITIONS. The following terms shall have the following respective meanings:

        a. "Beneficial Owner" has the meaning set forth in Rule 13d-3 of the Rules and Regulations to the Exchange Act, and "Beneficially Owned" and "Beneficially Owns" shall have correlative meanings; PROVIDED, HOWEVER, that for purposes of this Agreement a person shall be deemed to be the Beneficial Owner of Company Shares that may be acquired pursuant to the exercise of an option or other right regardless of when such option is exercisable.

        b. A "person" means a corporation, association, partnership, joint venture, organization, business, individual, trust, estate or any other entity or group (within the meaning of Section 13(d)(3) of the Exchange
    Act).

    12. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

           (a) If to Acquiror to:

           Tenet Healthcare Corporation
           3820 State Street
           Santa Barbara, California 93105
           Attention: General Counsel

           with a copy to:

           Skadden, Arps, Slate, Meagher & Flom
           300 South Grand Avenue, Suite 3400
           Los Angeles, California  90071
           Telecopy No. (213) 687-5600
           Attention: Brian J. McCarthy

        (b) If to the Stockholder, to the address set forth on the signature page, hereto.

    13. INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    14. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

    15. FURTHER ASSURANCES. The Stockholder further agrees to execute all additional writings, consents and authorizations as may be reasonably requested by Acquiror to evidence the agreements herein.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                TENET HEALTHCARE CORPORATION

                                By:
                                     -----------------------------------------
                                     Name:
                                     Title:

                                JOSEPH, LITTLEJOHN & LEVY FUND, L.P.

                                By:
                                     -----------------------------------------
                                     Name:
                                     Title:

                                No. of Shares Beneficially Owned:

                                ---------------------------------------------
                                Address for Notices:
                                50 Main Street, Suite 1000
                                White Plains, New York  10606

                                                            EXHIBIT B TO ANNEX A

                                    FORM OF
                         REGISTRATION RIGHTS AGREEMENT

    This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered
into as of [           ], 1997, by and between Tenet Healthcare Corporation, a
Nevada corporation (together with its permitted successors and assigns, the "Company"), and the person whose signature appears on the execution page of this Agreement (together with permitted transferees, Affiliates and Distributees (each as defined herein), the "Stockholder").

    This Agreement is made pursuant to the Agreement and Plan of Merger by and among Company, Acquisition Company, a Delaware corporation, and Company, a Delaware corporation, dated as of October 16, 1996 (the "Merger Agreement"), pursuant to which the Stockholder will receive shares of Common Stock (as defined below) of the Company.

    The parties hereto, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be bound hereby, agree as follows:

SECTION 1.  DEFINITIONS.

    As used in this Agreement, the following terms shall have the following meanings:

        ADVICE: See Section 5 hereof.

        AFFILIATE means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

        BUSINESS DAY means any day that is not a Saturday, a Sunday or a legal holiday on which banking institutions in the State of New York are not required to be open.

        COMMON STOCK means the Common Stock, par value $.075 per share, of the Company, or any other shares of capital stock of the Company into which such stock shall be reclassified or changed (by operation of law or otherwise). If the Common Stock has been so reclassified or changed, or if the Company pays a dividend or makes a distribution on its Common Stock in shares of capital stock, or subdivides (or combines) its outstanding shares of Common Stock into a greater (or smaller) number of shares of Common Stock, a share of Common Stock shall be deemed to be such number of shares of capital stock and amount of other securities to which a holder of a share of Common Stock outstanding immediately prior to such reclassification, exchange, dividend, distribution, subdivision or combination would be entitled.

        DELAY PERIOD: See Section 2(b) hereof.

        DISTRIBUTEE: See Section 7(d) hereof.

        EFFECTIVENESS PERIOD: See Section 2(b) hereof.

        EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

        PERSON means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        PROSPECTUS means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

        REGISTRABLE SHARES means the shares of Common Stock issued to the Stockholder pursuant to the Merger Agreement or thereafter distributed by the Stockholder to a Distributee, until in the case of any such share (i) it has been effectively registered under Section 5 of the Securities Act and disposed of pursuant to an effective registration statement under the Securities Act; (ii) it has been transferred other than pursuant to Rule "4(1 1/3)" (or any similar private transfer exemption) under the Securities Act; or (iii) it may be transferred by a holder without registration pursuant to Rule 144 under the Securities Act or any successor rule without regard to the volume limitation contained in such rule.

        REGISTRATION STATEMENT means any registration statement of the Company that covers any of the Registrable Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

        SEC means the Securities and Exchange Commission.

        SECURITIES ACT means the Securities Act of 1933, as amended.

        SHELF REGISTRATION: See Section 2(a) hereof.

        STOCKHOLDER: See the introductory clauses hereof.

        UNDERWRITTEN REGISTRATION OR UNDERWRITTEN OFFERING means a registration in which securities of the Company are sold to or through one or more underwriters for reoffering or sale to the public.

SECTION 2.  DEMAND REGISTRATION.

    (a) At any time after the Effective Time, upon written notice from the Stockholder, subject to Section 2(e), requesting that Company effect the registration under the Securities Act of any or all of the Registrable Shares held by such Stockholder, which notice shall specify the intended method or methods of disposition of such Registrable Shares, the Company shall, in accordance with and in the manner set forth in Section 5 hereof, use its best efforts to prepare and file a Registration Statement under the Securities Act relating to the Registrable Shares with the SEC within 30 days, which Registration Statement shall provide for the sale by the holders thereof of the Registrable Shares from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (a "Shelf Registration"), and shall use its best efforts to cause the same to be declared effective by the SEC as promptly as practicable.

    (b) Subject to Section 2(d), the Company agrees to use its best efforts to keep the Registration Statement filed pursuant to this Section 2 continuously effective and usable for the resale of Registrable Shares for a period ending on the earlier of (i) one year from the effective date of the Registration Statement (the "Effective Date") and (ii) the first date on which all the Registrable Shares covered by such Shelf Registration have been sold pursuant to such Registration Statement. The foregoing notwithstanding, the Company shall have the right in its sole discretion, based on any valid business purpose (including without limitation to avoid the disclosure of any corporate development that the Company is not otherwise obligated to disclose or to coordinate such distribution with other shareholders that have registration rights with respect to any securities of the Company or with other distributions of the Company (whether for the account of the Company or otherwise)), to suspend the use of the Registration Statement for a reasonable length of time (a "Delay Period") and from time to time; provided, that (i) the aggregate number of days in all Delay Periods occurring in any period of twelve consecutive months shall not exceed 90 and (ii) the Parent shall not have the right to commence any Delay Period prior to the 90th day after the first Effective Date. The Company shall provide written notice to each holder of Registrable Shares covered by each Shelf Registration of the beginning and end of each Delay Period and such holders shall cease all disposition efforts with respect to Registrable Shares held by them immediately upon receipt of notice of the beginning of any Delay Period. The one year time period for which the Company is required to maintain the effectiveness of the Registration Statement shall be extended by the aggregate number of days of all Delay Periods and such one-year period or the extension thereof required by the preceding sentence is hereafter referred to as the "Effectiveness Period."

    (c) The Company may, with the consent of a majority of the Stockholders for whom a Registration Statement has been filed, which consent shall not be unreasonably withheld, include other securities in such Shelf Registration (whether for the account of the Company or otherwise, including without limitation any securities of the Company held by security holders, if any, who have piggyback registration rights with respect thereto) or otherwise combine the offering of the Registrable Shares with any offering of other securities of the Company (whether for the account of the Company or otherwise).

    (d) If, while a registration request is pending pursuant to Section 2(b), Company has determined in good faith that (a) the filing of a registration statement could jeopardize or delay any contemplated material transaction other than a financing plan involving Company or would require the disclosure of material information that Company had a bona fide business purpose for preserving as confidential; or (b) Company then is unable to comply with SEC requirements applicable to the requested registration (notwithstanding its best efforts to so comply), Company shall not be required to effect a registration pursuant to Section 2(b) until the earlier of (1) the date upon which such contemplated transaction is completed or abandoned or such material information is otherwise disclosed to the public or ceases to be material or Company is able to so comply with applicable SEC requirements, as the case may be, and (2) 45 days after Company makes such good-faith determination.

    (e) Company shall not be obligated to file a Registration Statement relating to a registration request pursuant to Section 2(a): (a) more than two times; (b) within a period of six months after the effective date of any other Registration Statement of Company demanded pursuant to Section 2(b) in any other Registration Rights Agreement entered into in connection with the Merger; or (c) if such registration request is for a number of Registrable Shares which have an aggregate market value less than $50 million of the issued and outstanding common equity of Company.

    (f) Notwithstanding any other provision of this Agreement to the contrary, a Registration Statement will not be deemed to have been effected by this Section 2 unless it is declared effective by the SEC and at least 75% of the Registrable Shares requested to be registered have been distributed in accordance with the plan of distribution set forth in the Registration Statement; PROVIDED, HOWEVER, that a registration requested by a Stockholder pursuant to this Section 2 and later withdrawn at the request of such Stockholder shall be deemed to have been effected (and, therefore, requested for purpose of Section 2(a)), whether withdrawn by the Stockholder prior to or after the Effective Date unless the Stockholder bears the registration expenses for any such withdrawn registration, in which case such registration shall not count as a requested registration pursuant to Section 2(a).

    (g) In the event that any registration pursuant to this Section 2 shall involve, in whole or in part, an underwritten offering, Company, on the one hand, and the Stockholder initiating the demand pursuant to Section 2(a), on the other hand, shall each have the right to designate an underwriter as the sole lead managing underwriters of such underwritten offering (with such co-lead managing underwriters sharing lead managing underwriter compensation equally). Company and such Stockholder shall together select which of the co-lead managing underwriters shall serve as "books-running" underwriter; PROVIDED that if Company and such Stockholder cannot, within 10 days following the notice from such Stockholder referred to in Section 2(a), reach a mutual agreement on such selection, then (i) Company shall have the right (in the case of the first such underwritten offering) to select the "books-running" underwriter for such first offering; (ii) such Stockholder shall have the right (in the case of the next such underwritten offering as to which no agreement can be reached as provided) to select the "books-running" underwriter for such next offering; and (iii) the selection right shall thereafter alternate for each subsequent offering as to which no agreement can be reached as provided.

    (h) Stockholders other than the Stockholder initiating the demand pursuant to Section 2(b) shall have the right to include their shares of Registrable Shares in any registration pursuant to Section 2(b). In connection with those registrations in which multiple Stockholders participate, in the event such registration involves an underwritten offering and the lead managing underwriter advises that marketing factors require a limitation on the number of shares to be underwritten, the number of shares to be included in the underwriting and registration shall be allocated PRO RATA among the Stockholders on the basis of the shares of Registrable Shares held by each such Stockholder.

SECTION 3.  PIGGYBACK REGISTRATION.

    At any time if the Company proposes to register any of its Common Stock or any other of its common equity securities (collectively, "Other Securities") under the Securities Act (other than a registration on Form S-4 or S-8 or any successor form thereto), whether or not for sale for its own account, in a manner which would permit registration of Registrable Shares for sale for cash to the public under the Securities Act, it will each such time give prompt written notice to the Stockholder of its intention to do so at least 10 business days prior to the anticipated filing date of the registration statement relating to such registration. Such notice shall offer each such Stockholder the opportunity to include in such registration statement such number of Registrable Shares as each such Stockholder may request. Upon the written request of any such Stockholder made within five business days after the receipt of the Company's notice (which request shall specify the number of Registrable Shares intended to be disposed of and the intended method of disposition thereof), the Company shall effect, in the manner set forth in Section 5, in connection with the registration of the Other Securities, the registration under the Securities Act of all Registrable Shares which the Company has been so requested to register, to the extent required to permit the disposition (in accordance with such intended methods thereof) of the Registrable Shares so requested to be registered; PROVIDED that:

        (a) if at any time after giving written notice of its intention to register any securities and prior to the effective date of such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to the Stockholder and, thereupon,
    (a) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Shares in connection with such registration and (b) in the case of a determination to delay such registration, the Company shall be permitted to delay registration of any Registrable Shares requested to be included in such registration for the same period as the delay in registering such other securities;

        (b) (i) if the registration referred to in the first sentence of this
    Section 3 is to be an underwritten primary registration on behalf of the Company, and the managing underwriter advises the Company in writing that, in such firm's opinion, such offering would be materially and adversely affected by the inclusion therein of the Registrable Shares requested to be included therein, the Company shall include in such registration: (1) first, all securities the Company proposes to sell for its own account ("Company Securities") and (2) second, up to the full number of Registrable Shares in excess of the number or dollar amount of Company Securities, which, in the good-faith opinion of such managing underwriter, can be so sold without materially and adversely affecting such offering (and, if less than the full number of such Registrable Shares, allocated PRO RATA among the Stockholders of such Registrable Shares on the basis of the number of securities requested to be included therein by each such Stockholder) and (ii) if the registration referred to in the first sentence of this Section 3 is to be an underwritten secondary registration on behalf of holders of securities (other than Registrable Shares) of the Company (the "Other Stockholders"), and the managing underwriter advises the Company in writing that in their good-faith opinion such offering would be materially and adversely affected by the inclusion therein of the Registrable Shares requested to be included therein, the Company shall include in such registration the amount of securities (including Registrable Shares) that such managing underwriter advises allocated as follows: (1) first, that number of Registrable Shares requested to be included therein by the other Stockholder and (2) second, PRO RATA among the Stockholders on the basis of the number of remaining securities (including Registrable Shares) requested to be included therein by each Other Stockholder and each Stockholder; and

        (c) no registration of Registrable Shares effected under this Section 3 shall relieve the Company of its obligation to effect a registration of Registrable Shares pursuant to Section 2 hereof.

SECTION 4.  HOLD-BACK AGREEMENT.

    Each holder of Registrable Shares agrees, if such holder is requested by an underwriter in an underwritten offering for the Company (whether for the account of the Company or otherwise), not to effect any public sale or distribution of any of the Company's equity securities, including a sale pursuant to Rule 144 (except as part of such underwritten registration), during the 10-day period prior to, and during the 80-day period beginning on, the closing date of such underwritten offering; PROVIDED, that neither the Company nor any underwriter may request a holder not to effect any such sales or distributions prior to the 90th day after the Effective Date.

SECTION 5.  REGISTRATION PROCEDURES.

    In connection with the registration obligations of the Company pursuant to and in accordance with Section 2 or 3 hereof (and subject to the Company's rights under Section 2 or 3), the Company will use its best efforts to effect such registration to permit the sale of such Registrable Shares in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

        (a) Prepare and file with the SEC as soon as practicable a Registration Statement and cause such Registration Statement to become effective and remain effective as provided herein; PROVIDED, HOWEVER, that before filing such Registration Statement or any Prospectus or any amendments or supplements thereto, the Parent shall, if requested, furnish to and afford promptly to the Stockholder, its counsel, and the managing underwriter or underwriters, if any, a reasonable opportunity to review copies of all such documents proposed to be filed to be filed a reasonable time prior to the proposed filing thereof. The Parent shall not file any Registration Statement or Prospectus or any amendments or supplements thereto if the Stockholder covered by such Registration Statement, their counsel or the managing underwriter or underwriters, if any, shall reasonably object in writing.

        (b) prepare and file with the SEC such amendments (including post-effective amendments) to the Registration Statement, and such supplements to the Prospectus, as may be required by the rules, regulations or instructions applicable to the Securities Act or the rules and regulations thereunder during the applicable period in accordance with the intended methods of disposition by the sellers thereof and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act;

        (c) notify the selling holders of Registrable Shares promptly and (if requested by any such person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related Prospectus or for additional information regarding such holder, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of the happening of any event that requires the making of any changes in such Registration Statement, Prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

        (d) use commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction in the United States and, if any such order is issued, to obtain the withdrawal of such order as soon as practicable;

        (e) if requested by the selling holder, furnish to the selling holder of Registrable Shares and counsel for the selling holder of Registrable Shares, without charge, one conformed copy of each Registration Statement as declared effective by the SEC and of each post-effective amendment thereto, in each case including financial statements and schedules and all exhibits and reports incorporated or deemed to be incorporated therein by reference; and such number of copies of the preliminary prospectus, each amended preliminary prospectus, each final Prospectus and each post-effective amendment or supplement thereto, as the selling holder may reasonably request in order to facilitate the disposition of the Registrable Shares covered by each Registration Statement in conformity with the requirements of the Securities Act;

        (f) prior to any public offering of Registrable Shares register or qualify such Registrable Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions in the United States as any selling holder shall reasonably request in writing; and do any and all other reasonable acts or things necessary or advisable to enable such holders to consummate the disposition in such jurisdictions of such Registrable Shares covered by the Registration Statement; PROVIDED, HOWEVER, that the Company shall in no event be required to qualify generally to do business as a foreign corporation or as a dealer in any jurisdiction where it is not at the time so qualified or to execute or file a general consent to service of process in any such jurisdiction where it has not theretofore done so or to take any action that would subject it to general service of process or taxation in any such jurisdiction where it is not then subject;

        (g) except during any Delay Period, upon the occurrence of any event contemplated by paragraph 5(c)(ii) or 5(c)(v) above, prepare a supplement or post-effective amendment to each Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

        (h) use commercially reasonable efforts to cause all Registrable Shares to be registered with or approved by such other governmental agencies, authorities or self-regulatory bodies as may be necessary by virtue of the business or operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Shares in accordance with the intended method or methods of disposition thereof;

        (i) cooperate with the holders of Registrable Shares to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold, which certificates shall not bear any restrictive legends whatsoever and shall be in a form eligible for deposit with The Depositary Trust Company;

        (j) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC; and

        (k) cause all Registrable Shares covered by the Registration Statement to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed.

    The Company may require each seller of Registrable Shares as to which any registration is being effected to furnish such information regarding the distribution of such Registrable Shares and as to such seller as it may from time to time reasonably request. If any such information with respect to any seller is not furnished prior to the filing of the Registration Statement, the Company may exclude such seller's Registrable Shares from such Registration Statement.

    Each holder of Registrable Shares (including, without limitation, any Distributee) agrees by acquisition of such Registrable Shares that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iii), 5(c)(iv) or 5(c)(v) hereof or upon notice of the commencement of any Delay Period, such holder shall forthwith discontinue disposition of such Registrable Shares covered by such Registration Statement or Prospectus until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(g) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amended or supplemented Prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such Prospectus and, if requested by the Company, such holder shall deliver to the Company (at the expense of the Company) all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Shares at the time of receipt of such request. In the event that the Company shall give any such notice, the Effectiveness Period shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Shares shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(g) or (y) the Advice.

    Each holder of Registrable Shares further agrees not to utilize any material other than the applicable current Prospectus in connection with the offering of Registrable Shares pursuant to the Shelf Registration.

SECTION 6.  REGISTRATION EXPENSES.

    Whether or not any Registration Statement becomes effective, the Company shall pay all costs, fees and expenses incident to the Company's performance of or compliance with this Agreement including, without limitation, (i) all registration and filing fees, (ii) fees and expenses of compliance with federal or state securities or Blue Sky laws, (iii) printing expenses (including, without limitation, expenses of printing of prospectuses if the printing of prospectuses is requested by the holders of a majority of the Registrable Shares included in any Registration Statement), (iv) fees and disbursements of counsel for the Company, (v) fees and disbursements of all independent certified public accountants of the Company and all other Persons retained by the Company in connection with the Registration Statement and (vi) the fees and expenses (not to exceed $50,000) for one counsel on behalf of all of the holders of Registrable Shares. Notwithstanding the foregoing, the fees and expenses of counsel to, or any other Persons retained by, any holder of Registrable Shares, and any discounts, commissions, underwriting or advisory fees, brokers' fees or fees of similar securities industry professional (including any "qualified independent underwriter" retained for the purpose of Section 3 of Schedule E of the By-laws of the National Association of Securities Dealers, Inc.) relating to the distribution of the Registrable Shares, will be payable by such holder and the Company will have no obligation to pay any such amounts.

SECTION 7.  MISCELLANEOUS.

    (a) TERMINATION. This Agreement and the obligations of the Company hereunder shall terminate on the earliest of (i) the first date on which no Registrable Shares remain outstanding, and (ii) the close of business on the last day of the Effectiveness Period.

    (b) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of holders representing a majority of the Registrable Shares. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter which relates exclusively to the rights of holders of Registrable Shares whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of a holder whose securities are not being sold pursuant to such Registration Statement may be given by holders of a majority of the Registrable Shares being sold by such holders; PROVIDED, HOWEVER, that the provision of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

    (c) NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed duly given or made as follows: (a) if delivered personally, upon receipt; (b) if sent by registered or certified mail (postage prepaid, return receipt requested), upon receipt; (c) if sent by reputable overnight air courier (such as Federal Express or DHL), two business days after mailing; or (d) if sent by facsimile transmission, with a copy mailed as provided in clause (b) or (c) above, when transmitted and receipt is confirmed by telephone. Such notices, claims, demands and other communications shall be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (i) if to a holder, at the most current address given by such holder to the Company in accordance with the provisions of this Section 7(c), which address initially is with respect to each holder, the address set forth on the signature pages hereto; and

        (ii) if to the Company, initially at Tenet Healthcare Corporation, 3820 State Street, Santa Barbara, California 93105, Attention: General Counsel, with a copy to Skadden, Arps, Slate, Meagher & Flom, 300 South Grand Avenue, Los Angeles, California 90071, Attention: Brian J. McCarthy.

    (d) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties; PROVIDED that the holders may not assign their rights hereunder except to an Affiliate of such holder or a Distributee (as defined below) and no person (other than any such Affiliate or Distributee) who acquires Registrable Shares from a holder shall have any rights hereunder. For purposes of this Agreement, the term "Distributee" shall mean any person that is a stockholder or partner of a Stockholder, or any person that is a stockholder or partner of a Distributee, to which Registrable Shares are transferred or distributed by such Stockholder or Distributee. This Agreement shall survive any transfer of Registrable Shares to a Distributee and shall inure to the benefit of such Distributee.

    (e) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

    (f) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

    (g) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF GOVERNING CONFLICT OF LAWS PRINCIPLES.

    (h) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

    (i) ENTIRE AGREEMENT. Other than the Merger Agreement (including the exhibits, schedules and other documents and instruments referred to therein), this Agreement is intended by the parties as a final expression of their agreement and a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Shares issued pursuant to the Merger Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

    (j) CALCULATION OF TIME PERIODS. Except as otherwise indicated, all periods of time referred to herein shall include all Saturdays, Sundays and holidays; PROVIDED, that if the date to perform the act or give any notice with respect to this Agreement shall fall on a day other than a Business Day, such act or notice may be timely performed or given if performed or given on the next succeeding Business Day.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                TENET HEALTHCARE CORPORATION

                                By:
                                     -----------------------------------------
                                     Name:
                                     Title:

                                STOCKHOLDER

                                ---------------------------------------------
                                Address for
                                Notice:

                                                            EXHIBIT C TO ANNEX A

                                CERTAIN BENEFITS

    1. From and after the Effective Time, Parent will cause the Surviving Corporation to honor, pay and perform all obligations under each Plan (including but not limited to under each employment, severance, termination or similar agreement or arrangement with any current or former officer or other employee of Company or any Company Subsidiary) in accordance with the terms thereof in effect as of the date hereof (or, with the written approval of Parent, as the same may be amended from time to time after the date hereof).

    2. Except as may otherwise be required under any collective bargaining agreement, Parent will cause each employee pension, welfare, incentive, fringe and other benefit and compensation plan and program of Parent and its subsidiaries (the "Parent Benefit Programs") to provide for the participation therein of the officers and other employees of Company and the Company Subsidiaries (collectively, the "Company Employees"), in each case, pursuant to the terms of such Parent Benefit Program applicable to similarly situated officers and other employees of Parent and its subsidiaries. In connection therewith, Parent will cause each Parent Benefit Program to (i) recognize for all purposes under each such program all service completed by each Company Employee prior to the Effective Time with Company, any Company Subsidiary or any of their respective affiliates or predecessors to the same extent such service was recognized immediately prior to the Effective Time under a comparable Plan and (ii) waive (except with respect to any Parent Benefit Program providing disability benefits) any actively-at-work requirements and exclusions for pre-existing conditions of the Company Employees and their dependents and to recognize any co-payments, deductibles or similar amounts or costs incurred by any such Company Employee under a comparable Plan during the plan year in which the commencement of such Company Employee's participation in the applicable Parent Benefit Program occurs.

    3. Effective on the date hereof, Company (subject to consultation with Parent as to the specific terms thereof) will implement and, for the two-year period following the Effective Time, Parent will, or will cause the Surviving Corporation to, continue to maintain a severance plan (the "Severance Plan") (i) covering all of the employees of Company located at (or otherwise employed full-time to perform services for) the Company's headquarters in Nashville, Tennessee or one of its regional offices located in Irvine, California, Phoenix, Arizona or Miami, Florida and the Chief Executive Officer of each hospital operated by Company or a Company Subsidiary (each, a "Hospital CEO"), other than any such employee who, as of the Effective Time, is covered by an effective employment agreement or Severance Protection Agreement, and (ii) otherwise containing the terms and providing the benefits described herein. The Severance Plan will provide for the payment of the severance benefits described herein to each covered employee whose employment is terminated after the date hereof and on or prior to the second anniversary of the Effective Time by Company, a Company Subsidiary or the Surviving Corporation (other than for "cause" as to be defined in the Severance Plan) or by such employee for "Good Reason," as defined in Section 4. Severance benefits provided under the Severance Plan will be paid in cash, on a salary continuation basis consistent with Parent's existing payroll practices, commencing upon an eligible employee's termination of employment, at a rate equal to such employee's highest rate of annual base salary in effect during the period from the date hereof to the date of such termination (the "Measurement Period") for a period of time as follows: (i) in the case of an employee having the title at the relevant time of Assistant Vice-President or Hospital CEO, one year, (ii) in the case of an employee having the title at the relevant time of Director, nine months, (iii) in the case of an employee having the title at the relevant time of Manager, six months, (iv) in the case of an employee who, at the relevant time, is otherwise classified as an exempt employee, four months and (v) in the case of an employee who, at the relevant time, is classified as a non-exempt employee, a period of months determined in accordance with the following schedule:

NUMBER OF YEARS
OF SERVICE COMPLETED                                                   FACTOR FOR
PRIOR TO TERMINATION                                                  DETERMINING
OF EMPLOYMENT                                                        SEVERANCE PAY
------------------------------------------------------------------  ----------------
less than one year................................................        two months

one year but less than three years................................      three months

three years but less than five years..............................       four months

five or more years................................................       five months

    Solely in the case of an employee having the title at the relevant time of Assistant Vice-President, such employee will also receive at the time such employee would next have been eligible to receive an annual bonus, an amount equal to the greatest of (I) such employee's highest annual target incentive bonus for any fiscal or calendar year beginning during the Measurement Period,
(II) such employee's highest annual bonus paid for any fiscal or calendar year ending during the Measurement Period or (III) such employee's annual target bonus for the fiscal year of the Company ending August 31, 1996.

    Any covered Employee entitled to severance benefits under the Severance Plan will, in addition to the payments described above, be entitled to continue participation in Parent's 401(k) qualified savings plan (or, if such participation is not permitted under the terms of such plan, equivalent benefits on a non-qualified basis) and in those Parent Benefit Programs providing medical, life, and other welfare benefits (excluding any Parent Benefit Program providing disability benefits) in which such employee was a participant immediately prior to the date of termination of employment, for the period ending on the earlier of (x) the last date with respect to which salary continuation payments are required to be made to such employee in accordance with the terms hereof and (y) the date comparable coverage (including coverage of pre-existing conditions) is provided to such employee under a plan of a new employer, at a cost to such employee no greater than the cost, if any, of such coverage to such employee immediately prior to his termination of employment. Benefits under the Severance Plan will be in lieu of any other severance benefits to which any such covered employee may otherwise be entitled under the terms of any other plan or arrangement of Parent, Company or any subsidiary.

    4. For purposes of Section 3, "Good Reason" for termination by the employee of the employee's employment shall mean the occurrence (without the employee's express written consent) of any one of the following acts or failures to act by Parent, the Company, or the Surviving Corporation, as the case may be, unless, in the case of any act or failure to act described below, such act or failure to act is corrected prior to the date of termination of employment:

        (I) a material diminution in the employee's title, authorities or responsibilities from those in effect immediately prior to such termination or, if greater, those in effect immediately prior to the Effective Time;

       (II) a reduction in the employee's annual base salary or hourly salary as in effect immediately prior to the Effective Time except for across-the-board salary reductions similarly affecting all similarly situated employees of the Company and all similarly situated employees of any person in control of the Company;

       (III) the relocation of the employee's office at which he is to perform his duties, to a location that increases his one-way commute by more than thirty (30) miles from his commute to the location at which the employee performed his duties immediately prior to the Effective Time, except for required travel on Company's business to an extent substantially consistent with his business travel obligations prior to the Effective Time; or

       (IV) the failure to continue to provide the employee with benefits substantially similar in value to the employee in the aggregate to those enjoyed by the employee under Company's pension, life insurance, medical, health and accident, or disability plans in which the employee was participating immediately prior to the Effective Time, unless the employee participates after the Effective Time in other comparable benefit plans generally available to employees of the Company and employees of any person in control of the Company.

    5. The Company shall take all necessary action to provide that, not later than five (5) business days prior to the Effective Time, (i) any outstanding options to purchase Shares under Company's Stock Purchase Plan shall terminate (the "Stock Purchase Plan Termination Date"), and (ii) all amounts allocated to each participant's account under the Company Stock Purchase Plan shall thereupon
(x) be used to purchase from Company newly-issued whole Shares at a price equal to the lesser of (a) 85% of the closing price per Share on the New York Stock Exchange on September 1, 1996 and (b) 85% of the closing price per Share on the New York Stock Exchange on the Stock Purchase Plan Termination Date, or (y) returned to the participant. At the Effective Time, any Shares so purchased will be treated as provided in Section 3.1 of the Agreement. From and after the date hereof, participants in the Stock Purchase Plan will not be permitted to increase the rate of their contributions to the Stock Purchase Plan.

    6. With respect to the Plans listed on Schedule A hereto (the "Change in Control Plans"), Parent and Company confirm that, pursuant to the terms of the Change in Control Plans as in effect on the date hereof, the approval by Company shareholders of the Merger (or, with respect to the form of Indemnification Agreement, the consummation of the Merger) will constitute a Change in Control for purposes of such plans (assuming, where explicitly provided in the applicable plan or agreement, that the Company's Chief Executive Officer, Chief Operating Officer or Chief Financial Officer (i) changes after the Change of Control or within 180 days thereafter, except as the result of their death or Disability, or (ii) changes prior to the Change of Control at the direction of Parent).

    7. Parent hereby acknowledges and agrees that, effective as of the date hereof and to induce Executive (as defined below) to remain in the employment of Company during the transition period beginning on the date hereof, the Employment Agreement, dated as of May 1, 1996 (the "Employment Agreement"), by and between Company and William L. Hough (the "Executive") will be amended and supplemented to provide that (i) on or prior to December 15, 1996, the Company will make a lump sum cash payment to Executive (the "Advance") in an amount equal to approximately $1.2 million, as an advance payment of a portion of the benefits that are payable to executive under Section 11(d)(ii) of the Employment Agreement in the event of a Change in Control of Company (as defined therein) and the subsequent termination of Executive's employment, (ii) in the event of the termination of Executive's employment under the circumstances described in
Section 11(d)(ii) of the Employment Agreement, the lump sum cash payment to which Executive will then be entitled under Section 11(d)(ii) of the Employment Agreement in connection with such termination will be reduced by an amount equal to the Advance and will otherwise be paid to Executive in accordance with
Section 11(d)(iv) of the Employment Agreement and (iii) in the event that (x) the Merger is not consummated on or prior to August 1, 1997 (the "Expiration Date") or (y) Executive's employment is not terminated under the circumstances described in Section 11(d)(i) of the Employment Agreement prior to the first anniversary of the Effective Time (the "First Anniversary"), Executive's base salary, annual and long-term incentive compensation bonuses, stock option compensation, severance payments and other compensation will be reduced by an aggregate amount equal to the Advance in such manner and in such increments as Company or the Surviving Corporation, as the case may be, deems appropriate; provided, however, that in the event Executive's employment is terminated by Executive without Good Reason or by Parent, Company or the Surviving Corporation for "cause" (as defined in the Employment Agreement), Executive shall repay to Company within ten (10) business days following the date of such termination of employment an amount equal to the excess, if any, of (a) the amount of the Advance over (b) the aggregate amount by which Executive's base salary, annual and long-term incentive compensation bonuses, stock option compensation, severance payments and other compensation have been reduced as provided above. In addition, Company and Parent shall cooperate in taking such reasonable actions as may be necessary to preserve the deductibility under section 162(m) of the Code of the Advance, including (without limitation) by terminating Executive's employment with or position as an executive officer of Company prior to the Effective Time, provided, that no such action will be taken that would adversely affect Executive's entitlement to the severance benefits provided under Section 11(d)(ii) of the Employment Agreement or preclude the acceleration of the exercisability of Executive's employee stock options pursuant to the terms of Company's 1994 Management Equity Plan.

    8. From and after the date hereof, Parent acknowledges and agrees that, in the case of each Company Employee who (i) may be subject to the excise tax on "excess parachute payments" under Section 280G of the Code by reason of the acceleration of the vesting of certain Employee Stock Options in connection with the Merger and (ii) elects to exercise any vested Employee Stock Options prior to the end of the 1996 calendar year, to assist such Company Employee in satisfying his obligations to pay the exercise price and income tax withholding obligations associated with the exercise of any such Employee Stock Options (the "Aggregate Exercise Obligations"), Company may, upon the request of such Company Employee, and in accordance with the terms of the applicable stock option agreement and stock option plan (i) withhold a number of Shares having a fair market value, as defined in the Company's 1994 Management Equity Plan, equal to the applicable Aggregate Exercise Obligations, or (ii) subject to all applicable margin rules, extend a loan to such Company Employee, in the principal amount of such Aggregate Exercise Obligations, which loan shall (w) bear interest at an annual rate equal to the average cost of Company's bank indebtedness obligations outstanding as of the date of such loan, (x) be secured by all the Shares purchased with the proceeds of such loan (or by other property of equal value acceptable to Company and Parent), (y) have a term not to exceed one year, with such loan coming due upon the earlier sale of the Shares securing such loan, and (z) be subject to such other terms and conditions as Company and Parent shall reasonably require; provided, that such Share withholding or secured loan shall be subject to the condition that such action would not preclude the treatment of the Merger as a pooling of interests for accounting or financial reporting purposes.

    9. It is agreed that the "caps" described under the employment agreements for Messrs. Martin, Pitts and Hough and under the form of Severance Protection Agreement for purposes of Section 280G of the Code apply only to reduce severance and other amounts payable under such agreements, and do not apply to the acceleration of stock options under Company's 1994 Management Equity Plan.

                                   SCHEDULE A

    1.  Martin, Pitts and Hough Employment Agreements

    2. Indemnification Agreement with Ronald P. Soltman and any other indemnification agreement of substantially the same form (the "form of Indemnification Agreement")

    3. 1994 Management Equity Plan and any stock option agreement evidencing options granted thereunder that does not define the term "Change of Control" other than as defined in such plan

    4. Outside Directors Stock Option Plan and any stock option agreement evidencing options granted thereunder that does not define the term "Change of Control" other than as defined in such plan

    5.  Incentive Bonus Plan

    6.  1994 Annual Incentive Plan for Officers

    7. Severance Protection Agreement with Ronald P. Soltman and any other severance protection agreement of substantially the same form (the "form of Severance Protection Agreement")

                                                            EXHIBIT E TO ANNEX A

                                                                           , 199

Tenet Healthcare Corporation
3820 State Street
Santa Barbara, California 93105

Ladies and Gentlemen:

    Each of the undersigned has been advised that as of the date of this letter [he/she] may be deemed to be an "affiliate" of OrNda Healthcorp, a Delaware corporation ("Company"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), or (ii) used in and for purposes of Accounting Series, Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger dated as of October 16, 1996 (the "Agreement") among Tenet Healthcare Corporation, a Nevada corporation ("Parent"), Company and OHC Acquisition, Co. ("OHC"), OHC, a wholly owned subsidiary of Parent, will be merged with and into Company (the "Merger").

    At the effective time of the Merger (the "Effective Time"), the undersigned will have the right to receive shares of common stock, par value $.075 per share, of Parent (the "Common Stock"), together with any associated purchase rights under the Rights Agreement, dated as of December 7, 1988, as amended from time to time, between Parent and Bank of America, NTS, as successor to Bankers Trust Company (the "Rights"; and together with the Common Stock, the "Parent Common Stock"), in exchange for shares owned by [him/her] of common stock, par value $.01 per share, of Company (the "Company Common Stock").

    The undersigned has been advised that the offering of shares of Parent Common Stock to [him/her] pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. The undersigned has also been advised, however, that, since at the time the Merger was submitted for a vote of the stockholders of Company, the undersigned may be deemed to have been an affiliate of Company, and the distribution by the undersigned of the shares of Parent Common Stock has not been registered under the Act, the undersigned may not and the undersigned will not sell, transfer or otherwise dispose of the Parent Common Stock issued to the undersigned in the Merger unless: (i) such sale, transfer or other disposition has been registered under the Act; (ii) such sale, transfer or other disposition is made in conformity with Rule 145 promulgated by the Commission under the Act; or (iii) in the opinion of counsel reasonably acceptable to Parent, or a "no action" letter obtained by the undersigned from the staff of the Commission states that, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

    The undersigned understands that Parent is under no obligation to register the sale, transfer or other disposition of the Parent Common Stock by the undersigned or on the undersigned's behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available, except as otherwise provided in that certain Registration Rights Agreement between the Parent and the Stockholders listed
therein, dated            , 199 .

    The undersigned also understands that stop transfer instructions will be given to Parent's transfer agents with respect to the Parent Common Stock and that there will be placed on the certificates for the Parent Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT

    BETWEEN THE REGISTERED HOLDER HEREOF AND TENET HEALTHCARE CORPORATION, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF TENET HEALTHCARE CORPORATION."

    It is understood and agreed that the legend set forth above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act. It is understood and agreed that such legend and the stop orders referred to above will be removed if: (i) two years shall have elapsed from the date the undersigned acquired the Parent Common Stock received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned; (ii) three years shall have elapsed from the date the undersigned acquired the Parent Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned; or (iii) Parent has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Parent, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

    Each of the undersigned has carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of the Parent Common Stock to the extent the undersigned felt necessary, with the undersigned's counsel or counsel for Company.

    Execution of this letter is not an admission on the undersigned's part that the undersigned is an "affiliate" of Company as described in the first paragraph of this letter or a waiver of any rights the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this letter.

    Not all signatures need appear on the same copy of this letter.

                                          Very truly yours,

                                          --------------------------------------
                                          --------------------------------------
                                          --------------------------------------

Accepted and Agreed this
  day of            , 199

Tenet Healthcare Corporation

By:
--------------------------------------
   Name:
--------------------------------------------------------------------------------
   Title:
   -----------------------------------

                                                          EXHIBIT F-1 TO ANNEX A

                                    FORM OF
                             STOCK OPTION AGREEMENT

    THIS STOCK OPTION AGREEMENT (this "AGREEMENT"), dated October 17, 1996, between OrNda Healthcorp, a Delaware corporation ("GRANTEE"), and Tenet Healthcare Corporation, a Nevada corporation ("ISSUER"),

                              W I T N E S S E T H:

    WHEREAS, Grantee and Issuer, among others, have entered into an Agreement and Plan of Merger, dated as of October 16, 1996 (the "MERGER AGREEMENT"), which agreement has been executed by the parties hereto prior to this Agreement (capitalized terms used herein without definition shall have the respective meanings specified in the Merger Agreement); and

    WHEREAS, as a condition to Grantee's entering into the Merger Agreement and in consideration therefor, Issuer has agreed to grant Grantee the Option (as hereinafter defined);

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

    1. GRANT OF OPTION. Issuer hereby grants to Grantee an unconditional, irrevocable option (the "OPTION") to purchase, subject to the terms hereof, 28,388,098 shares of fully paid and nonassessable common stock of the Issuer, par value $.075 per share ("COMMON STOCK"), equal to 10.46% of the number of shares of Common Stock (on a fully diluted basis after giving effect to the exercise of the Option), together with any associated purchase rights (the "RIGHTS") under the Rights Agreement, dated as of December 7, 1988, as amended from time to time, between Issuer and Bank of America, NTS as successor trustee to Bankers Trust Company (references to shares purchasable upon exercise of the Option shall be deemed to include the associated Rights), as of the date hereof at a purchase price of $22.125 per share of Common Stock, as adjusted in accordance with the provisions of Section 5 of this Agreement (such price, as adjusted if applicable, the "OPTION PRICE").

    2. (a) EXERCISE OF OPTION. Grantee may exercise the Option, in whole or part, and from time to time, if, but only if, a Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Option Termination Event (as hereinafter defined), provided that Grantee shall have sent the written notice of such exercise (as provided in subsection (f) of this Section 2 on or prior to the last date of the 18-month period following such Triggering Event (the "Option Expiration Date").

    (b) OPTION TERMINATION EVENTS. The term "OPTION TERMINATION EVENT" shall mean either of the following events: (i) immediately prior to the Effective Time of the Merger; or (ii) termination of the Merger Agreement (A) by either party pursuant to Section 9.1(c) of the Merger Agreement, whether or not such termination occurs prior to the occurrence of a Triggering Event, provided that the matter giving rise to the order, decree, ruling or other action providing the basis for termination under Section 9.1(c) shall not have been initiated by Issuer or any Bidder, (B) by Issuer pursuant to Section 9.1(d)(i) of the Merger Agreement because of a material adverse change after the date hereof in the business, financial condition, results of operations, properties, assets or liabilities of Grantee and its subsidiaries taken as a whole (other than any change relating to the United States economy in general or to the United States investor-owned hospital business in general) that is caused by the matters described in Schedule 5.8(a) to the Company Disclosure Letter if such termination occurs prior to the occurrence of a Triggering Event described in clause (i) of Section 2(c) hereof or (iii) by either party pursuant to any other provision of the Merger Agreement if such termination occurs prior to the occurrence of a Triggering Event.

    (c) TRIGGERING EVENTS. The term "TRIGGERING EVENT" shall mean either of the following events occurring after the date hereof:

        (i) Any event shall have occurred that would entitle either party to terminate the Merger Agreement and permit Grantee to receive any fee from Issuer pursuant to Section 9.3 of the Merger Agreement (a "SECTION 9.3 EVENT"); or

        (ii) Any person (the term "PERSON" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations thereunder), other than Grantee or any of its subsidiaries or affiliates (such person, the "BIDDER"), shall make an offer or proposal for, or an announcement of any intention with respect to (including, without limitation, the filing of a statement of beneficial ownership on Schedule 13D discussing the possibility of, or reserving the right to engage in), an Alternative Transaction.

    (d) NOTICE OF TRIGGERING EVENT. Issuer shall notify Grantee promptly in writing of the occurrence of any Triggering Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of Grantee to exercise the Option or for a Triggering Event to have occurred.

    (e) NOTICE OF EXERCISE; CLOSING. In the event Grantee is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "NOTICE DATE") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "CLOSING DATE"); PROVIDED, that if the closing of the purchase and sale pursuant to the Option (the "CLOSING") cannot be consummated, in the reasonable opinion of Grantee, by reason of any applicable judgment, decree, order, law or regulation, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated; and PROVIDED FURTHER, without limiting the foregoing, that if, in the reasonable opinion of Grantee, prior notification to or approval of any regulatory agency is required in connection with such purchase, Grantee shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto. Notwithstanding this subsection (e), in no event shall any Closing Date be more than 18 months after the related Notice Date, and if the Closing Date shall not have occurred within 18 months after the related Notice Date due to the failure to obtain any such required approval, the exercise of the Option effected on the Notice Date shall be deemed to have expired. In the event (x) Grantee receives official notice that an approval of any regulatory authority required for the purchase of Option Shares (as hereinafter defined) would not be issued or granted, (y) a Closing Date shall not have occurred within 18 months after the related Notice Date due to the failure to obtain any such required approval or (z) Grantee shall have the right pursuant to the last sentence of
Section 8 (or Section 10) to exercise the Option (or Substitute Option), Grantee shall nevertheless be entitled to exercise its right as set forth in Section 8 and Grantee shall be entitled to exercise the Option (or Substitute Option) in connection with the resale of Issuer Common Stock or other securities pursuant to a registration statement as provided in Section 6.

    (f) PURCHASE PRICE.  At the Closing referred to in subsection (e) of this
Section 2, Grantee shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer, PROVIDED that failure or refusal of Issuer to designate such a bank account shall not preclude Grantee from exercising the Option.

    (g) ISSUANCE OF COMMON STOCK. At such Closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this
Section 2, Issuer shall deliver to Grantee a certificate or certificates representing the number of shares of Common Stock purchased by the Grantee and, if the Option should be exercised in part only, a new Option evidencing the rights of Grantee thereof to purchase the balance of the shares purchasable hereunder, and the Grantee shall deliver to Issuer a copy of this Agreement and a letter agreeing that Grantee will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement. If at the time of issuance of any Option Shares pursuant to an exercise of all or part of the Option hereunder, Issuer shall not have redeemed the Parent Rights, or shall have issued any similar securities, then each Option Share issued pursuant to such exercise shall also represent rights or new rights with terms substantially the same as and at least as favorable to Grantee as are provided under Issuer's shareholder rights agreement or any similar agreement then in effect.

    (h) LEGEND. Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

    "The transfer and voting of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "SECURITIES ACT"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

    (i) RECORD GRANTEE; EXPENSES. Upon the giving by Grantee to Issuer of the written notice of exercise of the Option provided for under subsection (e) of this Section 2 and the tender of the applicable purchase price in immediately available funds, Grantee shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to Grantee or the Issuer shall have failed or refused to designate the bank account described in subsection (f) of this Section 2. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 2 in the name of Grantee or its assignee, transferee or designee.

    3. RESERVATION OF SHARES. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock (and other securities issuable pursuant to Section 5(a)) so that the Option may be exercised without additional authorization of Common Stock (or such other securities) after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock (or such other securities); (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (iii) promptly to take all action as may from time to time be required (including without limitation complying with all premerger notification, reporting and waiting periods in 15 U.S.C. Section 18a the rules and regulations thereunder) in order to permit Grantee to exercise the Option and the Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of Grantee against dilution.

    4. DIVISION OF OPTION; LOST OPTIONS. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

    5. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. The number of shares of Common Stock purchasable upon the exercise of the Option shall be subject to adjustment from time to time as provided in this Section 5.

    (a) In the event that any additional shares of Common Stock, or any rights, options, warrants, subscriptions, calls, convertible securities or other agreements or commitments obligating Issuer to issue any shares of Common Stock, are issued or otherwise become outstanding after the date hereof (an "Increase"), the number of shares of Common Stock subject to the Option shall be increased by a number of shares equal to the product of (A) a fraction, the numerator of which is the number of shares of Common Stock for which the Option was exercisable immediately prior to the Increase and the denominator of which is the number of shares of Common Stock specified in Section 1 hereof and (B) the product of (i) 11.68193% and (ii) the number of shares of Common Stock on a fully diluted basis immediately after the Increase minus the number of shares of Common Stock on a fully diluted basis immediately prior to the Increase; provided that the number of shares of Common Stock subject to the Option shall in no event exceed 19.9% of the issued and outstanding shares of Common Stock immediately prior to exercise.

    (b) In the event of any change in Common Stock by reason of stock dividends, splits, mergers, recapitalization, combinations, subdivisions, conversions, exchanges of shares or other similar transactions and no adjustment is required pursuant to the terms of Section 5(a), then, the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted so that Grantee shall receive upon exercise of the Option and payment of the aggregate Option Price hereunder the number and class of shares or other securities or property that Grantee would have received in respect of Common Stock if the Option had been exercised in full immediately prior to such event, or the record date therefor, as applicable.

    (c) Whenever the number of shares of Common Stock on a fully diluted basis changes after the date hereof, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the aggregate number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the aggregate number of shares of Common Stock purchasable immediately after the adjustment.

    6. REGISTRATION RIGHTS. Upon the occurrence of a Triggering Event that occurs prior to an Exercise Termination Event (or as otherwise provided in the last sentence of Section 2(e)), Issuer shall, at the request of Grantee delivered at any time on or prior to the Option Expiration Date (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a shelf registration statement under the Securities Act covering any shares issued and issuable pursuant to this Option and shall use its best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of this Option ("OPTION SHARES") in accordance with any plan of disposition requested by Grantee. Issuer will use its best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 360 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee for a period of 18 months following such first request shall have the right to demand a second such registration if reasonably necessary to effect such sales or dispositions. The foregoing notwithstanding, if, at the time of any request by Grantee for registration of Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the inclusion of the Grantee's Option or Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; and PROVIDED, HOWEVER, that after any such required reduction the number of Option Shares to be included in such offering for the account of Grantee shall constitute at least 25% of the total number of shares to be sold by Grantee and Issuer in the aggregate; and PROVIDED FURTHER, HOWEVER, that if such reduction occurs, then the Issuer shall file a registration statement for the balance as promptly as practicable and no reduction shall thereafter occur (and such registration shall not be charged against Grantee). Grantee shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any Grantee in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for the Issuer. Upon receiving any request under this Section 6 from Grantee, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies.

    7. REPURCHASE OF OPTION AND OPTION SHARES. (a) Within ten business days following the occurrence of a Repurchase Event (as defined below), Issuer shall
(i) deliver an offer (a "REPURCHASE OFFER") to repurchase the Option from Grantee at a price (the "OPTION REPURCHASE PRICE") equal to the amount by which
(A) the Alternative Transaction Price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which the Option may then be exercised, and (ii) deliver an offer (also, a "REPURCHASE OFFER") to repurchase the Option Shares from each owner of Option Shares from time to time (each, an "OWNER") at a price (the "OPTION SHARE REPURCHASE PRICE") equal to the Alternative Transaction Price multiplied by the number of Option Shares then held by such Owner. The term "ALTERNATIVE TRANSACTION PRICE" shall mean, as of any date for the determination thereof, the price per share of Common Stock paid pursuant to the Alternative Transaction or, in the event of a sale of assets of Issuer, the last per-share sale price of Common Stock on the fourth trading day following the announcement of such sale. If the consideration paid or received in the Alternative Transaction shall be other than in cash, the value of such consideration shall be determined by a nationally recognized investment banking firm selected by Grantee, which determination shall be conclusive for all purposes of this Agreement.

    (b) Upon the occurrence of a Repurchase Event and whether or not Issuer shall have made a Repurchase Offer under Section 7(a), (i) at the request (the date of such request being the "OPTION REPURCHASE REQUEST DATE") of Grantee delivered prior to an the Option Expiration Date, Issuer shall repurchase the Option from Grantee at the Option Repurchase Price and (ii) at the request (the date of such request being the "OPTION SHARE REPURCHASE REQUEST DATE") of any Owner delivered prior to the Option Expiration Date, Issuer shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at the Option Share Repurchase Price.

    (c) Grantee and/or the Owner, as the case may be, may accept Issuer's Repurchase Offer under Section 7(a) or may exercise its right to require Issuer to repurchase the Option and/or any Option Shares pursuant to Section 7(b) by a written notice or notices stating that Grantee or the Owner, as the case may be, elects to accept such offer or to require Issuer to repurchase the Option and/or the Option Shares in accordance with the provisions of this Section 7. As promptly as practicable, and in any event within five business days, after the surrender to it of this Agreement and/or Certificates for Option Shares, as applicable, following receipt of a notice under this Section 7(c) and the occurrence of a Repurchase Event, Issuer shall deliver or cause to be delivered to Grantee the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price and/or the portion thereof that Issuer is not then prohibited from so delivering under applicable Law.

    (d) Issuer hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish any repurchase contemplated by this Section
7. Nonetheless, to the extent that Issuer is prohibited under applicable Law, from repurchasing the Option and/or any Option Shares in full, Issuer shall immediately so notify Grantee and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to Grantee and/or the

Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to Section 7(b) is prohibited under applicable Law, from delivering to Grantee and/or the Owner, as appropriate, the Option Repurchase Price or the Option Share Repurchase Price, respectively, in full, Grantee or the Owner, as appropriate, may revoke its notice of repurchase of the Option or the Option Shares either in whole or in part whereupon, in the case of a revocation in part, Issuer shall promptly (i) deliver to Grantee and/or the Owner, as appropriate, that portion of the Option Repurchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering after taking into account any such revocation and (ii) deliver, as appropriate, either (a) to Grantee, a new Agreement evidencing the right of Grantee to purchase that number of shares of Common Stock equal to the number of shares of Common Stock purchasable immediately prior to the delivery of the notice of repurchase less the number of shares of Common Stock covered by the portion of the Option repurchased or (b) to the Owner, a certificate for the number of Option Shares covered by the revocation. If an Exercise Termination Event shall have occurred prior to the date of the notice by Issuer described in the first sentence of this subsection (c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, Grantee shall nonetheless have the right to exercise the Option until the expiration of such 30-day period.

    (e) The term "REPURCHASE EVENT" shall mean a Triggering Event followed by the consummation of any transaction included in the definition of Alternative Transaction.

    (f) Notwithstanding anything to the contrary in Sections 2(a) and 2(e), the delivery of a notice by Grantee under Section 7(b) specifying that such notice relating to an anticipated Repurchase Event under Section 7(d) is based on the Issuer's public announcement of the execution of an agreement providing for an Alternative Transaction shall be deemed to constitute an election to exercise the Option, as to the number of Option Shares not heretofore purchased pursuant to one or more prior exercises of the Option, on the fifth business day following the public announcement of the consummation of the transaction contemplated by such agreement, in which event a closing shall occur with respect to such unpurchased Option Shares in accordance with Section 2(e) on such fifth business day (or such later date as determined pursuant to the proviso in the first sentence of Section 2(e)).

    8. SUBSTITUTE OPTION IN THE EVENT OF CORPORATE CHANGE. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i)to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "SUBSTITUTE OPTION"), at the election of Grantee, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

    (b) The following terms have the meanings indicated:

        (1) "ACQUIRING CORPORATION" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer),
    (ii) Issuer in a merger in which Issuer is the continuing or surviving person, and (iii) the transferee of all or substantially all of Issuer's assets.

        (2) "SUBSTITUTE COMMON STOCK" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

        (3) "ASSIGNED VALUE" shall mean the Alternative Transaction Price, as defined in Section 7.

        (4) "AVERAGE PRICE" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; PROVIDED that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as Grantee may elect.

        (c) The Substitute Option shall have the same terms as the Option, PROVIDED, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Grantee. The issuer of the Substitute Option shall also enter into an agreement with Grantee in substantially the same form as this Agreement, which agreement shall be applicable to the Substitute Option.

        (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option is then exercisable, divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

        (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option (the "SUBSTITUTE OPTION ISSUER") shall make a cash payment to Grantee equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by Grantee.

        (f) Issuer shall not enter into any transaction described in subsection
    (a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

    9. EXTENSION OF TIME FOR REGULATORY APPROVALS. The 18-month period for exercise of certain rights under Sections 2, 6 and 11 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 10(b) of the Exchange Act by reason of such exercise.

    10. REPRESENTATIONS AND WARRANTIES OF THE ISSUER. Issuer hereby represents and warrants to Grantee as follows:

        (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer. This Agreement is the valid and legally binding obligation of Issuer, enforceable against Issuer in accordance with its terms.

        (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of

    Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

        (c) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation pursuant to any provisions of the Articles of Incorporation or by-laws of Issuer or any Issuer subsidiary, subject to obtaining any approvals or consents contemplated hereby, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease, plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Issuer or any Issuer subsidiary or their respective properties or assets which violation would have, individually or in the aggregate, a Parent Material Adverse Effect.

        (d) The provisions of Sections 78.411-78.444 of the General Corporation Law of Nevada will not, prior to the termination of this Agreement (assuming that prior to the date hereof neither the Grantee nor any of its affiliates or associates (as such terms are defined in the Exchange Act) (i) beneficially owns, directly or indirectly, or (ii) are parties to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of the Issuer, which in the aggregate, represent 10% or more of the outstanding shares of capital stock of the Issuer entitled to vote generally in the electing of directors (other than shares held in a fiduciary capacity)), apply to this Agreement or the transactions contemplated hereby and thereby. The Issuer has taken, and will in the future take, all steps necessary to irrevocably exempt the transactions contemplated by this Agreement from any other applicable state takeover law and from any applicable charter or contractual provision containing change of control or anti-takeover provisions.

    11. ASSIGNMENT OF OPTION BY GRANTEE. Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party.

    12. LIMITATION OF GRANTEE PROFIT. (a) Notwithstanding any other provision of this Agreement, in no event shall the Grantee's Total Profit (as hereinafter defined) exceed $55,000,000 and, if it otherwise would exceed such amount, the Grantee, at its sole election, shall either (i) reduce the number of shares of Common Stock subject to this Option, (ii) deliver to the Issuer for cancellation Option Shares previously purchased by Grantee, (iii) pay cash to the Issuer, or
(iv) any combination thereof, so that Grantee's actually realized Total Profit shall not exceed $55,000,000 after taking into account the foregoing actions.

    (b) As used herein, the term "TOTAL PROFIT" shall mean the amount (before taxes) of the following: (a) the aggregate amount of (i) (x) the net cash amounts received by Grantee pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party within 12 months from the exercise of this Option with respect to such Option Shares, less (y) the Grantee's purchase price of such Option Shares, (ii) any amounts received by Grantee on the transfer of the Option (or any portion thereof) to any unaffiliated party, if permitted hereunder, (iii) any equivalent amount with respect to the Substitute Option, and (iv) the amount received by Grantee pursuant to Section 9.3 of the Merger Agreement; MINUS (b) the amount of cash paid to the Issuer pursuant to this
Section 12 plus the value of the Option Shares delivered to the Issuer for cancellation.

    (c) Notwithstanding any other provision of this Agreement, nothing in this Agreement shall affect the ability of Grantee to receive nor relieve Issuer's obligation to pay a fee pursuant to Section 9.3 of the Merger Agreement; PROVIDED that if Total Profit received by Grantee would exceed $55,000,000 following the receipt of such fee, Grantee shall be obligated to comply with the terms of Section 12(a) within 30 days of the later of (i) the date of receipt of such fee and (ii) the date of receipt of the net cash by Grantee pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party within 12 months of the exercise of this Option with respect to such Option Shares.

    13. FIRST REFUSAL. At any time after the first occurrence of a Triggering Event and prior to the later of (a) the expiration of 18 months immediately following the first purchase of shares of Issuer Common Stock pursuant to the Option and (b) the Option Termination Date, if Grantee shall desire to sell, assign, transfer or otherwise dispose of all or any of the Option or the shares of Issuer Common Stock or other securities acquired by it pursuant to the Option, it shall give Issuer written notice of the proposed transaction (an "OFFEROR'S NOTICE"), identifying the proposed transferee, accompanied by a copy of a binding offer to purchase the Option or such shares or other securities signed by such transferee and setting forth the terms of the proposed transaction. An Offeror's Notice shall be deemed an offer by Grantee to Issuer, which may be accepted within 20 business days of the receipt of such Offeror's Notice, on the same terms and conditions and at the same price at which Grantee is proposing to transfer the Option or such shares or other securities to such transferee. The purchase of the Option or any such shares or other securities by Issuer shall be settled within 10 business days of the date of the acceptance of the offer and the purchase price shall be paid to Grantee in immediately available funds; provided that, if prior notification to or approval of any regulatory authority is required in connection with such purchase, Issuer shall promptly file the required notice or application for approval and shall expeditiously process the same (and Grantee shall cooperate with Issuer in the filing of any such notice or application and the obtaining of any such approval) and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which, as the case may be, (a) required notification period has expired or been terminated or (b) such approval has been obtained and, in either event, any requisite waiting period shall have passed. In the event of the failure or refusal of Issuer to purchase all of the Option or all of the shares or other securities covered by an Offeror's Notice or if any regulatory authority disapproves Issuer's proposed purchase of any portion of the Option or such shares or other securities, Grantee may, within 60 days from the date of the Offeror's Notice (subject to any necessary extension for regulatory notification, approval or waiting periods), sell all, but not less than all, of such portion of the Option or such shares or other securities to the proposed transferee at no less than the price specified and on terms no more favorable than those set forth in the Offeror's Notice. The requirements of this
Section 11 shall not apply to (w) any disposition as a result of which the proposed transferee would own beneficially not more than 2% of the outstanding voting power of Issuer, (x) any disposition of Issuer Common Stock or other securities by a person to whom grantee has assigned its rights under the Option with the consent of Issuer, (y) any sale by means of a public offering registered under the Securities Act in which steps are taken to reasonably assure that no purchaser will acquire securities representing more than 2% of the outstanding voting power of Issuer or (z) any transfer to a wholly owned subsidiary of Grantee which agrees in writing to be bound by the terms hereof.

    14. VOTING. For a period of 18 months from the date of exercise of the Option, so long as Grantee beneficially owns any Option Shares, Grantee agrees to (a) be present, in person or represented by proxy, at all stockholder meetings of Issuer, so that all Option Shares beneficially owned by holder may be counted for the purpose of determining the presence of a quorum at such meetings, and (b) vote or cause to be voted all Option Shares beneficially owned by it, with respect to all matters submitted to shareholders for a vote, in the same proportion as shares of Common Stock are voted by shareholders unaffiliated with Grantee.

    15. APPLICATION FOR REGULATORY APPROVAL. Each of Grantee and Issuer will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation making application to list the shares of Common Stock issuable hereunder on the New York Stock Exchange upon official notice of issuance.

    16. SPECIFIC PERFORMANCE. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

    17. SEPARABILITY OF PROVISIONS. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated.

    18. NOTICES. All notices, claims, demands and other communications hereunder shall be deemed to have been duly given or made when delivered in person, by registered or certified mail (postage prepaid, return receipt requested), by overnight courier or by facsimile at the respective addresses of the parties set forth in the Merger Agreement.

    19. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

    20. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original, but all of which shall constitute one and the same agreement.

    21. EXPENSES. Except as otherwise expressly provided herein or in the Merger Agreement, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

    22. ENTIRE AGREEMENT. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein. Any provision of this Agreement may be waived only in writing at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

    23. FURTHER ASSURANCES. In the event of any exercise of the Option by Grantee, Issuer and Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise. Nothing contained in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Merger Agreement.

    IN WITNESS WHEREOF, OrNda Healthcorp and Tenet Healthcare Corporation have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          ORNDA HEALTHCORP

                                          By:
                                          --------------------------------------
                                          Name:
--------------------------------------------------------------------------------
                                          Title:
                                          --------------------------------------

Attest:

Name:
--------------------------------------------------------------------------------
Title:
--------------------------------------

                                          TENET HEALTHCARE CORPORATION

                                          By:
                                          --------------------------------------
                                          Name:
--------------------------------------------------------------------------------
                                          Title:
                                          --------------------------------------

Attest:

Name:
--------------------------------------------------------------------------------
Title:
--------------------------------------

                                                          EXHIBIT F-2 TO ANNEX A

                                    FORM OF
                             STOCK OPTION AGREEMENT

    THIS STOCK OPTION AGREEMENT (this "AGREEMENT"), dated October 17, 1996, between OrNda Healthcorp, a Delaware corporation ("ISSUER"), and Tenet Healthcare Corporation, a Nevada corporation ("GRANTEE"),

                              W I T N E S S E T H:

    WHEREAS, Grantee and Issuer, among others, have entered into an Agreement and Plan of Merger, dated as of October 16, 1996 (the "MERGER AGREEMENT"), which agreement has been executed by the parties hereto prior to this Agreement (capitalized terms used herein without definition shall have the respective meanings specified in the Merger Agreement); and

    WHEREAS, as a condition to Grantee's entering into the Merger Agreement and in consideration therefor, Issuer has agreed to grant Grantee the Option (as hereinafter defined);

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

    1. GRANT OF OPTION. Issuer hereby grants to Grantee an unconditional, irrevocable option (the "OPTION") to purchase, subject to the terms hereof, 11,608,358 shares of fully paid and nonassessable common stock of the Issuer, par value $.01 per share ("COMMON STOCK"), equal to 19.9% of the number of shares of Common Stock issued and outstanding as of the date hereof at a purchase price of $29.869 per share of Common Stock, as adjusted in accordance with the provisions of Section 5 of this Agreement (such price, as adjusted if applicable, the "OPTION PRICE").

    2. (a) EXERCISE OF OPTION. Grantee may exercise the Option, in whole or part, and from time to time, if, but only if, a Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Option Termination Event (as hereinafter defined), provided that Grantee shall have sent the written notice of such exercise (as provided in subsection (e) of this Section 2 on or prior to the last date of the 18-month period following such Triggering Event (the "Option Expiration Date").

    (b) OPTION TERMINATION EVENTS. The term "OPTION TERMINATION EVENT" shall mean either of the following events: (i) immediately prior to the Effective Time of the Merger; or (ii) termination of the Merger Agreement (A) by either party pursuant to Section 9.1(c) of the Merger Agreement, whether or not such termination occurs prior to the occurrence of a Triggering Event, provided that the matter giving rise to the order, decree, ruling or other action providing the basis for termination under Section 9.1(c) shall not have been initiated by Issuer or any Bidder, (B) by Grantee pursuant to Section 9.1(d)(i) of the Merger Agreement because of a material adverse change in the business, financial condition, results of operations, properties, assets or liabilities of Issuer and its subsidiaries taken as a whole (other than any change relating to the United States economy in general or to the United States investor-owned hospital business in general) that is caused by the matters described in Schedule 5.8(a) to the Company Disclosure Letter if such termination occurs prior to the occurrence of a Triggering Event described in clause (i) of Section 2(c) hereof or (iii) by either party pursuant to any other provision of the Merger Agreement if such termination occurs prior to the occurrence of a Triggering Event.

    (c) TRIGGERING EVENTS. The term "TRIGGERING EVENT" shall mean either of the following events occurring after the date hereof:

        (i) Any event shall have occurred that would entitle either party to terminate the Merger Agreement and permit Grantee to receive any fee from Issuer pursuant to Section 9.3 of the Merger Agreement (a "SECTION 9.3 EVENT"); or

        (ii) Any person (the term "PERSON" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations thereunder), other than Grantee or any of its subsidiaries or affiliates (such person, the "BIDDER"), shall make an offer or proposal for, or an announcement of any intention with respect to (including, without limitation, the filing of a statement of beneficial ownership on Schedule 13D discussing the possibility of, or reserving the right to engage in), an Alternative Transaction.

    (d) NOTICE OF TRIGGERING EVENT. Issuer shall notify Grantee promptly in writing of the occurrence of any Triggering Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of Grantee to exercise the Option or for a Triggering Event to have occurred.

    (e) NOTICE OF EXERCISE; CLOSING. In the event Grantee is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "NOTICE DATE") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "CLOSING DATE"); PROVIDED, that if the closing of the purchase and sale pursuant to the Option (the "CLOSING") cannot be consummated, in the reasonable opinion of Grantee, by reason of any applicable judgment, decree, order, law or regulation, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated; and PROVIDED FURTHER, without limiting the foregoing, that if, in the reasonable opinion of Grantee, prior notification to or approval of any regulatory agency is required in connection with such purchase, Grantee shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto. Notwithstanding this subsection (e), in no event shall any Closing Date be more than 18 months after the related Notice Date, and if the Closing Date shall not have occurred within 18 months after the related Notice Date due to the failure to obtain any such required approval, the exercise of the Option effected on the Notice Date shall be deemed to have expired. In the event (x) Grantee receives official notice that an approval of any regulatory authority required for the purchase of Option Shares (as hereinafter defined) would not be issued or granted, (y) a Closing Date shall not have occurred within 18 months after the related Notice Date due to the failure to obtain any such required approval or (z) Grantee shall have the right pursuant to the last sentence of
Section 8 (or Section 10) to exercise the Option (or Substitute Option), Grantee shall nevertheless be entitled to exercise its right as set forth in Section 8 and Grantee shall be entitled to exercise the Option (or Substitute Option) in connection with the resale of Issuer Common Stock or other securities pursuant to a registration statement as provided in Section 6.

    (f) PURCHASE PRICE.  At the Closing referred to in subsection (e) of this
Section 2, Grantee shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer, PROVIDED that failure or refusal of Issuer to designate such a bank account shall not preclude Grantee from exercising the Option.

    (g) ISSUANCE OF COMMON STOCK. At such Closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this
Section 2, Issuer shall deliver to Grantee a certificate or certificates representing the number of shares of Common Stock purchased by the Grantee and, if the Option should be exercised in part only, a new Option evidencing the rights of Grantee thereof to purchase the balance of the shares purchasable hereunder, and the Grantee shall deliver to Issuer a copy of this Agreement and a letter agreeing that Grantee will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement. If at the time of issuance of any Option Shares pursuant to an exercise of all or part of the Option hereunder, Issuer shall not have redeemed the Parent Rights, or shall have issued any similar securities, then each Option Share issued pursuant to such exercise shall also represent rights or new rights with terms substantially the same as and at least as favorable to Grantee as are provided under Issuer's shareholder rights agreement or any similar agreement then in effect.

    (h) LEGEND. Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

    "The transfer and voting of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

    It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "SECURITIES ACT"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

    (i) RECORD GRANTEE; EXPENSES. Upon the giving by Grantee to Issuer of the written notice of exercise of the Option provided for under subsection (e) of this Section 2 and the tender of the applicable purchase price in immediately available funds, Grantee shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to Grantee or the Issuer shall have failed or refused to designate the bank account described in subsection (f) of this Section 2. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 2 in the name of Grantee or its assignee, transferee or designee.

    3. RESERVATION OF SHARES. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock (and other securities issuable pursuant to Section 5(a)) so that the Option may be exercised without additional authorization of Common Stock (or such other securities) after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock (or such other securities); (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (iii) promptly to take all action as may from time to time be required (including without limitation complying with all premerger notification, reporting and waiting periods in 15 U.S.C. Section 18a and the rules and regulations thereunder) in order to permit Grantee to exercise the Option and the Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of Grantee against dilution.

    4. DIVISION OF OPTION; LOST OPTIONS. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

    5. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. The number of shares of Common Stock purchasable upon the exercise of the Option shall be subject to adjustment from time to time as provided in this Section 5.

    (a) In the event that any additional shares of Common Stock, or any rights, options, warrants, subscriptions, calls, convertible securities or other agreements or commitments obligating Issuer to issue any shares of Common Stock, are issued or otherwise become outstanding after the date hereof (an "INCREASE"), the number of shares of Common Stock subject to the Option shall be increased so that the number of shares issuable upon exercise of the Option shall be equal to the product of (A) the percentage of the outstanding Common Stock for which the Option was exercisable immediately prior to the Increase and
(B) the number of shares of Common Stock outstanding immediately after the Increase; provided that the number of shares of Common Stock subject to the Option shall in no event exceed 19.9% of the issued and outstanding shares of Common Stock immediately prior to exercise.

    (b) In the event of any change in Common Stock by reason of stock dividends, splits, mergers, recapitalization, combinations, subdivisions, conversions, exchanges of shares or other similar transactions, and no adjustment is required pursuant to the terms of Section 5(a), then the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted so that Grantee shall receive upon exercise of the Option and payment of the aggregate Option Price hereunder the number and class of shares or other securities or property that Grantee would have received in respect of Common Stock if the Option had been exercised in full immediately prior to such event, or the record date therefor, as applicable.

    (c) Whenever the number of shares of Common Stock on a fully diluted basis changes after the date hereof, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the aggregate number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the aggregate number of shares of Common Stock purchasable immediately after the adjustment.

    6. REGISTRATION RIGHTS. Upon the occurrence of a Triggering Event that occurs prior to an Exercise Termination Event (or as otherwise provided in the last sentence of Section 2(e)), Issuer shall, at the request of Grantee delivered at any time on or prior to the Option Expiration Date (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a shelf registration statement under the Securities Act covering any shares issued and issuable pursuant to this Option and shall use its best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of this Option ("OPTION SHARES") in accordance with any plan of disposition requested by Grantee. Issuer will use its best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 360 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee for a period of 18 months following such first request shall have the right to demand a second such registration if reasonably necessary to effect such sales or dispositions. The foregoing notwithstanding, if, at the time of any request by Grantee for registration of Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the inclusion of the Grantee's Option or Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; and PROVIDED, HOWEVER, that after any such required reduction the number of Option Shares to be included in such offering for the account of Grantee shall constitute at least 25% of the total number of shares to be sold by Grantee and Issuer in the aggregate; and PROVIDED FURTHER, HOWEVER, that if such reduction occurs, then the Issuer shall file a registration statement for the balance as promptly as practicable and no reduction shall thereafter occur (and such registration shall not be charged against Grantee). Grantee shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any Grantee in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for the Issuer. Upon receiving any request under this Section 6 from Grantee, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies.

    7. REPURCHASE OF OPTION AND OPTION SHARES. (a) Within ten business days following the occurrence of a Repurchase Event (as defined below), Issuer shall
(i) deliver an offer (a "REPURCHASE OFFER") to repurchase the Option from Grantee at a price (the "OPTION REPURCHASE PRICE") equal to the amount by which
(A) the Alternative Transaction Price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which the Option may then be exercised, and (ii) deliver an offer (also, a "REPURCHASE OFFER") to repurchase the Option Shares from each owner of Option Shares from time to time (each, an "OWNER") at a price (the "OPTION SHARE REPURCHASE PRICE") equal to the Alternative Transaction Price multiplied by the number of Option Shares then held by such Owner. The term "ALTERNATIVE TRANSACTION PRICE" shall mean, as of any date for the determination thereof, the price per share of Common Stock paid pursuant to the Alternative Transaction or, in the event of a sale of assets of Issuer, the last per-share sale price of Common Stock on the fourth trading day following the announcement of such sale. If the consideration paid or received in the Alternative Transaction shall be other than in cash, the value of such consideration shall be determined by a nationally recognized investment banking firm selected by Grantee, which determination shall be conclusive for all purposes of this Agreement.

    (b) Upon the occurrence of a Repurchase Event and whether or not Issuer shall have made a Repurchase Offer under Section 7(a), (i) at the request (the date of such request being the "OPTION REPURCHASE REQUEST DATE") of Grantee delivered prior to an the Option Expiration Date, Issuer shall repurchase the Option from Grantee at the Option Repurchase Price and (ii) at the request (the date of such request being the "OPTION SHARE REPURCHASE REQUEST DATE") of any Owner delivered prior to the Option Expiration Date, Issuer shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at the Option Share Repurchase Price.

    (c) Grantee and/or the Owner, as the case may be, may accept Issuer's Repurchase Offer under Section 7(a) or may exercise its right to require Issuer to repurchase the Option and/or any Option Shares pursuant to Section 7(b) by a written notice or notices stating that Grantee or the Owner, as the case may be, elects to accept such offer or to require Issuer to repurchase the Option and/or the Option Shares in accordance with the provisions of this Section 7. As promptly as practicable, and in any event within five business days, after the surrender to it of this Agreement and/or Certificates for Option Shares, as applicable, following receipt of a notice under this Section 7(c) and the occurrence of a Repurchase Event, Issuer shall deliver or cause to be delivered to Grantee the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price and/or the portion thereof that Issuer is not then prohibited from so delivering under applicable Law.

    (d) Issuer hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish any repurchase contemplated by this Section
7. Nonetheless, to the extent that Issuer is prohibited under applicable Law, from repurchasing the Option and/or any Option Shares in full, Issuer shall immediately so notify Grantee and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to Grantee and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to Section 7(b) is prohibited under applicable Law, from delivering to Grantee and/or the Owner, as appropriate, the Option Repurchase Price or the Option Share Repurchase

Price, respectively, in full, Grantee or the Owner, as appropriate, may revoke its notice of repurchase of the Option or the Option Shares either in whole or in part whereupon, in the case of a revocation in part, Issuer shall promptly
(i) deliver to Grantee and/or the Owner, as appropriate, that portion of the Option Repurchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering after taking into account any such revocation and
(ii) deliver, as appropriate, either (a) to Grantee, a new Agreement evidencing the right of Grantee to purchase that number of shares of Common Stock equal to the number of shares of Common Stock purchasable immediately prior to the delivery of the notice of repurchase less the number of shares of Common Stock covered by the portion of the Option repurchased or (b) to the Owner, a certificate for the number of Option Shares covered by the revocation. If an Exercise Termination Event shall have occurred prior to the date of the notice by Issuer described in the first sentence of this subsection (c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, Grantee shall nonetheless have the right to exercise the Option until the expiration of such 30-day period.

    (e) The term "REPURCHASE EVENT" shall mean a Triggering Event followed by the consummation of any transaction included in the definition of Alternative Transaction.

    (f) Notwithstanding anything to the contrary in Sections 2(a) and 2(e), the delivery of a notice by Grantee under Section 7(b) specifying that such notice relating to an anticipated Repurchase Event under Section 7(d) is based on the Issuer's public announcement of the execution of an agreement providing for an Alternative Transaction shall be deemed to constitute an election to exercise the Option, as to the number of Option Shares not heretofore purchased pursuant to one or more prior exercises of the Option, on the fifth business day following the public announcement of the consummation of the transaction contemplated by such agreement, in which event a closing shall occur with respect to such unpurchased Option Shares in accordance with Section 2(e) on such fifth business day (or such later date as determined pursuant to the proviso in the first sentence of Section 2(e)).

    8. SUBSTITUTE OPTION IN THE EVENT OF CORPORATE CHANGE. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i)to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "SUBSTITUTE OPTION"), at the election of Grantee, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

    (b) The following terms have the meanings indicated:

        (1) "ACQUIRING CORPORATION" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer),
    (ii) Issuer in a merger in which Issuer is the continuing or surviving person, and (iii) the transferee of all or substantially all of Issuer's assets.

        (2) "SUBSTITUTE COMMON STOCK" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

        (3) "ASSIGNED VALUE" shall mean the Alternative Transaction Price, as defined in Section 7.

        (4) "AVERAGE PRICE" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; PROVIDED that if Issuer is the issuer of the Substitute Option, the Average

    Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as Grantee may elect.

    (c) The Substitute Option shall have the same terms as the Option, PROVIDED, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Grantee. The issuer of the Substitute Option shall also enter into an agreement with Grantee in substantially the same form as this Agreement, which agreement shall be applicable to the Substitute Option.

    (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option is then exercisable, divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

    (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option (the "SUBSTITUTE OPTION ISSUER") shall make a cash payment to Grantee equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by Grantee.

    (f) Issuer shall not enter into any transaction described in subsection (a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

    9. EXTENSION OF TIME FOR REGULATORY APPROVALS. The 18-month period for exercise of certain rights under Sections 2, 6 and 11 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 10(b) of the Exchange Act by reason of such exercise.

    10. REPRESENTATIONS AND WARRANTIES OF THE ISSUER. Issuer hereby represents and warrants to Grantee as follows:

        (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer. This Agreement is the valid and legally binding obligation of Issuer, enforceable against Issuer in accordance with its terms.

        (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

        (c) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation pursuant to any provisions of the Articles of Incorporation or by-laws of Issuer or any Issuer subsidiary, subject to obtaining any approvals or consents contemplated hereby, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease, plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Issuer or any Issuer subsidiary or their respective properties or assets which violation would have, individually or in the aggregate, a Parent Material Adverse Effect.

        (d) The Board of Directors of Issuer having approved this Agreement and the consummation of the transactions contemplated thereby, the provisions of
    Section 203 of the Delaware General Corporation Law do not and will not apply to this Agreement or the purchase of shares of Common Stock pursuant to this Agreement. The Issuer has taken, and will in the future take, all steps necessary to irrevocably exempt the transactions contemplated by this Agreement from any other applicable state takeover law and from any applicable charter or contractual provision containing change of control or anti-takeover provisions.

    11. ASSIGNMENT OF OPTION BY GRANTEE. Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party.

    12. LIMITATION OF GRANTEE PROFIT. (a) Notwithstanding any other provision of this Agreement, in no event shall the Grantee's Total Profit (as hereinafter defined) exceed $55,000,000 and, if it otherwise would exceed such amount, the Grantee, at its sole election, shall either (i) reduce the number of shares of Common Stock subject to this Option, (ii) deliver to the Issuer for cancellation Option Shares previously purchased by Grantee, (iii) pay cash to the Issuer, or
(iv) any combination thereof, so that Grantee's actually realized Total Profit shall not exceed $55,000,000 after taking into account the foregoing actions.

    (b) As used herein, the term "TOTAL PROFIT" shall mean the amount (before taxes) of the following: (a) the aggregate amount of (i) (x) the net cash amounts received by Grantee pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party within 12 months from the exercise of this Option with respect to such Option Shares, less (y) the Grantee's purchase price of such Option Shares, (ii) any amounts received by Grantee on the transfer of the Option (or any portion thereof) to any unaffiliated party, if permitted hereunder, (iii) any equivalent amount with respect to the Substitute Option, and (iv) the amount received by Grantee pursuant to Section 9.3 of the Merger Agreement; MINUS (b) the amount of cash paid to the Issuer pursuant to this
Section 12 plus the value of the Option Shares delivered to the Issuer for cancellation.

    (c) Notwithstanding any other provision of this Agreement, nothing in this Agreement shall affect the ability of Grantee to receive nor relieve Issuer's obligation to pay a fee pursuant to Section 9.3 of the Merger Agreement; PROVIDED that if Total Profit received by Grantee would exceed $55,000,000 following the receipt of such fee, Grantee shall be obligated to comply with the terms of Section 12(a) within 30 days of the later of (i) the date of receipt of such fee and (ii) the date of receipt of the net cash by Grantee pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party within 12 months of the exercise of this Option with respect to such Option Shares.

    13. FIRST REFUSAL. At any time after the first occurrence of a Triggering Event and prior to the later of (a) the expiration of 18 months immediately following the first purchase of shares of Issuer Common Stock pursuant to the Option and (b) the Option Termination Date, if Grantee shall desire to sell, assign, transfer or otherwise dispose of all or any of the Option or the shares of Issuer Common Stock or other securities acquired by it pursuant to the Option, it shall give Issuer written notice of the proposed transaction (an "OFFEROR'S NOTICE"), identifying the proposed transferee, accompanied by a copy of a binding offer to purchase the Option or such shares or other securities signed by such transferee and setting forth the terms of the proposed transaction. An Offeror's Notice shall be deemed an offer by Grantee to Issuer, which may be accepted within 20 business days of the receipt of such Offeror's Notice, on the same terms and conditions and at the same price at which Grantee is proposing to transfer the Option or such shares or other securities to such transferee. The purchase of the Option or any such shares or other securities by Issuer shall be settled within 10 business days of the date of the acceptance of the offer and the purchase price shall be paid to Grantee in immediately available funds; provided that, if prior notification to or approval of any regulatory authority is required in connection with such purchase, Issuer shall promptly file the required notice or application for approval and shall expeditiously process the same (and Grantee shall cooperate with Issuer in the filing of any such notice or application and the obtaining of any such approval) and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which, as the case may be, (a) required notification period has expired or been terminated or (b) such approval has been obtained and, in either event, any requisite waiting period shall have passed. In the event of the failure or refusal of Issuer to purchase all of the Option or all of the shares or other securities covered by an Offeror's Notice or if any regulatory authority disapproves Issuer's proposed purchase of any portion of the Option or such shares or other securities, Grantee may, within 60 days from the date of the Offeror's Notice (subject to any necessary extension for regulatory notification, approval or waiting periods), sell all, but not less than all, of such portion of the Option or such shares or other securities to the proposed transferee at no less than the price specified and on terms no more favorable than those set forth in the Offeror's Notice. The requirements of this Section 11 shall not apply to (w) any disposition as a result of which the proposed transferee would own beneficially not more than 2% of the outstanding voting power of Issuer, (x) any disposition of Issuer Common Stock or other securities by a person to whom grantee has assigned its rights under the Option with the consent of Issuer, (y) any sale by means of a public offering registered under the Securities Act in which steps are taken to reasonably assure that no purchaser will acquire securities representing more than 2% of the outstanding voting power of Issuer or (z) any transfer to a wholly owned subsidiary of Grantee which agrees in writing to be bound by the terms hereof.

    14. VOTING. For a period of 18 months from the date of exercise of the Option, so long as Grantee beneficially owns any Option Shares, Grantee agrees to (a) be present, in person or represented by proxy, at all stockholder meetings of Issuer, so that all Option Shares beneficially owned by holder may be counted for the purpose of determining the presence of a quorum at such meetings, and (b) vote or cause to be voted all Option Shares beneficially owned by it, with respect to all matters submitted to shareholders for a vote, in the same proportion as shares of Common Stock are voted by shareholders unaffiliated with Grantee.

    15. APPLICATION FOR REGULATORY APPROVAL. Each of Grantee and Issuer will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation making application to list the shares of Common Stock issuable hereunder on the New York Stock Exchange upon official notice of issuance.

    16. SPECIFIC PERFORMANCE. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

    17. SEPARABILITY OF PROVISIONS. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated.

    18. NOTICES. All notices, claims, demands and other communications hereunder shall be deemed to have been duly given or made when delivered in person, by registered or certified mail (postage prepaid, return receipt requested), by overnight courier or by facsimile at the respective addresses of the parties set forth in the Merger Agreement.

    19. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

    20. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original, but all of which shall constitute one and the same agreement.

    21. EXPENSES. Except as otherwise expressly provided herein or in the Merger Agreement, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

    22. ENTIRE AGREEMENT. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein. Any provision of this Agreement may be waived only in writing at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

    23. FURTHER ASSURANCES. In the event of any exercise of the Option by Grantee, Issuer and Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise. Nothing contained in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Merger Agreement.

    IN WITNESS WHEREOF, OrNda Healthcorp and Tenet Healthcare Corporation have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          ORNDA HEALTHCORP

                                          By:
                                          --------------------------------------
                                          Name:
--------------------------------------------------------------------------------
                                          Title:
                                          --------------------------------------

Attest:

Name:
--------------------------------------------------------------------------------
Title:
--------------------------------------

                                          TENET HEALTHCARE CORPORATION

                                          By:
                                          --------------------------------------
                                          Name:
--------------------------------------------------------------------------------
                                          Title:
                                          --------------------------------------

Attest:

Name:
--------------------------------------------------------------------------------
Title:
--------------------------------------

                          DONALDSON, LUFKIN & JENRETTE

              DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
     2121 AVENUE OF THE STARS, LOS ANGELES, CA 90067-5014 - (310) 282-6161

                                                                         ANNEX B

DAVID L DENNIS
Managing Director
Investment Banking
(310) 282-6188

                                October 16, 1996

Board of Directors
Tenet Healthcare Corporation
3820 State Street
Santa Barbara, California 93105

Dear Sirs:

    You have requested our opinion as to the fairness from a financial point of view to Tenet Healthcare Corporation, a Nevada company (the "Company"), of the exchange ratio for the exchange of shares of common stock in the merger (the "Merger") of OHC Acquisition Co., a wholly owned subsidiary of the Company, with and into OrNda Healthcorp, a Delaware corporation ("OrNda"), pursuant to the terms of the Agreement and Plan of Merger dated as of October 16, 1996 among OrNda, the Company and OHC Acquisition Co. (the "Agreement").

    Pursuant to the Agreement, each share of the common stock, $0.01 par value per share ("OrNda Common Stock"), of OrNda will be converted, subject to certain exceptions, into the right to receive one and thirty five one hundredths of a share (1.35 shares) of the common stock, $0.075 par value per share ("Company Common Stock"), of the Company (the "Exchange Ratio"). We understand that the Merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended. We further understand that, for accounting and financial reporting purposes, the Merger shall be treated as a pooling of interests.

    In connection with the transactions contemplated by the Agreement, certain holders of OrNda's common stock have entered into (i) Stockholder Voting Agreements with the Company, pursuant to which, among other things, such holders have agreed to vote in favor of the Merger and (ii) Registration Rights Agreements with the Company, pursuant to which the Company has granted certain demand registration rights to such holders. In addition, the Company and OrNda have entered into Stock Option Agreements dated October 16, 1996 pursuant to which each has granted to the other an unconditional, irrevokable option to purchase shares of common stock of the grantor, subject to the terms of such agreements, if a Triggering Event shall have occured prior to an Exercise Termination Event (as each term is defined in the Stock Option Agreements).

    In arriving at our opinion, we have reviewed the Agreement and the schedules and exhibits thereto, including the above-referenced Stockholder Voting Agreement, the Stock Option Agreements, and Registration Rights Agreement and the Disclosure Letters (as defined) referred to in the Agreement. We also have reviewed financial and other information that was publicly available or furnished to us by the Company and OrNda, including information provided during discussions with their respective managements. Included in the information provided during discussions with the respective managements were certain pro forma historical financial results and financial projections of OrNda prepared by the management of OrNda, and certain pro forma historical results and financial projections of the Company

Tenet Healthcare Corporation

Page 2                                                          October 16, 1996

provided by the management of the Company or based on information and assumptions provided by the management of the Company. In addition, we have compared certain financial and securities data of the Company and OrNda with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of Company Common Stock and OrNda Common Stock and the Company, reviewed prices and premiums paid in other business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

    In rendering our opinion, we have relied upon and assumed the accuracy, completeness and fairness of all of the financial and other information that was available to us from public sources, that was provided to by the Company and OrNda or their respective representatives, or that was otherwise reviewed by us. In particular, we have relied upon the estimates of the management of the Company of the operating savings and other benefits and cost reductions achievable as a result of the Merger. With respect to information and assumptions regarding or contained in the pro forma historical results or financial projections supplied to us, we have assumed that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of the Company and OrNda as to the pro forma historical results and future operating and financial performance of the Company and OrNda. We have not assumed any responsibility for making any independent evaluation of the assets or liabilities of the Company or OrNda or for making any independent verification of any of the information reviewed by us. We have relied as to all legal matters on the advice of counsel to the Company.

    Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Nor are we expressing any opinion as to the anti-takeover effect, if any, of entering into the Stock Option Agreements or other arrangements contemplated by the Agreement. Our opinion does not constitute a recommendation to any member of the Board of Directors or stockholder of the Company as to how such member or stockholder, as the case may be, should vote on the Merger. In addition, this opinion does not, of course, address the merits of the decision of the Company's Board of Directors to proceed with the transactions contemplated by the Agreement.

    Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. DLJ has been retained by the Company in connection with, among other matters, the provision of this opinion, and has received and will receive fees for the services rendered pursuant to such retention, and may in the future provide other services to the Company pursuant to such engagement. In addition, over the past two years DLJ has provided a variety of investment banking services to the Company, including
(i) providing financial advisory services in connection with the Company's March 1995 acquisition of American Medical Holdings, Inc. and the September 1995 sale of the Company's interest in The Hillhaven Corporation and (ii) acting as lead manager in the sale of $300 million of senior notes and $900 million of senior subordinated notes in February 1995, of $500 million of senior notes in October 1995 and of $320 million of exchangeable subordinated notes in January 1996. DLJ was paid usual and customary fees for such services. DLJ has also provided a variety of investment banking services to OrNda over the past two years, including acting as a co-manager in the public offering of 10,000,000 shares of common stock in October 1995. DLJ was paid usual and customary fees for such services. In the ordinary course of our business, we actively trade the debt and equity securities of the Company and OrNda for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

Tenet Healthcare Corporation

Page 3                                                          October 16, 1996

    Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that the Exchange Ratio is fair to the Company from a financial point of view.

                                          Very truly yours,

                                          DONALDSON, LUFKIN & JENRETTE

                                          SECURITIES CORPORATION

                                          By:         /s/ DAVID L. DENNIS

                                          --------------------------------------

                                                     David L. Dennis

                                                    MANAGING DIRECTOR

                                                                         ANNEX C

   [LOGO]                                                        [LETTERHEAD]

                                                                October 16, 1996

Board of Directors
OrNda HealthCorp
3401 West End Avenue
Nashville, TN 37203

Members of the Board:

    OrNda HealthCorp (the "Company"), Tenet Healthcare Corporation (the "Acquiror"), and a newly-formed, wholly owned subsidiary of the Acquiror (the "Acquisition Sub"), propose to enter into an agreement (the "Agreement") pursuant to which the Company will be merged with the Acquisition Sub in a transaction (the "Merger") in which each outstanding share of the Company's common stock, par value $.01 per share (the "Company Shares"), will be converted into the right to receive 1.35 shares (the "Exchange Ratio") of the common stock of the Acquiror, par value $.075 per share (the "Acquiror Shares").

    You have asked us whether, in our opinion, the Exchange Ratio is fair to the holders of the Company Shares (other than the Acquiror and its affiliates) from a financial point of view.

    In arriving at the opinion set forth below, we have, among other things:

    (1) Reviewed the Company's Annual Reports, Forms 10-K and related financial information for the three fiscal years ended August 31, 1995 and the Company's Forms 10-Q and the related unaudited financial information for the quarterly periods ending November 30, 1995, February 28, 1996 and May 31, 1996;

    (2) Reviewed the Acquiror's Annual Reports, Forms 10-K and related financial information for the three fiscal years ended May 31, 1996 and a draft of the Acquiror's Form 10-Q and the related unaudited financial information for the quarterly period ending August 31, 1996 in the form provided to us;

    (3) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company and the Acquiror, as well as the cost savings and related expenses and synergies expected to result from the Merger (the "Expected Savings and Synergies"), furnished to us or discussed with us by the Company and the Acquiror;

    (4) Conducted discussions with members of senior management of the Company and the Acquiror concerning their respective businesses and prospects, before and after giving effect to the Merger, and the Expected Savings and Synergies;

    (5) Reviewed the historical market prices and trading activity for the Company Shares and the Acquiror Shares and compared them with that of certain publicly traded companies which we deemed to be reasonably similar to the Company and the Acquiror, respectively;

   [LOGO]

    (6) Compared the results of operations of the Company and the Acquiror with that of certain companies which we deemed to be reasonably similar to the Company and the Acquiror, respectively;

    (7) Compared the proposed financial terms of the Merger with the financial terms of certain other mergers and acquisitions which we deemed to be relevant;

    (8) Reviewed drafts of the Agreement, in the forms provided to us, and have assumed that the final form of such agreement will not vary in any manner that is our material to analysis; and

    (9) Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

    In preparing our opinion, we have relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available and have further relied on the assurances of management of the Company and the Acquiror that they are not aware of any facts that will make such information inaccurate or misleading. We have not assumed any responsibility for independently verifying such information and we have not undertaken an independent appraisal of the assets or liabilities of the Company or the Acquiror, nor have we conducted a physical inspection of the properties or facilities of the Company or the Acquiror. With respect to the financial forecasts and the Expected Savings and Synergies furnished to or discussed with us by the Company or the Acquiror, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company's and the Acquiror's managements as to the expected future financial performance of, or expenses or benefits to, the Company or the Acquiror, as the case may be (including after taking account the impact of the Merger). We express no view as to such financial forecasts and Expected Savings and Synergies or the assumptions on which they were based. In addition, we have assumed that the Merger will qualify for pooling-of-interests accounting treatment in accordance with generally accepted accounting principles and as a tax-free reorganization for United States Federal income tax purposes.

    Our opinion is necessarily based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. Our opinion does not address the merits of the underlying decision by the Company to engage in the Merger and does not constitute a recommendation to any shareholder as to how such shareholder should vote with respect to the Merger or any transaction related thereto.

    In connection with the preparation of this opinion, we have not been authorized by the Company or the Board of Directors to solicit, nor have we solicited, third-party indications of interest for the acquisition of all or any part of the Company. In addition, we have not been asked to consider, and this opinion does not in any manner address, the price at which the Acquiror Shares will actually trade following consummation of the Merger.

    We have, in the past, provided financial advisory and/or financing services to the Company and/or its affiliates and the Acquiror and may continue to do so and have received, and may receive, fees for the rendering of such services. We are acting as financial advisor to the Company in connection with the Merger and will receive a fee for our services, substantially all of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. In the ordinary course of our business, we actively trade in the securities of the

   [LOGO]

Company and the Acquiror for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

    On the basis of, and subject to the foregoing, we are of the opinion, as the date hereof, that the Exchange Ratio is fair to the holders of the Company Shares (other than the Acquiror and its affiliates) from a financial point of view.

                                        Very truly yours,

                                         MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                      INCORPORATED

                                                                         ANNEX D

                          TENET HEALTHCARE CORPORATION

                              AMENDED AND RESTATED

                           1995 STOCK INCENTIVE PLAN

1.  PURPOSE OF THE PLAN.

    Effective upon the approval of the Company's shareholders, this Amended and Restated 1995 Stock Incentive Plan amends and restates, in its entirety, the 1995 Stock Incentive Plan approved by the shareholders of the Company on September 27, 1995.

    The purpose of the Amended and Restated 1995 Stock Incentive Plan of Tenet Healthcare Corporation is to promote the interests of the Company and its shareholders by strengthening the Company's ability to attract, motivate and retain employees, advisors and consultants of training, experience and ability, and to provide a means to encourage stock ownership and a proprietary interest in the Company to officers and valued employees of the Company and consultants and advisors to the Company upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend.

2.  DEFINITIONS.

    (a) "Appreciation Right" means a right to receive an amount, representing the difference between a price per share of Common Stock assigned on the date of grant and the Fair Market Value of a share of Common Stock on the date of exercise of such grant, payable in cash.

    (b) "Board" means the Board of Directors of the Company.

    (c) "Business Unit" means any division, group, subsidiary or other unit within the Company which is designated by the Committee to constitute a Business Unit.

    (d) "Code" means the Internal Revenue Code of 1986, as amended.

    (e) "Committee" means the Compensation and Stock Option Committee of the Board, unless the Board appoints another committee to administer the Plan.

    (f) "Common Stock" means the $0.075 par value Common Stock of the Company.

    (g) "Company" means Tenet Healthcare Corporation, a Nevada corporation.

    (h) "Eligible Person" means an Employee, advisor or consultant of the Company or any of its present or future Business Units but shall not include a director who is not an Employee of the Company.

    (i) "Employee" means any executive officer or any employee of the Company, or of any of its present or future Business Units.

    (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time or any successor statute.

    (k) "Fair Market Value" means the closing price of a share of Common Stock on the New York Stock Exchange on the date as of which fair market value is to be determined or the actual sale price of the shares acquired upon exercise if the shares are sold in a same day sale, or if no sales were made on such date, the closing price of such shares on the New York Stock Exchange on the next preceding date on which there were such sales.

    (l) "Incentive Award" means an Option, Appreciation Right, Performance Unit, Restricted Unit, a Section 162(m) Award or cash bonus award granted under the Plan.

    (m) "Incentive Stock Option" means an Option intended to qualify under
Section 422 of the Code and the Treasury Regulations thereunder.

    (n) "Option" means an Incentive Stock Option or a nonqualified stock option.

    (o) "Participant" means any Eligible Person selected to receive an Incentive Award pursuant to Section 5.

    (p) "Plan" means the Amended and Restated 1995 Stock Incentive Plan as set forth herein, as it may be amended from time to time.

    (q) "Performance Criteria" means one or more of the following criteria selected by, and as further defined by, the Committee to measure achievement of Performance Goals:

        (i) Income, either before or after income taxes, including or excluding interest, depreciation and amortization, extraordinary items and other material non-recurring gains or losses, discontinued operations, the cumulative effect of changes in accounting policies and the effects of any tax law changes;

        (ii) Return on average equity, which shall be income calculated in accordance with paragraph (i) above, divided by the average of stockholders' equity as of the beginning and as of the end of the applicable period;

        (iii) Primary or fully diluted earnings per share of Common Stock, which shall be income calculated in accordance with paragraph (i) above, divided by the weighted average number of shares and share equivalents of Common Stock;

        (iv) Net cash provided by operating activities based upon income calculated in accordance with paragraph (i) above; or

        (v) Quality of service and/or patient care, measured by the extent to which pre-set quality objectives are achieved by the Company or a Business Unit.

    (r) "Performance Goals" are the performance objectives with respect to Performance Criteria established by the Committee for the Company or a Business Unit for the purpose of determining whether, and the extent to which, a Section 162(m) Award will be awarded or paid.

    (s) "Performance Unit" means a grant made under Section 8 entitling a Participant to a payment of cash at the end of a performance period if certain conditions as may be established by the Committee are met.

    (t) "Restricted Unit" means a grant made under Section 9 entitling a Participant to a payment of cash at the end of a vesting period established by the Committee equivalent in value to the Fair Market Value of a share of Common Stock with such limits as to maximum value, if any, as may be established by the Committee.

    (u) "Section 162(m)" means Section 162(m) of the Code and regulations and governmental interpretations thereunder.

    (v) "Section 162(m) Award" means a Performance Unit or a Restricted Unit meeting the requirements of Section 10.

3.  SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

    (a) Subject to the provisions of Section 3(c) and Section 12, the aggregate number of shares of Common Stock that may be issued, transferred or exercised pursuant to Incentive Awards under the Plan is 30,000,000 shares of Common Stock.

    (b) The shares of Common Stock to be delivered under the Plan will be made available, at the discretion of the Board or the Committee, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.

    (c) If any share of Common Stock that is the subject of an Incentive Award is not issued or transferred and ceases to be issuable or transferable for any reason, such share of Common Stock will no longer be charged against the limitations provided for in Section 3(a) and may again be made subject to Incentive Awards. Shares as to which an Option has been surrendered in connection with the exercise of a related Appreciation Right, however, will not again be available for the grant of any further Incentive Awards. Incentive Awards to the extent they are paid out in cash and not in Common Stock shall not be applied against the limitations provided for in Section 3(a).

4.  ADMINISTRATION OF THE PLAN.

    (a) The Plan will be administered by the Committee, which will consist of two or more persons (i) who satisfy the requirements of a "Non-Employee Director" for purposes of Rule 16b-3 under the Exchange Act, and (ii) who satisfy the requirements of an "outside director" for purposes of Section 162(m).

    (b) The Committee has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. The Committee has authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Incentive Awards may be granted and the number of shares, units, or Appreciation Rights subject to each Incentive Award. The Committee also has authority to interpret the Plan, to make determinations as to whether a grantee is permanently and totally disabled, and to determine the terms and provisions of the respective Incentive Award agreements and to make all other determinations necessary or advisable for Plan administration. The Committee has authority to prescribe and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee will be final, conclusive, and binding upon all parties.

    (c) No member of the Board nor the Committee will be liable for any action or determination made in good faith by the Board or the Committee with respect to the Plan or any Incentive Award under it.

5.  ELIGIBILITY.

    (a) All Employees who have been determined by the Committee to be key Employees and all consultants and advisors to the Company, or to any Business Unit, present or future, that have been determined by the Committee to be key consultants or advisors are eligible to receive Incentive Awards under the Plan; however, only Employees who have been determined by the Committee to be key Employees of the Company or any subsidiary corporation (within the meaning of Section 424(f) of the Code) shall be eligible to receive Incentive Stock Options under the Plan. The Committee has authority, in its sole discretion, to determine and designate from time to time those Eligible Persons who are to be granted Incentive Awards, and the type and amount of Incentive Award to be granted. Each Incentive Award will be evidenced by a written instrument and may include any other terms and conditions consistent with the Plan, as the Committee may determine.

    (b) No person will be eligible for the grant of any Incentive Stock Option who owns or would own immediately after the grant of such Option, directly or indirectly, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any subsidiary corporation (within the meaning of Section 424(f) of the Code). This does not apply if, at the time such Incentive Stock Option is granted, the Incentive Stock Option price is at least 110% of the Fair Market Value of the Common Stock on the date of the grant. In this event, the Incentive Stock Option by its terms is not exercisable after the expiration of five years from the date of grant.

6.  TERMS AND CONDITIONS OF STOCK OPTIONS.

    (a) The exercise price per share for each Option will be at least equal to the Fair Market Value of the Common Stock on the date of grant.

    (b) Options shall vest no earlier than ratably over three years and will not be exercisable for at least one year after being granted. Options may be exercised as determined by the Committee, but in no event may an Option be exercisable after 10 years from the date of grant.

    (c) Upon the exercise of an Option, the exercise price will be payable in full in cash or, in the discretion of the Committee, by the assignment and delivery to the Company of shares of Common Stock owned by the optionee; or in the discretion of the Committee, by a promissory note secured by shares of Common Stock bearing interest at a rate determined by the Committee; or by a combination of any of the above. The exercise price may, in the discretion of the Committee, also be paid by delivering a properly executed exercise notice for such Option along with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to fully pay the purchase price and such other documents as the Committee may determine. Any shares assigned and delivered to the Company in payment or partial payment of the exercise price will be valued at the Fair Market Value on the exercise date.

    (d) With respect to Incentive Stock Options granted under the Plan, the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the number of shares with respect to which Incentive Stock Options are exercisable for the first time by an Employee during any calendar year (under the Plan or any other plan of the Company or a subsidiary corporation (within the meaning of Section 424(f) of the Code)) shall not exceed one hundred thousand dollars ($100,000) or such other limit as may be set forth in the Code.

    (e) No fractional shares will be issued pursuant to the exercise of an Option nor will any cash payment be made in lieu of fractional shares.

    (f) With respect to the exercise of an Option under the Plan, the Participant may, in the discretion of the Committee, receive a replacement Option under the Plan to purchase a number of shares of Common Stock equal to the number of shares of Common Stock, if any, which the Participant delivered on exercise of the Option, with a purchase price equal to the Fair Market Value on the exercise date and with a term extending to the expiration date of the original Option.

    (g) At the time a Participant exercises an Option (other than , in the case of a participant who is a "covered employee" for purposes of Section 162(m) at the time of exercise, an Option that meets the requirements of Section 162(m)), the Committee may grant a cash bonus award in such amount as the Committee may determine. The Committee may make such a determination at the time of grant or exercise. The cash bonus award may be subject to any condition imposed by the Committee, including a reservation of the right to revoke a cash bonus award at any time before it is paid.

    (h) All Incentive Stock Options shall be granted within 10 years from the date this Plan is adopted or is approved by the shareholders, whichever is earlier.

    (i) Incentive Stock Options by their terms shall not be transferable by the Employee, other than by will or by laws of descent and distribution and shall be exercisable only by an Employee during his or her lifetime.

7.  TERMS AND CONDITIONS OF APPRECIATION RIGHTS.

    (a) An Appreciation Right may be granted in connection with an Option, either at the time of grant or at any time thereafter during the term of the Option.

    (b) An Appreciation Right granted in connection with an Option will entitle the holder, upon exercise, to surrender such Option or any portion thereof to the extent unexercised, with respect to the number of shares as to which such Appreciation Right is exercised, and to receive payment of an amount computed pursuant to Section 7(d). Such Option will, to the extent and when surrendered, cease to be exercisable.

    (c) Subject to Section 7(i), an Appreciation Right granted in connection with an Option hereunder will be exercisable at such time or times, and only to the extent, that a related Option is exercisable, will expire no later than the related Option expires and will not be transferable except to the extent that such related Option may be transferable.

    (d) Upon the exercise of an Appreciation Right granted in connection with an Option, the holder will be entitled to receive payment of an amount determined by multiplying:

        (i) The difference obtained by subtracting the purchase price of a share of Common Stock specified in the related Option from the Fair Market Value of a share of Common Stock on the date of exercise of such Appreciation Right, by

        (ii) The number of shares as to which such Appreciation Right will have been exercised.

    (e) An Appreciation Right may be granted without relationship to an Option and, in such case, will be exercisable as determined by the Committee, but in no event after 10 years from the date of grant.

    (f) An Appreciation Right granted without relationship to an Option will entitle the holder, upon exercise of the Appreciation Right, to receive payment of an amount determined by multiplying:

        (i) The difference obtained by subtracting the amount assigned to the Appreciation Right by the Committee on the date of grant (which shall not be less than the amount allowed by applicable law) from the Fair Market Value of a share of Common Stock on the date of exercise of such Appreciation Right, by

        (ii) The number of shares as to which such Appreciation Right will have been exercised.

    (g) At the time of grant of an Appreciation Right, the Committee may determine the maximum amount payable with respect to such Appreciation Right; however, such maximum amount shall in no event be greater than the applicable amount determined in accordance with Section 7(d) or 7(f).

    (h) Payment of the amount determined under Section 7(d) or (f) shall be made in cash.

    (i) An Appreciation Right granted in connection with an Incentive Stock Option may be exercised only when the market price of the Common Stock subject to the Incentive Stock Option exceeds the purchase price of a share of Common Stock related to the Incentive Stock Option.

8.  TERMS AND CONDITIONS OF PERFORMANCE UNITS.

    Performance Units, measured in whole or in part by the value of shares of Common Stock, the performance of the Participant, the performance of the Company or any Business Unit or any combination thereof, may be granted under the Plan. Such incentives shall be payable in cash and shall be subject to such restrictions and conditions, as the Committee shall determine. At the time of a Performance Unit grant, the Committee shall determine, in its sole discretion, one or more performance periods and performance goals to be achieved during the applicable performance periods as well as a target payment value for the Performance Unit or a range of payment values. No performance period shall exceed 10 years from the date of the grant. The performance goals applicable to a Performance Unit grant may be subject to such later revisions as the Committee shall deem appropriate to reflect significant unforeseen events such as changes in laws, regulations or accounting practices, or unusual or nonrecurring items or occurrences. At the end of the performance period, the Committee shall determine the extent to which performance goals have been attained or a degree of achievement between maximum and minimum levels in order to establish the level of payment to be made, if any.

    The Committee may provide that during a performance period a Participant shall be paid a cash amount per Performance Unit in the same amount and at the same time as a dividend on a share of Common Stock.

9.  TERMS AND CONDITIONS OF RESTRICTED UNITS.

    Restricted Units may be granted under the Plan based on past, current and potential performance. Such Units shall be subject to such restrictions and conditions as the Committee shall determine. At the time of a Restricted Unit grant, the Committee shall determine, in its sole discretion, the vesting period of the Units and the maximum value of the Units. No vesting period shall exceed 10 years from the date of the grant. A Restricted Unit grant may be made subject to such later revisions as the Committee shall deem appropriate to reflect significant unforeseen events such as changes in laws, regulations or accounting practices, or unusual or nonrecurring items or occurrences. At the end of the vesting period applicable to Restricted Units granted to a Participant, a cash amount equivalent in value to the Fair Market Value of one share of Common Stock on the last day of the vesting period, subject to any maximum value determined by the Committee at the time of grant, shall be paid with respect to each such Restricted Unit to the Participant.

    During the vesting period for Restricted Units, the Committee may provide that a Participant shall be paid with respect to each Restricted Unit, cash amounts in the same amount and at the same time as a dividend on a share of Common Stock.

10.  SECTION 162(M) AWARDS.

    Without limiting the generality of the foregoing, any of the Performance Units or Restricted Units referred to in Sections 8 and 9, respectively, may be granted as awards that satisfy the additional requirements of this Section 10 so as to qualify for exemption as "performance-based compensation" within the meaning of Section 162(m). Any such award shall be designated as a Section 162(m) Award at the time of grant.

    (a) ELIGIBLE CLASS. The eligible class of persons for Section 162(m) Awards shall be all Eligible Persons.

    (b) PERFORMANCE GOALS. A Participant's right to receive any payment with respect to an Incentive Award designated as a Section 162(m) Award shall be determined by the degree of achievement of a Performance Goal or Goals. The specific Performance Goals with respect to a Section 162(m) Award must be established by the Committee in advance of the deadlines applicable under
Section 162(m) and while the performance relating to the Performance Goals remains substantially uncertain. Notwithstanding anything elsewhere in the Plan to the contrary (other than Section 12(d)), as and to the extent required by
Section 162(m), the Performance Goal must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable to the Participant if the Performance Goal is attained, and must preclude discretion to increase the amount of compensation payable that otherwise would be due upon attainment of the Performance Goal.

    (c) COMMITTEE CERTIFICATION. Before any Section 162(m) Award is paid to a Participant, the Committee must certify in writing (by resolution or otherwise) that the applicable Performance Goals and any other material terms of the
Section 162(m) Award were satisfied; provided, however, that a Section 162(m) Award may be paid without regard to the satisfaction of the applicable Performance Goal (and the requirements of Section 162(m)) in the event of a Change in Control as provided in Section 12(d).

    (d)  TERMS AND CONDITIONS OF AWARDS; COMMITTEE DISCRETION TO REDUCE
AWARDS. The Committee shall have discretion to determine the conditions, restrictions or other limitations, in accordance with the terms of this Plan and
Section 162(m), on the payment of individual Section 162(m) Awards. To the extent set forth in a Section 162(m) Award agreement, the Committee may reserve the right to reduce the amount payable in accordance with any standards or on any other basis (including the Committee's discretion), as the Committee may impose.

    (e)  ADJUSTMENTS FOR MATERIAL CHANGES.  As and to the extent permitted by
Section 162(m), in the event of (i) a change in corporate capitalization, a corporate transaction or a complete or partial corporate liquidation, or (ii) any extraordinary gain or loss or other event that is treated for accounting purposes as an extraordinary item under generally accepted accounting principles, or (iii) any material change in accounting policies or practices affecting the Company and/or the Performance Goals, then, to the extent any of the foregoing events was not anticipated at the time the Performance Goals were established, the Committee may make adjustments to the Performance Goals, based solely on objective criteria, so as to neutralize the effect of the event on the applicable Section 162(m) Award.

    (f) INTERPRETATION. It is the intent of the Company that the Section 162(m) Awards satisfy, and be interpreted in a manner that satisfy, the applicable requirements of Section 162(m), including the requirements for performance-based compensation under Section 162(m)(4)(C), so that the Company's tax deduction for remuneration in respect of such an award for services performed by employees of the Company who are subject to Section 162(m) is not disallowed in whole or in part by the operation of such Code section. If any provision of this Plan otherwise would frustrate or conflict with the intent expressed in this Section 10, that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to such employees with respect to whom such conflict exists. Nothing herein shall be interpreted so as to preclude any Eligible Person from receiving an award that is not a Section 162(m) Award.

11.  LIMITS ON AWARDS

    The maximum number of shares of Common Stock or stock units underlying (i) Options and Appreciation Rights and/or (ii) Performance Units and Restricted Units, that may be granted to any Eligible Person during any period of five consecutive fiscal years of the Company, beginning with fiscal year 1996, shall not exceed an average number of 500,000 shares per year, either individually or in the aggregate with respect to all such types of awards, with such number of shares subject to adjustment on the same basis as provided in Section 12. To the extent required by Section 162(m), awards subject to the foregoing limit that are cancelled shall not again be available for grant under this limit. The maximum dollar amount of compensation in respect of Performance Units and Restricted Units that may be paid to any Eligible Person during any fiscal year of the Company shall not exceed $1,500,000.

12.  ADJUSTMENT PROVISIONS.

    (a) Subject to Section 12(b), if the outstanding shares of Common Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, spin off, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares provided in Section 3, (ii) the number and kind of shares, units, or other securities subject to the then-outstanding Incentive Awards, and (iii) the price for each share or other unit of any other securities subject to then-outstanding Incentive Awards without change in the aggregate purchase price or value as to which such Incentive Awards remain exercisable or subject to restrictions.

    (b) Despite the provisions of Section 12(a), upon dissolution or liquidation of the Company or upon a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation or survives as a subsidiary of another corporation, or upon the sale of all or substantially all the property of the Company, all Incentive Awards then outstanding under the Plan will be fully vested and exercisable and all restrictions will immediately cease, unless provisions are made in connection with such transaction for the continuance of the Plan and the assumption or the substitution for such Incentive Awards of new incentive awards covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.

    (c) Adjustments under Section 12(a) and 12(b) will be made by the Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding and conclusive. No fractional interest will be issued under the Plan on account of any such adjustments.

    (d) Notwithstanding any provision herein to the contrary, in the event a Change of Control occurs or in the event that any Person makes a filing under Sections 13(d) or 14(d) of the Exchange Act with respect to the Company, the Committee may, in its sole discretion, without obtaining shareholder approval, take any one or more of the following actions with respect to all Eligible Persons and Participants:

        (i) Accelerate the vesting dates of any outstanding Appreciation Rights, Restricted Units or Options, accelerate the performance period of outstanding Performance Units, or make outstanding Performance Units fully payable;

        (ii) Determine that all or any portion of conditions associated with any Incentive Award have been met;

        (iii) Grant a cash bonus award to any of the holders of outstanding Options (other than, in the case of a Participant who is a covered employee, an Option that meets the requirements of Section 162(m));

        (iv) Grant Appreciation Rights to holders of outstanding Options;

        (v) Pay cash to any or all Option holders in exchange for the cancellation of their outstanding Options;

        (vi) Make any other adjustments or amendments to the Plan and outstanding Incentive Awards and substitute new Incentive Awards.

    For purposes of this Section 12(d), the following definitions shall apply:

    (A) A "Change in Control" of the Company shall have occurred when a Person, alone or together with its Affiliates and Associates, becomes the beneficial owner of 20% or more of the general voting power of the Company.

    (B) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

    (C) "Person" shall mean an individual, firm, corporation or other entity or any successor to such entity, but "Person" shall not include the Company, any subsidiary of the Company, any employee benefit plan or employee stock plan of the Company, or any Person organized, appointed, established or holding Voting Stock by, for or pursuant to the terms of such a plan or any Person who acquires 20% or more of the general voting power of the Company in a transaction or series of transactions approved prior to such transaction or series of transactions by the Board.

    (D) "Voting Stock" shall mean shares of the Company's capital stock having general voting power, with "voting power" meaning the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors.

13.  GENERAL PROVISIONS.

    (a) Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Participant who is an Employee any right to continue in the employ of the Company or any of its subsidiaries or affect the right of the Company to terminate the employment of such Participant or terminate the consulting or advisory services of any Participant at any time with or without cause.

    (b) No shares of Common Stock will be issued or transferred pursuant to an Incentive Award unless and until all then-applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Incentive Award, the Company may require the Participant to take any reasonable action to meet such requirements.

    (c) No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Incentive Award except as to such shares of Common Stock, if any, that have been issued or transferred to such Participant.

    (d) The Company shall have the right to deduct from any settlement, including the delivery or vesting of Incentive Awards, made under the Plan any federal, state or local taxes of any kind required by law to be withheld with respect to such payments or take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. With respect to any nonqualified stock Option, the Committee may, in its discretion, permit the Participant to satisfy, in whole or in part, any tax withholding obligation which may arise in connection with the exercise of the nonqualified stock Option by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of the tax withholding.

    (e) No Incentive Award and no right under the Plan, contingent or otherwise, will be transferable, assignable or subject to any encumbrances, pledge or charge of any nature except that, under such rules and regulations as the Company may establish pursuant to the terms of the Plan, a beneficiary may be designated with respect to an Incentive Award in the event of death of a Participant. If such beneficiary is the executor or administrator of the estate of the Participant, any rights with respect to such Incentive Award may be transferred to the person or persons or entity (including a trust) entitled thereto.

    (f) The Company may make a loan to a Participant in connection with the exercise of an Option in an amount not to exceed the aggregate exercise price of the Option being exercised and the amount of any federal and state taxes payable in connection with such exercise for the purpose of assisting such optionee to exercise such Option. Any such loan may be secured by shares of Common Stock or other collateral deemed adequate by the Committee and will comply in all respects with all applicable laws and regulations. The Committee may adopt policies regarding eligibility for such loans, the maximum amounts thereof and any terms and conditions not specified in the Plan upon which such loans will be made. Such loans will bear interest at a rate determined by the Committee.

    (g) The forms of Options and Appreciation Rights granted under the Plan may contain such other provisions as the Committee may deem advisable.

14.  AMENDMENT AND TERMINATION.

    (a) The Board will have the power, in its discretion, to amend, suspend or terminate the Plan at any time. The Board may amend the Plan to address administrative matters but may not, however, amend the Plan in any material respect, including without limitation, to increase the number of shares of Common Stock that may be issued, transferred or exercised pursuant to Incentive Awards under the Plan or change the types or terms of Incentive Awards that may be made under the Plan, without the approval of the shareholders of the Company.

    (b) The Committee may, with the consent of a Participant, make such modifications in the terms and conditions of an Incentive Award agreement as it deems advisable.

    (c) No amendment, suspension or termination of the Plan will, without the consent of the Participant, alter, terminate, impair or adversely affect any right or obligation under any Incentive Award previously granted under the Plan.

    (d) An Appreciation Right or an Option held by a person who was an Employee at the time such Appreciation Right or Option was granted will expire immediately if and when the Participant ceases to be an Employee, except as follows:

        (i) If the employment of an Employee is terminated by the Company other than for cause, for which the Company will be the sole judge, then the Appreciation Rights and Options will expire three months thereafter unless by their terms they expire sooner. During said period, the Appreciation Rights and Options may be exercised in accordance with their terms, but only to the extent exercisable on the date of termination of employment.

        (ii) If the Employee retires at normal retirement age or retires with the consent of the Company at an earlier date or becomes permanently and totally disabled, as determined by the Committee, while employed by the Company, the Appreciation Rights and Options of the Employee will be exercisable and expire in accordance with their terms.

        (iii) If an Employee dies while employed by the Company, the Appreciation Rights and Options of the Employee will become fully exercisable as of the date of death and will expire three years after the date of death unless by their terms they expire sooner. If the Employee dies or becomes permanently and totally disabled as determined by the Committee within the three months referred to in subparagraph (i) above, the Appreciation Rights and Options will become fully exercisable as of the date of death or such permanent disability and will expire, in the case of death, one year after the date of such death. In the case of permanent and total disability such Options and Appreciation Rights will expire in accordance with their terms. If the Employee dies or becomes permanently and totally disabled as determined by the Committee subsequent to the time the Employee retires at normal retirement age or retires with the consent of the Company at an earlier date, the Appreciation Rights and Options will fully vest as of the date of death or permanent and total disability and will expire, in the case of death, one year after the date of death. In the case of permanent and total disability, such Appreciation Rights and Options will expire in accordance with their terms.

    (e) In the event a holder of Performance Units or Restricted Units (including any such award designated as a Section 162(m) Award) ceases to be an Employee, all such Performance Units or Restricted Units subject to restrictions at the time his or her employment terminates will be returned to the Company unless the Committee determines otherwise except as follows:

        (i) In the event the holder of Restricted Units ceases to be an Employee due to death all such Restricted Units subject to restrictions at the time his or her employment terminates will no longer be subject to said restrictions.

        (ii) If an Employee retires at normal retirement age or retires with the consent of the Company at an earlier date or becomes permanently and totally disabled as determined by the Committee, all such Performance Units and Restricted Units will continue to vest over the applicable vesting or performance period provided that during these periods such Employee does not engage in or assist any business that the Company, in its sole discretion, determines to be in competition with businesses engaged in by the Company.

        (iii) In the event a holder of Performance Units ceases to be an Employee prior to the end of a performance period applicable thereto, the Committee in its sole discretion shall determine whether to make any payment to the Participant in respect of such Performance Unit and the timing of such payment, if any.

    (f) The Committee may in its sole discretion determine, (i) with respect to an Incentive Award, that any Participant who is on leave of absence for any reason will be considered as still in the employ of the Company, provided that rights to such Incentive Award during a leave of absence will be limited to the extent to which such right was earned or vested at the commencement of such leave of absence, or (ii) with respect to any Appreciation Rights and Options of any Employee who is retiring at normal retirement age or with the consent of the Company at an earlier age, or of an Employee who becomes permanently and totally disabled as determined by the Committee that the Appreciation Rights and/or Options of such Employee will accelerate and become fully exercisable on a date specified by the Committee which is not later than the effective date of such Employee's retirement or on a date specified by the Committee which is not later than the date that the Employee becomes permanently and totally disabled as determined by the Committee.

15.  EFFECTIVE DATE OF PLAN AND DURATION OF PLAN.

    This Plan, as amended hereby, will become effective upon adoption by the Board subject to approval by the holders of a majority of the shares which are represented in person or by proxy and entitled to vote on the subject at the Special Meeting of Shareholders of the Company held on January 28, 1997. Unless previously terminated, the Plan will terminate on January 28, 2007 except with respect to Incentive Awards then outstanding.

                          TENET HEALTHCARE CORPORATION

                  PROXY -- SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned hereby appoints Jeffrey C. Barbakow, Trevor Fetter and Scott
M. Brown, and each of them, proxies of the undersigned, with power of substitution, to represent the undersigned and to vote all shares of Tenet Healthcare Corporation held of record by the undersigned on December 16, 1996, at the Special Meeting of Shareholders to be held on January 28, 1997, and any adjournments thereof, on the items set forth on the reverse hereof and on such other business as properly may come before the meeting.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN WHEN THE DULY AUTHORIZED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED "FOR" ITEMS 1, 2 AND 3 EXCEPT, IN THE CASE OF ITEM 2, WITH RESPECT TO BROKER NON-VOTES.

    APPROVAL OF ANY OF ITEMS 1, 2 AND 3 IS NOT CONDITIONED UPON APPROVAL OF THE OTHER ITEMS.

    THE BOARD OF DIRECTORS (THE "BOARD") RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2 AND THE EXECUTIVE COMMITTEE OF THE BOARD ON BEHALF OF THE BOARD RECOMMENDS A VOTE "FOR" ITEM 3.

                              (PLEASE SIGN ON REVERSE SIDE AND RETURN PROMPTLY.)

                                                    TENET HEALTHCARE CORPORATION
P.O. BOX 11336
NEW YORK, N.Y. 10203-0336

1.         Proposal to approve the issuance of 85,928,314 shares of Tenet Healthcare Corporation Common Stock,       FOR
           par value $.075, and the associated preferred stock purchase rights, in accordance with the Agreement     / /
           and Plan of Merger, dated as of October 16, 1996, as amended as of November 22, 1996, between Tenet
           Healthcare Corporation, OHC Acquisition Co. and OrNda HealthCorp
2.         Proposal to amend Tenet Healthcare Corporation's Restated Articles of Incorporation, as amended, to       FOR
           increase the number of authorized shares of Common Stock, par value $.075, from 450,000,000 shares to     / /
           700,000,000 shares
3.         Proposal to approve Tenet Healthcare Corporation's Amended and Restated 1995 Stock Incentive Plan         FOR
                                                                                                                     / /

1.          AGAINST     ABSTAIN

2.          AGAINST     ABSTAIN
              / /         / /

3.          AGAINST     ABSTAIN
              / /         / /

              / /         / /

           CHANGE OF ADDRESS AND/OR

                                             Please mark, date and sign, as your
                                             name(s) appear(s) to the left and
                                             return in the enclosed envelope. If
                                             acting as an executor,
                                             administrator, trustee, guardian,
                                             etc., you should so indicate when
                                             signing. If the signer is a
                                             corporation, please sign the full
                                             corporate name, by duly authorized
                                             officer. If shares are held
                                             jointly, each shareholder named
                                             should sign.
                                             Date: _____________________________

                                             -----------------------------------
                                                          Signature

                                             -----------------------------------
                                                          Signature

                                             VOTES MUST BE INDICATED (X) IN
                                             BLACK OR BLUE INK. X

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

/x/  Please mark your
     voice as in this
     example.

------------------------------------------------------------------------------------------------------------------------------------
                                                                           FOR  AGAINST   ABSTAIN
1.   Proposal to approve and adopt the Agreement and Plan of Merger,       / /    / /       / /
dated as of October 16, 1996, as amended as of November 22, 1996, among Tenet Healthcare Corporation, OHC Acquisition Co. and OrNda
HealthCorp. and the transactions contemplated thereby.




                                                                                In their discretion, the Proxies are authorized to
                                                                                vote upon any other matter as may properly come
                                                                                before the meeting.

                                                                                The undersigned hereby revokes any proxy heretofore
                                                                                given to vote or set with respect to the common
                                                                                stock of the Company and hereby ratifies and
                                                                                confirms all that the Proxies, their substitutes, or
                                                                                any of them may lawfully do by virtue hereof.

                                                                                If more than one of the Proxies named shall be
                                                                                present in person or by substitute at the meeting or
                                                                                at the adjournment thereof, the majority of the
                                                                                Proxies so present and voting, either in person or
                                                                                by substitute, shall exercise all of the powers
                                                                                hereby given.

     (Signature__________________________________________________Date____________________
                                                                                               PLEASE MARK, SIGN, DATE AND RETURN
     (Signature if held jointly)_________________________________Date____________________      THIS PROXY CARD PROMPTLY USING THE
                                                                                               ENCLOSED ENVELOPE.  NO POSTAGE IS
     Please sign exactly as name appears above.  When shares are held by joint tenants,        REQUIRED.
     both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.
------------------------------------------------------------------------------------------------------------------------------------

                                      PROXY

                                ORNDA HEALTHCORP
                              3401 WEST END AVENUE
                                    SUITE 700
                           NASHVILLE, TENNESSEE 37203

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby (1) acknowledges receipt of the Notice of the Special Meeting of Stockholders of OrNda HealthCorp, a Delaware corporation (the "Company"), to be held at the Loews Vanderbilt Plaza Hotel, 2100 West End Avenue, Nashville, Tennessee, 37203, on Tuesday, January 28, 1997, beginning at 10:00 a.m., local time, and the Proxy statement in connection therewith (the "Proxy Statement") and (2) appoints Charles N. Martin, Jr., Keith B. Pitts and Ronald P. Soltman as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock, par value $.01 per share, of the Company held of record by the undersigned on December 16, 1996, at the Special Meeting of Stockholders to be held on January 28, 1997 or any adjournments or postponements thereof.

1. Proposal to approve and adopt the Agreement and Plan of Merger, dated as of October 15, 1996, as amended as of November 22, 1996, among Tenet Healthcare Corporation, OHC Acquisition Co. and OrNda HealthCorp, and the transactions contemplated thereby.

                           (To vote, see reverse aide)

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IN NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEM 1 EXCEPT WITH RESPECT TO BROKER NON-VOTES.

                                                                SEE REVERSE SIDE